Filed Pursuant to Rule 424(b)(3)

Registration No. 333-276704

PROSPECTUS SUPPLEMENT NO. 6

(to Prospectus dated February 5, 2024)

Canopy Growth Corporation

16,317,020 Common Shares

This prospectus supplement supplements the prospectus dated February 5, 2024 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-276704). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale, from time to time, of up to 16,317,020 of our common shares by the selling securityholders listed in the section of the Prospectus entitled “Selling Securityholders” (the “Selling Securityholders”), which is comprised of: (i) 8,158,510 of our common shares (“Common Shares”) and (ii) 8,158,510 Common Shares underlying our warrants held by the Selling Securityholders. Our Common Shares and warrants were issued to the Selling Securityholders pursuant to a private placement of our units on January 19, 2024.

Investing in our Common Shares involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Item 1A. Risk Factors” beginning on page 29 of our Annual Report on Form 10-K for the year ended March 31, 2023 (the “Annual Report”), which is incorporated by reference in the Prospectus, as well as the risk factors discussed in the periodic reports and other documents we file from time to time with the SEC and with applicable Canadian securities regulators, and which we incorporate into the Prospectus by reference. See also “Risk Factors” beginning on page 6 of the Prospectus.

Our Common Shares are listed and posted for trading on the Toronto Stock Exchange under the symbol “WEED” and on the Nasdaq Global Select Market under the symbol “CGC.” On May 3, 2024, the closing price of our Common Shares on the Nasdaq Global Select Market was US$10.23 per share.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 6, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2024

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive offices)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amended and Restated Limited Liability Company Agreement

As previously disclosed, on October 24, 2022, Canopy Growth Corporation (the “Company” or “Canopy Growth”) completed a number of strategic transactions (the “Reorganization”) in connection with the creation of a U.S.-domiciled holding company, Canopy USA, LLC (“Canopy USA”). Following the implementation of the Reorganization, Canopy USA, as of October 24, 2022, held certain U.S. cannabis investments previously held by the Company, including, but not limited to: (a) the options (collectively, the “Wana Options”) to acquire 100% of the membership interests of Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”), a leading cannabis edibles brand in North America; and (b) the options (collectively, the “Jetty Options”) to acquire 100% of the shares of Lemurian, Inc. (“Jetty”), a California-based producer of high-quality cannabis extracts and pioneer of clean vape technology.

In connection with the Reorganization, as previously disclosed, Canopy Growth and Canopy USA entered into a protection agreement to provide for certain covenants in order to preserve the value of the non-voting and non-participating shares in the capital of Canopy USA (the “Non-Voting Shares”) held by Canopy Growth until such time as the Non-Voting Shares are converted in accordance with their terms, but does not provide Canopy Growth with the ability to direct the business, operations or activities of Canopy USA.

On April 30, 2024, Canopy USA and its members, 11065520 Canada Inc. and the Huneeus 2017 Irrevocable Trust, entered into a Second Amended and Restated Limited Liability Company Agreement (the “Second A&R LLC Agreement”) which amended and restated the prior amended and restated limited liability company agreement of Canopy USA in order to provide that the Non-Voting Shares will only be convertible into Class B common shares of Canopy USA following the date that the Nasdaq Stock Market or The New York Stock Exchange permit the listing of companies that consolidate the financial statements of companies that cultivate, distribute or possess marijuana (as defined in 21 U.S.C 802) in the United States.

The foregoing description of the Second A&R LLC Agreement is not intended to be complete and is qualified in their entirety by reference to such agreement, a copy of which is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 10.1 and is incorporated herein by reference.

Exchange and Subscription Agreement; Convertible Debenture and Warrants

As previously disclosed, in connection with the Company’s acquisition of The Supreme Cannabis Company, Inc. (“Supreme Cannabis”) in June 2021, the Company agreed to guarantee certain outstanding unsecured convertible debentures of Supreme Cannabis (the “Supreme Convertible Debentures”) and unsecured non-convertible debentures of Supreme Cannabis (the “Supreme Accretion Debentures” and, together with the Supreme Convertible Debentures, the “Supreme Debentures”).

On May 2, 2024, the Company entered into an Exchange and Subscription Agreement (the “Exchange and Subscription Agreement”) with MMCAP International Inc. SPC (the “Investor”) pursuant to which, among other things, the Investor agreed to deliver to the Company approximately C$27.5 million aggregate principal amount of Supreme Debentures maturing in September 2025 held by the Investor and pay the Company approximately US$50 million in exchange for the Company issuing to the Investor (i) a new senior unsecured convertible debenture of the Company with an aggregate principal amount of C$96,358,375 maturing five years from the Closing Date (as defined below) (the “Convertible Debenture”) and (ii) 3,350,430 common share purchase warrants (the “Warrants”) of the Company (collectively, the “Transaction”). Each Warrant will entitle the holder to acquire one common share (each, a “Common Share”) of the Company at an exercise price equal to C$16.18 per Common Share for a period of five years from the Closing Date (as defined below). The Convertible Debenture will bear interest at a rate of 7.50% per annum, payable in semi-annual payments in cash or, at the option of the Company, in Common Shares for the first four semi-annual interest payments after the Closing Date, subject to satisfaction of certain conditions, including the prior approval of the Toronto Stock Exchange (the “TSX”). The Transaction is expected to close during the week of May 6, 2024 (such date of the closing, the “Closing Date”), subject to customary closing conditions in accordance with the terms of the Exchange and Subscription Agreement. The Convertible Debenture, the Common Shares underlying the Convertible Debenture (the “Debenture Shares”), the Warrants and the Common Shares underlying the Warrants (the “Warrant Shares”) are collectively referred to herein as the “Securities”.

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The Exchange and Subscription Agreement includes standard representations, warranties and covenants of the Company and the Investor and grants the Investor, for a period of four months from the Closing Date (the “ROFR Term”), a right of first refusal to subscribe for, and to be issued, as the sole investor in any proposed non-brokered private placement that the Company wishes to complete during the ROFR Term (the “Proposed Private Placement”); provided, however, that the Investor shall subscribe for 100% of the Proposed Private Placement on the same terms and conditions contemplated in the Proposed Private Placement.

The Convertible Debenture will be convertible into Debenture Shares at the option of the Investor at a conversion price equal to C$14.38 per Debenture Share, being the Canadian dollar equivalent of the average Nasdaq Official Closing Price of the Common Shares for the five trading days immediately preceding the date of the Exchange and Subscription Agreement. The Convertible Debenture will be subject to a forced conversion feature upon notice from the Company in the event that the average closing trading price of the Common Shares on the TSX exceeds C$21.57 for a period of 10 consecutive trading days.

In connection with the Transaction, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investor on the Closing Date, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the Debenture Shares and the Warrant Shares as soon as reasonably practicable following the filing by the Company of its Annual Report on Form 10-K for the fiscal year ended March 31, 2024, but in no event later than 45 days after the Closing Date, with such registration statement to be declared effective by the SEC within 75 days of the Closing Date.

The foregoing descriptions of the Convertible Debenture, the Warrants, the Exchange and Subscription Agreement and the Registration Rights Agreement do not purport to be complete and are qualified by reference to the full text of such agreements, which are attached to this Current Report as Exhibits 4.1, 4.2, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report under “Exchange and Subscription Agreement; Convertible Debenture and Warrants” relating to the Convertible Debenture is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report under “Exchange and Subscription Agreement; Convertible Debenture and Warrants” is incorporated by reference into this Item 3.02. The offer and sale of the Securities were made in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure.

On May 3, 2024, Canopy Growth issued a press release (the “Press Release”) to announce the Transaction. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

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Item 8.01	Other Events.

On May 6, 2024, Canopy USA exercised (i) the Wana Options to acquire 100% of the membership interests of Wana and (ii) the Jetty Options to acquire 100% of the shares of Jetty.

In addition, on April 30, 2024, Acreage Holdings, Inc. (“Acreage”) disclosed that it received a notice of default letter on April 20, 2024 from the agents of its Prime rate credit facilities due January 2026, as amended, of the occurrence of certain events of default (the “Default Letter”). Acreage disclosed that the Default Letter contained allegations that there had been three events of default with respect to the credit agreement and the agents and lenders reserved all rights, and that they were in the process of reviewing the appropriate course of action to be taken with respect to the identified events of default. Acreage further disclosed that the Default Letter did not identify that there had been any exercise of rights or remedies available to the agents or lenders under Section 9.1 of the credit agreement and that Acreage was continuing to evaluate the facts surrounding the asserted events of default and the applicable provisions of the credit agreement.

In connection therewith, the agents provided notice to the Company pursuant to the Option Agreement, dated November 15, 2022 (the “Option Agreement”), among 11065520 Canada Inc. and the lenders party thereto of a breach of Acreage’s minimum cash balance covenant as of March 31, 2024. The Company is continuing to evaluate the notice and the applicable provisions of the Option Agreement.

As previously disclosed, on April 25, 2024, the Company, Canopy USA and Acreage agreed to extend the deadline to exercise the option to acquire the Class E subordinate voting shares of Acreage until May 9, 2024. The completion of the acquisition is subject to satisfaction or, if permitted, waiver of certain closing conditions. There can be no certainty, nor can the Company provide any assurance, that all conditions precedent will be satisfied or waived, which may result in the acquisition of Acreage not being completed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	Form of Convertible Debenture Certificate

4.2	Form of Warrant Certificate

10.1	Second Amended and Restated Limited Liability Company Agreement of Canopy USA, LLC, dated April 30, 2024

10.2	Exchange and Subscription Agreement, dated as of May 2, 2024, by and between the Company and the Investor

10.3	Form of Registration Rights Agreement

99.1	Press release, dated May 3, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong
Chief Financial Officer

Date: May 6, 2024

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Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

CANOPY GROWTH CORPORATION

SENIOR UNSECURED CONVERTIBLE DEBENTURE DUE May ___, 2029

DEBENTURE

CERTIFICATE NUMBER: CD-___	PRINCIPAL AMOUNT: [•]

CANOPY GROWTH CORPORATION, a company incorporated under the Canada Business Corporations Act and having its registered office at 1 Hershey Drive, Smiths Falls, ON, K7A 0A8, Canada (the “Borrower”), for value received, hereby acknowledges itself indebted and promises to pay to or to the order of [•] (hereinafter referred to as the “Lender” or the “Debentureholder”), the principal amount of $[•] Canadian Dollars (the “Principal Amount”) in lawful money of Canada in the manner hereinafter provided at the foregoing address of the nominee, or at such other place or places as the Lender may designate by notice in writing to the Borrower, on May ___, 2029 (the “Maturity Date”), or such earlier date as the Principal Amount may become due and payable, and to pay interest to the Lender on the Principal Amount outstanding from time to time owing hereunder to the date of payment as hereinafter provided, both before and after maturity or demand, default and judgment.

Commencing on the Registration Effective Date (as defined herein), the Debentureholder has the right, from time to time and at any time prior to 5:00 p.m. (Eastern time) on the earlier of: (i) the third Business Day (as defined herein) immediately preceding the Maturity Date; (ii) the Business Day immediately preceding the Mandatory Conversion Date (as defined herein); and (iii) the Business Day prior to any repurchase of the Debenture in accordance with the terms hereof, to convert all or any portion of the outstanding Principal Amount into Shares (as defined herein), at a price equal to the Conversion Price (as defined herein), subject to adjustment in certain events.

Subject to the terms and conditions of this Debenture, unless the Lender exercises the Conversion Right (as defined herein), the Borrower exercises the Mandatory Conversion Right (as defined herein) attached to this Debenture or there is any repurchase of the Debenture in accordance with the terms hereof, the Principal Amount owing, or the portion of the Principal Amount which has yet to be converted, together with any accrued and unpaid interest owing thereon and all other amounts now or hereafter payable hereunder (collectively, the “Obligations”) shall be due and payable on the Maturity Date in accordance with the terms hereof. This Debenture is issued subject to the terms and conditions appended hereto as Schedule A.

(signature page follows)

IN WITNESS WHEREOF, the Borrower has caused this Debenture to be executed by a duly authorized officer and takes effect and is delivered on the date stated below.

DATED for reference this ___ day of May, 2024

CANOPY GROWTH CORPORATION

By:
Name: Judy Hong
Title: Chief Financial Officer
Properly authorized representative

(See terms and conditions attached hereto)

Schedule A – Terms and Conditions for Senior Unsecured Convertible Debenture

Article 1 – Interpretation

Section 1.1 Definitions

In this Debenture, the following terms shall have the following meanings:

(1)            “Additional Amounts” has the meaning attributed thereto in Section 9.1(b);

(2)            “Applicable Laws” means all applicable laws, rules, regulations, policies, statutes, ordinances, codes, orders, consents, decrees, judgments, decisions, rulings, awards of any governmental authority and the terms and conditions of any Authorizations, including any judicial or administrative interpretation thereof;

(3)            “Attribution Parties” means, collectively the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Closing Date, directly or indirectly managed or advised by the Debentureholder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the Debentureholder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Debentureholder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Borrower’s Shares would or could be aggregated with the Debentureholder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of this definition is to subject collectively the Debentureholder and all other Attribution Parties to the Maximum Percentage;

(4)            “Authorization” means any regulatory approval, licence, permit, approval, consent, certificate, registration, filing or other authorization of or issued by any governmental authority, including any material licenses required in respect of the operation of the Borrower and Subsidiaries’ business;

(5)            “Borrower” means Canopy Growth Corporation;

(6)            “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Canada are authorized by law to close;

(7)            “Capital Reorganization” has the meaning attributed thereto in Section 4.3(5);

(8)            “Change of Control” means:

(a)	any transaction (whether by purchase, merger or otherwise) whereby a Person or Persons acting jointly or in concert (within the meaning of Applicable Laws) directly or indirectly acquires the right to cast, at a general meeting of shareholders of the Borrower, more than 50% of the votes attached to the Shares that may be ordinarily cast at a general meeting;

(b)	the Borrower’s arrangement, amalgamation, consolidation or merger with or into any other Person, or any merger of another Person into the Borrower, unless the holders of voting securities of the Borrower immediately prior to such arrangement, amalgamation, consolidation or merger hold securities representing 50% or more of the voting control or direction in the Borrower or the successor entity upon completion of the arrangement, amalgamation, consolidation or merger; or

(c)	any conveyance, transfer, sale lease or other disposition of all or substantially all of the Borrower’s and the Borrower’s subsidiaries’ assets and properties, taken as a whole, to another arm’s length Person.

(9)            “Change of Control Notice” has the meaning attributed thereto in Section 3.4;

(10)          “Closing Date” has the meaning set forth in the Subscription Agreement;

(11)          “Conversion Price” means $14.38 per Share, subject to adjustment in accordance with the adjustment provisions of Article 4;

(12)          “Conversion Right” has the meaning attributed thereto in Section 4.1;

(13)          “Current Market Price” has the meaning attributed thereto in Section 4.3(2);

(14)          “Debentureholder” means MMCAP International Inc. SPC;

(15)          “Debentures” means the senior unsecured convertible Debenture issued by the Borrower with a $96,358,375 principal amount maturing on the Maturity Date;

(16)          “dividends paid in the ordinary course” has the meaning attributed thereto in Section 4.3(3);

(17)          “Event of Default” has the meaning attributed thereto in Section 7.1;

(18)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(19)          “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(20)          “Indebtedness” has the meaning attributed thereto in Section 7.1;

(21)          “Interest Payment Date” means June 30 and December 31 of each year;

(22)          “Issue Date” has the meaning attributed thereto in Section 4.2(1);

(23)          “Lender” means MMCAP International Inc. SPC;

(24)          “Mandatory Conversion Date” has the meaning given to such term in Section 3.6;

(25)          “Mandatory Conversion Notice” has the meaning given to such term in Section 3.6;

(26)          “Mandatory Conversion Right” means the right attached to this Debenture which permits the Borrower to convert the Principal Amount into Shares in accordance with Section 3.6;

(27)          “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or financial conditions of the Borrower and its Subsidiaries, taken as a whole, (ii) the authority or ability of the Borrower to perform any of its obligations hereunder, or (iii) the transactions contemplated hereby or any other agreements or instruments to be entered into in connection herewith or therewith;

(28)          “Maturity Date” means May ___, 2029;

(29)          “Maximum Percentage” has the meaning attributed thereto in Section 4.3;

(30)          “Merger” means any transaction (whether by way of consolidation, amalgamation, merger, transfer, sale or lease) whereby all or substantially all of the Borrower’s assets would become the property of any other Person, or, in the case of any such consolidation, amalgamation or merger, of the continuing corporation or other entity resulting therefrom;

(31)          “Minimum Share Payment Price” means USD$10.45;

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(32)          “Per Share Cost” has the meaning attributed thereto in Section 4.3(2);

(33)          “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof;

(34)          “Proposed Financing” has the meaning attributed thereto in Section 9.13;

(35)          “Registration Effective Date” means date that the Registration Statement and any amendment is declared effective by the SEC registering the resale of the Shares issuable under the terms of the Debenture;

(36)          “Registration Statement” means a registration statement on Form S-3 to facilitate or register the resale of the Shares underlying this Debenture;

(37)          “Reported Outstanding Share Number” has the meaning ascribed thereto in Section 4.3;

(38)          “Rights Offering” has the meaning attributed thereto in Section 4.3(2);

(39)          “Rights Period” has the meaning attributed thereto in Section 4.3(2);

(40)          “ROFR Term” has the meaning attributed thereto in Section 9.13;

(41)          “SEC” means the United States Securities and Exchange Commission;

(42)          “Shares” means the common shares in the capital of the Borrower or the voting shares of the continuing corporation or other resulting issuer formed as a result of a Merger;

(43)          “Share Payment Price” means the VWAP for the trading day that is two (2) Business Days immediately prior to the applicable Interest Payment Date;

(44)          “Special Distribution” has the meaning attributed thereto in Section 4.3(3);

(45)          “Subscription Agreement” means the exchange and subscription agreement entered into between the Lender and Borrower dated May 2, 2024 in respect of the purchase and sale, among other things, of the Debentures;

(46)          “Subsidiary” has the meaning set forth in the Subscription Agreement;

(47)          “Taxes” means any present or future income and other taxes, levies, rates, royalties, deductions, withholdings, assessments, fees, dues, duties, imposts and other charges of any nature whatsoever, together with any interest and penalties, additions to tax and other additional amounts, levied, assessed or imposed by any governmental authority;

(48)          “trading day” means a day on which the TSX is open for trading (or if the Borrower’s Shares are not then listed on the TSX, such other recognized stock exchange or quotation system on which the Shares may trade or be quoted);

(49)          “TSX” means the Toronto Stock Exchange;

(50)          “USD$” means the lawful money of the United States of America;

(51)          “VWAP” means the per share volume weighted average trading price of the Shares for the applicable period (which must be calculated utilizing days in which the Shares actually trade) on the TSX (or if the Shares are no longer traded on the TSX, on such other exchange as the Shares are then traded); and

(52)          “$” means the lawful money of Canada.

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Section 1.2 Headings

The inclusion of headings in this Debenture is for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 1.3 Currency

Unless otherwise indicated, all amounts in this Debenture are stated and shall be paid in currency of Canada.

Section 1.4 Number, Gender and Persons

Unless the context otherwise requires, words importing the singular in number only shall include the plural and vice versa, words importing the use of gender shall include the masculine, feminine and neuter genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

Section 1.5 Severability

If any provision of this Debenture is determined by a Court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each such provision shall be interpreted in such a manner as to render them valid, legal and enforceable to the greatest extent permitted by Applicable Laws. Each provision of this Debenture is declared to be separate, severable and distinct.

Section 1.6 Entire Agreement

This Debenture, including any schedules attached hereto, and the Subscription Agreement constitute the entire agreement between the Borrower and the Lender relating to the subject matter hereof, and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements, understandings, conditions or collateral agreements, whether oral or written, express or implied, with respect to the subject matter hereof.

Article 2 – Payment of Principal, Interest and Other Considerations

Section 2.1 Repayment of Principal

Subject to the terms and conditions hereof, the Principal Amount outstanding on this Debenture, together with any accrued and unpaid interest owing thereon, shall be repaid by the Borrower to the Lender on the Maturity Date in cash.

Section 2.2 Interest Payable

The Principal Amount shall bear interest from the Closing Date at the rate of 7.50% per annum (calculated on the basis of a 360 day year based on the actual number of days elapsed including the first day, but excluding the day on which such calculation or payment is being made), payable in equal, semi-annual payments in arrears on June 30 and December 31 in each year, the first such payment to fall due on June 30, 2024 and the last such payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date or the earlier date of conversion of this Debenture) to fall due on the Maturity Date or such earlier date of conversion, payable after as well as before maturity and after as well as before default, with interest on amounts in default or after maturity at the same rate, compounded semi-annually.

Notwithstanding the foregoing, after the Registration Effective Date, the Borrower may, at its option and upon notice to the Lender not less than five (5) Business Days prior to the applicable Interest Payment Date, elect to pay accrued and unpaid interest on the Principal Amount on any one or more of the first four Interest Payment Dates occurring after the Closing Date (being, for greater certainty, June 30, 2024, December 31, 2024, June 30, 2025 and December 31, 2025) by issuing and delivering to the Lender on the applicable Interest Payment Date that number of Shares obtained by dividing the accrued and unpaid interest amount to be paid as of the applicable Interest Payment Date by the applicable Share Payment Price (each such interest payment being a “Share Interest Payment”). Each Share Interest Payment shall be subject to (i) the approval of the TSX and (ii) the applicable Share Payment Price being greater than the Canadian Dollar equivalent of the Minimum Share Payment Price. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day. If any fractional interest in a Share would, except for the provisions of this Section 2.2, be deliverable in respect of any Share Interest Payment, the Borrower shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the Lender in an amount equal to the fractional interest which would have been issuable multiplied by the applicable Share Payment Price, provided, however, the Borrower shall not be required to make any payment of less than $1.00.

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Section 2.3 Additional Interest Payable in Event of Default

If any Event of Default shall occur and be continuing for any reason, except for such Event of Default that can be cured by the Borrower within ten (10) Business Days from the date notice is provided to the Lender in accordance with Section 6.1(9) or as otherwise permitted by the Lender, additional interest on the Principal Amount outstanding under this Debenture and with respect to overdue principal and interest, shall be payable at the rate of two percent (2%) per annum, calculated and payable as aforesaid in Section 2.2 (or in advance at the option of the Borrower), from the date of the occurrence of an Event of Default, and shall be paid on the applicable Interest Payment Dates during the period that an Event of Default is continuing. Notwithstanding the foregoing, this Section 2.3 shall not apply to any Event of Default that has been cured or waived by the Lender.

Section 2.4 Rank

The Debenture will constitute direct unsecured obligations of the Borrower. Except as prescribed by law, this Debenture and all amounts owing hereunder rank pari passu with all other existing and future senior unsecured indebtedness of the Borrower and will be subordinate to all existing and future secured indebtedness of the Borrower.

Article 3 – Redemption or Purchase of Debenture

Section 3.1 Redemption by the Borrower

The Borrower shall not be permitted to redeem or repay this Debenture at any time prior to the Maturity Date without the prior written consent of the Debentureholder, in its sole and absolute discretion.

Section 3.2 Reserved.

Section 3.3 Redemption, Exchange or Conversion if Change of Control

The Borrower shall notify the Debentureholder of a Change of Control or Merger in accordance with Section 3.4, and the Debentureholder shall, in its sole discretion, have the right to require the Borrower to, either: (i) if following the Change of Control the Borrower or any new or successor issuer ceases to be a reporting issuer or its equivalent in any foreign jurisdiction, purchase the Debentures at a price equal to the outstanding Principal Amount together with accrued and unpaid interest payable in cash; or (ii) (A) if the Change of Control results in a new or successor issuer, or (B) if the company is acquired by a reporting issuer or its equivalent in any foreign jurisdiction, convert the Debenture into a replacement debenture of the new or successor issuer or the acquiring reporting issuer, as applicable, in the aggregate Principal Amount of the Debentures on substantially the same terms of this Debenture and the Conversion Price shall be adjusted to reflect the Change of Control; or (iii) convert the Debentures at the Conversion Price.

Section 3.4 Notice of Change of Control

Upon the occurrence of any event constituting a Change of Control or Merger, the Borrower shall give written notice to the Lender of such Change of Control or Merger as soon as reasonably possible prior to the effective date of any such Change of Control or Merger and in any event, not later than thirty (30) days after the consummation of a Change of Control or Merger (the “Change of Control Notice”).

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Section 3.5 Purchases for Cancellation

The Borrower will have the right at any time and from time to time to purchase the Debenture in the market, by tender, or by private contract.

Section 3.6 Mandatory Conversion Right

(1)            If, prior to the Maturity Date but only after the Registration Effective Date, the average closing price for the Shares for any consecutive ten trading day period is equal to or greater than 150% of the Conversion Price, as adjusted in accordance with this Debenture, the Borrower may force conversion, in whole or in part (at the sole and absolute discretion of the Borrower), of the Principal Amount outstanding (less any Taxes required by law to be deducted or withheld) under this Debenture at the Conversion Price, upon giving the Debentureholder thirty (30) days prior written notice (the “Mandatory Conversion Notice”). The Debentureholder may convert this Debenture in whole or in part into Shares at any time prior to 5:00 p.m. (Eastern Time) on the Business Day prior to the Mandatory Conversion Date.

(2)            In the event that the Borrower exercises its right to mandatory conversion of all or a portion of the Principal Amount outstanding under this Debenture pursuant to Section 3.6(1), the effective date for the mandatory conversion (the “Mandatory Conversion Date”) shall be: (i) the date stipulated in the Mandatory Conversion Notice; or (ii) if no date is so stipulated in the Mandatory Conversion Notice, the date that is thirty (30) days following the date of such Mandatory Conversion Notice, and upon such Mandatory Conversion Date: (i) the Principal Amount stipulated to be converted in the Mandatory Conversion Notice (less any Taxes required by law to be deducted or withheld) shall be deemed to be converted into Shares at the then applicable Conversion Price; and (ii) the Debentureholder shall be entered in the books of the Borrower as at the Mandatory Conversion Date as the holder of such number of Shares. On the Mandatory Conversion Date, the Borrower shall pay the Debentureholder all applicable accrued and unpaid interest (less any tax required by law to be deducted or withheld) in cash.

Article 4 – Conversion

Section 4.1 Conversion Right.

(1)            Upon and subject to the terms and conditions hereinafter set forth, the Lender shall have the right (the “Conversion Right”), but not the obligation, at any time, and from time to time, up to and including earlier of: (a) the third Business Day immediately preceding the Maturity Date; (b) the Business Day immediately preceding the Mandatory Conversion Date; and (c) the Business Day prior to any repurchase of the Debenture in accordance with the terms hereof, to notify the Borrower that it wishes to (i) convert, for no additional consideration, all or any part of the Principal Amount of this Debenture (the “Converted Debenture Amount”) into that number of fully paid and non-assessable Shares that is equal to the Converted Debenture Amount divided by the Conversion Price in effect on the Issue Date (as hereinafter defined), provided that the Lender must convert the Principal Amount of this Debenture in a minimum amount of $50,000, unless the principal amount remaining is less than $50,000 in which case, the entire remaining amount shall be converted, and (ii) receive, in cash only, accrued and unpaid interest on the Principal Amount being converted. For greater certainty, if the Lender is electing to convert all or a portion of the Principal Amount, then the applicable amount of accrued and unpaid interest on the Principal Amount being converted must be paid by the Borrower up to, but excluding, the applicable date of conversion (the “Conversion Date”) in accordance with Article 2.

(2)            The Conversion Right shall extend only to the maximum number of whole Shares into which the Principal Amount of this Debenture or any part thereof may be converted in accordance with this Section 4.1. Fractional interests in Shares shall be adjusted in the manner provided in Section 4.5.

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Section 4.2 Conversion Procedure

(1)            The Conversion Right may be exercised by the Lender by completing and signing the notice of conversion (the “Conversion Notice”) attached hereto as Schedule B and delivering the Conversion Notice and this Debenture to the Borrower. The Conversion Notice shall provide that the Conversion Right is being exercised, shall specify the Principal Amount being converted and shall set out the date (the “Issue Date”) on which Shares are to be issued upon the exercise of the Conversion Right (such date to be immediately after the Conversion Notice is issued and in any event within three (3) Business Days after the day the Conversion Notice is issued). The conversion shall be deemed to have been effected immediately prior to the close of business on the Issue Date and the Shares issuable upon conversion shall be deemed to be issued as fully paid and non-assessable at such time. On the Issue Date, the required number of Shares shall be issued and accrued and unpaid interest shall be paid to the Lender. If less than all of the Principal Amount of this Debenture is the subject of the Conversion Right, then on the Issue Date, the Borrower, if requested by the Lender, shall deliver to the Lender a replacement Debenture in the form hereof in the principal amount of the unconverted principal balance hereof, and this Debenture shall be cancelled. If the Conversion Right is being exercised in respect of the entire Principal Amount of this Debenture, this Debenture shall be cancelled and the Borrower will be released from all of its obligations and liabilities under this Debenture. With the Conversion Notice, the Lender shall provide the Borrower with its written calculation of the amount of accrued and unpaid interest on the Converted Debenture Amount pursuant to the Conversion Notice up to the date of that Conversion Notice and a per diem amount thereon.

Section 4.3 Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(1)            If and whenever at any time prior to the Maturity Date, the Borrower shall:

(a)	subdivide or re-divide the outstanding Shares into a greater number of Shares;

(b)	reduce, combine or consolidate the outstanding Shares into a smaller number of Shares;

(c)	issue Shares (or securities convertible into or exchangeable for Shares) to the holders of all or substantially all of the outstanding Shares by way of stock dividend; or

(d)	make a distribution on its outstanding Shares payable in Shares or securities exchangeable for or convertible into Shares,

the Conversion Price in effect on the effective date of such subdivision, re-division, reduction, combination or consolidation or on the record date for such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution, as the case may be, shall, in the case of the events referred to in Sections 4.3(1)(a), (c) and (d)  above, be decreased in proportion to the increase in the number of outstanding Shares resulting from such subdivision, re-division or dividend (including, in the case where securities convertible into or exchangeable for Shares are issued, the number of Shares that would have been outstanding had such securities been converted into or exchanged for Shares on such effective or record date) or shall, in the case of the events referred to in Section 4.3(1)(b) above, be increased in proportion to the decrease in the number of outstanding Shares resulting from such reduction, combination or consolidation on such effective or record date. Such adjustment shall be made successively whenever any event referred to in this Section 4.3(1) shall occur. Any such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution shall be deemed to have been made on the record date for the stock dividend or other distribution for the purpose of calculating the number of outstanding Shares under Sections 4.3(2) and (3); to the extent that any such securities are not converted into or exchanged for Shares prior to the expiration of the conversion or exchange right, the Conversion Price shall be readjusted effective as at the date of such expiration to the Conversion Price which would then be in effect based upon the number of Shares actually issued on the exercise of such conversion or exchange right.

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(2)            If and whenever at any time prior to the Maturity Date, the Borrower shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Shares entitling them, for a period expiring not more than forty-five (45) days after such date of issue (such period from the record date to the date of expiry being referred to in this Section 4.3(2) as the “Rights Period”), to subscribe for or purchase Shares (or securities convertible into or exchangeable for Shares) (such subscription price per Share (inclusive of any cost of acquisition of securities exchangeable for or convertible into Shares in addition to any direct cost of Shares) being referred to in this Section 4.3(2) as the “Per Share Cost”), the Borrower shall give written notice to the Lender with respect thereto (any of such events herein referred to as a “Rights Offering”), and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Debenture into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the record date for the issuance of such rights, options or warrants. If the Lender elects not to convert any of the Principal Amount of this Debenture, there shall continue to be an adjustment to the Conversion Price as a result of the issuance of such rights, options or warrants, in the manner hereinafter provided. The Conversion Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(a)	the numerator of which is the aggregate of:

(i)	the number of Shares outstanding as of the record date for the Rights Offering; and

(ii)	the number determined by dividing the product of the Per Share Cost and:

(A)	where the event giving rise to the application of this Section 4.3(2) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase additional Shares, the number of Shares so subscribed for or purchased during the Rights Period, or

(B)	where the event giving rise to the application of this Section 4.3(2) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Shares, the number of Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the Current Market Price (as hereinafter defined) of the Shares as of the record date for the Rights Offering; and

(b)	the denominator of which is

(i)	in the case described in subparagraph 4.3(2)(a)(ii)(A), the number of Shares outstanding, or

(ii)	in the case described in subparagraph 4.3(2)(a)(ii)(B), the number of Shares that would be outstanding if all the Shares described in subparagraph 4.3(2)(a)(ii)(B) had been issued,

as at the end of the Rights Period.

“Current Market Price” of the Shares at any date, means the VWAP at which the Shares have traded on the TSX or, if the Shares are not listed on any stock exchange, then on the over-the-counter market, for any twenty (20) consecutive trading days selected by the Borrower commencing not later than forty-five (45) trading days and ending no later than five (5) trading days before such date; provided, however, if such Shares are not traded during such forty-five (45) day period for at least twenty (20) consecutive trading days, the simple average of the following prices established for each of twenty (20) consecutive trading days selected by the Borrower commencing not later than forty-five (45) trading days before such date:

(a)	the average of the bid and ask prices for each day on which there was no trading, and

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(b)	the closing price of the Shares for each day that there was trading,

or in the event that at any date the Shares are not listed on the TSX or on the over-the-counter market, the current market price shall be as determined by the directors of the Borrower or such firm of independent chartered accountants as may be selected by the directors of the Borrower, acting reasonably, and in good faith in their sole discretion.

Any Shares owned by or held for the account of the Borrower or its Subsidiaries or affiliate (as defined in the Securities Act (Ontario)) of the Borrower will be deemed not to be outstanding for the purpose of any such computation under this Section 4.3(2).

If by the terms of the rights, options or warrants referred to in this Section 4.3(2), there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of

(c)	the lowest purchase, conversion or exchange price per Share, as the case may be, if such price is applicable to all Shares which are subject to the rights, options or warrants, and

(d)	the average purchase, conversion or exchange price per Share, as the case may be, if the applicable price is determined by reference to the number of Shares acquired.

To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 4.3(2) as a result of the fixing by the Borrower of a record date for the distribution of rights, options or warrants referred to in this Section 4.3(2), the Conversion Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Conversion Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right.

If the Lender has exercised its Conversion Right in accordance herewith during the Rights Period, the Lender will, in addition to the Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Shares equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to, and the Conversion Price in effect immediately following the end of such Rights Offering pursuant to this Section 4.3(2), is multiplied by the number of Shares received upon the exercise of the Conversion Right during such period, and the resulting product is divided by the Conversion Price as adjusted for such Rights Offering pursuant to this Section 4.3(2); provided that no fractional Shares will be issued. Such additional Shares will be deemed to have been issued to the Lender immediately following the end of the Rights Period and a certificate for such additional Shares will be delivered to the Lender within ten (10) Business Days following the end of the Rights Period.

(3)            If and whenever at any time prior to the Maturity Date, the Borrower shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class other than Shares (or other than securities convertible into or exchangeable for Shares), or (ii) rights, options or warrants (other than rights, options or warrants referred to in Section 4.3(2)), or (iii) evidences of its indebtedness, or (iv) assets (other than dividends paid in the ordinary course) then, in each such case, the Borrower shall give written notice to the Lender with respect thereto, and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Debenture into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the record date for the making of such distribution. If the Lender elects not to convert any of the Principal Amount of this Debenture, there shall continue to be an adjustment to the Conversion Price as a result of the making of such distribution, (herein referred to as a “Special Distribution”) determined in the manner hereafter set out. In this Section 4.3(3) the term “dividends paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.

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The Conversion Price will be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price in effect on such record date by a fraction:

(a)	the numerator of which is:

(i)	the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date; less

(ii)	the aggregate fair market value (as determined by action by the directors of the Borrower, acting reasonably) to the holders of the Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(b)	the denominator of which is the number of Shares outstanding on such record date multiplied by the Current Market Price of the Shares on such record date.

Any Shares owned by or held for the account of the Borrower or its Subsidiaries or affiliate of the Borrower will be deemed not to be outstanding for the purpose of any such computation.

(4)            In the case of any reclassification of, or other change in, the outstanding Shares pursuant to a Merger, if the Lender elects not to redeem this Debenture in accordance with Section 3.3, the Lender may elect, prior to the effective date of such Merger, to convert any or all of the Principal Amount of this Debenture into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. To exercise such right the Lender must provide a notice in writing to the Borrower no later than seven (7) days prior to the effective date of such Merger, failing which the Lender’s right to convert this Debenture as a consequence of such Merger shall cease. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the effective date of such Merger. If the Lender elects not to convert any of the Principal Amount of this Debenture, the Conversion Price in effect after the effective date of such Merger shall be increased or decreased, as the case may be, in proportion to any decrease or increase in the number of outstanding Shares resulting from such Merger so that the Lender, upon exercising the Conversion Right after the effective date of such Merger, will be entitled to receive the aggregate number of Shares or other securities, if any, which the Lender would have been entitled to receive as a result of such Merger if, on the effective date thereof, the Lender had been the registered holder of the number of Shares to which the Lender was theretofore entitled upon exercise of the Conversion Right.

(5)            In the case of any reclassification of, or other change in, the outstanding Shares (other than a change referred to in Section 4.3(1), Section 4.3(2), Section 4.3(3) or 4.3(4) hereof), the Conversion Price shall be adjusted in such manner, if any, and at such time, as the Board of Directors of the Borrower determines to be appropriate on a basis consistent with the intent of this Section 4.3; provided that if at any time a dispute arises with respect to adjustments provided for in this Article 4, such dispute will be conclusively determined by the auditors of the Borrower or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Borrower, acting reasonably, and any such determination will be binding on the Borrower and the Lender. The Borrower will provide such auditors or accountants with access to all necessary records of the Borrower. If and whenever at any time after the date hereof there is a reclassification or redesignation of the Shares outstanding at any time or change of the Shares into other shares or into other securities (other than as set out in Section 4.3(1), (2), (3) or (4)), or a consolidation, amalgamation or merger of the Borrower with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other shares and other than as set forth in Section 4.3(4)), or a transfer of the undertaking or assets of the Borrower as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), the Lender, upon the exercising the Conversion Right, after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Shares to which the Lender was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, if any, which the Lender would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Lender had been the registered holder of the number of Shares to which such Lender was theretofore entitled upon exercise of the Conversion Right. If determined appropriate by action of the directors of the Borrower, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.3 with respect to the rights and interests thereafter of the Lender to the end that the provisions set forth in this Section 4.3 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Conversion Right. Any such adjustment must be made by and set forth in an amendment to this Debenture approved by action by the directors of the Borrower, acting reasonably, and will for all purposes be conclusively deemed to be an appropriate adjustment.

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(6)            In any case in which this Section 4.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Borrower may defer, until the occurrence of such event, issuing to the Lender before the occurrence of such event, the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Borrower shall deliver to the Lender an appropriate instrument evidencing the Lender’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Issue Date or such later date as the Lender would, but for the provisions of this Section 4.3(6), have become the holder of such additional Shares pursuant to Section 4.3(2).

(7)            The adjustments provided for in this Section 4.3 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 4.3(7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

Section 4.4 Limitations on Conversions

Notwithstanding anything to the contrary in this Debenture, in no event (including, for greater certainty, on maturity) shall the Borrower issue, be required to issue or be deemed to have issued a number of Shares upon conversion, payment or otherwise pursuant to this Debenture (including, for greater certainty on account of any principal, interest, or any other amount, if any), and the Debentureholder shall not have the right to convert or receive payment (on maturity or otherwise) in respect of any portion of this Debenture pursuant to the terms and conditions this Debenture and any such conversion or payment shall be null and void and treated as if never made, in each case, to the extent that after giving effect to such conversion or payment, as the case may be, the Debentureholder together with the other Attribution Parties collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Shares outstanding immediately after giving effect to such conversion or payment, as the case may be. In the event that the issuance of Shares under this Debenture on the Maturity Date (and not prior to) would result in Debentureholder (collectively with any other Attribution Parties) beneficially owning or being able to exercise control or direction over, directly or indirectly, the Maximum Percentage of the Shares outstanding immediately after giving effect to such conversion or issuance, such number of Shares up to but not in excess of the Maximum Percentage shall be issued and after such number of Shares have been issued, this Debenture and any remaining amounts outstanding hereunder shall be automatically deemed to be surrendered and cancelled. For purposes of this paragraph, the aggregate number of Shares beneficially owned by the Debentureholder and the other Attribution Parties shall include the number of Shares held by the Debentureholder and all other Attribution Parties plus the number of Shares issuable upon conversion of this Debenture (or any payment made in Shares in connection with this Debenture) with respect to which the determination of such sentence is being made, but shall exclude Shares which would be issuable upon (a) conversion of the remaining, nonconverted portion of this Debenture beneficially owned by the Debentureholder or any of the other Attribution Parties and (b) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Borrower (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Debentureholder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Debenture, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding Shares the Debentureholder may acquire hereunder without exceeding the Maximum Percentage, the Debentureholder may rely on the number of outstanding Shares as reflected in the most recent of (x) the Borrower’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Borrower or (z) any other written notice by the Borrower or its transfer agent, if any, setting forth the number of Shares outstanding (the “Reported Outstanding Share Number”). If the Borrower receives a Conversion Notice from the Debentureholder at a time when the actual number of outstanding Shares is less than the Reported Outstanding Share Number, the Borrower shall notify the Debentureholder in writing of the number of Shares then outstanding and, to the extent that such conversion notice would otherwise cause the Debentureholder’s beneficial ownership to exceed the Maximum Percentage, Debentureholder must notify the Borrower of a reduced number of Shares to be converted pursuant to such conversion notice. For any reason at any time, upon the written or oral request of the Debentureholder, the Borrower shall within two Business Days confirm orally and in writing or by electronic mail to the Debentureholder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Borrower, including the Debenture, by the Debentureholder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Shares to the Debentureholder upon conversion of the Debenture or payment of interest in Shares results in the Debentureholder and the other Attribution Parties being deemed to beneficially own or exercise control or direction over, directly or indirectly, in the aggregate, more than the Maximum Percentage of the number of outstanding Shares (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Debentureholder and the other Attribution Parties’ aggregate beneficial ownership or control exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Debentureholder shall not have the power to vote or to transfer the Excess Shares. The provisions of this paragraph shall be construed and implemented in strict conformity with the terms of this Section 4.4 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4.4 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived whatsoever and shall apply to a successor holder of this Debenture.

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Section 4.5 No Requirement to Issue Fractional Shares

The Borrower shall not be required to issue fractional Shares upon the conversion of this Debenture or any amounts owing hereunder. If any fractional interest in a Share, would, except for the provisions of this Section 4.5, be deliverable upon the conversion of any amount hereunder, the number of Shares to be issued shall be rounded down to the nearest whole Share and no consideration shall be payable for the fractional interest in a Share so reduced.

Section 4.6 Borrower to Have Shares Available

The Borrower covenants with the Lender that it will at all times reserve and keep available out of its authorized Shares, solely for the purpose of issue upon exercise of the Conversion Right, and have available to allot to the Lender, such number of Shares as shall then be issuable upon the conversion of this Debenture. The Borrower covenants with the Lender that all Shares which shall be so issuable in accordance with the terms of this Debenture shall be duly and validly issued as fully paid and non-assessable upon issuance.

Section 4.7 Certificate as to Adjustment

The Borrower shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.3, deliver an officer’s certificate to the Lender specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Subject to the dispute resolution procedure in Section 4.3(5), such certificate shall be binding and determinative of the adjustment to be made, absent manifest error.

Section 4.8 Shareholder of Record

For all purposes, on the Issue Date the Lender shall be deemed to have become the holder of record of the Shares into which the Converted Debenture Amount is converted in accordance with Section 4.2.

Section 4.9 Resale Restrictions, Legending and Disclosure

By its acceptance hereof the Lender acknowledges that this Debenture and the Shares issuable upon conversion hereof will be subject to certain resale restrictions under Applicable Laws, and the Lender agrees to comply with all such Applicable Laws. The Lender further acknowledges and agrees that all Share certificates will bear the legend substantially in the form set forth on the face page hereof and any other legends required by Applicable Laws and the TSX. The Lender acknowledges that the Borrower will be required to provide to the applicable securities regulatory authorities the identity and other personal information of the Lender and its principals and the Lender hereby agrees thereto.

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Article 5 – RIGHTS OF DEBENTUREHOLDER

Section 5.1 Distribution on Dissolution, Etc.

Subject to Applicable Law and the rights of any holders of any secured debt ranking in priority to the Lender, upon any sale, in one transaction or a series of transactions, of all, or substantially all, of the assets of the Borrower or distribution of the assets of the Borrower upon any dissolution or winding-up or total liquidation of the Borrower, whether in bankruptcy, liquidation, re-organization, insolvency, receivership or other similar proceedings or upon an assignment to or for the benefit of creditors of the Borrower or otherwise any payment or distribution of assets of the Borrower, whether in cash, property or security, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee of or for the benefit of creditors or other liquidating agent of the Borrower making such payment or distribution, directly to the holder of the Debenture or its representatives, to the extent necessary, to pay all obligations pursuant to the Debenture in full.

Section 5.2 Certificate Regarding Creditors

Upon any payment or distribution of assets of the Borrower referred to in Section 5.1 above, the Debentureholder shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee of or for benefit of creditors, liquidator or other liquidating agent of the Borrower making such payment or distribution, delivered to the Debentureholder, for the purpose of ascertaining the persons entitled to participate in such distribution, and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.2.

Section 5.3 Rights of Debentureholder Reserved

Nothing contained in this Article 5 or elsewhere in this Debenture is intended to or shall impair, as between the Borrower and the Debentureholder, the obligation of the Borrower, which is absolute and unconditional, to pay to the Debentureholder the Principal Amount and interest thereon, as and when the same shall become due and payable in accordance with their terms, nor shall anything herein prevent the Debentureholder from exercising all remedies otherwise permitted by Applicable Law upon the occurrence and continuance of an Event of Default.

Section 5.4 Payment of Debenture Permitted

Nothing contained in this Debenture shall:

(a)	prevent the Borrower from making payments of the Principal Amount, interest and other amounts to the Debentureholder under this Debenture as herein provided;

(b)	prevent the conversion of this Debenture into Shares as herein provided or as otherwise permitted according to law, including in connection with a bankruptcy, reorganization, insolvency, or other arrangement with creditors, of the Borrower; and

(c)	prevent the redemption of this Debenture by the Borrower as herein provided or as otherwise permitted according to Applicable Law.

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Article 6 – Covenants of the Borrower

Section 6.1 Positive Covenants

The Borrower covenants and agrees that:

(1)            Maintain Corporate Existence. The Borrower shall maintain its corporate existence, and preserve its rights, powers, licenses and privileges which are necessary or material to the conduct of its business, and not materially change the nature of its business;

(2)            Compliance with Laws. Each of the Borrower and its Subsidiaries shall comply in all material respects with all Applicable Laws, except for such contraventions or violations that would not reasonably be expected to result in a Material Adverse Effect;

(3)            Maintain Books and Records. The Borrower shall, and shall cause each of its Subsidiaries to, keep adequate and accurate records and books of account in which complete entries will be made reflecting all financial transactions and prepare its financial statements in accordance with generally accepted accounting principles;

(4)            Payment of Taxes. Each of the Borrower and its Subsidiaries shall pay and discharge promptly all Taxes assessed or imposed upon it or its property as and when the same become due and payable save and except where (i) it contests in good faith the validity thereof by proper legal proceedings or (ii) the failure to make such payment would not reasonably be expected to result in a Material Adverse Effect;

(5)            Payment of Obligations. The Borrower shall pay all principal, interest and other amounts owing to the Lender hereunder promptly when due;

(6)            Performance of Covenants. The Borrower shall promptly perform and satisfy all covenants and obligations to be performed by it under this Debenture;

(7)            Insurance. Each of the Borrower and its Subsidiaries shall maintain in force insurance policies with reputable insurance companies with respect to its properties and business against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of similarly situated entities engaged in the same or a similar business operating in the same or similar locations;

(8)            Maintain Listing. The Borrower shall use reasonable commercial efforts to maintain the listing of the Shares on at least one recognized stock exchange and maintain the Borrower’s status as a reporting issuer or its equivalent in any foreign jurisdiction in accordance with the requirements of Applicable Laws; and

(9)            Notice of Event of Default. The Borrower shall promptly, and in any event within ten (10) Business Days after a responsible officer of the Borrower becoming aware, give notice to the Lender of the existence of any Event of Default that is continuing.

Section 6.2 Negative Covenants

The Borrower covenants and agrees that, without the prior written consent of the Debentureholder:

(1)            Distributions. The Borrower shall not declare, pay or make any dividend or other distribution on any shares in the capital of the Borrower or authorize the repurchase of any shares in the capital of the Borrower other than in connection with a normal course issuer bid conducted by the Borrower;

(2)            Related Party Transactions. The Borrower shall not enter into any contract or transaction with any related party except for (a) the purchase and/or sale of goods and/or services at fair market value or with Subsidiaries; (b) the issuance of securities of the Borrower; (c) amendments to the terms of previously issued securities that are approved by the TSX; (d) internal reorganizations that are not otherwise prohibited hereunder; (e) providing equity-based compensation to employees, officers or directors, or persons occupying similar roles; and (f) other transactions in the ordinary course of the business of the Borrower and/or its Subsidiaries; and

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(3)            Mergers. The Borrower shall not enter into any Merger unless:

(a)	the continuing corporation or other entity formed by the applicable consolidation, amalgamation or merger, or the Person that acquires by transfer, sale or lease all or substantially all of the assets of the Borrower, as the case may be, executes and delivers to the Lender its assumption in writing of the due and punctual performance and observance of each covenant and condition of this Debenture; and

(b)	no Event of Default is continuing on the date of such transaction or would occur as a result of such transaction.

Article 7 – Events of Default

Section 7.1 Events of Default

(1)            Any of the following shall constitute an Event of Default under this Debenture (each an “Event of Default”):

(a)	the Principal Amount owing hereunder shall not be paid when due;

(b)	if the Borrower fails to pay when due any interest or other amount owing by the Borrower to the Lender within seven (7) days of being due;

(c)	if the Borrower breaches any representation contained herein, fails to make any payment or to observe, perform or comply with any term, covenant, condition or obligation of the Borrower contained herein or is otherwise in default of any of the provisions contained herein (other than referred in subparagraphs (a) and (b) of this Section 7.1) and such default, if capable of being remedied, is not remedied within thirty (30) Business Days after the Borrower receives written notice of such default from the Lender;

(d)	the Borrower defaults in the performance of or compliance with any covenant, condition or term in the Subscription Agreement and such default remains unremedied for a period of thirty (30) Business Days after Borrower receives written notice of such default from the Lender;

(e)	if any representation or warranty of the Borrower in the Subscription Agreement proves to be untrue in any material respect as at such time as such representation and warranty was made by the Borrower and such default remains unremedied for a period of thirty (30) Business Days after Borrower receives written notice of such default from the Lender;

(f)	if the Borrower shall generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due or if a decree or order of a court having jurisdiction is entered adjudging the Borrower a bankrupt or insolvent, and any such decree or order continues unstayed and in effect for a period of sixty (60) days;

(g)	if the Borrower shall apply for, consent to or acquiesce in the appointment of a trustee, receiver, or other custodian for the Borrower or for a substantial part of the property thereof, or make a general assignment for the benefit of creditors;

(h)	if the Borrower shall, in the absence of such application, consent or acquiescence in Section 7.1(1)(g), become subject to the appointment of a trustee, receiver, or other custodian for the Borrower or for a substantial part of the property thereof, or have a distress, execution, attachment, sequestration or other legal process levied or enforced on or against all or substantially all of the property of the Borrower;

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(i)	if the Borrower shall permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower and, if any such case or proceeding is not commenced by the Borrower, such case or proceeding, if contested by the Borrower is not dismissed within one hundred and twenty (120) days;

(j)	any event occurs in relation to the Borrower which is similar or analogous to those set out in Section 7.1(1)(f) to Section 7.1(1)(i) under the laws of any applicable jurisdiction;

(k)	there is a disposition or expropriation of all or substantially all of the property of the Borrower;

(l)	the Borrower fails to pay one or more final and non-appealable judgments rendered against and aggregating in excess of USD$100,000,000 (to the extent not covered by insurance), which judgements are not discharged or effectively waived or stayed for a period of sixty (60) consecutive days; or

(m)	any notes, debenture, bonds or other indebtedness for money borrowed (excluding amounts outstanding under this Debenture) having an aggregate principal amount of at least USD$200,000,000 (or its equivalent in any other currency or currencies determined at the then current exchange rate) or more (hereinafter called “Indebtedness”) of the Borrower shall become prematurely repayable following default, or steps are taken to enforce any security therefor, or the Borrower defaults in the repayment of any such Indebtedness at the maturity thereof or (in the case of Indebtedness due on demand) on demand, or, in either case, at the expiration of any applicable grace period therefor, (if any) or any guarantee of or indemnity in respect of any Indebtedness of others given by the Borrower shall not be honored when due and called upon.

(2)            If an Event of Default described in Section 7.1(1)(f), Section 7.1(1)(g), Section 7.1(1)(h), Section 7.1(1)(i), or Section 7.1(1)(j) shall occur and be continuing, the entire unpaid Principal Amount of this Debenture, and all accrued and unpaid interest on this Debenture shall become immediately due and payable without any declaration or other act on the part of the Lender. Upon the occurrence and continuance of any Event of Default described in Section 7.1(1)(a), Section 7.1(1)(b), Section 7.1(1)(c), Section 7.1(1)(d), Section 7.1(1)(e), Section 7.1(1)(k), Section 7.1(1)(l) or Section 7.1(1)(m), the Lender, upon notice in writing to the Borrower, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Lender under this Debenture, at law or in equity.

Section 7.2 Waiver of Default

Upon the occurrence and continuance of any Event of Default hereunder the Lender shall have the power to waive any Event of Default and the Lender shall thereupon be deemed to have waived the Event of Default upon such terms and conditions as shall be prescribed in such waiver.

Article 8 – Mutilation, Loss, Theft or Destruction of Debenture Certificate

In case this Debenture certificate shall become mutilated or be lost, stolen or destroyed, the Borrower, shall issue and deliver, a new replacement Debenture certificate upon surrender and cancellation of the mutilated Debenture certificate or, in the case of a lost, stolen or destroyed Debenture certificate, in lieu of and in substitution for the same. In the case of loss, theft or destruction, the applicant for a substituted Debenture certificate shall furnish to the Borrower such evidence of the loss, theft or destruction of the Debenture certificate as shall be satisfactory to the Borrower in its discretion and shall also furnish an indemnity and surety bond satisfactory to the Borrower in its discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture certificate.

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Article 9 – General

Section 9.1 Taxes, etc.

All payments made by the Borrower to the Lender under this Debenture shall be made free and clear of, and without deduction for or on account of, any Taxes now or hereafter imposed by any official body in any jurisdiction. If any Taxes are required to be withheld or deducted from any amounts payable by the Borrower to the Lender hereunder, the Borrower shall:

(a)	within the time period for payment permitted by Applicable Law, pay to the appropriate governmental body the full amount of such Taxes and any additional Taxes in respect of the payment required under Section 9.1(b) hereof and make such reports and filings in connection therewith in the manner required by Applicable Law; and

(b)	pay to the Lender an additional amount (“Additional Amounts”) which (after deduction of all Taxes incurred by reason of the payment or receipt of such Additional Amount) will be sufficient to yield to the Lender the full amount which would have been received by it had no deduction or withholding been made.

However, the foregoing obligations to pay Additional Amounts does not apply to:

(c)	any Canadian withholding Taxes imposed on a payment to a Lender or beneficial owner of the Debenture (or the right to receive interest payable on the Debenture) by reason of the Borrower not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with such Lender or beneficial owner of Debenture (or the right to receive interest payable on the Debenture) at the time of the payment;

(d)	any Canadian withholding Taxes imposed on a payment to a Lender or beneficial owner of Debenture by reason of such Lender or beneficial owner being a “specified shareholder” of the Borrower (as defined in subsection 18(5) of the Income Tax Act (Canada)) or by reason of such Lender or beneficial owner not dealing at arm’s length with a specified shareholder of the Borrower;

(e)	any withholding Taxes imposed on a payment to a Lender, former Lender or beneficial owner of Debenture by reason of such Lender’s, former Lender ’s or beneficial owner’s failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes; or

(f)	Taxes imposed on or measured by net income or net profits (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Lender being organized under the laws of, or having its principal office, or in the case of any Lender, its applicable lending office, located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax.

Upon the request of the Lender, the Borrower shall furnish to the Lender the original or a certified copy of a receipt for (or other satisfactory evidence as to) the payment of each of the Taxes (if any) payable in respect of such payment. If the Lender receives a refund of any Taxes with respect to which the Borrower has paid any additional amount under this Section 9.1, the Lender shall pay over such refund to the Borrower. For greater certainty, nothing herein is intended to require payment by the Borrower to or for the Lender in respect of any Taxes payable by the Lender in respect of Taxes on the Lenders’ own income, capital, capital gains, dividends, or other earnings realized pursuant to payments made pursuant to the terms of this Debenture.

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Section 9.2 Notice

Any demand, notice, direction or other communication to be made or given hereunder (in each case, “Communication”) shall be in writing and shall be made or given by personal delivery, by courier or email transmission, or sent by registered mail, charges prepaid, addressed to the Borrower and the Lender respectively as follows:

(a)	if to the Borrower:

Canopy Growth Corporation

1 Hershey Drive

Smith Falls, ON, K7A 0A8

Attention: [•]

Email: [•]

With a copy to (which shall not constitute notice)

Cassels Brock & Blackwell LLP

Suite 3200, Bay Adelaide Centre – North Tower

40 Temperance St.

Toronto, Ontario, M5h 0B4

Attention: [•]

Email: [•]

(b)	if to the Lender:

[•]

Email: [•]

Attention: [•]

or any substitute address or email address or department or officer as the Borrower or the Lender may notify to the other by not less than five (5) Business Days’ notice. Any such notice shall take effect, in the case of a letter, at the time of delivery, or in the case of email transmission, at the time of despatch (unless a delivery failure notification is received by the sender within twelve (12) hours of sending such Communication, in which case such notice shall be deemed not to have taken effect).

Section 9.3 Merger of Borrower

By its acceptance hereof, each of the Borrower and the Lender acknowledges and agrees that in the event a Merger occurs, then all references herein to the Borrower shall extend to and include the entity resulting therefrom or which thereafter will carry on the business of the Borrower.

Section 9.4 Set-off

All payments in respect of the obligations of the Borrower under this Debenture shall be paid by the Borrower in accordance with this Debenture without any deduction or withholding (whether in respect of any set-off, counterclaim or otherwise whatsoever) unless the deduction or withholding is required by law.

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Section 9.5 Amendments

Except as otherwise provided herein, this Debenture may not be amended or otherwise modified except by an instrument in writing executed by the Borrower and the Lender. Any amendment or waiver effected in accordance with this Debenture will be binding on the Lender, each future holder of the Debenture and any Shares, and the Borrower.

Section 9.6 Waivers

The Lender shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and executed by an authorized officer of the Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

Section 9.7 Registration of Debenture

The Borrower shall cause to be kept a register in which shall be entered the name and latest known address of the Debentureholder. Such register shall at all reasonable times during regular business hours of the Borrower be open for inspection by the Debentureholder. The Borrower shall not be charged with notice of or be bound to see to the performance of any trust, whether express, implied, or constructive, in respect of this Debenture and may act on the direction of the Lender, whether named as trustee or otherwise, as though the Lender were the beneficial owner of this Debenture.

Section 9.8 Transfer of Debenture

No transfer of this Debenture shall be valid unless made in accordance with Applicable Laws and the terms of the Subscription Agreement. Neither the Borrower nor the Lender may assign, transfer or deliver all or any part of its rights or obligations hereunder without the prior written consent of the other.

Section 9.9 Release and Discharge

If the Lender exercises all Conversion Rights attached to this Debenture pursuant to Article 4 hereof or if the Borrower pays all of the Obligations in full to the Lender in cleared funds, the Lender shall release this Debenture and the Borrower shall be, and shall be deemed to have, discharged of all its obligations under this Debenture. The Lender shall then, at the request of the Borrower execute and deliver all such releases and further assurances as may be reasonably required in this regard.

Section 9.10 Successors and Assigns

This Debenture shall enure to the benefit of the Lender and its successors and assigns, and shall be binding upon the Borrower and its successors and permitted assigns.

Section 9.11 Time

Time shall be of the essence of this Debenture.

Section 9.12 Governing Law

This Debenture, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein. The courts of Ontario have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Debenture and any non-contractual obligations arising out of or in connection with it and accordingly any legal action or proceedings arising out of or in connection with this Debenture or any such obligations may be brought in such courts. The Borrower and the Lender irrevocably waive any objection which it might now or hereafter have to the courts of Ontario being nominated as the forum to hear and determine any such legal action or proceedings and agrees not to claim that any such court is not a convenient or appropriate forum.

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Section 9.13 Right of First Refusal

From and after the Closing Date and for so long as the Principal Amount under this Debenture remains outstanding (the “ROFR Term”), the Borrower hereby grants the Lender a right of first refusal to subscribe for, and to be issued, as an investor in any debt or equity financing that the Borrower wishes to complete during the ROFR Term (the “Proposed Financing”); provided, however, that the Lender shall subscribe for 25% of the Proposed Financing on the same terms and conditions contemplated in the Proposed Financing. The Lender shall exercise such right within two (2) Business Days of the Lender’s receipt of notice from the Borrower of any Proposed Financing during the ROFR Term and the closing shall occur within five (5) Business Days following the Lender’s receipt of notice from the Borrower of any Proposed Financing. Notwithstanding the foregoing, the rights set forth in this Section 9.13 do not apply to any at-the-market distribution or financing.

Section 9.14 Further Assurances

The Borrower shall forthwith, at its own expense and from time to time, do or file, or cause to be done or filed, all such things and shall execute and deliver all such documents, agreements, opinions, certificates and instruments reasonably requested by the Lender or its counsel as may be necessary or desirable to complete the transactions contemplated by this Debenture and carry out its provisions and intention.

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Schedule B – Conversion Notice

TO:	CANOPY GROWTH CORPORATION (the “Borrower”)

Pursuant to the Senior Unsecured Convertible Debenture (the “Debenture”) of the Borrower issued to the undersigned on May ___, 2024 the undersigned hereby notifies you that $________________ of the principal amount outstanding under the Debenture shall be converted into Shares of the Borrower and is hereby owing to the undersigned by the Borrower, all in accordance with the terms of the Debenture on ________________, 20___.

The certificates representing the Shares to be issued shall be registered as follows:

Name	Address for Delivery	Number of Shares

Any capitalized term in this Conversion Notice that is not otherwise defined herein, shall have the meaning ascribed thereto in the Debenture.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐	(A) the undersigned holder is the original purchaser of the Debenture and (a) purchased the Debenture directly from the Borrower pursuant to the terms and conditions of the Subscription Agreement; (b) is converting the Debenture (or a portion thereof) solely for its own account or for the account of the original beneficial owner, if any; (c) each of the undersigned and any beneficial owner is on the date of exercise of the Debenture, an “accredited investor” within the meaning of Rule 501(a) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”); and (d) all the representations, warranties and covenants agreed upon or made by the Lender during the purchase of the Debenture from the Borrower continue to be true and correct as if duly executed as of the date hereof; OR

☐	(B) the undersigned holder is the original purchaser of the Debenture and (a) purchased the Debenture directly from the Borrower pursuant to the terms and conditions of the Subscription Agreement; (b) is converting the converting the Debenture (or a portion thereof) solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment discretion; (c) each of it and any beneficial owner was on the date the Debenture was purchased from the Borrower, and is on the date of conversion of the Debenture, a “qualified institutional buyer” (as that term is used in Rule 144A of the U.S. Securities Act and is also an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act); and (d) all the representations, warranties and covenants agreed upon or made by the Lender, or any beneficial purchaser, as the case may be during the purchase of the Debenture from the Borrower continue to be true and correct as if duly executed as of the date hereof; OR

☐	(C) the undersigned holder is tendering with this exercise form a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Borrower to the effect that the issuance of the Shares to be delivered upon conversion of the Debenture have been registered under the U.S. Securities Act and all applicable state securities laws of the United States or such issuance is exempt from such registration requirements.

(Print name as name is to appear on Share Certificate)

The undersigned holder understands that a certificate or direct registration statement representing the Shares shall be issued bearing a legend restricting transfer under the United States Securities Act of 1933, as amended, and applicable state securities laws unless an exemption from registration is available (as described in the Debenture and the Subscription Agreement).

B - 1

The undersigned hereby acknowledges that the undersigned is aware that the Shares received on exercise shall be subject to restrictions on resale under applicable securities legislation. The undersigned hereby further acknowledges that the Borrower will rely upon the confirmations, acknowledgements and agreements set forth herein, and agrees to notify the Borrower promptly in writing if any of the representations or warranties herein ceases to be accurate or complete.

DATED this _____ day of ___________________, 20__.

[NAME]

By:
Name:
Title:

B - 2

Schedule C – Form of Transfer

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

(Name)

(Address)

(the “Transferee”), of $_______________ principal amount of Senior Unsecured Convertible Debenture of Canopy Growth Corporation issued on _____________________, 2024 registered in the name of the undersigned on the register of Debenture represented by the attached Debenture, and irrevocably appoints _________________________ as the attorney of the undersigned to transfer to the Transferee the said principal amount of the Debenture on the books or register of transfer, with full power of substitution.

Any capitalized term in this Form of Transfer that is not otherwise defined herein, shall have the meaning ascribed thereto in the Debenture.

The undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A) the transfer is being made only to the Borrower;

☐	(B) the transfer is being made outside the United States in compliance with rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and in compliance with local laws and regulations and the undersigned has furnished to the Borrower and the Borrower’s transfer agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Borrower to such effect;

☐	(C) the transfer is being made in accordance with (1) Rule 144A under the U.S. Securities Act, or (2) Rule 144 under the U.S. Securities Act and, in each case, in compliance with applicable state securities laws and the undersigned has furnished to the Borrower and the Borrower’s transfer agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Borrower to such effect; or

☐	(D) the transfer is being made in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Borrower an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Borrower to such effect.

DATED the ________ day of _____________________, __________.

[NAME]

By:
Name:
Title:

Note to Debentureholder: In order to transfer the Debenture, this transfer form must be delivered to ____________.

Note to Debentureholder: The signature on this transfer form must correspond with the name as recorded on the face of the Certificate in every particular without alteration or enlargement or any change whatsoever or this transfer form must be signed by a duly authorized trustee, executor, administrator, curator, guardian, attorney of the Debentureholder or a duly authorized signing officer in the case of a corporation. If this transfer form is signed by any of the foregoing, or any person acting in a fiduciary or representative capacity, the Certificate must be accompanied by evidence of authority to sign.

B - 3

Exhibit 4.2

THESE WARRANTS AND THE SECURITIES DELIVERABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO CANOPY GROWTH CORPORATION (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B), (C)(1), (C)(2) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION AND THE CORPORATION’S TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THE SECURITIES EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OR U.S. STATE SECURITIES LAWS. THESE WARRANTS MAY NOT BE EXERCISED UNLESS THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LEGISLATION OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

THE WARRANTS EVIDENCED HEREBY ARE IMMEDIATELY EXERCISABLE AT OR BEFORE 5:00 P.M. (TORONTO TIME) ON THE EXPIRY DATE (AS DEFINED HEREIN) AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

WARRANTS TO PURCHASE COMMON SHARES OF

Canopy Growth Corporation

(existing under the laws of Canada)

Warrant Certificate Number – 2024-05-[•]	Number of Warrants represented by this certificate: [•]

2

THIS CERTIFIES that, for value received [•], [Holder Address] (the “Holder”), is the registered holder of [•] warrants (collectively, the “Warrants”; each a “Warrant”), each Warrant entitling the Holder, subject to the terms and conditions set forth in this Warrant Certificate (the “Certificate”), to purchase from Canopy Growth Corporation (the “Company”), one common share in the capital of the Company (a “Common Share”), on payment of a price per Common Share equal to CAD$16.18, subject to adjustment as set forth herein (the “Exercise Price”), at any time until 5:00 p.m. (Toronto time) on May [*], 2029 (the “Expiry Date”), at which time the Warrants evidenced by this Certificate shall become wholly void and the unexercised portion of the subscription right represented hereby will expire and terminate (the “Time of Expiry”). The number of Common Shares which the Holder is entitled to acquire upon exercise of the Warrants and the Exercise Price are subject to adjustment as hereinafter provided.

The Holder shall be entitled to the rights evidenced by this Certificate free from all equities and rights of set-off or counterclaim between the Company and the original or any interim holder and all persons may act accordingly and the receipt by the Holder of the Common Shares issuable upon exercise hereof shall be a good discharge to the Company.

1.	Exercise of Warrants.

(a)	Election to Purchase. Subject to Section 1(e) hereof, the rights evidenced by this Certificate may be exercised by the Holder in whole or in part in accordance with the provisions hereof by delivery of an election to purchase in substantially the form attached hereto as Schedule 1 (the “Election to Purchase”), properly completed and executed, together with payment by wire transfer, certified cheque or bank draft of the Exercise Price for the number of Common Shares specified in the Election to Purchase, at the office of the Company at 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8 or such other address in Canada as may be notified in writing by the Company. No ink original Election to Purchase shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Election to Purchase form be required. In the event that the rights evidenced by this Certificate are exercised in part, the Company shall, contemporaneously with the issuance of the Common Shares issuable on the exercise of the Warrants so exercised, issue to the Holder a Warrant Certificate on identical terms in respect of that number of Common Shares in respect of which the Holder has not exercised the rights evidenced by this Certificate.

Exercise. Subject to the restrictions set out in Section 1(e), hereof, the Company shall, within two business days after the date that the Company received a duly executed Election to Purchase and the Exercise Price for the number of Common Shares specified in the Election to Purchase (the “Exercise Date”), issue that number of Common Shares specified in the Election to Purchase.

(b)	Certificates and Electronic Deposits. As promptly as practicable after the Exercise Date (but no later than two business days after the Exercise Date), the Company shall, as specified by the Holder in the Election to Purchase, issue and deliver to the Holder, registered in the name of the Holder, a certificate or direct registration statement for the number of Common Shares issuable on exercise of the Warrants so exercised and a Certificate representing the balance of any unexercised Warrants. To the extent permitted by law and subject to Section 1(e), such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrants which have been exercised as such shall cease, and the Common Shares and any unexercised Warrants shall then be issuable upon such exercise as outlined above and the Holder shall be deemed to have become the holder of record of the Common Shares and unexercised Warrants represented thereby. The Company shall pay any and all taxes and other expenses of the Company (including overnight delivery charges) that may be payable with respect to the issuance and delivery of Common Shares issuable upon exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Common Shares or Warrants in a name other than that of the Holder or an affiliate thereof.

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(c)	Legend. All certificates representing Common Shares issued pursuant to this Certificate shall bear the following legend:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO CANOPY GROWTH CORPORATION (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B), (C)(1), (C)(2) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION AND THE CORPORATION’S TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

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The Company acknowledges and agrees that the Holder may from time to time, subject to applicable law, pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Common Shares issued upon exercise of the Warrants to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the U.S. Securities Act and, if required under the terms of such arrangement, the Holder may transfer pledged or secured securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of securities may reasonably request in connection with a pledge or transfer of the securities, including, if the securities are subject to registration pursuant to the applicable registration rights agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the U.S. Securities Act or other applicable provision of the U.S. Securities Act to appropriately amend the list of Selling Securityholder (as defined in the registration rights agreement) thereunder. The Company shall cause its counsel to issue a legal opinion to the transfer agent or the Holder promptly after the effective date of the applicable registration statement if required by the transfer agent to effect the removal of the legend hereunder in connection with a sale in accordance with the Share Transfer Memo (as such term is defined in the registration rights agreement). Except as otherwise required by applicable law, the Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 1(c).

(d)	Fractional Common Shares. No fractional Common Shares shall be issued upon exercise of the Warrants represented by this Certificate. Any fractional Common Shares to which a Holder would otherwise be entitled shall be rounded down to the nearest whole Common Share, and no cash or other consideration will be paid in lieu of fractional Common Shares.

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(e)	Maximum Percentage. Notwithstanding anything to the contrary in this Certificate, in no event (including, for greater certainty, on expiry) shall the Company issue, be required to issue or be deemed to have issued a number of Common Shares upon exercise or otherwise pursuant to the Warrants, and the Holder shall not have the right to exercise any portion of the Warrants pursuant to the terms and conditions of this Certificate and any such exercise shall be null and void and treated as if never made, in each case, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties (as defined below) collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such exercise. Notwithstanding the foregoing, the Holder may, upon notice to the Company, increase or decrease the Maximum Percentage, provided that the Maximum Percentage in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of the Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 1(e) shall continue to apply; provided, further, any increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company. In the event that the issuance of Common Shares under this Certificate would result in the Holder (collectively with any other Attribution Parties) beneficially owning or being able to exercise control or direction over, directly or indirectly, Common Shares in excess of the Maximum Percentage of the Common Shares outstanding immediately after giving effect to such exercise or issuance, such number of Common Shares up to but not in excess of the Maximum Percentage shall be issued and after such number of Common Shares have been issued, the remaining issued and outstanding Warrants shall be automatically deemed to be unexercised. For purposes of this paragraph, the aggregate number of Common Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Common Shares held by the Holder and all other Attribution Parties plus the number of Common Shares issuable upon exercise of any Warrants with respect to which the determination of such calculation is being made, but shall exclude Common Shares which would be issuable upon (A) exercise of the remaining, outstanding Warrants beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible debentures, or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(e). For purposes of this Section 1(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “U.S. Securities Exchange Act”). For purposes of determining the number of outstanding Common Shares the Holder may acquire upon exercise of the Warrants without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Common Shares as reflected in the most recent of (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or its transfer agent, if any, setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives an Election to Purchase from the Holder at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of Common Shares then outstanding and, to the extent that such Election to Purchase would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(e), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Common Shares to be exercised pursuant to such Election to Purchase. For any reason at any time, upon the written request of the Holder, the Company shall within one Business Day confirm orally and in writing or by electronic mail to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Shares to the Holder upon exercise of the Warrants results in the Holder and the other Attribution Parties being deemed to beneficially own or exercise control or direction over, directly or indirectly, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the U.S. Securities Exchange Act), the number of Common Shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership or control exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. The provisions of this paragraph shall be construed and implemented in strict conformity with the terms of this Section 1(e) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(e) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of any and all Warrants. For the purposes of this Section 1(e), “Attribution Parties” shall mean, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the Holder or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other persons whose beneficial ownership of the Common Shares would or could be aggregated with the Holders and the other Attribution Parties for purposes of Section 13(d) of the U.S. Securities Exchange Act; and “Group” shall mean a “group” as that term is used in Section 13(d) of the U.S. Securities Exchange Act and as defined in Rule 13d-5 thereunder. For clarity, the purpose of these definitions are to subject the Holder and all other Attribution Parties to the Maximum Percentage.

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(f)	Adjustments. The subscription rights in effect under the Warrants for Common Shares issuable upon the exercise of the Warrants shall be subject to adjustment from time to time as follows:

(i)	If, at any time from the date hereof until the Time of Expiry (the “Adjustment Period”), the Company shall:

(A)	subdivide, re-divide or change its outstanding Common Shares into a greater number of Common Shares;

(B)	reduce, combine or consolidate its outstanding Common Shares into a lesser number of Common Shares; or

(C)	issue Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or other distribution (other than, if applicable, a dividend paid in the ordinary course or a distribution of Common Shares upon the exercise of warrants, options, restricted share units or other exchangeable or convertible securities of the Company);

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(any of such events in subsections 1(f)(i)(A), (B) or (C) being called a “Common Share Reorganization”) then, in each such event, the Exercise Price shall be adjusted as of the effective date or record date of such Common Share Reorganization, as the case may be, and shall, in the case of the events referred to in (A) or (C) above, be decreased in proportion to the increase in the number of outstanding Common Shares resulting from such subdivision, re-division, change or distribution, or shall, in the case of the events referred to in (B) above, be increased in proportion to the decrease in the number of outstanding Common Shares resulting from such reduction, combination or consolidation, in each case by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding as of the effective date or record date after giving effect to such Common Share Reorganization. Such adjustment shall be made successively whenever any event referred to in this subsection 1(f)(i) shall occur. Upon any adjustment of the Exercise Price pursuant to this subsection 1(f)(i), the Exchange Rate (as defined below) shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment. “Exchange Rate” means the number of Common Shares subject to the right of purchase under each Warrant, which, as of the date hereof, is one Common Share for one Warrant.

(ii)	If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the Current Market Price (as defined below) on the date of announcement of such issuance (a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that no such rights, options or warrants are exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or, if any such rights, options or warrants are exercised, to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be. Upon any adjustment of the Exercise Price pursuant to this subsection 1(f)(ii), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment.

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(iii)	If and whenever at any time during the Adjustment Period the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) securities of any class, whether of the Company or any other entity (other than Common Shares), (ii) rights, options or warrants to subscribe for or purchase Common Shares (or other securities convertible into or exchangeable for Common Shares), other than pursuant to a Rights Offering; (iii) evidences of its indebtedness or (iv) any cash, securities or other property or other assets (other than, if applicable, dividends paid in the ordinary course) and if such issue or distribution does not constitute a Common Share Reorganization, a Rights Offering or a distribution of Common Shares upon the exercise of Warrants or any outstanding options, then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by the directors of the Company, acting reasonably (whose determination shall be conclusive, subject to prior written consent of the TSX and any other applicable stock exchange approvals), of such cash, securities or other property or other assets so issued or distributed over the fair market value of any consideration received therefor by the Company from the holders of the Common Shares, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed. Upon any adjustment of the Exercise Price pursuant to this subsection 1(f)(iii), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment.

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(iv)	If and whenever at any time during the Adjustment Period, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in subsection 1(f)(i) or a consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Holder that has not exercised its Warrants prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such Warrant thereafter, shall be entitled to receive upon payment of the Exercise Price and shall accept, in lieu of the number of Common Shares that prior to such effective date the Holder would have been entitled to receive the number of shares or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares to which prior to such effective date it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Company, relying on advice of legal counsel, to give effect to or to evidence the provisions of this subsection 1(f)(iv), the Company, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an agreement or certificate which shall provide, to the extent possible, for the application of the provisions set forth in this Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which the Holder is entitled on the exercise of its acquisition rights thereafter. Any agreement or certificate entered into between the Company, any successor to the Company or such purchasing body corporate, partnership, trust or other entity and the Holder shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subsection 1(f) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances arrangements.

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(v)	If and whenever at any time during the Adjustment Period the Company or a subsidiary of the Company shall make an issuer bid or a tender or exchange offer (other than an odd lot offer or a normal course issuer bid) to all or substantially all of the holders of Common Shares for all or any portion of the Common Shares where the cash and the value of any other consideration included in such payment per Common Share exceeds the Current Market Price on the business day immediately preceding the commencement of the issuer bid or tender or exchange offer (any such issuer bid or tender or exchange offer being called an “Issuer Bid”), the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect on the date of the completion of such Issuer Bid by a fraction, the numerator of which shall be the product of (A) the number of Common Shares outstanding immediately prior to the completion of the Issuer Bid (without giving effect to any reduction in respect of any tendered or exchanged shares) and (B) the Current Market Price on the trading day immediately preceding the commencement of the Issuer Bid, and the denominator of which shall be the sum of (A) the fair market value (determined by the board of directors of the Company, acting reasonably and in good faith) of the aggregate consideration paid by the Company or subsidiary to holders of Common Shares upon the completion of such Issuer Bid, and (B) the product of (I) the difference between the number of Common Shares outstanding immediately prior to the completion of the Issuer Bid (without giving effect to any reduction in respect of tendered or exchanged shares) and the number of Common Shares actually purchased by the Company or subsidiary pursuant to the Issuer Bid, and (II) the Current Market Price on the trading day immediately preceding the commencement of the Issuer Bid.

(vi)	In any case in which this subsection (iv)1(f) shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder of any Warrant exercised after the record date and prior to completion of such event the additional Common Shares issuable by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of exercise or such later date as the Holder would, but for the provisions of this subsection 1(f)(vi), have become the holder of record of such additional Common Shares pursuant to this subsection 1(f).

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(vii)	In any case in which subsection 1(f)(i)(C), subsection 1(f)(ii) or subsection 1(f)(iii) require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the Holder of the outstanding Warrants receives, subject to any required TSX approval or other stock exchange or regulatory approval, the rights or warrants referred to in subsection 1(f)(i)(C), subsection 1(f)(ii) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in subsection 1(f)(iii), as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrants having then been exercised into Common Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be.

(viii)	Each Common Share issued upon exercise of Warrants shall be entitled to receive, in addition to any Common Shares received in connection with such exercise, rights under the shareholder rights plan or equivalent plan, if any, and the certificates (if applicable) representing the Common Shares issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan or equivalent plan adopted by the Company, as the same may be amended from time to time, and the Exercise Price shall not be adjusted in connection therewith. If prior to any exercise of Warrants, however, such rights have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights agreement, the Exercise Price shall be adjusted at the time of separation as if the Company distributed to all holders of Common Shares, rights options or warrants as described in subsection 1(f)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(ix)	The adjustments provided for in this subsection 1(f) are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this subsection 1(f), provided that, notwithstanding any other provision of this Section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect or the number of Common Shares issuable upon the exercise of a Warrant by at least one one-hundredth of a Common Share; provided, however, that any adjustments which by reason of this subsection 1(f)(ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

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(x)	After any adjustment pursuant to this subsection 1(f), the term “Common Shares”, where used in this Certificate, shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this subsection 1(f), the Holder is entitled to receive upon the exercise of Warrants, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other property or securities the Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this subsection 1(f), upon the full exercise of a Warrant.

(xi)	All Common Shares or shares of any class or other securities, which the Holder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this subsection 1(f), shall, for the purposes of the interpretation of this Certificate, be deemed to be Common Shares which such Holder is entitled to acquire pursuant to such Warrant.

(xii)	Notwithstanding anything in this subsection 1(f), no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to this Certificate or in connection with (a) any share incentive plan or restricted share unit plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Company; or (b) the satisfaction of existing instruments issued as of the date hereof.

(xiii)	As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Company shall take any action which may, in the opinion of legal counsel, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Common Shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(xiv)	The Company shall from time to time promptly after the occurrence of any event which requires an adjustment or readjustment as provided in this subsection 1(f), deliver a certificate of the Company to the Holder specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

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(xv)	The Company covenants to and in favour of the Holder that so long as this Warrant remains outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in this subsection 1(f) whether or not such action would give rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Warrants, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

(xvi)	The Company covenants with the Holder that it will not close its transfer books or take any other corporate action which might deprive the Holder of the opportunity to exercise its right of acquisition hereunder during the period of 10 business days after the giving of the certificate set forth in subsection 1(f)(xiv).

(xvii)	If the Company, after the date hereof, shall take any action affecting the Common Shares other than action described in this subsection 1(f), which in the reasonable opinion of the directors of the Company would materially affect the rights of the Holder, the Exercise Price and/or the Exchange Rate, the number of Common Shares which may be acquired upon exercise of the Warrants shall be adjusted in such manner and at such time, by action of the directors, acting reasonably and in good faith, in their sole discretion as they may determine to be equitable to the Holder in the circumstances, provided that no such adjustment will be made unless any requisite prior approval of the TSX and any other stock exchange on which the Common Shares are listed for trading has been obtained, as applicable. No adjustments shall be made pursuant to this subsection 1(f)(xvii) if the Holder is entitled to participate in any event described in this subsection 1(f)(xvii) on the same terms, mutatis mutandis, as if the Holder had exercised their Warrants prior to, or on the effective date or record date (as applicable) of, such event.

(xviii)	If at any time a question or dispute arises with respect to adjustments provided for in this subsection 1(f), such question or dispute will be conclusively determined by the auditor of the Company or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors of the Company and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Company and the Holder. The Company will provide such auditor or chartered accountant with access to all necessary records of the Company.

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(g)	Shares to be Reserved. The Company will at all times keep available and reserve out of its authorized Common Shares, solely for the purpose of issuing upon the exercise of the Warrants, such number of Common Shares as shall then be issuable upon the exercise of the Warrants. The Company covenants and agrees that all such Common Shares which shall be so issuable will, upon issuance and receipt of the Exercise Price therefore, be duly authorized and issued as fully paid and nonassessable. The Company will take all such actions as may be necessary to ensure that all such Common Shares may be so issued without violation of any applicable requirements of any exchange upon which the Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges. The Company will take all such actions as are within its power to ensure that all such Common Shares may be so issued without violation of any applicable law.

(h)	Issue Tax. Upon the exercise of Warrants, the issuance of certificates, if any, for the Common Shares and the issuance of Certificates for any unexercised Warrants shall be made without charge to the Holder, including for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate(s) in a name other than that of the Holder.

(i)	Listing. The Company will, at its expense and as expeditiously as possible, use its commercially reasonable efforts to cause all Common Shares issuable upon the exercise of the Warrants to be duly listed on the TSX and/or any other stock exchange upon which the Common Shares may be then listed prior to the issuance of such Common Shares and the Company will provide notice to the Nasdaq Stock Market (the “NASDAQ”) with respect to the listing of all Common Shares issuable upon exercise of the Warrants.

(j)	Current Market Price. For the purposes of any computation hereunder, the “Current Market Price” at any date shall be the volume weighted average trading price (“VWAP”) per Common Share for the 20 consecutive trading days ending five trading days prior to the relevant date on the TSX or if on such date the Common Shares are not listed on the TSX, on the most senior stock exchange in Canada on which the Common Shares may then be listed and on which there is the greatest volume of trading of the Common Shares for such 20 day period, or, if the Common Shares or any other security in respect of which a determination of Current Market Price is being made are not listed on any stock exchange, which includes the TSX, the Current Market Price shall be determined in good faith by the directors of the Company, which determination shall be conclusive, absent fraud or manifest error. The VWAP shall be determined by dividing the aggregate sale price of all such Common Shares sold on the said exchange during the said 20 consecutive trading days by the total number of such Common Shares so sold.

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2.	Transfer of Warrants. Subject to applicable securities laws, the Warrants represented by this Certificate are transferable by the Holder to any person, upon delivery to the Company of this Certificate and a duly executed transfer form in substantially the form attached hereto as Schedule 2 (the “Transfer Form”) or such other instrument of transfer in such form as the Company may from time to time prescribe. The Warrants may be offered, sold, pledged or otherwise transferred only: (a) to the Company (b) outside the United States in compliance with rule 904 of Regulation S under the U.S. Securities Act and in compliance with local laws and regulations, (c) in accordance with (1) Rule 144A Under the U.S. Securities Act, or (2) Rule 144 under the U.S. Securities Act and, in each case, in compliance with applicable state securities laws, or (d) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, provided that in the case of transfers pursuant to (b), (c)(1), (c)(2) or (d) above, a legal opinion reasonably satisfactory to the Company must first be provided to the Company’s transfer agent to the effect that such transfer is exempt from or not subject to registration under the U.S. Securities Act and applicable state securities laws. Subject to the foregoing, the Company shall issue and mail as soon as practicable, and in any event within five business days of such delivery, a new Certificate registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed. Upon the transfer of any Warrant in accordance with the terms hereof, the Company shall enter the name of the transferee in the register as the registered holder of such transferred Warrants.

3.	U.S. Securities Laws. The Warrants represented by this Certificate may only be exercised by or on behalf of a holder who, at the time of exercise, either:

(a)	is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Company pursuant to the terms and conditions of the exchange and subscription agreement between the Company and the Holder dated May [*], 2024 (the “Agreement”); (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any; (c) each of holder or any beneficial owner is on the date of exercise of the Warrants, an “accredited investor” within the meaning of Rule 501(a) under the U.S. Securities Act; and (d) all the representations, warranties and covenants agreed upon or made by the holder of the warrant (the “Warrantholder”) during the purchase of the Warrants from the Company continue to be true and correct on the date of exercise of the Warrants and it represents to the Company as such; or

(b)	is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Company pursuant to the terms and conditions of the Agreement; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment discretion; (c) each of it and any beneficial owner was on the date the Warrants were purchased from the Company, and is on the date of exercise of the Warrants, a “qualified institutional buyer” (as that term is used in Rule 144A of the U.S. Securities Act and is also an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act); and (d) all the representations, warranties and covenants agreed upon or made by the Warrantholder, or any beneficial purchaser, as the case may be during the purchase of the Warrants from the Company continue to be true and correct as of the date of exercise of the Warrants and it represents to the Company as such; or

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(c)	is tendering with the exercise form a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that the issuance of the Common Shares to be delivered upon exercise of the Warrants have been registered under the U.S. Securities Act and all applicable state securities laws of the United States or such issuance is exempt from such registration requirements.

4.	Replacement. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Certificate), the Company will issue to the Holder a replacement Certificate (containing the same terms and conditions as this Certificate), without expense to the Holder.

5.	Expiry Date. The Warrants represented by this Certificate shall expire and all rights to purchase Common Shares hereunder shall cease and become null and void at 5:00 p.m. (Toronto time) on the Expiry Date.

6.	Successor Companies.

(a)	The Company shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other company (herein called a “successor company”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor company shall have executed such instruments and done such things as the Company, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor company will have assumed all the covenants and obligations of the Company under this Certificate; and

(ii)	the Warrants and the terms set forth in this Certificate will be a valid and binding obligation of the successor company entitling the Holder, as against the successor company, to all the rights of the Holder under this Certificate.

(b)	Whenever the conditions of subsection 6(a) shall have been duly observed and performed, the successor company shall possess, and from time to time may exercise, each and every right and power of the Company under this Certificate in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor company.

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7.	Covenants and Compliance Obligations. So long as any Warrants remain outstanding the Company covenants that:

(a)	it shall do or cause to be done all things necessary to preserve and maintain its corporate existence; and

(b)	if the issuance of the Common Shares upon the exercise of the Warrants requires any filing or registration with or approval of any Canadian securities regulatory authority or other Canadian governmental authority or compliance with any other requirement under any Canadian law before such Common Shares may be validly issued, the Company agrees to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be.

8.	Governing Law. The laws of the Province of Ontario and the federal laws of Canada applicable therein shall govern the Warrants.

9.	Successors. This Certificate shall inure to the benefit of the Holder and its successors or assigns and shall be binding on the Company and its successors.

10.	General. All amounts of money referred to in this Certificate are expressed in lawful money of Canada.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by a duly authorized officer.

DATED as of May [*], 2024.

CANOPY GROWTH CORPORATION

Per:
Authorized Signing Officer

SCHEDULE 1

ELECTION TO PURCHASE

TO: Canopy Growth Corporation

The undersigned hereby irrevocably elects to exercise the number of Warrants of Canopy Growth Corporation for the number of Common Shares (or other property or securities subject thereto) as set forth below:

Payment of Exercise Price

(a)	Number of Warrants to be Exercised:	#

(b)	Number of Common Shares to be Acquired:	#

(c)	Exercise Price per Common Share:	$

(d)	Aggregate Purchase Price [(b) multiplied by (c)]	$

and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price, and directs such Common Shares to be registered and a certificate therefor, if applicable, to be issued as directed below.

Any capitalized term in this Election to Purchase that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Certificate.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐	(A)	the undersigned holder is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Company pursuant to the terms and conditions of the Agreement; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any; (c) each of the undersigned and any beneficial owner is on the date of exercise of the Warrants, an “accredited investor” within the meaning of Rule 501(a) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”); and (d) all the representations, warranties and covenants agreed upon or made by the Warrantholder during the purchase of the Warrants from the Company continue to be true and correct as if duly executed as of the date hereof;

☐	(B)	the undersigned holder is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Company pursuant to the terms and conditions of the Agreement; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment discretion; (c) each of it and any beneficial owner was on the date the Warrants were purchased from the Company, and is on the date of exercise of the Warrants, a “qualified institutional buyer” (as that term is used in Rule 144A of the U.S. Securities Act and is also an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act); and (d) all the representations, warranties and covenants agreed upon or made by the Warrantholder, or any beneficial purchaser, as the case may be during the purchase of the Warrants from the Company continue to be true and correct as if duly executed as of the date hereof; OR

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☐	(C)	the undersigned holder is tendering with this exercise form a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that the issuance of the Common Shares to be delivered upon exercise of the Warrants have been registered under the U.S. Securities Act and all applicable state securities laws of the United States or such issuance is exempt from such registration requirements.

The undersigned holder understands that a certificate or direct registration statement representing the Common Shares shall be issued bearing a legend restricting transfer under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available (as described in the Certificate and the Agreement).

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise shall be subject to restrictions on resale under applicable securities legislation. The undersigned hereby further acknowledges that the Company will rely upon the confirmations, acknowledgements and agreements set forth herein, and agrees to notify the Company promptly in writing if any of the representations or warranties herein ceases to be accurate or complete.

[Remainder of page intentionally left blank. Signature page follows.]

DATED this            day of           , 20 .

Per:	Address of Registered Holder

Name of Registered Holder:

SCHEDULE 2

TRANSFER FORM

TO:         Canopy Growth Corporation

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(Transferee)

(Address)

           of the Warrants registered in the name of the undersigned transferor represented by the attached Warrant Certificate.

Any capitalized term in this Transfer Form that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Certificate.

The undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A) the transfer is being made only to the Company;

☐	(B) the transfer is being made outside the United States in compliance with rule 904 of Regulation S under the U.S. Securities Act and in compliance with local laws and regulations and the undersigned has furnished to the Company and the Company’s transfer agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect;

☐	(C) the transfer is being made in accordance with (1) Rule 144A under the U.S. Securities Act, or (2) Rule 144 under the U.S. Securities Act and, in each case, in compliance with applicable state securities laws and the undersigned has furnished to the Company and the Company’s transfer agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect; or

☐	(D) the transfer is being made in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect.

DATED this           day of          _,           .

Signature of Registered Holder (Transferor)

Print name of Registered Holder

Address

NOTE: The signature on this transfer form must correspond with the name as recorded on the face of the Certificate in every particular without alteration or enlargement or any change whatsoever or this transfer form must be signed by a duly authorized trustee, executor, administrator, curator, guardian, attorney of the Holder or a duly authorized signing officer in the case of a corporation. If this transfer form is signed by any of the foregoing, or any person acting in a fiduciary or representative capacity, the Certificate must be accompanied by evidence of authority to sign.

Exhibit 10.1

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Canopy USA, LLC

(A Delaware Limited Liability Company)

Effective as of April 30, 2024

THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE STATE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH MEMBERSHIP INTERESTS MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES LAWS AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Second Amended and Restated Limited Liability Company Agreement of Canopy USA, LLC, a Delaware limited liability company (the “Company”), is entered into as of April 30, 2024 by and among the Company, the Members executing this Agreement as of the date hereof (collectively, the “Initial Members”), and each other Person who after the date hereof becomes a Member of the Company and becomes a party to this Agreement by executing a Joinder Agreement.

RECITALS

1.            WHEREAS, the Company has been formed as a limited liability company in accordance with the Delaware Act (defined below); and

2.            WHERAS, the Company and EB Transaction Corp. entered into a Limited Liability Company Agreement dated as of September 1, 2022 (the “Original Limited Liability Company Agreement”); and

3.            WHERAS, the Company and the Initial Members entered into an Amended and Restated Limited Liability Company Agreement dated as of May 19, 2023 (the “May 2023 Limited Liability Company Agreement”); and

4.            WHEREAS, the Company and the Initial Members wish to amend and restated the terms of the May 2023 Limited Liability Company Agreement; and

5.            WHEREAS, the Initial Members agrees that the membership in and management of the Company shall be governed by the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 1.01:

“Acreage” has the meaning set forth in Section 3.06(a).

“Acreage Acquisition” has the meaning set forth in Section 3.06(a).

“Acreage Acquisition Valuation” means the product obtained by multiplying the Acreage Valuation by the percentage of the issued and outstanding shares of Acreage that are held by the Company as of the date of the Acreage Acquisition.

“Acreage Purchase Price” means the product obtained by multiplying the total number of Canopy Shares issued by Canopy in connection with the Acreage Acquisition by the closing price of the Canopy Shares on the stock exchange with the highest volume of trading of Canopy Shares on the date immediately prior to the Acreage Acquisition.

“Acreage Valuation” has the meaning set forth in Section 3.06(a).

“Actual Canopy Issued Exchangeable Shares” means the quotient obtained by dividing the Acreage Purchase Price by the Fair Market Value of the Shares on the closing date of the Acreage Acquisition.

“Adjustment Shares” means the number obtained by subtracting the total number of Aggregate Canopy Exchangeable Shares and the total number of issued and outstanding Class A Shares at the applicable time from the total number of Target Outstanding Shares.

“Affected Manager” has the meaning set forth in Section 7.12.

“Affected Member” has the meaning set forth in Section 4.14.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; provided, however, that a Person that, directly or indirectly, owns or controls 25% or more of any voting securities, partnership, or other interests that provide the ability to cause the direction of the management and policies of such Person shall be deemed to control such other Person; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement, as executed, which amends and restated the May 2023 Limited Liability Company Agreement, and as it may be amended, modified, supplemented, or restated from time to time, as provided herein.

“Aggregate Canopy Exchangeable Shares” means the sum of (i) the total number of Actual Canopy Issued Exchangeable Shares plus (ii) the total number of Exchangeable Shares held by Canopy Sub prior to the closing date of the Acreage Acquisition.

“Announcement” has the meaning set forth in Section 12.02.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory, or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Board” has the meaning set forth in Section 7.01.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in the City of New York are authorized or required to close.

“Calculated Canopy Percentage Ownership” means the quotient obtained by dividing the total number of Implied Canopy Shares by the total number of Implied Company Outstanding Shares.

“Cannabis” shall mean any of the following:

(i)      any plant or seed, whether live or dead, from any species or subspecies of genus Cannabis, including Cannabis sativa, Cannabis indica and Cannabis ruderalis, Marijuana and any part, whether live or dead, of the plant or seed thereof, including any stalk, branch, root, leaf, flower, or trichome;

(ii)     any material obtained, extracted, isolated, or purified from the plant or seed or the parts contemplated by clause (i) of this definition, including any oil, cannabinoid, terpene, genetic material or any combination thereof;

(iii)    any organism engineered to biosynthetically produce the material contemplated by clause (ii) of this definition, including any micro-organism engineered for such purpose;

(iv)    any biologically or chemically synthesized version of the material contemplated by clause (ii) of this definition or any analog thereof, including any product made by any organism contemplated by clause (iii) of this definition; and

(v)     any other meaning ascribed to the term “cannabis” under United States or Canadian Cannabis Codes;

“Cannabis Act” means an act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts, S.C. 2018, c. 16, as amended from time to time.

“Cannabis Code” means any laws or regulations promulgated or enacted by state or local jurisdiction in which the Company or its Subsidiaries have operations pertaining to cannabis cultivation, dispensing, sale, storage, manufacturing, distribution, transporting, testing or other commercial cannabis activities within its respective jurisdiction including the Cannabis Act, Cannabis Regulations, the Controlled Drugs and Substances Act (Canada) and the Controlled Substances Act (United States), but excluding requirements in the organizational documents of any person.

“Cannabis Regulations” means Cannabis regulations under the Cannabis Act, as amended from time to time, and all other regulations made from time to time under any other applicable legislation in any applicable jurisdiction with respect to Cannabis Activities.

“Cannabis Regulatory Body” means all applicable state and local licensing authorities with authority under a Cannabis Code, as the case may be.

“Canopy” means Canopy Growth Corporation.

“Canopy Shares” means the common shares in the capital of Canopy.

“Canopy Sub” means 11065220 Canada Inc.

“Capital Contribution” means, for any Member, the total amount of cash and cash equivalents and the value of any property contributed to the Company by such Member.

“Certificate of Formation” has the meaning set forth in the Recitals.

“Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries; (b) a sale resulting in no less than a majority of the Voting Shares being held by a Person other than a Member who was a Member immediately prior to the sale; or (c) a merger, consolidation, recapitalization, or reorganization of the Company with or into a Person that results in the inability of the Members to designate or elect a majority of the Managers (or the board of directors (or its equivalent) of the resulting entity or its parent company).

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in the Preamble.

“Company Subsidiary” means a Subsidiary of the Company.

“Confidential Information” has the meaning set forth in Section 12.02.

“Covered Person” has the meaning set forth in Section 11.01(a).

“Delaware Act” means the Delaware Limited Liability Company Act, Title 6, Chapter 18, §§ 18- 101, et seq.

“Distribution” means a distribution made by the Company to a Member, whether in cash, property, or securities of the Company and whether by liquidating distribution or otherwise; provided, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Shares; (b) any recapitalization or exchange of securities of the Company; or (c) any subdivision (by a split of Shares or otherwise) or any combination (by a reverse split of Shares or otherwise) of any outstanding Shares.

“Distribute” when used as a verb shall have a correlative meaning.

“Distribution Ceiling” means, as at any time that a Distribution is declared by the Board, the maximum amount of a Distribution such that following the Distribution the Company remains solvent (as determined by the Board).

“Distribution Ceiling Pro Rata Amount” means the maximum amount of a Distribution that any Share may receive pursuant to the Distribution Ceiling, assuming the conversion of the Exchangeable Shares pursuant to Section 3.04(d). For the avoidance of doubt, while no Distribution shall actually be paid to any Member holding Exchangeable Shares, the Board shall determine the Distribution Ceiling Pro Rata Amount as if any and all Exchangeable Shares issued and outstanding at the time of determination had been converted into Class A Shares.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Fair Market Value” means the fair market value of a Share as determined through an appraisal, assuming that the Company was offered for sale in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller (which for greater certainty, in the applicable circumstances shall mean the Company/Board, on the one hand, and a majority of the holders of Class A Shares, on the other hand) each acting prudently and knowledgeably, and assuming the price per Share is not affected by undue stimulus at such time or any control or voting rights premium, all on the basis of the long-term value of the Company as opposed to being determined by short-term market conditions. Implicit in this definition is the consummation of a sale as of the date the day prior to an automatic divestiture pursuant to Section 4.14 and the passing of title from the seller to the buyer whereby: (i) the buyer and seller are typically motivated; (ii) both parties are well informed or well advised and acting in what they consider their own best interests; (iii) a reasonable time is allowed for exposure in the open market; (iv) payment is made in cash; and (v) the price per Share represents the normal consideration for the Company, on a per Share basis, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale, but taking into account the assumption by the buyer of any financing to the extent that it may be assumed by the buyer. The buyer and seller shall jointly select an independent appraiser. In the event the buyer and seller are unable to agree upon an independent appraiser, the buyer and seller shall each select one independent appraiser who shall determine the Fair Market Value. In the event that the appraisers’ determinations of the Fair Market Value differ by 15% or less compared to the lower of the two values, the Fair Market Value shall be the average of the two. In the event that the appraisers’ determinations of the Fair Market Value differ by more than 15% compared to the lower of the two values, then the two appraisers shall jointly select a third appraiser. If the two appraisers are unable jointly to select a third appraiser, either the buyer or the seller may, upon written notice to the other, apply to the presiding judge of a court of competent jurisdiction for the selection of the third appraiser and who shall be selected from a list of names of independent appraisers submitted by the buyer and seller. Such third appraiser will independently determine the Fair Market Value. If the third appraiser’s determination of the Fair Market Value is less than, or greater than, both of the first two values, the third appraiser’s determination of the Fair Market Value shall be disregarded and the Fair Market Value will be the average of the first two appraisers’ determinations of the Fair Market Value; or is equal to one of the first two appraisers’ determinations of the Fair Market Value or in between the first two values, the Fair Market Value will be the average of the three values. The cost of the appraiser (x) appointed the buyer shall be borne by the buyer, (y) appointed by the seller shall be borne by seller and (z) appointed by the two appraisers, if any, shall be shared equally by the buyer and the seller.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Implied Canopy Shares” means the sum of (i) the quotient obtained by dividing the Acreage Acquisition Valuation by the Fair Market Value of the Shares plus (ii) the total number of Exchangeable Shares held by Canopy Sub prior to the closing date of the Acreage Acquisition.

“Implied Company Outstanding Shares” means the sum of (i) the total number of Implied Canopy Shares plus (ii) the total number of issued and outstanding Class A Shares as of the applicable date.

“Initial Members” has the meaning set forth in the Preamble.

“Joinder Agreement” means the joinder agreement in form and substance attached hereto as Exhibit A.

“Lien” means any mortgage, pledge, security interest, option, right of first offer, encumbrance, or other restriction or limitation of any nature whatsoever.

“Liquidator” has the meaning set forth in Section 10.03(a).

“Losses” has the meaning set forth in Section 11.03(a).

“Manager” has the meaning set forth in Section 7.01.

“Managers Schedule” has the meaning set forth in Section 7.03(d).

“Member” means (a) each Initial Member; and (b) each Person who is hereafter admitted as a Member by holding Shares (i.e., a shareholder) in accordance with the terms of this Agreement and the Delaware Act, in each case so long as such Person is shown on the Company’s books and records as the owner of one or more Shares. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Members Schedule” has the meaning set forth in Section 3.01.

“Membership Interest” means an interest in the Company owned by a Member, including such Member’s right (based on the type, class, or series of Share or Shares held by such Member), as applicable, to (a) such Member’s Distributive share of the assets of the Company; (b) vote on, consent to, or otherwise participate in any decision of the Members as provided in this Agreement; and (c) any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act.

“Officers” has the meaning set forth in Section 7.07.

“Original Limited Liability Company Agreement” has the meaning set forth in the Recitals.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Pro-rata Adjustment Shares” means the product obtained by multiplying the total number of Adjustment Shares by the pro-rata ownership of the applicable holder of Class A Shares immediately prior to the Acreage Acquisition.

“Protection Agreement” means that certain Second Amended and Restated Protection Agreement entered into by and between the Company, Canopy Sub, and Canopy and attached hereto as Exhibit C.

“Removal Event” has the meaning set forth in Section 7.12.

“Representative” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“Secretary of State” has the meaning set forth in Section 2.01(a).

“Securities Act” means the Securities Act of 1933.

“Share” means a measure representing a fractional part of the Membership Interests of the Members and shall include all types, classes, and series of Shares, including the Class A Shares, the Class B Shares and the Exchangeable Shares; provided, that any type, class, or series of Shares shall have the privileges, preference, duties, liabilities, obligations, and rights set forth in this Agreement with respect to such type, class, or series of Shares and the Membership Interests represented by such type, class, or series of Share shall be determined in accordance with such privileges, preference, duties, liabilities, obligations, and rights.

“Share Purchase Agreement” means the Company’s standard form of Share Purchase Agreement, attached hereto as Exhibit B and the substantially similar final version entered into by the Company and any Person pursuant to which such Person acquires Shares in the Company.

“State and/or Local Cannabis Regulations” means any criminal, civil or administrative statute, regulation, ordinance, decree, court order or other proclamation having the force of law, enacted, adopted or issued by any state Government Authority or local Government Authority in the United States pertaining to the criminalization, decriminalization, regulation, or licensing of medical and/or recreational Cannabis sales, consumption, cultivation, distribution, or storage.

“State and/or Local Cannabis License” means any license required by a state or municipality in order to operate a Cannabis business or to own or lease property used by a Cannabis business within that state or municipality’s jurisdiction.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Target Outstanding Shares” means the quotient obtained by dividing the total number of Aggregate Canopy Exchangeable Shares by the Calculated Canopy Percentage Ownership.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate, or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation, or similar disposition of, any Shares owned by a Person or any interest (including a beneficial interest) in any Shares owned by a Person. “Transfer” when used as a noun shall have a correlative meaning. “Transferor” and “Transferee” mean a Person who makes or receives a Transfer, respectively.

“Triggering Event Date” means the date that the NASDAQ Stock Market or The New York Stock Exchange permit the listing of companies that consolidate the financial statements of Persons that cultivate, distribute or possess marijuana (as defined in 21 U.S.C 802) in the United States.

“Underlying Company Subject Matter” has the meaning set forth in Section 7.13.

“Voting Members” has the meaning set forth in Section 4.07(b).

“Voting Shares” has the meaning set forth in Section 4.07(a).

“Wana Investor” means, collectively, Nancy Whiteman and her Affiliates.

“WW” means, collectively, Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC.

Section 1.02      Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and gender-neutral forms. Unless the context otherwise requires, references herein: (i) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (ii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

ARTICLE II

ORGANIZATION

Section 2.01      Formation.

(a)            The Company was formed on September 1, 2022, pursuant to the provisions of the Delaware Act, upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware (the “Secretary of State”).

(b)            This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations, and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations, and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

Section 2.02      Purpose. The business of the Company will be to carry on any lawful business or activity, and to have and exercise all of the powers, rights and privileges which a limited liability company organized pursuant to the Delaware Act may have and exercise.

Section 2.03      Name. The name of the Company shall be Canopy USA, LLC.

Section 2.04      Principal Place of Business. The principal place of business of the Company will be established and maintained at 35715 Hwy 40, Ste D102, Evergreen, Colorado 80439, or at such other or additional place or places as the Board may determine from time to time.

Section 2.05      Registered Office and Registered Agent. The registered agent of the Company for the service of process and the registered office of the Company in the State of Delaware will be that person and location reflected in the Certificate. The Board may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. In the event the registered agent ceases to act for any reason or the registered office should change, the Board will promptly designate a replacement registered agent or file a notice of change of address, as the case may be, in the manner provided by law.

Section 2.06      Term. The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with the provisions of ARTICLE X and the Delaware Act.

ARTICLE III

SHARES

Section 3.01      Shares Generally. The Membership Interests of the Members shall be represented by issued and outstanding Shares, which may be divided into one or more types, classes, or series. Each type, class, or series of Shares shall have the privileges, preference, duties, liabilities, obligations, and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class, or series. The Board shall maintain a schedule of all Members, their respective mailing addresses, and the amount and type, class, or series of Shares held by them (the “Members Schedule”), and shall be updated by the Board from time to time upon the issuance or Transfer of any Shares to any new or existing Member in accordance with this Agreement. A copy of the Members Schedule as of the execution of this Agreement is attached hereto as Schedule A. So long as any pledge or hypothecation of any Exchangeable Shares is in effect, the Company shall not elect for the Exchangeable Shares to be considered securities governed by Article 8 of the Uniform Commercial Code (as in effect in any relevant jurisdiction) without the prior written consent of all pledgees of such Exchangeable Shares.

Section 3.02     Authorization and Issuance of Class A Shares. The Company is hereby authorized to issue an unlimited number of Shares designated as Class A Shares (“Class A Shares”).

(a)            Voting Rights. The holders of Class A Shares shall be entitled to receive notice of and to attend all meetings of the Members of the Company and to one vote in respect of each Class A Share held at all such meetings.

(b)            Distributions. The holders of Class A Shares shall be entitled to receive such distributions (if any) as the Board may in their discretion declare. The holders of Class A Shares and the holders of Class B Shares shall be entitled to share equally, Share for Share, in any distribution declared by the Board.

(c)            Dissolution. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its Members for the purpose of winding-up its affairs, the holders of Class A Shares and the holders of Class B Shares shall be entitled to share equally, Share for Share, in any distribution of the assets and property of the Company.

(d)            Automatic Conversion. Each issued and outstanding Class A Share shall automatically, without any action on behalf of the holder, be exchanged for one Class B Share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class B Shares, in such manner as the Board may determine to be equitable in the circumstances, acting in good faith (the “Conversion Ratio”) immediately upon conversion of all of the issued and outstanding Exchangeable Shares into Class B Shares (the “Conversion Event”); provided that in the event that the former holders of Class A Shares, in the aggregate, at the time of such Conversion Event would own less than 10.0% of the issued and outstanding Class B Shares, the Conversion Ratio will be increased such that the former holders of Class A Shares will own 10.0% of the issued and outstanding Class B Shares immediately following the Conversion Event. Upon the occurrence of the Conversion Event, the Company shall deliver notice in writing to each holder of Class A Shares accompanied by a certificate or certificates representing the Class B Shares or, if uncertificated, such other evidence of ownership as the Company may determine. All Class A Shares shall automatically be cancelled as of the occurrence of the Conversion Event.

(e)            Subdivision or Consolidation. No subdivision or consolidation of the Class A Shares may be carried out unless, at the same time, the Exchangeable Shares and the Class B Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.

(f)            Authorized Capital. Immediately following the completion of the Conversion Event, the authorized capital of the Company shall be automatically amended by deleting all of the authorized but unissued Class A Shares together with its rights, privileges, restrictions and conditions attached thereto. The authorized capital of the Company, after giving effect to the foregoing, shall consist of an unlimited number of Class B Shares.

Section 3.03     Authorization and Issuance of Class B Shares. The Company is hereby authorized to issue an unlimited number of Shares designated as Class B Shares (“Class B Shares”).

(a)            Voting Rights. The holders of Class B Shares shall be entitled to receive notice of and to attend all meetings of the Members and to one vote in respect of each Class B Share held at all such meetings.

(b)            Distributions. The holders of Class B Shares shall be entitled to receive such distributions (if any) as the Board may in their discretion declare. The holders of Class A Shares and the holders of Class B Shares shall be entitled to share equally, Share for Share, in any distribution declared by the Board.

(c)            Dissolution. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its Members for the purpose of winding-up its affairs, the holders of Class A Shares and the holders of Class B Shares shall be entitled to share equally, Share for Share, in any distribution of the assets and property of the Company.

(d)            Authorized Capital. No Class B Shares may be issued by the Company prior to the Conversion Event other than pursuant to a conversion of Exchangeable Shares or Class A Shares for Class B Shares.

Section 3.04     Authorization and Issuance of Exchangeable Shares. The Company is hereby authorized to issue an unlimited number of Shares designated as Exchangeable Shares (“Exchangeable Shares”).

(a)            Voting Rights. The holders of Exchangeable Shares shall not be entitled to receive notice of, attend, or vote at meetings of the Members; provided that the holders of Exchangeable Shares shall, however, be entitled to receive notice of meetings the Members called for the purpose of authorizing the dissolution of the Company or the sale of its undertaking or assets, or a substantial part thereof, but holders of Exchangeable Shares shall not be entitled to vote at such meetings of the Members.

(b)            Distributions. The holders of the Exchangeable Shares shall not be entitled to receive any distributions.

(c)            Dissolution. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its Members for the purpose of winding-up its affairs, the holders of the Exchangeable Shares shall not be entitled to receive any amount, property or assets of the Company.

(d)            Exchange Right. Each issued and outstanding Exchangeable Share may at any time following the Triggering Event Date at the option of the holder, be exchanged for one Class B Share. The conversion right may be exercised at any time and from time to time following the Triggering Event Date by notice in writing delivered to the Company accompanied by the certificate or certificates representing the Exchangeable Shares or, if uncertificated, such other evidence of ownership as the Company may require, in respect of which the holder wishes to exercise the right of conversion. The notice must be signed by the registered holder of the Exchangeable Shares in respect of which the right of conversion is being exercised or by his, her or its duly authorized attorney and must specify the number of Exchangeable Shares which the holder wishes to have converted. Upon receipt of the conversion notice and share certificate(s) or other evidence of ownership satisfactory to the Company, the Company will issue a share certificate or other evidence of ownership representing Class B Shares on the basis set out above to the registered holder of the Exchangeable Shares. If fewer than all of the Exchangeable Shares represented by a certificate accompanying the notice are to be exchanged, the holder is entitled to receive a new certificate or, if uncertificated, such other evidence of ownership as the Company may determine, representing the shares comprised in the original certificate which are not to be converted. Exchangeable Shares converted into Class B Shares hereunder will automatically be cancelled.

(e)            Subdivision or Consolidation. No subdivision or consolidation of the Exchangeable Shares may be carried out unless, at the same time, the Class A Shares and the Class B Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.

(f)            Authorized Capital. Immediately following the completion of the Conversion Event, the authorized capital of the Company shall be automatically amended by deleting all of the authorized but unissued Exchangeable Shares together with its rights, privileges, restrictions and conditions attached thereto. The authorized capital of the Company, after giving effect to the foregoing, shall consist of an unlimited number of Class B Shares.

Section 3.05      Certification of Shares.

(a)            The Board in its sole discretion may, but shall not be required to, issue certificates to the Members representing the Shares held by such Members.

(b)            In the event that the Board shall issue certificates representing Shares in accordance with Section 3.05(a), then in addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Shares shall bear a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

Section 3.06      Acreage Adjustment

(a)            Promptly, and in any event within 15 days, following the closing of the acquisition (the “Acreage Acquisition”) by the Company of at least a majority of the shares of Acreage Holdings, Inc. (“Acreage”), an independent appraiser, appointed by the Company will determine the fair market value of Acreage (inclusive of any loans, liabilities and obligations of Acreage that may be extinguished through the acquisition by the Company of the issued and outstanding shares of Acreage) as at the date immediately preceding the Acreage Acquisition (the “Acreage Valuation”), where the Acreage Valuation will be prepared on the basis that Acreage was offered for sale in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus at such time or any control or voting rights premium, all on the basis of the long-term value of Acreage as opposed to being determined by short-term market conditions. Implicit in this definition is the consummation of a sale as of the date that the Company completed the Acreage Acquisition whereby: (i) the buyer and seller are typically motivated; (ii) both parties are well informed or well advised and acting in what they consider their own best interests; (iii) a reasonable time is allowed for exposure in the open market; (iv) payment is made in cash; and (v) the price represents the normal consideration for Acreage unaffected by special or creative financing or sales concessions granted by anyone associated with the sale, but taking into account the assumption by the buyer of any financing to the extent that it may be assumed by the buyer.

(b)            In the event that the Acreage Acquisition Valuation is less than the Acreage Purchase Price, the number of Shares held by all of the holders of Class A Shares, shall be adjusted in accordance with Section 3.06(c). For greater certainty, in no circumstances shall there be an adjustment to the number of Shares held by either Canopy Sub or the holders of the Class A Shares in the event that the Acreage Acquisition Valuation is equal to or greater than the Acreage Purchase Price.

(c)            In the event that the Acreage Acquisition Valuation is less than the Acreage Purchase Price, such number of additional Class A Shares shall be issued to the holders of the Class A Shares, as is equal to such holder’s number of Pro-rata Adjustment Shares, which shall be determined in accordance with the following formula:

PAS = AS * P

where,

ACE = ACIE + E

ACIE = APP / FMV

AS = TO - ACE - A

CC% = ICS / ICOS

ICOS = ICS + A

ICS = (AAV / FMV) + E

TO = ACE / CC%

For the purposes of the foregoing formulas, the following legend shall apply:

(i)            “A” means the total number of issued and outstanding Class A Shares at the applicable time;

(ii)	“AAV” means the Acreage Acquisition Valuation;

(iii)	“ACE” means the Aggregate Canopy Exchangeable Shares;

(iv)	“ACIE” means the Actual Canopy Issued Exchangeable Shares;

(v)	“APP” means the Aggregate Purchase Price;

(vi)	“AS” means the Adjustment Shares:

(vii)	“CC%” means the Calculated Canopy Percentage Ownership;

(viii)        “E” means the total number of Exchangeable Shares held by Canopy Sub prior to the closing date of the Acreage Acquisition;

(ix)           “FMV” means the Fair Market Value of the Shares on the closing date of the Acreage Acquisition;

(x)	“ICS” means the Implied Canopy Shares;

(xi)	“ICOS” means the Implied Company Outstanding Shares;

(xii)         “P” means the pro-rata ownership of the applicable holder of Class A Shares prior to the Acreage Acquisition;

(xiii)        “PAS” means the Pro-rata Adjustment Shares issuable to a holder of Class A Shares; and

(xiv)	“TO” means the Target Outstanding Shares.

ARTICLE IV

MEMBERS

Section 4.01     Admission of New Members.

(a)            New Members may be admitted from time to time in connection with (i) an issuance of Shares by the Company in accordance with the provisions of this Agreement, and (ii) a Transfer of Shares, subject to compliance with the provisions of ARTICLE VIII.

(b)            In order for any Person not already a Member of the Company to be admitted as a Member, whether pursuant to an issuance or Transfer of Shares, such Person shall have executed and delivered to the Company a written undertaking substantially in the form of the Joinder Agreement. Upon the amendment of the Members Schedule by the Board and the satisfaction of any other applicable conditions as may reasonably be deemed necessary or appropriate by the Board, including, if applicable, the receipt by the Company of payment for the issuance of the applicable Shares and the delivery of any certificate representing the Transferred Shares, duly endorsed to the Transferee to which the Transferred Shares are to be Transferred, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his, her, their, or its Shares.

Section 4.02     Representations and Warranties of Members. By execution and delivery of this Agreement or a Joinder Agreement, as applicable, each of the Members, whether admitted as of the date hereof or pursuant to Section 4.01, represents and warrants to the Company and acknowledges that:

(a)            The Shares have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering, and cannot be disposed of unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;

(b)            Such Member (i) is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, and (ii) agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Shares;

(c)            Such Member’s Shares are being acquired for such Member’s own account solely for investment and not with a view to resale or distribution thereof;

(d)            Such Member has been advised to obtain independent counsel to advise such Member individually in connection with the drafting, preparation, negotiation, and/or review of this Agreement and, if applicable, the Joinder Agreement. Such Member has conducted such Member’s own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company and the Company Subsidiaries and such Member acknowledges having been provided adequate access to the personnel, properties, premises, and records of the Company and the Company Subsidiaries for such purpose;

(e)            The determination of such Member to acquire Shares has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition, and prospects of the Company and the Company Subsidiaries that may have been made or given by any other Member or the Company or by any of their Affiliates or Representatives;

(f)            Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;

(g)            Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

(h)            The execution, delivery, and performance of this Agreement or the Joinder Agreement by such Member (i) if it is an entity, have been duly authorized by all requisite entity action on the part of such Member and do not require such Member to obtain any consent or approval that has not been duly obtained; and (ii) do not contravene in any material respect or result in a default under (A) any provision of any law or regulation applicable to such Member; (B) if such Member is an entity, its governing documents; or (C) any agreement or instrument to which such Member is a party or by which such Member is bound;

(i)            This Agreement is valid, binding, and enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity);

(j)            The Member has reviewed the Protection Agreement and acknowledges and agrees to the restrictions of the Company set forth in the Protection Agreement; and

(k)            Neither the Member, nor, to the knowledge of the Member, any member, stockholder, other equityholder, officer, director, manager, or agent of the Member, has been deemed, by an unappealable determination by a Governmental Authority or court of competent jurisdiction that was opining specifically on the topic of Cannabis businesses and/or any State and/or Local Cannabis License, to be unfit to have an ownership or economic interest in a Cannabis business if such unfitness could be adverse to the issuance or maintenance of any State and/or Local Cannabis Licenses.

None of the foregoing shall replace, diminish, or otherwise adversely affect any Member’s representations and warranties made by such Member in any Share Purchase Agreement.

Section 4.03      No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law, or expressly in this Agreement, no Member will be obligated personally for any debt, obligation, or liability of the Company or of any Company Subsidiaries or other Members, whether arising in contract, tort, or otherwise, solely by reason of being a Member.

Section 4.04      No Withdrawal. Except as set forth in Section 4.14-4.16 below, so long as a Member continues to hold any Shares, such Member shall not have the ability to withdraw or resign as a Member prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to hold any Shares, such Person shall no longer be a Member.

Section 4.05      Death. The death of any Member shall not cause the dissolution of the Company. In such event the Company and its business shall be continued by the remaining Member or Members and the Shares owned by the deceased Member shall automatically be Transferred to such Member’s executors, administrators, testamentary trustees, legatees, distributees, or beneficiaries, as applicable; provided, that within a reasonable time after such Transfer, the Transferees shall sign a written undertaking substantially in the form of the Joinder Agreement and take any other action required under Section 4.01(b) as a condition to their admission as a Member.

Section 4.06     Voting.

(a)            Except as otherwise provided by this Agreement (including Section 4.01, Section 4.02, Section 4.03, Section 7.02, and Section 12.11) or as otherwise required by the Delaware Act or Applicable Law:

(i)            each Member shall be entitled to one vote per Class A Share and one vote per Class B Share on all matters upon which the Members have the right to vote under this Agreement; and

(ii)	the Exchangeable Shares shall not confer any voting rights.

Section 4.07     Meetings.

(a)            As used herein, the term “Voting Shares” shall mean both Class A Shares and Class B Shares:

(b)            Meetings of the Members may be called by (i) the Board or (ii) by a Member or group of Members holding more than 50% of the relevant Voting Shares. Only Members who hold the relevant Voting Shares (“Voting Members”) shall have the right to attend meetings of the Members; provided, however, that Members holding Exchangeable Shares (“Exchange Members”) shall have the right to attend meetings of the Members called for the purpose of authorizing the dissolution, liquidation or Change of Control of the Company (any such occurrence, a “Major Event”). Notwithstanding the foregoing, any Member shall be entitled to attend any meeting of Members in an observer capacity, notwithstanding the class of Shares held by any such Member.

(c)            Written notice stating the place, date, and time of the meeting and, in the case of a meeting of the Members not regularly scheduled, describing the purposes for which the meeting is called, shall be delivered not fewer than ten (10) days and not more than thirty (30) days before the date of the meeting to each Voting Member, by or at the direction of the Board or the Member(s) calling the meeting, as the case may be. The Voting Members may hold meetings at the Company’s principal office or at such other place as the Board or the Member(s) calling the meeting may designate in the notice for such meeting.

(d)            Any Voting Member may participate in a meeting of the Voting Members by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)            On any matter that is to be voted on by Voting Members, a Voting Member may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission, or as otherwise permitted by Applicable Law. Every proxy shall be revocable in the discretion of the Voting Member executing it unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

(f)            The business to be conducted at such meeting need not be limited to the purpose described in the notice and can include business to be conducted by Voting Members; provided, that the appropriate Voting Members shall have been notified of the meeting in accordance with Section 4.07(c); and provided, further, that, notwithstanding anything herein to the contrary, such other business to be conducted shall not pertain to a Major Event. Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.08      Quorum; Required Vote. A quorum of any meeting of the Voting Members shall require the presence in person or by proxy of Members holding a majority of the applicable Voting Shares held by all Members. Subject to Section 4.09, no action at any meeting may be taken by the Members unless the applicable quorum is present. Subject to Section 4.09, no action may be taken by the Members at any meeting at which a quorum is present without the affirmative vote of Members holding a majority of the applicable Voting Shares held by all Members.

Section 4.09      Action Without Meeting. Notwithstanding the provisions of Section 4.07 and Section 4.08, any matter that is to be voted on, consented to, or approved by Voting Members may be taken without a meeting, without prior notice, and without a vote if consented to, in writing or by Electronic Transmission, by a Member or Members holding not less than the minimum number of Shares that would be necessary to authorize or take such action at a meeting at which each Member entitled to vote on the action were present and voted; provided, however, that if such written consent pertains to a Major Event, such written consent shall be simultaneously provided to each Exchange Member. A record shall be maintained by the Board of each such action taken by written consent of a Member or Members. The Company shall, within three (3) Business Days following the taking of any such action without a meeting by less than unanimous written consent, provide notice, together with a copy of the action taken, to those Members who were entitled to vote on such matter but have not consented thereto in writing.

Section 4.10     Power of Members.

(a)            The Members shall have the power to exercise any and all rights or powers granted to Members pursuant to the express terms of this Agreement and the Delaware Act. Except as otherwise specifically provided by this Agreement or required by the Delaware Act, no Member, in his, her, their, or its capacity as a Member, shall have the power to act for or on behalf of, or to bind, the Company.

(b)            For so long as the Wana Investor retains the right to designate an individual to the Board pursuant to Section 7.02(b)(ii), and for so long as WW is a Company Subsidiary (and operates as a standalone company), the Company shall be required to obtain the consent of the Wana Investor prior to WW appointing any new chief executive officer or, in the event there is no chief executive officer, the highest ranking executive at WW, and the Company shall not permit WW to make any such appointment without the prior approval of the Wana Investor.

Section 4.11      Other Activities of Members; Business Opportunities. Each Member and such Member’s Affiliates may, subject to performing any of their obligations set out in this Agreement or in any other agreement to which such Member or Affiliate is a party with the Company or any Company Subsidiary, engage in any other activities, ventures, or businesses, regardless of whether those activities, ventures, or businesses are similar to or competitive with the business of the Company or any Company Subsidiary; provided that such Member or Affiliate does not engage in such activity, venture, or business as a result of or using Confidential Information. None of the Members or any of their Affiliates shall be obligated to account to the Company or to any other Member for any profits or income earned or derived from such other activities, ventures, or businesses. None of the Members or any of their Affiliates shall be obligated to inform the Company or the other Members of any investment or business opportunity of any type or description.

Section 4.12      No Interest in Company Property. No real or personal property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company. Without limiting the foregoing, each Member hereby irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

Section 4.13      Protection Agreement. Each Member hereby agrees they shall not take any action or fail to take an action, and shall cause the Company not to take any action or fail to take an action, of which the result is a contravention or breach of any term of the Protection Agreement without the consent of Canopy Sub, Canopy or any of their permitted assigns, as applicable.

Section 4.14       Automatic Divestiture of a Member. If, during anytime while the Company or any Company Subsidiary holds a local or state license pursuant to a Cannabis Code, any of the following occur to a Member or to a member or shareholder of an entity that is a Member of the Company, subject to Section 4.15 below, all interests of that Member (the “Affected Member”) in the Company will automatically and immediately terminate, and the Affected Member will cease to be a Member:

(a)            the Affected Member or any entity that it owns or controls incurs a revocation of any Cannabis business license, and it is determined by the Board that such revocation has a material adverse effect upon the issuance or continued good standing of any of the Company’s State and/or Local Cannabis Licenses;

(b)            a Cannabis Regulatory Body or local licensing authority issues a recommendation or advises Company’s counsel that stating that the Affected Member is unfit to have an ownership or economic interest in a Cannabis business;

(c)            a Cannabis Regulatory Body or local licensing authority issues a recommendation against the issuance to the Company of a State and/or Local Cannabis License or revokes a State and/or Local Cannabis License, which recommendation cites the participation of the Affected Member as a material factor in the decision, or a Cannabis Regulatory Body or local licensing authority conditions the issuance of a State and/or Local Cannabis License on the Company removing the Affected Member in the Company;

(d)            a Cannabis Regulatory Body or local licensing authority advises the Company or any Subsidiary in writing, or it is otherwise determined by court order, that a decision on the Company’s or any Subsidiary’s State and/or Local Cannabis License is being delayed beyond one

(1) year following the filing of the Company’s or any Subsidiary’s application for a State and/or Local Cannabis License, and the Company or any Subsidiary is advised before or after said date that the sole reason for such delay is the participation of or concerns about the Affected Member;

(e)            the Affected Member demonstrates a repeated failure to attend meetings with a Cannabis Regulatory Body or any local licensing authority as may be required for the Company or any Subsidiary business to be conducted. As used herein, repeated failure to attend shall be demonstrated by failure to attend any meeting without good cause, or any two (2) meeting with any licensing authority;

(f)            the Affected Member fails to provide information to the Cannabis Regulatory Body which is requested by or required by a Cannabis Regulatory Body; or

(g)            if the Affected Member is a partnership or other business entity and not a natural person, a member of the Affected Member is disqualified from obtaining an ownership interest in a licensed Cannabis business by final written determination of a Cannabis Regulator Body, unless such member is divested from the Affected Member in a timely manner.

Section 4.15      [Reserved].

Section 4.16      Settling of Accounts Following Automatic Divestiture of a Member.

(a)            The Company shall continue in existence notwithstanding the automatic termination of any Member pursuant to Section 4.14 above. Notwithstanding any provision of this Agreement to the contrary, if the Affected Member is a corporate entity and the occurrence of any of the events enumerated in Section 4.14 above is due to a member, shareholder or manager of the Affected Member, the Affected Member shall have an option to redeem its Shares within 90 days of such divestiture (assuming the Affected Member did not Transfer the Shares) and shall be restored to its ownership position before the divestiture events occur if the Board, a court of law, or a Cannabis Regulatory Body provides a written assurance or order that Affected Member has removed the member, shareholder or manager that caused any of the events enumerated in Section 4.14 above, pursuant to the terms of the Affected Member’s governing documents.

(b)            Provided that there is no Transfer of the Affected Member’s Shares and the Affected Member’s Shares are cancelled pursuant to Section 4.14, the Company shall be liable for the terminated ownership interest of the Affected Member as follows: the Company shall deliver a note (the “Payoff Note”) to the Affected Member for 100% of the Fair Market Value of such Shares. The Payoff Note shall be payable over a three (3) year period and shall bear interest at a rate equal to the prime rate published in the Wall Street Journal on the date of payment plus two percent (2.0%) per annum or shall be discounted (using the same rate) to present value if an earlier payoff is required under the Cannabis Code. The terms of the Payoff Note shall include equal monthly payments and shall be reasonable and customary for a transaction of this type. The Company may sell the Affected Member’s Shares, in accordance with the terms of this Agreement, to finance the Payoff Note or for any other lawful reason.

ARTICLE V

CAPITAL CONTRIBUTIONS

Section 5.01      Capital Contributions. Each Initial Member owning Shares has made the Capital Contribution set forth on the Members Schedule and is deemed to own the number and class of Shares, in each case in the amounts set forth opposite such Initial Member’s name on the Members Schedule as in effect on the date hereof.

Section 5.02      Additional Capital Contributions.

(a)            No Member shall be required to make any additional Capital Contributions to the Company. Any future Capital Contributions made by any Member shall only be made with the approval of the Board, and in connection with an issuance of Shares made in compliance with this Agreement.

(B)            No Member shall be required to lend any funds to the Company and no Member shall have any personal liability for the payment or repayment of any Capital Contribution by or to any other Member.

ARTICLE VI

DISTRIBUTIONS

Section 6.01      General. Subject to Section 6.02, Section 6.03, and Section 6.04, the Board shall have sole discretion regarding the amounts and timing of Distributions to Voting Members, including to decide to forego payment of Distributions in order to provide for the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company’s obligations, including present and anticipated debts and obligations, capital needs and expenses and reasonable reserves for contingencies).

Section 6.02      Priority of Distributions. Subject to the priority of Distributions pursuant to Section 10.03(c), if applicable, all Distributions determined to be made by the Board shall be made to the Members pro rata in proportion to their holdings of Class A Shares and Class B Shares, treated as a single class. The Company shall not make any distributions to holders of Exchangeable Shares for those Exchangeable Shares. The Board may classify any Distributions as a “dividend” or a “return of capital”.

Section 6.03          Distributions.

(a)           The Board is hereby authorized, in its sole discretion, to make Distributions to the Members in the form of cash or in the form of securities or other property held by the Company. In any such non-cash Distribution, the securities or other property so Distributed will be Distributed among the Members in the same proportion and priority as cash equal to the Fair Market Value of such securities or other property would be Distributed among the Members pursuant to Section 6.02.

(b)           Any Distribution of securities shall be subject to such conditions and restrictions as the Board determines are required or advisable to ensure compliance with Applicable Law. In furtherance of the foregoing, the Board may require that the Members execute and deliver such documents as the Board may deem necessary or appropriate to ensure compliance with all Applicable Laws that apply to such Distribution and any further transfer of the Distributed securities, and may appropriately legend the certificates that represent such securities to reflect any restriction on transfer with respect to such Applicable Law.

Section 6.04         Limitation on Distributions.

(a)           Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution if such Distribution would violate the Protection Agreement, § 18-607 of the Delaware Act or other Applicable Law.

(b)          The Distributions for each Class A Share and Class B Share shall not be greater than the Distribution Ceiling Pro Rata Amount and the Board shall not make any Distributions to any Share that goes beyond the Distribution Ceiling Pro Rata Amount.

ARTICLE VII
MANAGEMENT

Section 7.01         Establishment and Authority of the Board. A board of managers of the Company (the “Board”) is hereby established and shall be comprised of natural Persons (each such Person, a “Manager”) who shall be appointed in accordance with the provisions of Section 7.02 and Section 7.03. The business and affairs of the Company shall be managed, operated, and controlled by or under the direction of the Board, and the Board shall have, and is hereby granted, the full and complete power, authority, and discretion for, on behalf of, and in the name of the Company, to take such actions as it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, to exercise any rights and powers granted to the Company under this Agreement, and to exercise all power and authority vested in managers under the Delaware Act, in each case subject only to the terms of this Agreement. From time to time a Manager may be referred to as a “director” and the Board may be referred to as a “board of directors”.

Section 7.02         Board Composition.

(a)          The Company and the Voting Members shall take such actions as may be required to ensure that, at all times following the issuance of a Class A Share, the number of managers constituting the Board is between one (1) and three (3), as determined by the Board from time to time, and that at least a majority of the Managers are United State residents; provided that following the Conversion Event, the holders of the majority of the Voting Shares may amend the size of the Board.

(b)          The Board shall be comprised (and the Company and the Members shall take all such necessary actions, including voting all of such Member’s Shares, so that the Board is comprised) as follows:

(i)           Canopy Sub may designate one individual to the Board;

(ii)          until the later of (A) the twenty-four month anniversary of the date of the first issuance of any Class A Shares to the Wana Investor and (B) such time as the Wana Investor, directly or indirectly, owns less than 10% of the total issued and outstanding Voting Shares, the Wana Investor may designate one individual to the Board;

(iii)         so long as Huneeus 2017 Irrevocable Trust, directly or indirectly, owns 4.4% of the total issued and outstanding Voting Shares at any such time, Huneeus 2017 Irrevocable Trust may designate one individual to the Board; and

(iv)         subject to the terms and conditions of the Protection Agreement, any remaining Board seats shall be elected by a majority of the Voting Members.

Section 7.03         Removal; Resignation.

(a)          Subject to the terms and conditions of the Protection Agreement, the Members entitled to designate a Manager pursuant to Section 7.02 may remove such Manager at any time with or without cause, effective upon written notice to the other Members.

(b)           Subject to the terms and conditions of the Protection Agreement, in the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation, or removal of a Manager, the Voting Members that were initially entitled to designate such Manager pursuant to Section 7.02 shall have the exclusive right to designate an individual to fill such vacancy and the Company (so long as such Voting Member continues to be entitled to designate an individual to the Board pursuant to Section 7.02(b)) and each Member hereby agrees to take such actions as may be required to ensure the election or appointment of any such designee to fill such vacancy on the Board. To the extent that a Voting Member is no longer entitled to designate a Manager pursuant to Section 7.02(b), such Voting Member’s designee shall forthwith resign or in absence of a resignation, shall be removed from the Board, and any member of the Board who would otherwise have been designated in accordance with Section 7.02(b) shall instead be voted upon by the remaining members of the Board at the applicable time; provided that such individual meets the Required Manager Criteria (as defined in the Protection Agreement) and is not a designee of any Member. Each Member hereby agrees to take such actions as may be required to ensure the election or appointment of such Manager to fill such vacancy on the Board.

(c)          A Manager may resign at any time from the Board by delivering such Manager’s written resignation to the Board. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The Board’s acceptance of a resignation shall not be necessary to make it effective.

(d)          The Board shall maintain a schedule of all Managers with their respective mailing addresses (the “Managers Schedule”), and shall update the Managers Schedule upon the appointment, removal, or replacement of any Manager in accordance with Section 7.02 or this Section 7.03.

(e)          Notwithstanding the foregoing provisions of this Section 7.03 and Section 7.02 and subject to the terms and conditions of the Protection Agreement, the Company may, from time to time, grant the right to appoint one or more managers to the Board (subject to certain terms and conditions) (“Nomination Rights”), in which case the holders of the Class A Shares, as a class, shall not have the right to remove managers appointed pursuant to Nomination Rights or to appoint managers to vacant positions on the Board to the extent doing so would conflict with outstanding Nomination Rights. The Company shall also be entitled to grant the right to appoint one or more non-voting observers to the Board, whose access to Board proceedings and materials shall be limited to the extent the Company may determine is appropriate from time to time.

(f)          Notwithstanding the foregoing, Canopy Sub (and any transferee of Canopy Sub’s Membership Interest) will never have the right to appoint more than half of the managers constituting the Board for so long as any Exchangeable Shares remain outstanding.

(g)          Subject to Section 7.13, a Manager who becomes an Affected Manager shall be automatically removed as a Manager.

Section 7.04        Meetings.

(a)          The Board shall meet at such time and at such place as the Board may designate. Meetings of the Board may be held either in person or by means of telephone or video conference or other communications device that permits all Managers participating in the meeting to hear each other, at the offices of the Company, or such other place (either within or outside the State of Delaware) as may be determined from time to time by the Board. Written notice of each regular meeting of the Board shall be given to each Manager at least forty-eight (48) hours prior to each such meeting. All Board meetings where a strategic decision of the Company will be made shall be held physically in the United States, or, if held by means of telephone or video conference, at least a majority of the Managers casting a vote at such meeting shall be physically present in the United States.

(b)          Special meetings of the Board shall be held on the call of any two (2) Managers upon at least three (3) days’ written notice (if the meeting is to be held in person) or one (1) day written notice (if the meeting is to be held by telephone communications or video conference) to the Managers, or upon such shorter notice as may be approved by all the Managers. Any Manager may waive such notice as to himself or herself.

(c)          Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 7.05        Quorum; Manner of Acting.

(a)          A majority of the Managers serving on the Board present in person or by proxy shall constitute a quorum for the transaction of business of the Board. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b)          Any Manager may participate in a meeting of the Board by means of telephone or video conference or other communications device that permits all Managers participating in the meeting to hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. A Manager may vote or be present at a meeting either in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission, or as otherwise permitted by Applicable Law.

(c)          Each Manager shall have one vote on all matters submitted to the Board or any committee thereof. Except as specifically provided otherwise in this Agreement, with respect to any matter before the Board, the affirmative act of a majority of the Managers in attendance at any meeting of the Board at which a quorum is present shall be the act of the Board, provided, however, that for so long as any Exchangeable Shares remain outstanding, the Manager designated by Canopy Sub to the Board shall not be permitted to vote on the following matters:

(i)          the annual business plan of the Company setting forth for the subsequent 12-month period, broken-down by month: (i) a description of proposed operations of the Company and its Subsidiaries; (ii) a forecast for the Company and its Subsidiaries that includes, among other things,: (A) an income statement; (B) a cash flow statement; (C) a balance sheet; and (D) a capital expenditure plan; and (iii) such other matters as the Company may reasonably consider to be necessary to illustrate the results intended to be achieved by the Company during such 12-month period;

(ii)          decisions regarding the executive officers of the Company and its Subsidiaries, including the Officers;

(iii)         increasing the compensation, bonus levels or other benefits payable to any current, former or future employees of the Company or any of its Subsidiaries or any current, former or future manager of the Company or any of its Subsidiaries;

(iv)         any other executive compensation plan matters of the Company or any of its Subsidiaries, including entering into any deferred compensation or other similar agreement (or amend any such existing agreement) with any current, former or future employee of the Company or any of its Subsidiaries or any current former or future manager of the Company or any of its Subsidiaries or approving or taking any action to accelerate the vesting of any compensation securities;

(v)          the exercise of the options to acquire Lemurian, Inc. pursuant to two option agreements dated May 17, 2022 between Canopy and/or a Subsidiary of the Company and the other parties named therein; and

(vi)          the exercise of the options to acquire all of the membership interests in Mountain High Products, LLC, The Cima Group, LLC and Wana Wellness, LLC pursuant to the three option agreements dated October 14, 2021 between Canopy, certain subsidiaries of the Company and the other parties named therein.

Section 7.06        Action By Written Consent. Notwithstanding the provisions of Section 7.04 and Section 7.05, any action required or permitted to be taken by the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed unanimously by all the Managers. Any such consent shall have the same force and effect as a vote at a meeting of the Board where a quorum was present and may be stated as such in any document or instrument filed with the Secretary of State. A majority of the Managers shall be physically present in the United States when signing any such written consent.

Section 7.07       Officers. Subject to the terms and conditions of the Protection Agreement, the Board may appoint individuals as officers of the Company (the “Officers”) as it deems necessary or desirable to carry on the business of the Company and the Board may delegate to such Officers such power and authority as the Board deems advisable. No Officer need be a Member or Manager. Any individual may hold two or more offices of the Company. Each Officer shall hold office until such Officer’s successor is designated by the Board or until such Officer’s earlier death, resignation, or removal. Any Officer may resign at any time upon written notice to the Board. Any Officer may be removed by the Board (acting by majority vote of all Managers other than the Officer being considered for removal, if a Manager) with or without cause at any time. A vacancy in any office occurring because of death, resignation, removal, or otherwise, may, but need not, be filled by the Board.

Section 7.08       Compensation and Reimbursement of Managers. This Agreement does not, and is not intended to, confer upon any Manager any rights with respect to employment by the Company, and nothing herein shall be construed to have created any employment agreement with any Manager. Any Manager may be compensated for his, her, or their service as a Manager as determined by the Board. Each Manager shall be reimbursed for such Manager’s ordinary, necessary, and direct out-of-pocket expenses incurred in the performance of his, her, or their duties as a Manager.

Section 7.09       Other Activities of Managers; Business Opportunities. Nothing contained in this Agreement shall prevent any Manager from engaging in any other activities, ventures, or businesses, regardless of whether those activities, ventures, or businesses are similar to or competitive with the business of the Company or any Company Subsidiary; provided that such Manager does not engage in such activity, venture, or business as a result of or using Confidential Information. None of the Managers shall be obligated to account to the Company or to the Members for any profits or income earned or derived from such other activities, ventures, or businesses. None of the Managers shall be obligated to inform the Company or the Members of any business opportunity of any type or description.

Section 7.10       No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law, or expressly in this Agreement, no Manager will be obligated personally for any debt, obligation, or liability of the Company or the Company Subsidiaries, whether arising in contract, tort, or otherwise, solely by reason of being a Manager.

Section 7.11       Protection Agreement. No Manager shall take any action or fail to take an action, or shall cause the Company to take any action or fail to take an action, of which the result is a contravention or breach of any term of the Protection Agreement.

Section 7.12       Automatic Removal of a Manager. If, during anytime while the Company or any Company Subsidiary holds a local or state license pursuant to a Cannabis Code, any of the following occur to a Manager or to a member or shareholder of an entity that is a Manager of the Company, subject to Section 7.13 below, such Manager (the “Affected Manager”) shall be automatically and immediately removed from such position, and each Member agrees to take all necessary actions to remove the Affected Manager from such position, and the Affected Manager will cease to be a Manager (each, a “Removal Event”):

(a)          the Affected Manager or any entity that it owns or controls incurs a revocation of any Cannabis business license, and it is determined by the Board that such revocation has a material adverse effect upon the issuance or continued good standing of any of the Company’s State and/or Local Cannabis Licenses;

(b)          a Cannabis Regulatory Body or local licensing authority issues a recommendation or advises Company’s counsel that the Affected Manager is unfit to have a management interest or role in a Cannabis business;

(c)          a Cannabis Regulatory Body or local licensing authority issues a recommendation against the issuance to the Company of a State and/or Local Cannabis License or revokes a State and/or Local Cannabis License, which recommendation cites the participation of the Affected Manager as a material factor in the decision, or a Cannabis Regulatory Body or local licensing authority conditions the issuance of a State and/or Local Cannabis License on the Company removing the Affected Manager as a Manager of the Company;

(d)          a Cannabis Regulatory Body or local licensing authority advises the Company or any Subsidiary in writing, or it is otherwise determined by court order, that a decision on the Company’s or any Subsidiary’s State and/or Local Cannabis License is being delayed beyond one (1) year following the filing of the Company’s or any Subsidiary’s application for a State and/or Local Cannabis License, and the Company or any Subsidiary is advised before or after said date that the sole reason for such delay is the participation of or concerns about the Affected Manager;

(e)          the Affected Manager demonstrates a repeated failure to attend meetings with a Cannabis Regulatory Body or any local licensing authority as may be required for the Company or any Subsidiary business to be conducted. As used herein, repeated failure to attend shall be demonstrated by failure to attend any meeting without good cause, or any two (2) meeting with any licensing authority;

(f)          the Affected Manager fails to provide information to the Cannabis Regulatory Body which is requested by or required by a Cannabis Regulatory Body; or

(g)          if the Affected Manager is a partnership or other business entity and not a natural person, a member of the Affected Manager is disqualified from obtaining an ownership interest in a licensed Cannabis business by final written determination of a Cannabis Regulatory Body, unless such member is divested from the Affected Manager in a timely manner.

Section 7.13       Right to Withdraw or Recuse In the Event of Automatic Removal. Prior to the automatic removal described above, if the Removal Event is the result of a specific Company transaction or other action (such as a license acquisition that requires the approval of a Cannabis Regulatory Body) or the Affected Manager’s involvement with a specific and distinct part of the Company or a Company Subsidiary (such as operation of a subset of the Company’s licenses) (in any case, “Underlying Company Subject Matter”), then, the Affected Manager may withdraw or recuse themselves from such Underlying Company Subject Matter if the recusal or withdrawal is permitted by the applicable Cannabis Regulatory Body and has the same effect on the Company as it relates to the Underlying Company Subject Matter as if the Affected Manager being removed as manager. Whether a Removal Event has occurred and, if so, whether the Affected Manager may withdraw or recuse themselves from the Underlying Company Subject Matter instead of being removed shall be determined by a majority of the Managers who are not Affected Managers; provided, that before such Managers permit a recusal or withdrawal, they must first receive advice of Company’s counsel that recusal or withdrawal will have the same effect on the Underlying Company Subject Matter as removal would. Such withdrawal or removal shall be set forth in a written resolution of the Board. In the event a Removal Event occurs but does not affect the Underlying Company Subject Matter (which shall be determined by the acceptance or approval by the relevant Cannabis Regulatory Body of either (i) the Affected Manager acting as a Manager or (ii) the Underlying Company Matter irrespective of the involvement of the Affected Manager), then the majority of the Managers who are not Affected Managers may waive the removal of the Affected Manager.

Section 7.14        Conflicts of Interest.

(a)          If a Manager may have a conflict of interest with respect to any decision to be made by the Board, such Manager shall inform the Board of such conflict. Unless such conflict is waived by all of the disinterested members of the Board (excluding such Manager), such Manager shall recuse itself from discussions and voting on such matter before the Board.

(b)          A Manager shall recuse itself from any matter that all of the disinterested members of the Board (excluding such Manager) reasonably determines in good faith would give rise to a conflict of interest under Delaware law on the part of such Manager.

ARTICLE VIII
Transfer

Section 8.01        Transfer.

(a)          Each Member may, directly or indirectly, voluntarily or involuntarily Transfer any of its Shares, provided, however, that, (i) such Transfer is effected in accordance with all Applicable Laws; and (ii) any Member making a Transfer must notify the Company in writing in advance of such Transfer.

(b)          Any Transfer or attempted Transfer of any Shares in violation of this Agreement or the Protection Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books, and the purported Transferee in any such Transfer shall not be treated (and the purported Transferor shall continue to be treated) as the owner of such Shares for all purposes of this Agreement.

(c)          Each Member acknowledges and agrees that they are subject to the Repurchase Right pursuant to Article 7 of the Share Purchase Agreement and the covenants and agreements related to the Repurchase Right contained in Article 7 of the Share Purchase Agreement.

(d)          For the avoidance of doubt, any Transfer of Shares purporting to be a sale, transfer, assignment, or other disposal of the entire ownership interest represented by such Shares, inclusive of all the rights and benefits applicable to such Shares as described in the definition of the term “ Shares” shall be deemed a sale, transfer, assignment, or other disposal of such Shares in its entirety as intended by the parties to such Transfer, and shall not be deemed a sale, transfer, assignment, or other disposal of any less than all of the rights and benefits described in the definition of the term “ Shares”.

ARTICLE IX

ACCOUNTING; REPORTING; TAX MATTERS

Section 9.01         Information to the Members. No Member shall be entitled to, and the Company shall not be obligated to provide to any member, any financial statements, inspection right or Company budget to any Member.

Section 9.02        Tax Returns. At the expense of the Company, the Board (or any Officer that it may designate pursuant to Section 7.07) shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company and the Company Subsidiaries own property or do business.

Section 9.03       Tax Election. The Members acknowledge that the Company shall elect to be taxed as a corporation. No Member nor the Company shall take any action to the contrary of such election.

ARTICLE X
DISSOLUTION AND LIQUIDATION

Section 10.01      Events of Dissolution. The Company shall be dissolved and its affairs wound up only upon the occurrence of any of the following events:

(a)	the determination of the Board to dissolve the Company;

(b)	an election to dissolve the Company made by holders of 50% of the Voting Shares;

(c)	the sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all the assets of the Company; or

(d)	the entry of a decree of judicial dissolution under § 18-802 of the Delaware Act.

Section 10.02      Effectiveness of Dissolution. Dissolution of the Company shall be effective on the day on which the event described in Section 10.01 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been Distributed as provided in Section 10.03, and the Certificate of Formation shall have been cancelled as provided in Section 10.04.

Section 10.03      Liquidation. If the Company is dissolved pursuant to Section 10.01, the Company shall be liquidated and its business and affairs wound up in accordance with the Delaware Act and the following provisions:

(a)          Liquidator. The Board, or, if the Board is unable to do so, a Person selected by holders of 50% of the Voting Shares, shall act as liquidator to wind up the Company (the “Liquidator”). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(b)          Accounting. As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(c)          Distribution of Proceeds. The Liquidator shall liquidate the assets of the Company and Distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:

(i)           First, to the payment of all of the Company’s debts and liabilities to its creditors (including Members, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

(ii)          Second, to the establishment of and additions to reserves that are determined by the Liquidator to be reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; and

(iii)         Third, to the Members in the same manner as Distributions are made under and pursuant to Section 6.02.

(d)          Discretion of Liquidator. Notwithstanding Section 6.03 or the provisions of Section 10.03(c) that require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 10.03(c), if upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or could cause undue loss to the Members, the Liquidator may defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its absolute discretion, Distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 10.03(c), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such Distribution in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator, acting in good faith, deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such Distribution, any property to be Distributed shall be valued at its Fair Market Value, as determined by the Liquidator in good faith.

Section 10.04      Cancellation of Certificate. Upon completion of the Distribution of the assets of the Company as provided in Section 10.03(c) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

Section 10.05      Survival of Rights, Duties, and Obligations. Dissolution, liquidation, winding up, or termination of the Company for any reason shall not release any party from any Loss which at the time of such dissolution, liquidation, winding up, or termination already had accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such dissolution, liquidation, winding up, or termination. For the avoidance of doubt, none of the foregoing shall replace, diminish, or otherwise adversely affect any Member’s right to indemnification pursuant to Section 11.03.

Section 10.06      Recourse for Claims. Each Member shall look solely to the assets of the Company for all Distributions with respect to the Company and shall have no recourse therefor (upon dissolution or otherwise) against any Manager, the Liquidator, or any other Member.

ARTICLE XI
EXCULPATION AND INDEMNIFICATION

Section 11.01      Exculpation of Covered Persons.

(a)          Covered Persons. As used herein, the term “Covered Person” shall mean each (i) Member; (ii) officer, director, shareholder, partner, member, Affiliate, employee, agent, or representative of a Member, and each of their controlling Affiliates; and (iii) each Manager, Officer, Board observer, employee, agent, or representative of the Company.

(b)          Standard of Care. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage, or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in his, her, their, or its capacity as a Covered Person, whether or not such Person continues to be a Covered Person at the time such loss, damage, or claim is incurred or imposed, so long as such action or omission does not constitute fraud, gross negligence, willful misconduct, or a material breach by such Covered Person of any of such Covered Person’s or such Covered Person’s Affiliates’ agreements contained herein or in any other agreements with the Company or any Company Subsidiary.

(c)          Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company or any Company Subsidiary and upon such information, opinions, reports, or statements (including financial statements and information, opinions, reports, or statements as to the value or amount of the assets, liabilities of the Company or any Company Subsidiary, or any facts pertinent to the existence and amount of assets from which Distributions might properly be paid) of the following Persons or groups: (i) a Manager; (ii) one or more Officers or employees of the Company or any Company Subsidiary; (iii) any attorney, independent accountant, appraiser, or other expert or professional employed or engaged by or on behalf of the Company or any Company Subsidiary; or (iv) any other Person selected in good faith by or on behalf of the Company or any Company Subsidiary, in each case as to matters that such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in § 18-406 of the Delaware Act.

Section 11.02      Liabilities and Duties of Covered Persons. Each Manager and each Officer shall perform his or her respective duties in good faith and in a manner reasonably believed by such Person to be in the best interests of the Company. Except as expressly set forth in this Agreement, (i) each Manager will be deemed to owe the same fiduciary duties to the Company and the Members as a director of a Delaware for-profit corporation owes to such corporation and the stockholders of such corporation under the laws of the State of Delaware and (ii) each Officer will be deemed to owe the same fiduciary duties to the Company and the Members as an officer of a Delaware for-profit corporation owes to such corporation and the stockholders of such corporation under the laws of the State of Delaware.

Section 11.03      Indemnification.

(a)          To the fullest extent permitted by the Delaware Act, as the same now exists or may hereafter be amended, substituted, or replaced (but, in the case of any such amendment, substitution, or replacement only to the extent that such amendment, substitution, or replacement permits the Company to provide broader indemnification rights than the Delaware Act permitted the Company to provide prior to such amendment, substitution, or replacement), the Company shall indemnify, hold harmless, defend, pay, and reimburse any Covered Person from and against any and all losses, claims, damages, judgments, fines, or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines, or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Covered Person may become subject by reason of:

(i)          any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company in connection with the business of the Company; or

(ii)          the fact that such Covered Person is or was acting in connection with the business of the Company as a manager, officer, employee, or agent of the Company or that such Covered Person is or was serving at the request of the Company as a manager, director, officer, employee, or agent of any other Person, including any Company Subsidiary;

provided, that (x) such Covered Person acted in good faith and in a manner believed by such Covered Person to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his, her, their, or its conduct was unlawful, and (y) such Covered Person’s conduct did not constitute fraud, gross negligence, willful misconduct, or a material breach by such Covered Person of any of such Covered Person’s or such Covered Person’s Affiliates’ agreements contained herein or in any other agreements with the Company or any Company Subsidiary, in each case as determined by a final, non-appealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful, or that the Covered Person’s conduct constituted fraud, gross negligence, willful misconduct, or a material breach by such Covered Person of any of such Covered Person’s or such Covered Person’s Affiliates’ agreements contained herein or in any other agreements with the Company or any Company Subsidiary.

(b)          Entitlement to Indemnity. The indemnification provided by this Section 11.03 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement or otherwise. The provisions of this Section 11.03 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Section 11.03 and shall inure to the benefit of the executors, administrators, legatees, and distributees of such Covered Person.

(c)          Insurance. To the extent available on commercially reasonable terms, the Company may purchase and thereafter maintain, at its expense, insurance to cover Losses covered by the foregoing indemnification provisions and to otherwise cover Losses for any breach or alleged breach by any Covered Person of such Covered Person’s duties in such amount and with such deductibles as the Board may determine; provided, that the failure to obtain such insurance shall not affect the right to indemnification of any Covered Person under the indemnification provisions contained herein, including the right to be reimbursed or advanced expenses or otherwise indemnified for Losses hereunder. If any Covered Person recovers any amounts in respect of any Losses from any insurance coverage, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Company or any Company Subsidiary for any amounts previously paid to such Covered Person by the Company or any Company Subsidiary in respect of such Losses.

(d)          Funding of Indemnification Obligation. Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 11.03 shall be provided out of and to the extent of Company assets only, and no Member (unless such Member otherwise agrees in writing) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity by the Company.

(e)          Savings Clause. If this Section 11.03 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Covered Person pursuant to this Section 11.03 to the fullest extent permitted by any applicable portion of this Section 11.03 that shall not have been invalidated and to the fullest extent permitted by Applicable Law.

(f)          Amendment. The provisions of this Section 11.03 shall be a contract between the Company, on the one hand, and each Covered Person who served in such capacity at any time while this Section 11.03 is in effect, on the other hand, pursuant to which the Company and each such Covered Person intend to be legally bound. No amendment, modification, or repeal of this Section 11.03 that adversely affects the rights of a Covered Person to indemnification for Losses incurred or relating to a state of facts existing prior to such amendment, modification, or repeal shall apply in such a way as to eliminate or reduce such Covered Person’s entitlement to indemnification for such Losses without the Covered Person’s prior written consent.

Section 11.04      Survival. The provisions of this ARTICLE XI shall survive the dissolution, liquidation, winding up, and termination of the Company.

ARTICLE XII
MISCELLANEOUS

Section 12.01      Protection Agreement. Any action taken by the Company, a Member, the Board, any sole Manager or any officer of the Company that is either not permitted by or would constitute a breach of the Protection Agreement shall be considered null and void, and the Company and all Members agree that (1) the Company has no authority (pursuant to Section 7.01 hereof or otherwise) to take any such action and (2) notwithstanding anything to the contrary in this Agreement, this Section and Section 4.13 shall be for the benefit of and enforceable by Canopy Sub, Canopy or their permitted assigns, as applicable, which shall be entitled to seek any relief or remedy (including specific performance) permissible under applicable law in connection therewith. The Company and each Member acknowledge and agree that the Protection Agreement shall remain in full force and effect upon a Transfer of Exchangeable Shares and each holder of Exchangeable Shares now or in the future shall be entitled to the benefits and protections set forth in the Protection Agreement.

Section 12.02      Confidentiality. Each Member shall, and shall cause each of such Member’s Affiliates to, maintain, at all times (including after any time that such Member ceases to be a Member), the confidentiality of all information furnished to such Member pertaining to the Company or the Company Subsidiaries (“Confidential Information”), other than information that such Member can demonstrate (a) is or becomes generally available to the public other than as a result of a disclosure by such Member or such Member’s Affiliate; (b) becomes available to such Member or any of such Member’s Representatives on a non-confidential basis from a third party who is not known by such Member to be prohibited by any obligation of confidentiality owed to the Company or any Company Subsidiary from transmitting the information to such Member; or (c) was already in the possession of such Member prior to his, her, their, or its becoming a Member; provided, however, that the prohibitions set forth in this Section 12.02 shall not prohibit disclosure of Confidential Information (i) to Representatives of such Member or such Member’s Affiliates who, in the reasonable judgment of such Member, have a need to know such information and shall be subject to a confidentiality obligation at least as protective as set forth herein; (ii) to any investor in the equity or assets of Canopy Sub or its Affiliates as part of disclosures to such investor in the ordinary course of Canopy Sub’s or its Affiliate’s business; (iii) to any bona fide prospective Transferee of such Member that shall have agreed to be bound by the provisions of this Section 12.02 as if a Member; (iv) to the extent necessary in the course of performing such Member’s obligations or enforcing any remedy under this Agreement or the agreements expressly contemplated hereby; or (v) as is required to be disclosed by a court of competent jurisdiction, administrative body, or governmental body or by subpoena, summons, or legal process, or by Applicable Law; provided that, to the extent permitted by Applicable Law, the Member required to make such disclosure shall provide to the Board prompt notice of such disclosure. The Company and each Member acknowledges and agrees that a public announcement and/or other disclosure of the Company, its ownership, and its business dealings (each an “Announcement”) may become necessary from time to time under applicable law or for other valid business reasons. Should the Company (or any Member) determine that an Announcement is required, it will provide notice to any Covered Person mentioned or referenced in such Announcement as soon as reasonably possible, and will not release such Announcement until the form and content of the Announcement is approved by the Covered Person, acting reasonably.

Section 12.03      Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 12.04     Further Assurances. Each Member shall execute all such certificates and other documents and do all such filing, recording, publishing, and other acts as the Board deems necessary or appropriate to comply with the requirements of the Delaware Act or Applicable Law relating to the formation and operation of the Company and the acquisition, operation, or holding of its property.

Section 12.05      Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.05):

If to the Company:	35715 US HWY 40, STE D-102
Evergreen CO 80439
Attention: David Klein, Manager
Email: contracts@canopycannabis.com

If to a Member, to such Member’s respective mailing address or email address, as set forth on the Members Schedule.

Section 12.06      Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

Section 12.07      Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 11.03(e), upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 12.08      Entire Agreement. This Agreement, together with the Certificate of Formation, the Share Purchase Agreements, the Protection Agreement, and all related Exhibits and Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

Section 12.09      Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns. This Agreement may not be assigned by any Member except as permitted by this Agreement and any assignment in violation of this Agreement shall be null and void.

Section 12.10      No Third-Party Beneficiaries. Except as provided in ARTICLE XI, which shall be for the benefit of and enforceable by Covered Persons as described therein and as provided in Section 4.13 and Section 12.01, which shall be for the benefit of and enforceable by Canopy Sub, Canopy or their permitted assigns, as applicable, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors, and permitted assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 12.11      Amendment. Subject to the terms and conditions of the Protection Agreement, no provision of this Agreement may be amended or modified except by an instrument in writing executed by the Company and Members holding a majority of the Voting Shares. Any such written amendment or modification will be binding upon the Company and each Member; provided, that (i) an amendment or modification modifying the rights or obligations of (x) any Member in a manner that is disproportionately adverse to such Member relative to the rights of other Members in respect of Shares of the same class or series, or (y) a class or series of Shares in a manner that is disproportionately adverse to such class or series relative to the rights of another class or series of Shares, shall in each case be effective only with that Member’s consent or the consent of the Members holding a majority of the Shares in that disproportionately affected class or series, as applicable and (ii) any amendment or modification of this Section 12.11 shall require the approval of all Voting Members. Notwithstanding the foregoing, the Board may, without the consent of or execution by the Members, (i) amend or modify the Members Schedule, in either case to reflect any new authorization, issuance, redemption, repurchase, or Transfer of Shares in accordance with this Agreement and (ii) upon execution of the Protection Agreement, insert the Protection Agreement as Exhibit C hereto.

Section 12.12      Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. For the avoidance of doubt, nothing contained in this Section 12.12 shall diminish any of the explicit and implicit waivers described in this Agreement, including in Section 4.07(f), Section 7.04(c), and Section 12.15 hereof.

Section 12.13      Governing Law. All issues and questions concerning the application, construction, validity, interpretation, and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 12.14      Submission to Jurisdiction. The parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort, or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject matter jurisdiction over such suit, action, or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice, or other document by registered mail to the address set forth in Section 12.05 shall be effective service of process for any suit, action, or other proceeding brought in any such court.

Section 12.15      Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 12.16      Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of such party’s obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 12.17      Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise, except to the extent expressly provided in Section 11.02 to the contrary.

Section 12.18      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of Electronic Transmission (including via Docusign or similar electronic signature) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 12.19      Independent Counsel. Each Member has read this Agreement and acknowledges that:

(a)          counsel for the Company (being Dentons US LLP) and counsel for Canopy Sub (being Cassels Brock & Blackwell LLP) prepared this Agreement on behalf of the Company and Canopy Sub;

(b)          such Member has been advised that a conflict may exist between such Member’s interests, the interests of the other Members, and/or the interests of the Company;

(c)          this Agreement may have significant legal, financial, and/or tax consequences to such Member;

(d)          none of the Company or its Affiliates or Representatives (including counsel) makes or has made any representations to such Member regarding such consequences; and

(e)          such Member has been advised to seek, and has had the full opportunity to seek, the advice of independent counsel and tax or other advisors regarding such consequences.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Company:

Canopy USA, LLC

By:	/s/ David Klein
Name:	David Klein
Title:	Manager

The Initial Members:

11065520 CANADA INC.

By:	/s/ Jeridean Young
Name:	Jeridean Young
Title:	Authorized Signatory

HUNEEUS 2017 IRREVOCABLE TRUST

By:	/s/ Agustin Francisco Huneeus
Name:	Agustin Francisco Huneeus
Title:	Trustee

[Signature Page – Second Amended and Restated Operating Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

See Attached

JOINDER AGREEMENT

Reference is hereby made to the Second Amended and Restated Limited Liability Company Agreement, dated April 30, 2024, as amended from time to time (the "LLC Agreement"), between EB Transaction Corp., a Delaware, a company organized under the laws of Delaware, Canopy USA, LLC, a company organized under the laws of Delaware (the "Company"), and each other Person who after the date hereof becomes a Member of the Company and becomes a party to the LLC Agreement by executing a Joinder Agreement. Pursuant to and in accordance with Section 4.01(b) of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this Joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the covenants, terms, and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto. The undersigned hereby further acknowledges that it has received and reviewed a complete copy of the Protection Agreement and agrees that upon execution of this Joinder, such Person shall be subject to, all of the covenants, terms, and conditions of the Protection Agreement.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of __________, 2024.

[New Member]

By
Name:
Title:

Accepted and Agreed to:

Canopy USA, LLC

By
Name:
Title:

EXHIBIT B

FORM OF SHARE PURCHASE AGREEMENT

See Attached

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), is made as of [•] (the “Closing Date”), by and among Canopy USA, LLC a Delaware limited liability company (the “Company”) and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

The parties hereby agree as follows:

1.	Purchase and Sale of Shares.

1.1          Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the Closing that number of Class A Shares of the Company (the “Shares”) set forth opposite each Purchaser’s name on Exhibit A attached to this Agreement, at a purchase price of $[•] per Share (the “Purchase Price”), rounded down to the nearest whole number of Shares.

1.2	Closing; Delivery.

(a)          The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures on the Closing Date (which time and place are designated as the “Closing”).

(b)          At the Closing, the Company shall issue to each Purchaser the Shares being purchased by such Purchaser and each Purchaser shall, prior to the Closing, pay to counsel to the Company, Cassels Brock & Blackwell LLP (“Company Counsel”), the Purchase Price for the Shares being purchased by such Purchaser by wire transfer to a bank account designated in writing by the Company, to be held by Company Counsel in trust until the Closing. Each Purchaser hereby irrevocably directs Company Counsel to release the Purchase Price to the Company at the Closing.

1.3          Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)          “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b)          “Board” or “Board of Managers” means the board of managers of the Company.

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(c)          “Canopy Shares” means common shares in the capital of Canopy Growth Corporation (“Canopy”) or, in the event that Canopy is acquired by a third- party, the shares of such acquirer, provided that such acquiror shares shall be listed on the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, the NEO Exchange Inc., the New York Stock Exchange, the Nasdaq Global Select Market or the London Stock Exchange.

(d)	“Code” means the Internal Revenue Code of 1986, as

amended.

(e)	“Company Intellectual Property” means all material

Intellectual Property owned or used by the Company and necessary in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(f)          “COVID-19” means the virus commonly referred to as SARS-CoV-2 and/or as the context requires, the disease commonly referred to as COVID- 19 and any variations or evolutions thereof or any other related, associated or similar viruses, epidemics, pandemics or disease outbreaks.

(g)          “Debt” means with respect to any Person (whether or not due and payable), and without duplication, all outstanding obligations of such Person (i) in respect of indebtedness for borrowed money (and any accrued interest thereon); (ii) secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired and subject thereto; (iii) in respect of guarantees of indebtedness of others; (iv) in respect of the deferred portion or installments of purchase price in connection with the acquisition of any property or services; (v) any obligation evidenced by bonds, debentures, notes or similar instruments; (vi) capitalized lease obligations; (vii) letters of credit (to the extent drawn); (viii) all obligations under which interest charges are customarily paid (excluding current accounts payable in the ordinary course of business consistent with past practice); (ix) in respect of any seller notes payable with respect to the acquisition of any business, assets or securities; or (x) all obligations under indentures or arising out of any financial hedging arrangements.

(h)          “Fair Market Value” means, (i) if the shares are listed on only one stock exchange, the volume weighted average trading price per share on such stock exchange during the immediately preceding five Trading Days; or (ii) if the shares are listed on more than one stock exchange, the price as determined in accordance with clause (i) above for the primary stock exchange on which the greatest volume of trading of the shares occurred during the immediately preceding five Trading Days.

(i)          “GAAP” means generally accepted accounting principles in effect from time to time in the United States as set forth in pronouncements, statements and opinions of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants.

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(j)          “Government Authority” means any federal, national, supranational, state, provincial, local, foreign or other government, political subdivision, governmental, regulatory or administrative authority, agency, department, ministry, board, commission, task force or any court, tribunal, judicial, self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator or arbitral body, court or tribunal of competent jurisdiction, customs and any other regulatory or administrative equivalent governmental entity in any country or territory with jurisdiction over the Company or any Subsidiary.

(k)          “Intellectual Property” means all (i) patents and patent applications, together with all reissues, reexaminations, continuations, continuations in part, and divisionals thereof, (ii) registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, and trade dress, (iii) registered copyrights, (iv) trade secrets and other confidential or proprietary information, (v) domain names, (vi) software, data, databases and documentation therefor,

(vii) other or similar intellectual property or proprietary rights, including processes, methods, techniques, know how, customer and supplier lists, and marketing and business plans, (viii) tangible embodiments of any of the foregoing, and (ix) licenses in, to, and under any of the foregoing.

(l)          “Knowledge” including the phrase “to the Company’s Knowledge” or “Known” shall mean the actual knowledge, after good faith inquiry, of the Board of Managers and executive leadership team of the Company as of the date hereof.

(m)          “Material Adverse Effect” means any event that has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company, taken as a whole; provided, however, that any adverse effect arising out of, resulting from or attributable to any circumstance described in the following clauses shall not constitute or be deemed to contribute to a Material Adverse Effect, and otherwise shall not be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur: (i) an event affecting (x) the United States or any other economy or foreign economies in general, or (y) capital or financial markets (including any disruption thereof) generally, including changes in interest or exchange rates and financial, credit, securities or currency markets (including any measure relating to COVID-19 or other public health matter), (ii) an event affecting political, regulatory or social conditions (including hostilities, acts of war (whether declared or undeclared), sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing), (iii) an event in or affecting the industries in which the Company operates, (iv) an event directly attributable to the execution or the announcement of, or the consummation of the transactions contemplated by this Agreement, including the impact thereof on shortfalls or declines in revenue, margins or profitability, the loss of, or disruption in, any customer, supplier, vendor and/or other contractual relationships, or loss of personnel, (v) conditions resulting from actual or threatened earthquakes, hurricanes, floods, tornados, storms, weather conditions, fires or other natural disasters, epidemics, pandemics, disease outbreaks (including, for the avoidance of doubt, any effect resulting from, arising in connection with or otherwise related to COVID-19, including any Government Authority or public health authority’s response thereto, any loss of customers, suppliers, orders or contracts in connection therewith), public health emergencies, widespread occurrences of infectious diseases or natural disasters, (vi) any changes in applicable law or regulation, GAAP or the enforcement or interpretation thereof, (vii) actions taken, to be taken or omitted pursuant to this Agreement, or taken or omitted with the Purchasers’ prior written consent, or (viii) any matter set forth in the Disclosure Schedule.

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(n)            “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(o)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(p)            “State and/or Local Cannabis Regulations” means any criminal, civil or administrative statute, regulation, ordinance, decree, court order or other proclamation having the force of law, enacted, adopted or issued by any state Government Authority or local Government Authority in the United States pertaining to the criminalization, decriminalization, regulation, or licensing of medical and/or recreational cannabis sales, consumption, cultivation, distribution, or storage.

(q)            “State and/or Local Cannabis License” means any license required by a state or municipality in order to operate a cannabis business or to own or lease property used by a cannabis business within that state or municipality’s jurisdiction.

(r)             “Supplier” means any business or Person who supplies the Company or any Subsidiary with goods and services utilized in the manufacture of its products, including both cannabis Suppliers and non-cannabis Suppliers.

(s)            “Subsidiary” means those subsidiaries of the Company set forth on Section 2.3 of the Disclosure Schedule.

(t)             “Trading Day” means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business.

2.            Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit F to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and correct as of the date of the Closing, except as otherwise indicated. Except where the context expressly requires otherwise (i) the representations and warranties set forth herein are intended to, and do, include the Company’s Subsidiaries, jointly and not severally, and the defined term “Company” in this section 2 shall be deemed to mean “Company and Subsidiaries, jointly” and (ii) in making the representations and warranties set forth herein, including any information qualified by Knowledge, the Company has performed customary inquiries with Canopy’s management and other relevant personnel. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

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For purposes of these representations and warranties in this Agreement, including in Sections 2 and 3 (other than those in Sections 2.2, 2.3, 2.4, 2.5, and 2.6), the term the “Company” shall include any Subsidiaries, unless otherwise noted herein.

2.1           Organization, Good Standing, Power and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

2.2	Capitalization.

(a)            The membership interests of the Company are represented by Class A Shares, Class B Shares and Exchangeable Shares. The authorized capital of the Company consists, immediately prior to the Closing, of:

(i)             an unlimited number of Class A Shares, of which [●] are issued and outstanding immediately prior to the Closing; All of the outstanding Class A Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance in all material respects with all applicable federal and state securities laws, excluding any Federal Cannabis Laws (as hereinafter defined);

(ii)            an unlimited number of Class B Shares, [none] of which are issued and outstanding immediately prior to the Closing.; and

(iii)           an unlimited number of Exchangeable Shares, of which [●] Exchangeable Shares are issued and outstanding immediately prior to the Closing. All of the outstanding Exchangeable Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance in all material respects with all applicable federal and state securities laws, excluding any Federal Cannabis Laws.

(b)	No Person has any right to purchase any of the Shares covered by this Agreement.

2.3           Subsidiaries. Other than as set forth on Section 2.3 of the Disclosure Schedule, the Company owns 100% of the equity of each Subsidiary. Section 2.3 of the Disclosure Schedule sets forth a list of all interests held by the Company or any Subsidiary in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. Other than as set forth on Section 2.3 of the Disclosure Schedule, the Company is not a participant in any joint venture, partnership or similar arrangement. Each Subsidiary is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite corporate or limited liability company power and authority to carry on its business as now conducted and as presently proposed to be conducted. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

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2.4           Authorization. All limited liability company action required to be taken by the Board of Managers and members of the Company in order to authorize the Company to issue the Shares has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing, and the issuance and delivery of the Shares has been taken. This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5           Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, Federal Cannabis Laws, and liens or encumbrances created by or imposed by a Purchaser on its own Shares. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement, the Shares will be issued in compliance in all material respects with all applicable federal and state securities laws, excluding any Federal Cannabis Laws.

2.6           Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Government Authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, which have been made or will be made in a timely manner.

2.7           Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s Knowledge, currently threatened in writing (i) that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated by this Agreement; or (ii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 2.7 of the Disclosure Schedule, neither the Company nor, to the Company’s Knowledge, any of its officers or managers is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or managers, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.

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2.8	Intellectual Property; Data Privacy.

(a)            The Company exclusively owns, or has a valid and enforceable right to use, all Intellectual Property used or necessary to operate the business of the Company, free and clear of all liens, charges or encumbrances, and without any Known conflict with, or infringement of, the rights of others, including prior employees or consultants, in each case other than matters that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company has not received any written communications alleging that the Company has infringed or otherwise violated, or by conducting its business, would infringe or otherwise violate, and the conduct of the Company’s business as now conducted and as presently proposed to be conducted does not (and would not) infringe or otherwise violate, any of the Intellectual Property rights or processes of any other Person. To the Company’s Knowledge, no Person is infringing or otherwise violating the Company Intellectual Property. The Company Intellectual Property is valid, subsisting and enforceable, and the Company has taken reasonable measures to protect, maintain and enforce the Company Intellectual Property. The Company Intellectual Property is not subject to any order, writ, decree or settlement that restricts the use or ownership thereof.

(b)            The Company complies, with all Data Privacy Requirements (as hereinafter defined), other than failures to comply that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company has not received any communications alleging that the Company is in violation of any Data Privacy Requirements, and to the Company’s Knowledge, the Company is not subject to any investigation with respect to any Data Privacy Requirements. For purposes of this Section 2.8, “Data Privacy Requirements” means (i) all federal or statute statutes, rules or regulations concerning the privacy or security of personal information, including protected health information (ii) the Company’s written privacy policies and procedures, and (iii) all contractual requirements of the Company with respect to the privacy or security of personal information, including with respect to the Payment Card Industry Data Security Standard (PCI DSS).

2.9           Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Certificate of Formation or its Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”), (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to the Company’s Knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which in the case of any of clauses (ii) through (v) could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and other than Federal Cannabis Laws. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

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2.10         Agreements. Set forth on Section 2.10(a) of the Disclosure Schedule is a description of the Material Contracts (as hereinafter defined). Each such Material Contract (a) is in full force and effect and is binding upon and enforceable against the Company and, to the Company’s Knowledge, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified, and (c) is not in material default due to the action or inaction of the Company. The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Material Contracts, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

For the purposes of this Section 2.10, “Material Contract” means, with respect to the Company, (i) each contract or agreement to which the Company is a party involving aggregate revenues payable to or consideration payable to or by the Company of $500,000 or more, (ii) each contract or agreement under which the Company grants or receives any license or other right in respect of Intellectual Property (other than licenses to commercially available, off- the-shelf software) which is material to the Company, and (iii) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Effect.

2.11         Real Property. There is no real property (“Real Property”) owned or leased by the Company.

2.12         Debt. Section 2.12 of the Disclosure Schedule sets forth, as of the date hereof, all Debt of the Company. Except as, individually or in the aggregate, as of the date of hereof, would not reasonably be expected to have a Material Adverse Effect, (i) each Debt contract is in full force and effect; (ii) the Company and its Subsidiaries, as applicable, are not in default under any Debt contract; (iii) none of the Debt contracts has been canceled by the other party; (iv) no other party is in breach or violation of, or material default under, any Debt contract; and (v) the Company has not received any written claim of default under any such Debt contract.

2.13         Solvency. Immediately prior to giving effect to the consummation of the transactions contemplated by this Agreement, the Company, taken as a whole, will be Solvent (as hereinafter defined). For purposes of this Section 2.13, “Solvent” means, with respect to Company and its Subsidiaries, taken as a whole, that:

(a)           the fair saleable value (determined on a going concern basis) of the assets of the Company and its Subsidiaries, taken as a whole, shall be greater than the total amount of the Company’s and its Subsidiaries’ liabilities, taken as a whole; and

(b)	the Company shall be able to pay its debts and obligations as they become due.

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2.14	Employee Matters.

(a)            To the Company’s Knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business.

(b)            The Company is not delinquent in material payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. Except as set forth in Section 2.14(b) of the Disclosure Schedule, the Company has complied with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate Government Authority or is holding for payment not yet due to such Government Authority all material amounts required to be withheld from employees of the Company and is not liable for any arrears of material wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

2.15         Tax Returns and Payments. There are no material federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid material federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all material federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.16         Permits; Licenses. The Company has all permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such permits, licenses or other similar authority.

2.17         Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect, and as except set forth Section 2.17 of the Disclosure Schedule to the Company’s Knowledge (a) the Company is and has been in compliance with all Environmental Laws (as hereinafter defined); (b) there has been no release or to the Company’s Knowledge, threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Government Authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of Hazardous Substances in compliance with Environmental Laws.

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For purposes of this Section 2.17, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.18	Cannabis Regulations.

(a)           State and/or Local Cannabis Regulations. Neither the Company, nor any officer, manager or employee of the Company (to the extent such Person is acting on behalf of the Company), has violated or is in violation of any State and/or Local Cannabis Regulations which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)           Criminal History. To the Knowledge of the Company, no officer, manager or employee of the Company has any criminal history which would disqualify the Company from receiving a State and/or Local Cannabis License.

(c)           Cannabis Compliance. The Company believes in good faith that it has adopted and implemented, written policies and procedures that are reasonably designed to ensure that the Company is in compliance with all applicable current State and/or Local Cannabis Regulations.

(d)           Investigations and Proceedings. The Company is not the subject of any criminal, administrative, or regulatory investigation, action, or proceeding with respect to an alleged violation of State and/or Local Cannabis Regulations.

3.            Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, jointly and severally, that the following representations are true and correct as of the date hereof:

3.1           Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against such Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2           Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser is not party to any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

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3.3	Disclosure of Information.

(a)           The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The Purchaser acknowledges and agrees that neither the Company nor any other Person acting on its behalf or any of their respective Affiliates or representatives has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company (or its businesses or assets) or the Shares except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the Disclosure Schedule.

(b)           The Purchaser further agrees that no Person will have or be subject to any liability to the Purchaser or any other Person, nor will the Purchaser or any other Person be entitled to make a claim resulting from the distribution or use by the Purchaser, any of its Affiliates or any of their respective agents, consultants, accountants, counsel or other representatives of any such information, and any legal opinions, memoranda, summaries or any other information, document or material made available to the Purchaser or its Affiliates or representatives in certain “data rooms,” management presentations or any other form otherwise provided in expectation of the transactions contemplated by this Agreement. The Purchaser acknowledges and agrees that except for the representations and warranties of the Company expressly set forth in Section 2 hereof, the Shares are being acquired AS IS WITHOUT ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR INTENDED USE OR OTHER EXPRESSED OR IMPLIED WARRANTY.

(c)           The Purchaser acknowledges and agrees that it has not received any Confidential Information Memorandum or other offering memorandum or similar document in connection with its decision to enter into this Agreement and to consummate the purchase of Shares pursuant to this Agreement.

(d)           The Purchaser acknowledges and agrees that it is consummating the transactions contemplated by this Agreement without any representation or warranty, express or implied, by any Person, except for the representations and warranties of the Company, on behalf of itself and its Subsidiaries, expressly set forth in Section 2. The Purchaser acknowledges that it is relying on its own investigation and analysis in entering into the transactions contemplated hereby. The Purchaser is knowledgeable about the industries in which the Company operates and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time.

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(e)           The Purchaser has fully reviewed this Agreement, the Disclosure Schedule, the materials referenced therein and the materials in the “data room” relating to the transactions contemplated by this Agreement. The Purchaser does not have any knowledge that the representations and warranties of the Company in this Agreement and the Disclosure Schedule are not true and correct in all material respects and the Purchaser does not have any knowledge of any material errors in, or material omissions from, the Disclosure Schedule.

(f)            The Purchaser acknowledges and understands that the Company and its Affiliates now possess and may hereafter possess certain material nonpublic information regarding the Company and the Other Companies (as hereinafter defined) not known to the Purchaser that may be material to an investment decision and impact the value of the Shares, including, without limitation, (y) information received by officers, directors and employees of Canopy in connection with Canopy’s acquisition of certain assets that comprise the assets of the Company, and (z) information received on a privileged basis from the attorneys and financial advisers representing the Company (collectively, the “Information”). The Purchaser understands, based on its experience, sophistication and knowledge, the disadvantage to which the Purchaser is subject due to the disparity of information that may exist between the Company and its Affiliates, on the one hand, and the Purchaser, on the other hand. Notwithstanding that it is aware that the Information exists and notwithstanding such disparity, the Purchaser has deemed it appropriate to enter into this Agreement and to consummate the purchase of Shares pursuant to this Agreement.

(g)           The Purchaser acknowledges and understands that the assets of the Company will consist primarily of securities of other companies (collectively, the “Other Companies”), and that neither the Company nor its Affiliates control the Other Companies. The Company and its Affiliates are, therefore, reliant on the Other Companies to provide the information upon which the Purchaser will make an investment decision. Accordingly, while the Company has no reason to believe that the information relating to the Other Companies set forth in certain “data rooms” and provided to the Purchaser is not accurate, it cannot independently confirm such information is accurate, and the Purchaser acknowledges that the Company makes no representation as to the accuracy of the information provided by the Other Companies.

(h)           In connection with the Purchaser’s investigation of the Company, the Purchaser has received from, or on behalf of the Company, certain projections, including projected statements of operating revenues and income from operations of the Company and certain business plan information of the Company, which are based on information provided by the Other Companies. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and plans, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such information), and that the Purchaser shall have no claim against any Person with respect thereto. Accordingly, the Company makes no representations or warranties whatsoever with respect to such estimates, projections, forecasts and plans (including the reasonableness of the assumptions underlying such information). The foregoing, however, does not limit or modify the representations and warranties of the Company and its Subsidiaries in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

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3.4           Restricted Securities. The Purchaser understands that the Shares have not been, and may not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is currently under no obligation and may not be able to satisfy.

3.5           No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6           Legends. The Purchaser understands that the Shares may be notated with the following legends

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

The Purchaser understands that the Shares may also be notated with any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.7           Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8           Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

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3.9           CFIUS Foreign Person Status. The Purchaser is not a “foreign person” or a “foreign entity,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”). The Purchaser is not controlled by a “foreign person” (as defined in the DPA). The Purchaser does not permit any foreign person affiliated with the Purchaser, whether affiliated as a limited partner or otherwise, to obtain through the Purchaser any of the following with respect to the Company: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company; (ii) membership or observer rights on the Board of Managers or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Managers or equivalent governing body of the Company; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of the Company regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” of the Company (as defined in the DPA). The Purchaser is not included on any list of denied, disbarred or sanctioned persons or otherwise subject to such restrictions.

3.10         No General Solicitation. Neither the Purchaser, nor any of its trustees, beneficiaries, officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.11         Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and managers, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any other Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.12         Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is located is identified in the address or addresses of the Purchaser set forth on Exhibit A.

3.13         Cannabis Ownership. Neither the Purchaser, nor, to the knowledge of the Purchaser, any trustee, beneficiary, member, stockholder, other equityholder, officer, director, manager, or agent of the Purchaser, has been deemed, by an unappealable determination by a Government Authority or court of competent jurisdiction opining on the topic of cannabis businesses and/or any State and/or Local Cannabis Licenses, unfit to have an ownership or economic interest in a cannabis business if such unfitness could be adverse to the issuance or maintenance of any State and/or Local Cannabis Licenses.

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3.14         Source of Funds. The funds representing the Purchase Price which will be advanced by the Purchaser to the Company hereunder will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) or the United Kingdom’s Proceeds of Crime Act 2002 (the “POCA”), and the Purchaser acknowledges that the Company may in the future be required by law to disclose the Purchaser’s name and other information relating to this Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act, the PCMLTFA or the POCA. To the best of its knowledge (a) none of the subscription funds to be provided by the Purchaser (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, Canada or any other jurisdiction, or (ii) are being tendered on behalf of a Person or entity who has not been identified to the Purchaser, and (b) the Purchaser shall promptly notify the Company if the Purchaser discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

3.15         Sanctions. Neither the Purchaser, its trustees or beneficiaries are a person or entity identified in the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, the United Nations Al- Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolution on the Democratic People’s Republic of Korea, the Regulations Implementing the United Nations Resolution on Iran, the United Nations Cote d’Ivoire Regulations, the United Nations Democratic Republic of the Congo Regulations, the United Nations Liberia Regulations, the United Nations Sudan Regulations, the Special Economic Measures (Zimbabwe) Regulations or the Special Economic Measures (Burma) Regulations, the Special Economic Measures (Ukraine) Regulations, the Special Economic Measures (Russia) Regulations, or the Freezing Assets of Corrupt Foreign Officials Act (collectively, the “Trade Sanctions”). The Purchaser acknowledges that the Company may in the future be required by law to disclose the name and other information of the Purchaser related to the acquisition of the Shares hereunder pursuant to the Trade Sanctions.

3.16         Industry Specific Acknowledgements and Risks. The Purchaser acknowledges and agrees that the Company is and will continue to be subject to, among other things, the following risks and uncertainties:

(a)            Nature of the business model. Since the cultivation, manufacturing, possession and distribution of cannabis for medical, adult-use (i.e., recreational) or otherwise, that is not related to research sanctioned by the United States federal government, is prohibited under Federal Cannabis Laws, it is possible that the Company may be forced to cease certain of the Company’s proposed activities. The United States federal government, through, among others, the Department of Justice (“DOJ”), its sub-agency the Drug Enforcement Agency (“DEA”), and the Internal Revenue Service (“IRS”), have the right to actively investigate, audit and shutdown cannabis growing facilities, processors and retailers. The United States federal government may also attempt to seize property. Any action taken by the DOJ, the DEA and/or the IRS to impede, seize or shutdown the Company’s future operations will have an adverse effect on the Company’s business, operating results and financial condition.

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(b)            Some of the Company’s planned business activities, while believed to be compliant with State and/or Local Cannabis Regulations, are prohibited under Federal Cannabis Laws. The Purchaser is cautioned that in the United States, medical and adult-use cannabis industry operations are largely regulated at the state and local levels. Although certain states and territories of the United States authorize medical and/or adult- use cannabis cultivation, manufacturing and distribution by operating entities licensed or registered under State and/or Local Cannabis Regulations, under Federal Cannabis Laws, the possession, cultivation, manufacturing and distribution of cannabis, for any purpose other than DEA-sanctioned research, and any related drug paraphernalia, is prohibited, and constitute criminal acts under Federal Cannabis Laws, including the Controlled Substances Act (“CSA”). A Purchaser’s contribution to and involvement in such activities may result in federal civil and/or criminal prosecution, incarceration and/or forfeiture of his, her or its entire investment.

Violations of any Federal Cannabis Laws could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including but not limited to disgorgement of profits, cessation of business activities or divestiture. This could have a Material Adverse Effect on the Company, including the Company’s reputation and ability to conduct business, the Company’s holding (directly or indirectly) of State and/or Local Cannabis Licenses, the Company’s financial position, operating results, profitability or liquidity or the market price of the Shares. In addition, it is difficult to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

In addition, since the possession, cultivation, manufacturing, and distribution of cannabis and any related drug paraphernalia is prohibited under Federal Cannabis Laws, the Company may be deemed to be aiding-and-abetting criminal activities through the contracts the Company has entered into and the products that the Company intends to distribute. The Company intends to cultivate and manufacture cannabis, and distribute cannabis products through operating dispensaries, and otherwise, lease intellectual property and/or real property in a number of states. As a result, law enforcement authorities, in their attempt to regulate the illicit distribution of cannabis and any related drug paraphernalia, may seek to bring an action or actions against the Company, including, but not limited to, aiding and abetting another’s criminal activities. The federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” As a result of such an action, the Company may be forced to cease certain operations and the Purchaser could lose its entire investment. Such an action would have a Material Adverse Effect on the Company’s business and operations.

State and/or Local Cannabis Regulations are relatively new and constantly evolving, so there are uncertainties as to how the state authorities will interpret and administer applicable regulatory requirements. Any determination that the Company fails to comply with State and/or Local Cannabis Regulations would require the Company either to significantly change or terminate lines of business, or the business as a whole, which would have a Material Adverse Effect on the Company’s business.

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(c)            Regulatory risks are inherent to the Company. The activities of the Company are subject to regulation by Government Authorities. The Company’s business objectives are contingent upon, in part, compliance with regulatory requirements enacted by these Government Authorities and obtaining all regulatory approvals, where necessary, for the distribution of products in each jurisdiction in which the Company proposes to operate. The Company cannot predict the time required to secure all appropriate regulatory approvals, or the extent of testing and documentation that may be required by Government Authorities. Any delays in obtaining, or failure to obtain regulatory approvals would significantly delay the development of markets and products and could have a Material Adverse Effect.

No assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail the Company’s ability to cultivate, manufacture, or distribute cannabis. Amendments to current laws and regulations governing the cultivation, manufacturing, or distribution of cannabis, or more stringent implementation thereof could have a Material Adverse Effect on the Company.

(d)            Regulatory scrutiny of the Company’s industry may negatively impact its ability to raise additional capital. The Company’s business activities are expected to rely on newly established and developing laws and regulations, including in a number of states. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect the Company’s profitability or cause it to cease operations entirely. The cannabis industry may come under the scrutiny or further scrutiny of the Food and Drug Administration (the “FDA”), the Alcohol and Tobacco Tax and Trade Bureau; the Bureau of Alcohol, Tobacco, Firearms, and Explosives; Securities and Exchange Commission; DOJ; the Financial Industry Regulatory Advisory or other federal, state or other applicable state or non-governmental regulatory authorities or self-regulatory organizations that supervise or regulate the cultivation, manufacture, and distribution of cannabis for medical or adult-use purposes in the United States. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding the Company’s industry may adversely affect the business and operations of the Company, including without limitation, the costs to remain compliant with applicable laws and the impairment of the Company’s business or the ability to raise additional capital, which could reduce, delay or eliminate any return on investment in the Company.

(e)            The size of the Company’s target market is difficult to quantify and the Purchasers will be reliant on their own estimates on the accuracy of market data. Because the cannabis industry is in an early stage with uncertain boundaries, there is a lack of information about comparable companies available for the Purchasers to review in deciding about whether to invest in the Company and, few, if any, established companies whose business model the Company can follow or upon whose success the Company can build. Accordingly, the Purchasers will have to rely on their own estimates in deciding about whether to invest in the Company. There can be no assurance that the Company’s estimates will be accurate or that the market size is sufficiently large for its business to grow as projected or anticipated, which may negatively impact its financial results.

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(f)             The Company may have difficulty accessing the service of banks and processing credit card payments in the United States, which may make it difficult for the Company to operate. In February 2014, the Financial Crimes Enforcement Network (“FinCEN”) bureau of the Treasury Department issued guidance (which is not law) with respect to financial institutions providing banking services to cannabis businesses, including burdensome due diligence expectations and reporting requirements. This guidance does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the DOJ, FinCEN or other federal regulators. Thus, most banks and other financial institutions are not comfortable providing banking services to cannabis- related businesses, or relying on this guidance, which can be amended or revoked at any time. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, the Company may have limited or no access to banking or other financial services in the United States and may have to operate the Company’s business on an all-cash basis. The inability or limitation in the Company’s ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments in the United States may make it difficult for the Company to operate and conduct business as planned.

(g)            Federal trademark and patent protection may not be available for the intellectual property of the Company due to the current classification of marijuana as a Schedule I controlled substance. As long as marijuana remains illegal under Federal Cannabis Laws as a Schedule I controlled substance pursuant to the CSA, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to the Company. As a result, the Company’s intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third- parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, the Company can provide no assurance that it will ever obtain any protection of its intellectual property, whether on a federal, state or local level.

(h)            The Company’s contracts may not be legally enforceable in the United States. Because certain of the Company’s contracts involve cannabis and other activities that are not legal under Federal Cannabis Laws and in certain state jurisdictions including Delaware, the Company may face difficulties enforcing such contracts in federal and certain state courts.

(i)             There is uncertainty surrounding the policies of the United States federal government. As a result of the conflict of laws that currently exists between Federal Cannabis Laws and the State and/or Local Cannabis Regulations, investments in cannabis business in the United States are subject to inconsistent laws and regulation. The response to this inconsistency was addressed in August 2013 when then Deputy Attorney General, James Cole, authored the Cole Memorandum (the “Memorandum”). The Memorandum was addressed to all U.S. Attorneys acknowledging that, notwithstanding the designation of cannabis as a controlled substance at the federal level in the United States, several U.S. states enacted State and/or Local Cannabis Regulations for medical and adult- use purposes. The Memorandum outlined certain priorities for the DOJ relating to the prosecution of cannabis offenses. In particular, the Memorandum noted that in jurisdictions that enacted State and/or Local Cannabis Regulations and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale and possession of cannabis, conduct in compliance with those State and/or Local Cannabis Regulations is less likely to be a priority at the federal level. In light of limited investigative and prosecutorial resources, the Memorandum concluded that the DOJ should be focused on addressing only the most significant threats related to cannabis. States where State and/or Local Cannabis Regulations had been enacted were not characterized as a high priority.

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On January 4, 2018, then U.S. Attorney General Jeff Sessions issued a memorandum to U.S. Attorneys which rescinded the Memorandum. With the Memorandum rescinded, U.S. federal prosecutors can exercise their discretion, without regard to the priorities enumerated in the Memorandum, in determining whether to prosecute cannabis-related operations that are compliant with State and/or Local Cannabis Regulations but that violate Federal Cannabis Laws.

On March 11, 2021, Merrick Garland was appointed as U.S. Attorney General. At his confirmation hearing, he said, “It does not seem to me a useful use of limited resources that we have, to be pursuing prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise”. He has not yet reissued the Cole Memorandum, however, or issued substitute guidance. In the 2023 Consolidated Appropriations Act (the “Act”), Congress included the Rohrabacher-Farr amendment which prohibits the Department of Justice from spending funds authorized under the Act to interfere with the implementation of state laws that authorize the use, distribution, possession, or cultivation of medical cannabis until September 30, 2023.

Multiple legislative and executive administrative reforms related to cannabis and cannabis-related banking and taxation are currently being considered by the federal government in the United States. Examples include President Biden’s mandate for administrative review of rescheduling cannabis to a lower schedule on the Controlled Substances Act (“CSA”); the States Reform Act; the Cannabis Administration and Opportunity Act; the Marijuana Opportunity, Reinvestment and Expungement Act; the Secure and Fair Enforcement (SAFE) Banking Act; and the Capital Lending and Investment for Marijuana Businesses (CLIMB) Act; H.R. 9702 to amend the Internal Revenue Code of 1986 to allow deductions and credits relating to expenditures in connection with marijuana sales conducted in compliance with State law. There can be no assurance that the administrative review of cannabis will result in rescheduling of cannabis under the CSA, or that any of the above pieces of legislation will be reintroduced in the 118th Congress or ultimately become law in the United States.

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(j)             Due to the classification of marijuana as a Schedule I controlled substance under the CSA, banks and other financial institutions which service the cannabis industry are at risk of violating certain financial laws, including anti-money laundering statutes. Because the cultivation, manufacture, and distribution of cannabis is prohibited under the CSA, banks and other financial institutions providing services to cannabis-related businesses risk violation of federal anti-money laundering statutes (18 U.S.C. §§ 1956 and 1957), the unlicensed money-remitter statute (18 U.S.C. § 1960) and the Bank Secrecy Act. These statutes can impose criminal liability for engaging in certain financial and monetary transactions with the proceeds of a “specified unlawful activity” such as distributing controlled substances which are illegal under federal law, including cannabis, and for failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the CSA. The Company may also be exposed to the foregoing risks. In the event that any of the Company’s investments, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such investments in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation.

(k)            Third-party service providers to the Company may withdraw or suspend their service under threat of prosecution. Since under Federal Cannabis Laws the possession, cultivation, manufacturing, and distribution of cannabis and any related drug paraphernalia is prohibited, and any such acts are criminal acts under Federal Cannabis Laws, companies that provide goods and/or services to companies engaged in cannabis- related activities may, under threat of federal civil and/or criminal prosecution, suspend or withdraw their services. Any suspension of service and inability to procure goods or services from an alternative source, even on a temporary basis, that causes interruptions in the Company’s operations could have a Material Adverse Effect on the Company’s business.

(l)             FDA regulation of medical-use cannabis and the possible registration of facilities where cannabis is cultivated, manufactured, and/or distributed could negatively affect the medical-use cannabis industry, which would directly affect the Company’s financial condition. Should the federal government legalize cannabis for medical or adult-use use, it is possible that the FDA, would seek to regulate it under the Federal Food, Drug and Cosmetic Act. Additionally, the FDA may issue rules and regulations including, but not limited to, good manufacturing practice, related to the cultivation, manufacturing, advertising, and distribution of cannabis. Clinical trials may be needed to demonstrate efficacy and safety to support medical claims. It is also possible that the FDA would require that facilities where cannabis is cultivated, manufactured, and/or distributed register with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, it is unknown what the impact would be on the cannabis industry, including what costs, requirements and possible prohibitions may be enforced. If the Company is unable to comply with the regulations or registration as prescribed by the FDA it may have a Material Adverse Effect on the Company’s business, operating results and financial condition.

(m)           The Company is likely subject to Section 280E of the Code because of its business activities and the resulting disallowance of tax deductions could cause it to incur more than anticipated U.S. federal income tax. Under Section 280E of the Code (“Section 280E”), “no deduction or credit shall be allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any State in which such trade or business is conducted.” Cannabis is classified under schedule I of the CSA. Consequently, this provision has been applied by the IRS to cannabis operations, prohibiting them from deducting ordinary business expenses directly associated with the sale of cannabis. Section 280E therefore has a significant impact on the retail side of cannabis operations, but a lesser impact on cultivation and manufacturing operations. A result of Section 280E is that the effective tax rate on cannabis businesses may be extraordinarily high, and an otherwise profitable business may, in fact, operate at a loss, after taking into account its income tax expenses.

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(n)            The Company’s operations in the United States may become the subject of heightened scrutiny by regulators and other authorities. The Company may be subject to significant direct and indirect interaction with public officials as a result of such heightened scrutiny. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Company’s ability to operate or invest in the United States or any other jurisdiction. Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry. A negative shift in the public’s perception of medical-use and/or adult-use cannabis in the United States or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to regulate medical and/or adult-use cannabis, thereby limiting the number of new state jurisdictions into which the Company could expand. Any inability to fully implement the Company’s expansion strategy may have a Material Adverse Effect.

(o)           Your investment in the Company may itself be illegal under U.S. federal law; changes in federal enforcement affecting the cannabis industry may cause adverse effects on the Company’s business. Overall, an investor’s contribution to and involvement in the Company’s activities may result in federal civil and/or criminal prosecution, including forfeiture of his, her or its entire investment.

The Company is complying with state-regulated cannabis programs, regardless of its legal status under U.S. federal law, and your investment has been designed to be compliant with all applicable state laws and regulations to which the Company are subject; however, under U.S. federal law, such investments may be considered illegal under the CSA (particularly 21 U.S.C. § 854) or other indirect criminal liability theories such as aiding and abetting or conspiracy. Additionally, financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes (18 U.S.C. § 1956), the unlicensed money transmitter statute and the U.S. Bank Secrecy Act. If the federal government were to reverse its long-standing hands-off approach to the state legal cannabis markets and start more broadly enforcing federal laws regarding cannabis, investors or the Company itself could also face criminal liability; in the event that investors or the Company faces enforcement it would likely be unable to execute its business plan, and its business and financial results would be adversely affected.

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(p)           The Company, Its Officers, Investors Or Other Stakeholders May Be Required To Disclose Personal Information To Government Or Regulatory Entities; Failing To Do So Could Negatively Impact The Company’s Business, Financial Conditions Or Results Of Operations. The Company intends to operate a U.S. state-licensed cannabis business. Acquiring even a minimal or indirect interest in a U.S. state-licensed cannabis business can trigger requirements to disclose officers’, investors’ and other stakeholders’ personal information. While these requirements vary by jurisdiction, some require interest holders to apply for regulatory approval and to provide tax returns, compensation agreements, fingerprints for background checks, criminal history records and other documents and information. Some states require disclosures of directors, officers and holders of more than a specified percentage of equity of the applicant. While some states include exceptions for investments in publicly traded entities, not all states do so, and some such exceptions are confined to companies traded on a U.S. securities exchange. If these regulations apply to the Company, investors, officers and other stakeholders are required to comply with such regulations, or face the possibility that any relevant cannabis license held by the Other Companies could be revoked or cancelled by the state licensing authority.

4.            Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase the Shares at the Closing are subject to the satisfaction or waiver of the following conditions:

4.1           Representations and Warranties. The representations and warranties of the Company and its Subsidiaries contained in Section 2 (i) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of such Closing.

4.2           Performance. The Company and each Subsidiary shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3           Closing Deliveries. At Closing, the Company shall deliver a certificate from the secretary or another officer of the Company certifying (i) the Certificate of Formation and Operating Agreement as in effect at the Closing, and (ii) resolutions of the Board of Managers approving this Agreement and the transactions contemplated under this Agreement. In addition, at Closing the Company shall deliver a certificate from an officer of the Company certifying that the conditions set forth in Sections 4.1 and 4.2 have been fulfilled.

4.4           Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

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5.            Conditions to the Company’s Obligations at Closing. The obligations of Company to sell and issue the Shares at the Closing are subject to the satisfaction or waiver of the following conditions:

5.1           Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 (i) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of such Closing.

5.2           Performance. Each Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Purchaser on or before such Closing.

5.3           Deliveries by the Purchasers at Closing. Each Purchaser shall deliver, prior to Closing, the aggregate Purchase Price for the Shares to be purchased by such Purchaser in accordance with Section 1 hereof. In addition, at Closing each Purchaser shall deliver a certificate from an officer of such Purchaser certifying that the conditions set forth in Sections 5.1and 5.2 have been fulfilled.

6.	Covenants.

6.1	Cannabis Compliance.

(a)            The Company shall in good faith seek to maintain, enforce and update, as necessary, and cause its Subsidiaries to, in good faith, seek to, maintain, enforce and update as necessary, written policies and procedures that are reasonably designed to ensure compliance with all current and future State and/or Local Cannabis Regulations by the Company, its Subsidiaries and each of their respective employees, consultants, officers, directors, managers and board members.

(b)            Neither the Company, nor any Subsidiary, shall, or shall cause any officer, director, manager or employee of the Company or any Subsidiary, or any agent whose activities are being directed by the Company or any Subsidiary, to commit a material violation of any current or future State and/or Local Cannabis Regulations.

6.2           Criminal History. If any officer, director, manager or board member or employee of the Company or any Subsidiary is convicted of a crime for which the Company or such Subsidiary reasonably anticipates or receives written notice from a Government Authority that such conviction jeopardizes any State and/or Local Cannabis License held by the Company or any Subsidiary, the Company will take remedial action in order to maintain such State and/or Local Cannabis Licenses.

6.3           Information. The Purchasers shall use their reasonable best efforts to comply with, and shall use their reasonable best efforts to cause their Affiliates to comply with, all reasonable requests of the Company to provide information and documents as is necessary for the Company to comply with applicable State and/or Local Cannabis Regulations.

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7.	Share Restrictions & Rights.

7.1           Power of Attorney. Each Purchaser does hereby constitute and appoint any officer or manager (the “Officer”) of the Company as the true and lawful attorney for such Purchaser, and in the name, place and stead of the Purchaser, to execute and deliver any and all stock transfers, endorsements or other instruments required to be executed and delivered in connection with the exercise by the Company of its repurchase rights set forth herein. This power of attorney is hereby coupled with an interest and shall be irrevocable by the undersigned, subject to the termination provisions set forth herein.

7.2           Share Certificate. The Secretary of the Company shall hold the certificates representing the Shares.

7.3           Repurchase Rights. The Company shall have the right, but not the obligation, at any time [on or before [●] or] at any time after [●], to purchase all of the Shares owned by any Purchaser at a purchase price per Share equal to the Repurchase/Put Price , which shall be payable in either cash or Canopy Shares, as determined in the sole discretion of the Company[; provided, however, that , in the event that the Company exercises such purchase right on or before [●], the Repurchase/Put Price shall be equal to the per Share value at the Closing and shall be paid in cash]. The Company shall exercise such purchase rights by written notice (“Exercise Notice”) given to the Purchaser and [in the event such exercise occurs after [●],] the Company shall either pay to the Purchaser: (i) an amount in cash equal to the aggregate amount of the Repurchase/Put Price payable to such Purchaser by wire transfer of immediately available funds; or (ii) the Company shall cause Canopy to issue the number of Canopy Shares having an aggregate value equal to aggregate Repurchase/Put Price payable to such Purchaser to be determined by dividing such aggregate Repurchase/Put Price by the Fair Market Value of a Canopy Share measured as of the second Trading Day immediately preceding the date of issuance. In the event that (i) the Repurchase/Put Price is satisfied in Canopy Shares; (ii) the Purchaser sells such Canopy Shares within 10 days of the issuance of such Canopy Shares; (iii) the Purchaser provides the Company with evidence of the gross proceeds from the sale of such Canopy Shares; and (iv) the gross proceeds from the sale of such Canopy Shares are less than the Repurchase/Put Price, then, in such circumstances, the Company shall make a cash payment to the Purchaser equal to the difference between the gross proceeds from the sale of such Canopy Shares and the Repurchase/Put Price. The Company may assign its rights under this Section 7.3 to any Person; provided, that the assignee agrees to be bound by the terms of this Agreement and assumes all of the Company’s obligations hereunder; provided further, that the Company remains primarily liable if the assignee does not perform under this Agreement. The closing of any such purchase and sale transaction shall occur within 30 days of the Company (or its assignee) delivering the Exercise Notice. Each Purchaser agrees that it will perform its obligations hereunder and will ratify and confirm all that the Company may do or cause to be done pursuant to the foregoing. Each Purchaser agrees that it shall execute and deliver all documents and agreements, and take all other actions, that the Company may reasonably request in order to consummate any repurchase as contemplated herein.

For purposes of this Section 7.3 and Section 7.4, “Repurchase/Put Price” means the fair market value of a Share as determined by an appraiser appointed by the Company in its sole discretion, assuming that the Company was offered for sale in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price per Share is not affected by undue stimulus at such time or any control or voting rights premium, all on the basis of the long-term value of the Company as opposed to being determined by short-term market conditions. Implicit in this definition is the consummation of a sale as of the date of the Exercise Notice or Put Notice, as the case may be, and the passing of title from the seller to the buyer whereby: (i) the buyer and seller are typically motivated; (ii) both parties are well informed or well advised and acting in what they consider their own best interests; (iii) a reasonable time is allowed for exposure in the open market; (iv) payment is made in cash; and (v) the price per Share represents the normal consideration for the Company, on a per Share basis, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale, but taking into account the assumption by the buyer of any financing to the extent that it may be assumed by the buyer.

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7.4           Put Right. Each Purchaser shall have the right, but not the obligation, at any time after Canopy has converted its Exchangeable Shares into Class B Shares, to put all (and only all) of the Shares owned by such Purchaser to the Company at the Repurchase/Put Price, which shall be payable in either cash or Canopy Shares, as determined in the sole discretion of the Company. Such Purchaser shall exercise such put right by written notice (“Put Notice”) given to the Company and the Company shall either pay to such Purchaser: (i) an amount in cash equal to the aggregate amount of the Repurchase/Put Price payable to such Purchaser by wire transfer of immediately available funds; or (ii) the Company shall cause Canopy to issue the number of Canopy Shares having an aggregate value equal to aggregate Repurchase/Put Price payable to such Purchaser to be determined by dividing such aggregate Repurchase/Put Price by the Fair Market Value of a Canopy Share measured as of the second Trading Day immediately preceding the date of issuance. The closing of any such purchase and sale transaction shall occur within 30 days of such Purchaser delivering the Put Notice. The Company agrees that they shall, and shall cause Canopy to, execute and deliver all documents and agreements, and take all other actions, that such Purchaser may reasonably request in order to consummate any sale as contemplated herein.

7.5           Transfer. Each Purchaser may Transfer its Shares in accordance with the terms of the Operating Agreement.

For purposes of this Section 7.5, “Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Shares owned by a Person or any interest (including a beneficial interest) in any Shares owned by a Person.

8.	Indemnification.

8.1           Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Company contained in or made pursuant to this Agreement shall survive the Closing for a period of six months following the Closing.

8.2           Indemnification by the Company. The Company shall indemnify the Purchasers and their Affiliates and the respective successors and assigns of each of the foregoing (collectively, the “Purchaser Indemnitees”) from and against any and all actual and direct Losses (as hereinafter defined) as a result of any inaccuracy in or breach of the of the representations or warranties of the Company or any Subsidiary set forth in Section 2 of this Agreement (subject to Section 8.1) or any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company under this Agreement. “Losses” means actually incurred, out of pocket losses, costs, damages, penalties and expenses (including reasonable attorneys’ fees and expenses), but not including (a) indirect, special, speculative, incidental or consequential losses; (b) liabilities, damages or expenses incurred due to the interruption of the Purchaser Indemnitee’s business or lost income, revenues or profits (such as multiples of earnings) or diminution in value; or (c) punitive damages except to the extent such punitive damages are actually awarded to a third party.

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8.3           Limitations on Indemnification. Notwithstanding the foregoing, the Company shall not be liable to the Purchaser Indemnitees until the aggregate amount of all Losses in respect of indemnification under Section 8.2 exceeds 1.0% of the aggregate Purchase Price (the “Floor Amount”). If the Floor Amount is exceeded, the Company shall be liable to the Purchaser Indemnitees under Section 8.2 for all such Losses that exceed the Floor Amount. The aggregate amount of all Losses for which the Company shall be liable pursuant to Section 8.2 shall not exceed the aggregate Purchase Price.

9.	Miscellaneous.

9.1           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided that no Purchaser may assign their rights under this Agreement without the approval of the Company, not to be unreasonably withheld. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2           Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

9.3           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.4           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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9.5	Notices.

(a)            General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 9.5.

(b)            Consent to Electronic Notice. Each Purchaser consents to the delivery of any member notice pursuant to the Delaware Limited Liability Company Act (the “DLLCA”), or the Operating Agreement, as either may be amended or superseded from time to time, by electronic transmission at the e-mail address set forth below such Purchaser’s name on the signature page or Exhibit A, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Purchaser agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing. Each Purchaser acknowledges and agrees that they are not entitled to, and waives to the extent permitted under the DLLCA any right to, receive any financial reports of the Company.

9.6           No Finder’s Fees; Costs and Expenses. Each Purchaser represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability resulting from any commission or compensation in the nature of a finder’s or broker’s fee arising out of such Purchaser’s involvement with this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its trustees, beneficiaries, officers, employees or representatives is responsible. Except as otherwise expressly provided in this Agreement, each party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

9.7           Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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9.8           Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and those Purchasers holding at least 80% of the Shares issued pursuant to this Agreement.

9.9           Paramountcy. In the event of a conflict between any term of this Agreement and the Operating Agreement, the provisions of the Operating Agreement shall prevail and govern.

9.10         Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

9.11         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non- defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.12         Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

9.13	Dispute Resolution.

(a)            Subject to Section 9.14, any dispute, controversy, or claim arising out of, relating to, or in connection with, this Agreement or any breach, termination, or validity thereof (a “Dispute”) shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be New York, New York.

(b)            The arbitration shall be conducted by three arbitrators. The party initiating arbitration (the “Claimant”) shall appoint its arbitrator in its request for arbitration (a “Request”). The other party (the “Respondent”) shall appoint its arbitrator within 30 days of receipt of the Request and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such 30 day period, the arbitrator named in the Request shall decide the Dispute as the sole arbitrator. Otherwise, the two arbitrators appointed by the parties shall appoint a third arbitrator within 15 days after the Respondent has notified the Claimant of the appointment of the Respondent's arbitrator. When the arbitrators appointed by the parties have appointed a third arbitrator and the third arbitrator has accepted the appointment, the two arbitrators shall promptly notify the parties of such appointment. If the two arbitrators appointed by the parties fail or are unable to appoint a third arbitrator or to notify the parties of such appointment, then the third arbitrator shall be appointed by the President of the American Arbitration Association which shall promptly notify the parties of the appointment of the third arbitrator. The third arbitrator shall act as chairman of the panel.

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(c)            The arbitration award shall be in writing and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgement upon award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

9.14         Equitable Remedies. Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement. In the event that any party files a suit to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorneys’ fees and expenses.

9.15         Publicity. Each Purchaser shall treat and hold as confidential all of the terms and conditions of this Agreement and the transactions contemplated hereby; provided, however, that a Purchaser may disclose such information to the its spouse, equity owners, directors, managers, trustees, officers, employees, legal counsels, accountants, financial planners and/or other advisors or representatives on an as-needed basis so long as any such Person is bound by a confidentiality obligation with respect thereto. For greater certainty, the Company may disclose such information to Canopy as is necessary for Canopy to disclose in order to comply with applicable law and the rules and regulations of the Toronto Stock Exchange, Nasdaq or such other stock exchange on which the Canopy Shares are trading at the applicable time. No Purchaser shall issue any press release, filing, public announcement or other public disclosure relating to the subject matter of this Agreement without the prior written approval of the Company and Canopy.

9.16         Independent Legal Advice. Each Purchaser acknowledges and agrees that (i) it has received independent legal advice from its own lawyers with respect to the terms of this Agreement before its execution or by executing this Agreement has expressly agreed to waive its right to do so; (ii) it has read this Agreement, understands it, and agrees to be bound by its terms and conditions; and (iii) it has received a copy of this Agreement.

9.17         Acknowledgment Regarding Federal Cannabis Laws. As used herein, “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing. The parties acknowledge and agree that that no party makes, will make, or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Agreement, or the activities or the Company or any of its Subsidiaries, with any Federal Cannabis Laws. Each of the parties acknowledges and agrees on its own behalf and on behalf of any of its Affiliates, that the transactions contemplated by this Agreement do not violate public policy and, to the extent provided under applicable law, agrees to waive on such party’s own behalf and on behalf of any of such party’s Affiliates illegality as a defense to contractual claims arising out of this Agreement or in any other document, instrument, or agreement entered into in connection the transactions contemplated hereby or thereby.

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9.18         Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement as of the date first written above.

COMPANY:

By:
Name:
(print)
Title:
Address:

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement as of the date first written above.

PURCHASERS:

[●]

By:
Name:
Title:

[Signature Page to Share Purchase Agreement]

EXHIBIT A

PURCHASERS

DISCLOSURE SCHEDULE

The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed in any section of the Disclosure Schedule shall qualify other sections in of the Disclosure Schedule only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Purchasers or their respective counsel.

EXHIBIT C

PROTECTION AGREEMENT

See Attached

EXECUTION VERSION

SECOND AMENDED AND RESTATED PROTECTION AGREEMENT

CANOPY USA, LLC

- and -

11065220 CANADA INC.

- and -

CANOPY GROWTH CORPORATION

January 25, 2024

TABLE OF CONTENTS

1.	DEFINITIONS		4
2.	CONDUCT OF BUSINESS OF THE COMPANY		11
	(a)	Conduct	11
	(b)	Restrictions	11
	(c)	Obligations	13
	(d)	Notices	14
	(e)	Updates	15
	(f)	Annual Business Plan	15
	(g)	Manager Rights	15
	(h)	Access	15
	(i)	Audit	16
	(j)	Investigations	16
	(k)	Public Announcements	16
	(l)	Government Filings	16
	(m)	Exercise of Conditional Options	16
	(n)	TerrAscend Conversion	17
	(o)	Acreage Acquisition	17
3.	REPRESENTATIONS AND WARRANTIES		17
4.	MISCELLANEOUS		19
	(a)	Successors and Assigns	19
	(b)	Governing Law	19
	(c)	Counterparts	19
	(d)	Titles and Subtitles	19
	(e)	Notices	20
	(f)	Amendments and Waivers	20
	(g)	Further Assurances	20
	(h)	No Third-Party Beneficiaries	20
	(i)	Publicity	20
	(j)	Severability	20
	(k)	Entire Agreement	20
	(l)	Injunctive Relief	21
	(m)	Costs and Expenses	21
	(n)	Construction	21
	(o)	Waiver of Jury Trial	21
	(p)	Exclusive Venue	22
	(q)	Acknowledgement	22
	(r)	Control of the Business	22
	(s)	Delays or Omissions	22

SECOND AMENDED AND RESTATED PROTECTION AGREEMENT

THIS SECOND AMENDED AND RESTATED PROTECTION AGREEMENT made effective the 25th day of January, 2024.

AMONG:

11065220 Canada Inc., a corporation existing under the federal laws of Canada (“Canopy Sub”)

- and -

Canopy USA, LLC, a limited liability company existing under the laws of the State of Delaware

(the “Company”)

- and -

Canopy Growth Corporation, a corporation existing under the federal laws of Canada (“Canopy”)

(collectively, the “Parties” or individually, the “Party” as the context requires)

WHEREAS Canopy Sub currently owns non-voting, non-participating exchangeable shares of the Company (“Exchangeable Shares”), which are convertible into class B shares of the Company (the “Class B Shares”);

AND WHEREAS Canopy Sub currently owns class B units (“New LP I Exchangeable Units”) of Canopy USA I Limited Partnership (“New LP I”), which are convertible into class A units of New LP I (“New LP I Class A Units”);

AND WHEREAS the New LP I Exchangeable Units are non-voting, non-participating shares of New LP I;

AND WHEREAS Canopy currently owns class B units (“New LP II Exchangeable Units”) of Canopy USA II Limited Partnership (“New LP II”), which are convertible into class A units of New LP II (“New LP II Class A Units”);

AND WHEREAS the New LP II Exchangeable Units are non-voting, non-participating shares of New LP II;

AND WHEREAS Canopy currently owns class B units (“New LP III Exchangeable Units”) of Canopy USA III Limited Partnership (“New LP III”), which are convertible into class A units of New LP III (“New LP III Class A Units”);

AND WHEREAS the New LP III Exchangeable Units are non-voting, non-participating shares of New LP III;

AND WHEREAS the Company is the general partner of New LP I, New LP II and New LP III;

AND WHEREAS the Parties entered into a protection agreement (the “Original Protection Agreement”) dated October 24, 2022 in order for the Company to provide Canopy Sub and Canopy certain assurances that it will not intentionally erode the value of the Exchangeable Shares, the New LP I Exchangeable Units, the New LP II Exchangeable Units or the New LP III Exchangeable Units;

AND WHEREAS the Parties entered into an amended and restated protection agreement (the “Amended and Restated Protection Agreement”) dated May 19, 2023;

AND WHEREAS the Parties wish to amend and restate the terms of the Amended and Restated Protection Agreement, as provided in this Agreement;

NOW THEREFORE in consideration of the foregoing premises, which are an integral part hereof, and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS.

In addition to the terms defined elsewhere in this Agreement, for purposes of this Agreement:

(a)	“Acreage” means Acreage Holdings, Inc., a corporation existing under the laws of the Province of British Columbia;

(b)	“Acreage Acquisition” has the meaning ascribed thereto in Section 2(n);

(c)	“Agreement” means this second amended and restated protection agreement, which amends and restates the Amended and Restated Protection Agreement, as the same may be amended, supplemented or restated.

(d)	“Affiliate” means, with respect to the Person to which it refers, (i) a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person, (ii) any officer, director or shareholder of such Person, (iii) any parent, sibling, descendant or spouse of such Person or of any of the Persons referred to in clauses (i) and (ii), and (iv) any corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity that directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with any of the foregoing individuals. For purposes of this definition, the term “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(e)	“Amended Interim Period” means the period commencing on the date hereof until the latest of such time as (i) all of the Exchangeable Shares held by Canopy Sub are, at the sole discretion of Canopy Sub, converted into Class B Shares; (ii) all of the New LP I Exchangeable Units held by Canopy Sub are, at the sole discretion of Canopy Sub, converted into New LP I Class A Units; (iii) all of the New LP II Exchangeable Units held by Canopy are, at the sole discretion of Canopy, converted into New LP II Class A Units; and (iv) all of the New LP III Exchangeable Units held by Canopy are, at the sole discretion of Canopy, converted into New LP III Class A Units;

(f)	“Authorization” means, with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Body having jurisdiction over the Person necessary to carry on its business as now being conducted;

(g)	“Business Day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by Law to be closed in New York, New York or Toronto, Ontario;

(h)	“Business Plan” means for the subsequent 12-month period, broken-down by month: (i) a description of proposed operations of the Company and its Subsidiaries; (ii) a forecast for the Company and its Subsidiaries, in the form attached hereto as Exhibit A, that includes: (A) an income statement, including estimated Gross Sales, promotions and discounts, Net Sales, COGS, gross profit, Marketing Expenditures, CAM, operating expenses, operating profit, other expenses, pre-Tax income, after-Tax income; (B) a cash flow statement; (C) a balance sheet; (D) a capital expenditure plan; and (E) estimated EBITDA; and (iii) such other matters as the Company may reasonably consider to be necessary to illustrate the results intended to be achieved by the Company during such 12-month period;

(i)	“CAM” means Net Sales less (i) COGS; and (ii) Marketing Expenditures;

(j)	“Cannabis” means (i) all living or dead material, plants, seeds, plant parts or plant cells from any cannabis species or subspecies other than Hemp, including wet and dry material, trichomes, oil and extracts from cannabis other than Hemp (including cannabinoid or terpene extracts from any cannabis plant other than Hemp), and (ii) biologically or synthetically synthesized analogs of cannabinoids extracted, using micro-organisms, from any cannabis plant other than Hemp;

(k)	“Canopy” has the meaning ascribed thereto in the preamble to this Agreement;

(l)	“Canopy Shares” means common shares in the capital of Canopy;

(m)	“Canopy Sub” has the meaning ascribed thereto in the preamble to this Agreement;

(n)	“Class A Shares” means the class A shares of the Company;

(o)	“Class B Shares” has the meaning ascribed thereto in the recitals to this Agreement;

(p)	“CBG” means CBG Holdings LLC, a limited liability company existing under the laws of the State of Delaware;

(q)	“COGS” means the cost of goods sold as determined in accordance with U.S.GAAP;

(r)	“Company” has the meaning ascribed thereto in the preamble to this Agreement;

(s)	“Company Board” means the board of managers of the Company as constituted from time to time;

(t)	“Company Employees” means the employees of the Company (if any) and its Subsidiaries;

(u)	“Conditional Options” means the Jetty Options, the Wana Options and the Cultiv8 Option;

(v)	“Contract” means any oral or written contract, obligation, understanding, commitment, lease, license, instrument, purchase order, bid or other agreement;

(w)	“Copyrights” means any and all works of authorship, copyrightable subject matter, copyrights, mask works, and database rights, together with all website content, source code, computer programs, digital content, forms, manuals, reports, guidelines, labels, documents, advertising materials, promotional materials, and marketing materials, all translations, derivative works, adaptations, compilations and combinations of the foregoing, and all applications, registrations and renewals in connection therewith;

(x)	“Cultiv8 Option” means the option to acquire 19.99% of the Membership Interests of Cultiv8 Interests LLC pursuant to an option agreement dated December 22, 2021 between Canopy Growth USA, LLC and Ad Astra Holdings LLC;

(y)	“Debt” means any (i) obligations relating to indebtedness for borrowed money; (ii) obligations evidenced by bonds, notes, debentures or similar instruments; (iii) obligations in respect of capitalized leases (calculated in accordance with U.S. GAAP); (iv) obligations for the deferred purchase price of property or services; (v) obligations in the nature of guarantees of obligations of the type described in clauses (i) through (iv) above of any other Person; and (vi) all accrued interest in respect of any of the foregoing and any applicable prepayment, redemption, breakage, make- whole or other premiums, fees or penalties;

(z)	“Domain Names” means any and all Internet addresses and domain names, together with all applications, registrations and renewals in connection therewith;

(aa)	“EBITDA” means, in respect of any fiscal period, the consolidated net income (loss) of the Company in such fiscal period plus without duplication and to the extent deducted in determining consolidated net income (loss) for such period, the sum of (i) interest expense for such period, (ii) income tax expense for such period, and (iii) all amounts attributable to depreciation and amortization expense for such period, all elements as determined in accordance with U.S. GAAP;

(bb)	“Elevate Debt” means the Debt owing pursuant to (i) an interest bearing loan with a principal amount of US$47,437,648 advanced by Canopy Sub to Canopy Elevate I, LLC on April 14, 2022; (ii) an interest bearing loan with a principal amount of US$147,360,762 advanced by Canopy Sub to Canopy Elevate II, LLC on April 14, 2022; and (iii) an interest bearing loan with a principal amount of US$4,037,447 advanced by Canopy Sub to Canopy Elevate III, LLC on April 14, 2022, as each of the foregoing may be amended, restated, amended and restated, extended, replaced, supplemented or otherwise modified from time to time, provided that any refinancing thereof shall not exceed the principal amount being refinanced plus any unpaid interest, costs, fees and other reasonable expenses;

(cc)	“Exchangeable Shares” has the meaning ascribed thereto in the recitals to this Agreement;

(dd)	“Fair Market Value” means, (i) if the Canopy Shares or the Parent Shares, as applicable, are listed on only one stock exchange, the volume weighted average trading price per Canopy Share or the Parent Share, as applicable, on such stock exchange during the immediately preceding five Trading Days; or (ii) if the Canopy Shares or the Parent Shares, as applicable, are listed on more than one stock exchange, the price as determined in accordance with clause (i) above for the primary stock exchange on which the greatest volume of trading of the Canopy Shares or the Parent Shares, as applicable, occurred during the immediately preceding five Trading Days;

(ee)	“Governmental Body” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the above; (iii) any quasi- governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (iv) any stock exchange;

(ff)	“Greenstar” means Greenstar Canada Investment Limited Partnership, a partnership existing under the laws of the Province of British Columbia;

(gg)	“Gross Sales” means gross sales or revenue as determined in accordance with U.S. GAAP;

(hh)	“Hemp” has the meaning set forth in Section 297A of the Agricultural Marketing Act of 1946 (7 U.S.C. § 1621 et seq.), as amended by Public Law No. 115-334, and as may be further amended from time to time;

(ii)	“Intellectual Property” means all intellectual property, intellectual property rights and all proprietary rights of any type in any jurisdiction throughout the world, whether registered or unregistered, whether published or not published, including the following and all rights of the following types, together with all rights, title and interests otherwise pertaining to or deriving from: (i) Patents; (ii) Trademarks; (iii) Copyrights; (iv) Proprietary Information; (v) Domain Names; (vi) Social Media Identifiers; (vii) all design rights, economic rights, moral rights, publicity rights, privacy rights and shop rights; (vii) all Software; (ix) all intellectual property licenses and sublicenses; (x) all rights to claim priority to, file an application for, and obtain a grant, renewal and extension in connection with any of the foregoing; (xi) all applications, registrations and renewals in connection with any of the foregoing; (xii) all rights to assert, defend and recover title in connection with any of the foregoing; (xiii) all rights to sue and recover for any past, present and future infringement, misappropriation, violation, damages, lost profits, royalties, payments and proceeds in connection with any of the foregoing; (xiv) all other intellectual property or proprietary rights; and (xv) all copies and tangible embodiments of any of the foregoing;

(jj)	“Jetty Options” means the options to acquire Lemurian, Inc. pursuant to two option agreements dated May 17, 2022 between Canopy and/or Canopy Oak, LLC and the other parties named therein;

(kk)	“Law” means any foreign or domestic federal, state or local law, statute, code, ordinance, regulation, rule, directive, consent agreement, constitution or treaty of any Governmental Body, including common law, other than the U.S. Federal Cannabis Laws;

(ll)	“Liability” means any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due;

(mm)	“Lien” means any lien, mortgage, pledge, encumbrance, charge, security interest, adverse claim, liability, interest, charge, preference, priority, proxy, transfer restriction (other than restrictions under the Securities Act and state securities laws), encroachment, lien for Taxes, order, community property interest, equitable interest, option, warrant, right of first refusal, easement, profit, license, servitude, right of way, covenant or zoning restriction;

(nn)	“Manager Appointee” has the meaning ascribed thereto in Section 2(g) of this Agreement;

(oo)	“Marketing Expenditures” means all expenditures incurred in connection with marketing, advertising, promotions, trade-shows, sponsorship and endorsements;

(pp)	“Net Sales” means Gross Sales less discounts, buy-downs, bona fide returns and refunds and exclusive of the amount of any tax or fee imposed by any Governmental Body directly on Gross Sales, including any excise Taxes and/or Taxes collected from customers if such Tax is added to the selling price actually remitted to such Governmental Body;

(qq)	“New LP I” has the meaning ascribed thereto in the recitals to this Agreement;

(rr)	“New LP I Class A Units” has the meaning ascribed thereto in the recitals to this Agreement;

(ss)	“New LP I Exchangeable Units” has the meaning ascribed thereto in the recitals to this Agreement;

(tt)	“New LP II” has the meaning ascribed thereto in the recitals to this Agreement;

(uu)	“New LP II Class A Units” has the meaning ascribed thereto in the recitals to this Agreement;

(vv)	“New LP II Exchangeable Units” has the meaning ascribed thereto in the recitals to this Agreement;

(ww)	“New LP III” has the meaning ascribed thereto in the recitals to this Agreement;

(xx)	“New LP III Class A Units” has the meaning ascribed thereto in the recitals to this Agreement;

(yy)	“New LP III Exchangeable Units” has the meaning ascribed thereto in the recitals to this Agreement;

(zz)	“Operating Cash Flow” means cash flows from operating activities as calculated in accordance with U.S. GAAP;

(aaa)	“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) as the same may evolve from time to time and subject to any commercially reasonable changes to the foregoing to accommodate changes in the business of the Company from time to time that are made in accordance with this Agreement;

(bbb)	“Organizational Documents” means (i) any certificate or articles of incorporation, bylaws, certificate or articles of formation, operating agreement or partnership agreement; (ii) any documents comparable to those described in clause (i) as may be applicable pursuant to any Law; and (iii) any amendment or modification to any of the foregoing;

(ccc)	“Parties” or “Party” has the meaning ascribed thereto in the preamble to this Agreement;

(ddd)	“Parent Shares” means, in the event that Canopy is acquired, the shares of such acquirer, provided that such acquiror shares shall be listed on the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, the NEO Exchange Inc., the New York Stock Exchange, the Nasdaq Global Select Market or the London Stock Exchange;

(eee)	“Patents” means any and all patents and patent applications, including all reissuances, continuations, continuations-in-part, divisions, provisionals, non-provisionals, extensions, re- examinations, inter partes review applications, post grant review applications, covered business method applications, applications claiming or providing priority thereto, applications based on any inventions, and all certificates and patents issued therefrom;

(fff)	“Permitted Debt” has the meaning ascribed thereto in Section 2(b)(xii);

(ggg)	“Permitted Lien” means any: (i) purchase-money security interest or capital lease up to the maximum aggregate amount of the Permitted Debt at any time incurred by the applicable entities in connection with the purchase or leasing of capital equipment; (ii) Lien securing Debt up to the maximum aggregate amount of the Permitted Debt at any time at the applicable entities; and (iii) Lien consented to in writing by Canopy Sub or, in respect of New LP II or New LP III, Canopy.

(hhh)	“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, estate, trust, unincorporated organization, Governmental Body or other entity, of whatever nature;

(iii)	“Proprietary Information” means any and all trade secrets, know-how, confidential or proprietary information, any information that derives economic value from not being generally known, inventions, ideas, discoveries, research, development, improvements, processes, methods, formulas, compositions, substances, models, materials, parameters, procedures, techniques, therapies, treatments, technologies, devices, systems, modules, studies, protocols, budgets, tests, test and study results, diagnoses, analyses, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and technical, clinical, operational, financial and business information;

(jjj)	“Regulatory Approval” means any consent, waiver, permit, exemption, review, order, decision or approval of, or any registration and filing with, any Governmental Body, or the expiry, waiver or termination of any waiting period imposed by Law or a Governmental Body, and with respect to such consent, waiver, permit, exemption, review, order, decision or approval of, or any registration and filing with, any Governmental Body, it shall not have been withdrawn, terminated, lapsed, expired or is otherwise no longer effective;

(kkk)	“Representatives” means a Party’s directors, officers, employees and advisors;

(lll)	“Repurchase Right” means the Company’s right, but not the obligation, at any time, to purchase any Class A Shares issued at a purchase price (the “Repurchase Price”) which shall be payable in either cash, Canopy Shares or Parent Shares, as determined in the sole discretion of the Company; provided that the Company exercises such purchase right by written notice to the holder of the Class A Shares subject to the purchase right and the Company shall pay to such shareholder: (i) an amount in cash equal to the aggregate amount of the Repurchase Price payable to such shareholder by wire transfer of immediately available funds; or (ii) the Company shall cause Canopy to issue the number of Canopy Shares or Parent Shares, as applicable, having an aggregate value equal to the aggregate Repurchase Price payable to such shareholder to be determined by dividing such aggregate Repurchase Price by the Fair Market Value measured as of the second Trading Day immediately preceding the date of issuance;

(mmm)	“Repurchase Price” has the meaning ascribed thereto in the definition of Repurchase Right;

(nnn)	“Required Manager Criteria” means an individual who (i) is independent (as defined in Rule 5605(a)(2) of the Nasdaq Stock Market LLC Rules) of Canopy and the Company; (ii) meets the qualification requirements to serve as a manager under applicable Laws and the rules of any stock exchange on which the Canopy Shares are then listed; (iii) is not subject to any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act; (iv) is not subject to any (A) criminal convictions, court injunction, or restraining orders; (B) order of a state or federal regulator; (C) SEC disciplinary order; (D) SEC cease-and-desist order; (E) SEC stop order; (F) suspension or expulsion from membership in a self-regulatory organization; or (G) U.S. Postal Service false representation orders; (v) is financially sophisticated (as defined in Rule 5605(c)(2)(A) of the Nasdaq Stock Market LLC Rules) and (vi) has sufficient qualification, education, and experience to effectively carry out the responsibilities of the proposed position;

(ooo)	“SEC” means the United States Securities and Exchange Commission;

(ppp)	“Securities Act” means the Securities Act of 1933, as amended, and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations;

(qqq)	“Social Media Identifiers” means all social media accounts, corporate identifiers, website addresses, pages, profiles, handles, feeds, registrations, and presences, together with all content and data thereof and all account information, user names and passwords necessary to access, transfer, use and update any of the foregoing;

(rrr)	“Software” means all (i) software, computer programs, applications, systems, code, data, databases, and information technology, including firmware, middleware, drivers, system monitoring software, algorithms, models, methodologies, program interfaces, source code, object code, html code, and executable code; (ii) Internet and intranet websites, databases and compilations, including data and collections of data, whether machine-readable or otherwise; (iii) development and design tools, utilities, and libraries; (iv) technology supporting websites, digital contents, user interfaces, and the contents and audiovisual displays of websites; (v) all versions, updates, corrections, enhancements, and modifications thereto; and (vi) media, documentation and other works of authorship, including forms, user manuals, developer notes, comments, support, maintenance and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded;

(sss)	“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be controlled by or control any manager, management board, managing director or general partner of such business entity (other than a corporation). For greater certainty, a Subsidiary of the Company shall include New LP I, New LP II and New LP III. The term “Subsidiary” shall include all Subsidiaries of such Subsidiary;

(ttt)	“Tax” or “Taxes” means any federal, state, local and foreign net income, alternative or add-on minimum, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, abandoned property or escheat, environmental or windfall profit tax, customs duty or other tax, governmental fee or other like assessment or charge (and any liability incurred or borne by virtue of the application of Treasury Regulation Section 1.1502-6 (or any similar or corresponding provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise), together with all interest, penalties, additions to tax and additional amounts with respect thereto, whether disputed or not;

(uuu)	“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

(vvv)	“TerrAscend” means TerrAscend Corp., a corporation existing under the laws of the Province of Ontario;

(www)	“TerrAscend Exchangeable Shares” means the exchangeable shares in the capital of TerrAscend owned legally or beneficially, either directly or indirectly, by the Company or any of its Subsidiaries;

(xxx)	“TerrAscend Option” means the option held, legally or beneficially, either directly or indirectly, by the Company or any of its Subsidiaries, to acquire 1,072,450 common shares of TerrAscend for an aggregate exercise price of $1.00 pursuant to an option agreement dated January 13, 2021;

(yyy)	“Trademark License Agreement” means the trademark license agreement dated September 1, 2022 between the Company and Canopy;

(zzz)	“Trademarks” means any and all trademarks, service marks, certification marks, collective marks, logos, symbols, slogans, trade dress, trade names, brand names, corporate or business names, and all other source or business identifiers, together with all translations, adaptations, derivations and combinations of the foregoing, all goodwill of the business associated with each of the foregoing, all common law rights thereto, and all applications, registrations and renewals in connection therewith;

(aaaa)	“Trading Day” means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business;

(bbbb)	“U.S. Federal Cannabis Laws” means any U.S. federal law, civil, criminal or otherwise, that prohibit or penalize, the advertising, cultivation, harvesting, production, distribution, sale and possession of Cannabis and/or related substances or products containing or relating to the same, and related activities, including the prohibition on drug trafficking under the Controlled Substances Act (21 U.S.C. § 801, et seq.), the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 3(c), the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957 and 1960;

(cccc)	“U.S. GAAP” means generally accepted accounting principles in effect from time to time in the United States as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants; and

(dddd)	“Wana Options” means the options to acquire all of the membership interests in Mountain High Products, LLC, The Cima Group, LLC and Wana Wellness, LLC pursuant to the three option agreements dated October 14, 2021 between Canopy and the other parties named therein.

2.	CONDUCT OF BUSINESS OF THE COMPANY.

(a)	Conduct. The Company covenants and agrees that, during the Amended Interim Period, except: (i) with the prior written consent of Canopy Sub; (ii) as expressly required or permitted by this Agreement; or (iii) as required by applicable Laws, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to conduct its business in the Ordinary Course of Business and in accordance with its Organizational Documents, the Trademark License Agreement, all applicable Laws, and, until the date that CBG and Greenstar have exchanged their respective Canopy Shares held for exchangeable shares in the capital of Canopy, all U.S. Federal Cannabis Laws, and the Company shall maintain and preserve its and its Subsidiaries’ business organizations, properties, assets, rights, employees, goodwill and business relationships with customers, suppliers, partners and other Persons with which the Company or any of its Subsidiaries has material business relations.

(b)	Restrictions. Without limiting the generality of Section 2(a), the Company covenants and agrees that, during the Amended Interim Period, except: (i) with the prior written consent of Canopy Sub or Canopy, in respect of New LP II or New LP III; (ii) as expressly required or permitted by this Agreement; or (iii) as required by applicable Laws, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i)	amend its Organizational Documents or, in the case of any Subsidiary which is not a corporation, its similar organizational documents;

(ii)	declare, set aside or pay any dividend or other distribution of any kind or nature (whether in cash, stock or property or any combination thereof) in respect of any securities, other than dividends between the Company and wholly-owned Subsidiaries;

(iii)	split, combine or reclassify any securities of the Company or any of its Subsidiaries;

(iv)	redeem, repurchase, or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, any securities of the Company or any of its Subsidiaries;

(v)	issue additional securities of the Company or any of its Subsidiaries to any Person other than Canopy Sub or, in the case of New LP II and New LP III, Canopy, provided that any securities of the Company that are issued to a Person other than Canopy Sub shall have a Repurchase Right;

(vi)	create any new Subsidiaries, other than Subsidiaries that are wholly-owned by the Company or another Subsidiary of the Company, or cause any wholly-owned Subsidiary of the Company to become non-wholly-owned;

(vii)	amend the terms of any of the securities of the Company or any Subsidiary;

(viii)	reorganize, amalgamate or merge the Company or any Subsidiary with a third-party;

(ix)	undertake any voluntary dissolution, liquidation or winding-up of the Company or any Subsidiary or any other distribution of assets of the Company or any Subsidiary for the purpose of winding-up its affairs;

(x)	adopt a plan of liquidation or resolution providing for the liquidation or dissolution of the Company or any of its Subsidiaries;

(xi)	enter into any Contract for Debt that exceeds, at any time, $500,000;

(xii)	incur Debt other than (A) the Elevate Debt; (B) the Debt on the date of closing constituting any of the Conditional Options; (C) the Debt of Acreage on the date that Acreage becomes a Subsidiary of the Company; (D) any refinancing of any of the foregoing Debt in an aggregate principal amount not to exceed the principal amount being refinanced plus any unpaid interest, costs, fees and other reasonable expenses; and (E) Debt that does not exceed, at any time, $500,000 (the “Permitted Debt”); provided that any refinancing of the Elevate Debt or the Debt of Acreage shall only be incurred by such entities and their Subsidiaries that are obligors thereunder on the date hereof (if any);

(xiii)	pledge or otherwise encumber, or authorize the pledge or other encumbrance of any securities of the Company or any of its Subsidiaries, or any options, warrants, restricted share units or similar rights exercisable or exchangeable for or convertible into securities of the Company or any of its Subsidiaries, or other rights that are linked to the price or the value of any securities of the Company or any of its Subsidiaries (other than the foregoing entered into or effected pursuant to the terms of this Agreement);

(xiv)	create, issue, incur, assume or permit to exist any lease, Lien or other encumbrance upon or against any property, asset or undertaking of the Company or any of its Subsidiaries, other than Permitted Liens;

(xv)	enter into any Contract containing any provision restricting, impeding or preventing Canopy Sub from converting the Exchangeable Shares into Class B Shares;

(xvi)	enter into any Contract containing any provision restricting, impeding or preventing Canopy Sub from converting the New LP I Exchangeable Units into New LP I Class A Units;

(xvii)	enter into any Contract containing any provision restricting, impeding or preventing Canopy from converting the New LP II Exchangeable Units or the New LP III Exchangeable Units, respectively, into New LP II Class A Units or New LP III Class A Units, as applicable;

(xviii)	nominate or appoint any individual that does not serve on the Company Board as of the date hereof if such individual does not meet the Required Manager Criteria;

(xix)	enter into any Contract that provides for a payment to any current, former or future Company Employee or any current, former or future manager of the Company in the event that either (A) Canopy Sub converts the Exchangeable Shares into Class B Shares; (B) Canopy Sub converts the New LP I Exchangeable Units into New LP I Class A Units; (C) Canopy converts the New LP II Exchangeable Units into New LP II Class A Units; (D) Canopy converts the New LP III Exchangeable Units into New LP III Class A Units; or (E) Canopy Sub or an Affiliate of Canopy Sub acquires the Company;

(xx)	make any loan to any officer, manager, Company Employee or consultant of the Company or any of its Subsidiaries;

(xxi)	enter into any interested party transaction, unless such transaction is on arm’s-length, fair market value terms;

(xxii)	sell all or substantially all of the assets of the Company or any of its Subsidiaries (including any securities of a Subsidiary);

(xxiii)	enter into any agreement or arrangement that limits or otherwise restricts in any material respect the Company or any successor thereto or any Subsidiary, or that would, after the Amended Interim Period, limit or restrict in any material respect the Company or any of its current or future Affiliates from competing in any manner;

(xxiv)	knowingly take any action or fail to take any action which action or failure to act would result in the loss, expiration or surrender of, or the loss of any material benefit under, or could reasonably be expected to cause any Governmental Body to institute proceedings for the suspension, revocation or limitation of rights under, any material Authorizations necessary to conduct its businesses as now conducted, or fail to prosecute any pending applications to any Governmental Bodies for material Authorizations;

(xxv)	take any action, or refrain from taking any action, or permitting any action to be taken or not taken, which could reasonably be expected to prevent, materially delay or otherwise impede the ability for (A) Canopy Sub to convert the Exchangeable Shares into Class B Shares or the New LP I Exchangeable Units into New LP I Class A Units or (B) Canopy to convert the New LP II Exchangeable Units into New LP II Class A Units or the New LP III Exchangeable Units into New LP III Class A Units; or

(xxvi)	authorize, agree, resolve or otherwise commit, whether or not in writing, to do any of the foregoing.

(c)	Obligations. Without limiting the generality of 2(a), the Company covenants and agrees that, during the Amended Interim Period, except: (i) with the prior written consent of Canopy Sub; (ii) as expressly required or permitted by this Agreement; or (iii) as required by applicable Law, the Company shall, and shall cause its Subsidiaries to, directly or indirectly:

(i)	do or cause to be done all things necessary to preserve and maintain the existence of the Company and its Subsidiaries;

(ii)	take all actions necessary or desirable to maintain the Company’s and its Subsidiaries’ good standing and qualification to conduct business in its jurisdiction of formation and in any other jurisdiction in which it is so qualified, including by not limited to filing all applicable annual reports, paying all applicable franchise or similar Taxes, and maintaining all applicable franchises, permits and qualifications;

(iii)	prepare and file when due all Tax Returns required to be filed by the Company and its Subsidiaries (except for any Tax Return for which an extension has been granted , in which case, such Tax Return shall be filed on or prior to the extended deadline), and pay, or cause to be paid, all Taxes (including estimated Taxes) due on such Tax Return (or due with respect to Tax Returns for which an extension has been granted) or which are otherwise required to be paid;

(iv)	take all reasonable steps and actions that are within its power and control to obtain and maintain all third party or other consents, waivers, permits, exemptions, orders, approvals, agreements, amendments or confirmations that are required in order to maintain the Company’s and its Subsidiaries’ material Contracts in full force and effect during the Amended Interim Period and in order to permit (A) Canopy Sub to convert the Exchangeable Shares into Class B Shares and the New LP I Exchangeable Units into New LP I Class A Units; or (B) Canopy to convert the New LP II Exchangeable Units into New LP II Class A Units or the New LP III Exchangeable Units into New LP III Class A Units;

(v)	take all reasonable steps and actions that are within its power and control to obtain and maintain all third party or other consents, waivers, permits, exemptions, orders, approvals, agreements, amendments or confirmations that are required in order to maintain the Company’s and its Subsidiaries’ material Contracts in full force and effect following the conversion of the Exchangeable Shares into Class B Shares by Canopy Sub, the New LP I Exchangeable Units into New LP I Class A Units; the New LP II Exchangeable Units into New LP II Class A Units and the New LP III Exchangeable Units into New LP III Class A Units;

(vi)	oppose, lift or rescind any injunction, restraining or other order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or delay or otherwise adversely affect the ability for (A) Canopy Sub to convert the Exchangeable Shares into Class B Shares or the New LP I Exchangeable Units into New LP I Class A Units; or (B) Canopy to convert the New LP II Exchangeable Units into New LP II Class A Units or the New LP III Exchangeable Units into New LP III Class A Units;

(vii)	defend, or cause to be defended, any proceedings to which it is a party or brought against it or its managers or officers seeking to restrain, enjoin or otherwise prohibit or delay or otherwise adversely affect the ability for (A) Canopy Sub to convert the Exchangeable Shares into Class B Shares or the New LP I Exchangeable Units into New LP I Class A Units; or (B) Canopy to convert the New LP II Exchangeable Units into New LP II Class A Units or the New LP III Exchangeable Units into New LP III Class A Units; and

(viii)	maintain, or cause to be maintained, public liability and casualty insurance, all in such form, coverages and amounts as are consistent with industry practices.

(d)	Notices. The Company covenants and agrees that during the Amended Interim Period it shall:

(i)	notify Canopy Sub and Canopy at least five Business Days prior to entering into any Contract with a value of $500,000 or more per year;

(ii)	provide Canopy Sub and Canopy, by the 15th day following each month-end, with a reporting package consisting of: (i) a full set of consolidated financial statements of the Company and its Subsidiaries on a consolidated basis prepared in accordance with U.S. GAAP for the preceding calendar month ended, including: (x) an income statement, including Gross Sales, promotions and discounts, Net Sales, COGS, gross profit, Marketing Expenditures, CAM, operating expenses, operating profit, other expenses, pre- Tax income, after-Tax income; (y) a cash flow statement; and (z) a balance sheet, as well as a comparison of such results in reasonable detail to estimates set forth in the applicable Business Plan; (ii) EBITDA of the Company and its Subsidiaries on a consolidated basis; (iii) monthly treasury report of the Company showing all balances for cash and cash equivalents as of the last day of the preceding calendar month; and (iv) a detailed summary of all expenditures of the Company and its Subsidiaries made during the preceding calendar month and a comparison of such expenditures and all prior reported expenditures in reasonable detail to estimates set forth in the applicable Business Plan;

(iii)	immediately notify Canopy Sub and Canopy of the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would, or would be reasonably likely to result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Company under this Agreement;

(iv)	promptly notify Canopy Sub and Canopy of any notice or other communication from any Person during the Amended Interim Period alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person is required for (A) Canopy Sub to convert the Exchangeable Shares into Class B Shares or the New LP I Exchangeable Units into New LP I Class A Units; or (B) Canopy to convert the New LP II Exchangeable Units into New LP II Class A Units or the New LP III Exchangeable Units into New LP III Class A Units;

(v)	promptly notify Canopy Sub and Canopy of any notice or other communication from any Person during the Amended Interim Period to the effect that such Person is terminating or otherwise materially adversely modifying its relationship with the Company or any of its Subsidiaries;

(vi)	promptly notify Canopy Sub and Canopy of any notice or other communication from any Governmental Body during the Amended Interim Period (and the Company shall contemporaneously provide a copy of any such written notice or communication to Canopy Sub and Canopy);

(vii)	promptly notify Canopy Sub and Canopy of any notice or other communication from any Governmental Body during the Amended Interim Period regarding the revocation or threatened revocation of any material Authorization or Regulatory Approval;

(viii)	promptly notify Canopy Sub and Canopy of any filing, actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries; and

(ix)	notify Canopy Sub and Canopy in writing of any material change in insurance coverages within 30 days of binding or cancellation.

(e)	Updates. The Company will use commercially reasonable efforts to provide Canopy Sub and Canopy with all material developments related to the Company and relevant information related to material decisions required to be made or actions required to be taken with respect to the operation of its business. The Company will use commercially reasonable efforts, in the negotiation of the agreements entered into after the date of this Agreement, to permit disclosure of information regarding such agreements to Canopy Sub and Canopy on a confidential basis.

(f)	Annual Business Plan. Not later than 60 days before the commencement of every calendar year, the Company shall prepare and submit to Canopy Sub and Canopy a proposed Business Plan for the next calendar year. On an annual basis, on or before July 31st, the Company shall prepare and submit to Canopy Sub and Canopy a mid-year update to the Business Plan, including a comparison of actual results in reasonable detail to estimates set forth in the applicable Business Plan. The Company shall promptly notify Canopy Sub and Canopy of any reasonably anticipated overruns in excess of the expenditures authorized in a Business Plan (including contingency expenditures) by more than 20%.

(g)	Manager Rights. Canopy Sub shall have the right, but not the obligation, to appoint one Person to serve as a manager on the Company Board (the “Manager Appointee”). The Company shall take all actions required in order to cause the Manager Appointee to be appointed as a manager of the Company. If the Manager Appointee ceases to hold office as a manager of the Company for any reason, Canopy Sub shall be entitled, but not obligated, to appoint an individual to replace him or her and the Company shall promptly take all reasonable steps as may be necessary to appoint such individual to the Company Board to replace the Manager Appointee who has ceased to hold office. The Company covenants and agrees with Canopy Sub that, upon the Manager Appointee’s appointment to the Company Board, the Company shall provide such Manager Appointee with an indemnity on terms at least as favourable to such Manager Appointee as those provided to all other managers of the Company Board and the Company shall ensure that such Manager Appointee has the benefit of any manager or officer insurance policy in effect for the Company, such benefits to be at least as favourable as those available to all other members of the Company Board.

(h)	Access. In order to ensure compliance with the terms of this Agreement and the transactions contemplated hereby, the Company shall give Canopy Sub, Canopy and their respective Representatives (i) upon reasonable notice, reasonable access during normal business hours to its and its Subsidiaries’ (w) premises; (x) property and assets (including all books and records, whether retained internally or otherwise, including, for greater certainty, tax and financial documentation); (y) Contracts; and (z) senior personnel, so long as the access does not unduly interfere with the ordinary course of business of the Company; and (ii) such financial and operating data or other information with respect to the assets or business of the Company as Canopy Sub or Canopy may from time to time request.

(i)	Investigations. During the Amended Interim Period, in order to ensure compliance with the terms of this Agreement and the transactions contemplated hereby, the Company shall provide, and cause each of its Subsidiaries to provide, reasonable access upon reasonable notice during normal business hours, to the Company’s and its Subsidiaries’ executive management so that Canopy Sub and Canopy may conduct reasonable investigations relating to the information provided by the Company pursuant to this Agreement as well as to the internal controls and operations of the Company and its Subsidiaries.

(j)	Public Announcements. The Company shall not issue any press release or make any other public statement or disclosure concerning the Company or in connection with this Agreement or the transactions contemplated hereby, without the prior written approval of Canopy Sub, except to the extent that the Company is required to make any public disclosure with respect to the Company or the subject matter of this Agreement by applicable Law; provided that in the event the Company is required to make disclosure by applicable Law, the Company shall use its commercially reasonable efforts to give Canopy Sub prior written notice (and if such prior notice is not possible, to give notice immediately following the making of any such disclosure) and a reasonable opportunity to review or comment on the disclosure.

(k)	Government Filings. The Company shall not make any filing with any Governmental Body without the consent of Canopy Sub and Canopy in connection with this Agreement or the transactions contemplated hereby. As soon as reasonably practicable after a request from Canopy Sub or Canopy, the Company shall use commercially reasonable efforts to (i) make all notifications, filings, applications and submissions with Governmental Bodies required or advisable and reasonably requested by Canopy Sub or Canopy, (ii) obtain all required Authorization, (iii) cooperate with Canopy Sub in connection with all Authorization sought by Canopy Sub or Canopy and (iv) maintain the Authorization, in each case, so as to enable (A) Canopy Sub to convert the Exchangeable Shares into Class B Shares and the New LP I Exchangeable Units into New LP I Class A Units; and (B) Canopy to convert the New LP II Exchangeable Units into New LP II Class A Units and the New LP III Exchangeable Units into New LP III Class A Units.

(l)	Exercise of Conditional Options.

(i)	The Company shall take all necessary actions to ensure that its Subsidiaries shall not exercise the Conditional Options until the later of: (i) the date that CBG and Greenstar have exchanged their respective Canopy Shares held for exchangeable shares in the capital of Canopy; and (ii) Canopy Sub owns less than or equal to 90% of the issued and outstanding membership interests of the Company, on an as-converted basis. In the event that the Company exercises a Conditional Option on a date that is more than 30 days following the filing by Canopy of articles of amendment to create a new class of exchangeable shares in the capital of Canopy, the Company hereby covenants and agrees that it shall not, and it shall take all necessary actions to ensure that its Subsidiaries shall not, cause Canopy to issue any Canopy Shares or other securities as consideration to satisfy the exercise price or any deferred payments payable in connection with such Conditional Option.

(ii)	In the event that a Subsidiary of the Company elects, in accordance with the terms of a Conditional Option, to satisfy the applicable payments in connection with such Conditional Option in Canopy Shares, Canopy Sub shall take all requisite action to cause Canopy to issue the Canopy Shares to satisfy such payment and in exchange for doing so, the Company shall issue to Canopy Sub such number of either Exchangeable Shares or Class B Shares, to be determined based on the type of security of the Company held by Canopy Sub at the applicable time of issuance, in each case, equal to the quotient obtained by dividing the aggregate amount of such payment by the fair market value of the Class B Shares at the applicable time and as determined by the Parties, acting reasonably.

(m)	TerrAscend Conversion. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly convert the TerrAscend Exchangeable Shares into common shares of TerrAscend or exercise the TerrAscend Option to acquire common shares of TerrAscend prior to the date that CBG and Greenstar have exchanged their respective Canopy Shares held for exchangeable shares in the capital of Canopy.

(n)	Acreage Acquisition. The Company shall execute a share transfer agreement with Canopy Sub and Canopy Sub shall execute a share transfer agreement with Canopy on the date that the option to acquire the Class E subordinate voting shares of Acreage is exercised (the “Acreage Acquisition”) which shall provide that all of the shares of Acreage acquired pursuant to the Acreage Acquisition will be registered in the name of the Company at the closing of the Acreage Acquisition and concurrently, the Company shall issue to Canopy Sub such number of Exchangeable Shares with an aggregate value equal to the Fair Market Value of the Canopy Shares to be issued in connection with the Acreage Acquisition.

3.	REPRESENTATIONS AND WARRANTIES.

(a)	The Company represents and warrants to Canopy Sub as follows and acknowledges that Canopy Sub is relying on such representations and warranties in entering into this Agreement:

(i)	Formation and Organization of the Company. The Company is duly organized, validly existing and in good standing as a limited liability company under the laws of its jurisdiction of formation with the power to own or lease its property.

(ii)	Qualification. The Company has the requisite power and capacity to enter into this Agreement and to perform its obligations hereunder.

(iii)	Due Authorization. All requisite acts and proceedings have been done and taken by the Company to authorize the execution and delivery of this Agreement and the performance of the Company’s obligations hereunder

(iv)	Validity of Agreement. The execution and delivery of this Agreement and the performance of the Company’s obligations hereunder do not conflict with or cause a default under any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company is a party or by which the Company or any of its property or assets is bound and do not conflict with nor result in any violation of any of the provisions of the Company’s articles, by-laws or other organizational or governing documents or any resolution of the Company’s members or managers or any laws of the Company’s jurisdiction of formation or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its property or assets.

(v)	Enforceability of Agreement. This Agreement constitutes and will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of the creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity, contribution and waiver and the ability to sever unenforceable terms may be limited by applicable laws.

(b)	Canopy Sub represents and warrants to the Company as follows and acknowledges that the Company is relying on such representations and warranties in entering into this Agreement:

(i)	Incorporation and Organization of Canopy Sub. Canopy Sub is duly organized, validly existing and in good standing as a corporation under the laws of its jurisdiction of formation with the corporate power to own or lease its property.

(ii)	Qualification. Canopy Sub has the requisite corporate power and capacity to enter into this Agreement and to perform its obligations hereunder.

(iii)	Due Authorization. All requisite corporate acts and proceedings have been done and taken by Canopy Sub to authorize the execution and delivery of this Agreement and the performance of Canopy Sub’s obligations hereunder.

(iv)	Validity of Agreement. The execution and delivery of this Agreement and the performance of Canopy Sub’s obligations hereunder do not conflict with or cause a default under any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which Canopy Sub is a party or by which Canopy Sub or any of its property or assets is bound and do not conflict with nor result in any violation of any of the provisions of Canopy Sub’s articles, by-laws or other constating documents or any resolution of Canopy Sub’s shareholders or directors or any laws of Canopy Sub’s jurisdiction of incorporation or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Canopy Sub or any of its property or assets.

(v)	Enforceability of Agreement. This Agreement constitutes a legal, valid and binding obligation of Canopy Sub enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of the creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity, contribution and waiver and the ability to sever unenforceable terms may be limited by applicable laws.

(c)	Canopy represents and warrants to the Company as follows and acknowledges that the Company is relying on such representations and warranties in entering into this Agreement:

(i)	Incorporation and Organization of Canopy. Canopy is duly organized, validly existing and in good standing as a corporation under the laws of its jurisdiction of formation with the corporate power to own or lease its property.

(ii)	Qualification. Canopy has the requisite corporate power and capacity to enter into this Agreement and to perform its obligations hereunder.

(iii)	Due Authorization. All requisite corporate acts and proceedings have been done and taken by Canopy to authorize the execution and delivery of this Agreement and the performance of Canopy’s obligations hereunder.

(iv)	Validity of Agreement. The execution and delivery of this Agreement and the performance of Canopy’s obligations hereunder do not conflict with or cause a default under any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which Canopy is a party or by which Canopy or any of its property or assets is bound and do not conflict with nor result in any violation of any of the provisions of Canopy’s articles, by-laws or other constating documents or any resolution of Canopy’s shareholders or directors or any laws of Canopy’s jurisdiction of incorporation or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Canopy or any of its property or assets.

(v)	Enforceability of Agreement. This Agreement constitutes a legal, valid and binding obligation of Canopy enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of the creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity, contribution and waiver and the ability to sever unenforceable terms may be limited by applicable laws.

4.	MISCELLANEOUS.

(a)	Successors and Assigns. The rights under this Agreement may be assigned (and only with all related obligations) in whole or in part by Canopy Sub; provided that (i) any assignment of this Agreement to a third-party shall require Canopy Sub to transfer all of the Exchangeable Shares and the New LP I Exchangeable Units then held by Canopy Sub to such third-party; (ii) any assignment of the Exchangeable Shares to a third-party shall require Canopy Sub to transfer all of the New LP I Exchangeable Units then held by Canopy Sub and all of its rights under this Agreement to such third-party; (iii) any assignment of the New LP I Exchangeable Units to a third-party shall require Canopy Sub to transfer all of the Exchangeable Shares then held by Canopy Sub and all of its rights under this Agreement to such third-party; (iv) any assignment of this Agreement by Canopy Sub to a third-party shall require Canopy to transfer all of the New LP II Exchangeable Units and New LP III Exchangeable Units then held by Canopy to such third-party; (v) any assignment of the New LP II Exchangeable Units by Canopy to a third-party shall require Canopy to transfer all of the New LP III Exchangeable Units then held by Canopy and all of its rights under this Agreement to such third-party; and (vi) any assignment of the New LP III Exchangeable Units by Canopy to a third- party shall require Canopy to transfer all of the New LP II Exchangeable Units then held by Canopy and all of its rights under this Agreement to such third-party; provided that notwithstanding the foregoing, nothing herein shall prevent Canopy and Canopy Sub (and Canopy and Canopy Sub shall not be prohibited) from granting liens or otherwise pledging its rights hereunder in favor of the lenders under Canopy’s or Canopy Sub’s Contracts for Debt (or be interpreted to prohibit the exercise of remedies in connection with such Liens or pledges). Any assignment by the Company may be made only with the prior written consent of Canopy Sub and Canopy. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any transfer or attempted transfer of any rights under this Agreement in violation of this Section 4(a) shall be null and void, no such transfer shall be recorded on the Company’s books or records, and the purported transferee in any such transfer shall not be treated (and the purported transferor shall continue to be treated) as if the purported transfer never occurred.

(b)	Governing Law. This Agreement and any claim, controversy or dispute arising out of or related to this Agreement or any of the transactions contemplated hereby, the relationship of the Parties and/or the interpretation and enforcement of the rights and duties of the Parties, whether arising in contract, tort, equity or otherwise, shall be governed by and construed, enforced and governed in accordance with the domestic Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any such claim, controversy or dispute), without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(c)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument and shall become effective when one or more such counterparts has been signed by each of the Parties and delivered to the other Parties. Counterparts may be delivered via electronic mail (including portable document format (PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com).

(d)	Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)	Notices. Except as otherwise provided in this Agreement or required by Law, any notice, demand or other communication required or permitted to be given pursuant to this Agreement shall have been sufficiently given for all purposes if, upon the earlier of actual receipt, or:

(i)	personal delivery to the Party to be notified;

(ii)	when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day;

(iii)	five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(iv)	one Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.

All communications shall be sent to the respective Parties at their address as set forth on the signature page or to such address as subsequently modified by written notice given in accordance with this Section.

(f)	Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Parties. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(g)	Further Assurances. In case at any time after the date hereof any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

(h)	No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(i)	Publicity. The Company shall treat and hold as confidential all of the terms and conditions of the transactions contemplated by this Agreement; provided, however, that the Company may disclose such information to the Company’s legal counsel, accountants, financial planners and/or other advisors on an as-needed basis so long as any such Person is bound by a confidentiality obligation with respect thereto. Canopy may disclose such information as necessary for Canopy to comply with applicable Law and the rules and regulations of any stock exchange upon which the Canopy Shares are traded. The Company shall not issue any press release, filing, public announcement or other public disclosure relating to the subject matter of this Agreement without the prior written approval of Canopy Sub and Canopy.

(j)	Severability. Any term or provision of this Agreement that is held invalid or unenforceable by a court of competent jurisdiction or other competent Governmental Body in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such a determination, the Parties shall negotiate in good faith to replace invalid or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid or unenforceable provisions.

(k)	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing among the Parties is expressly canceled.

(l)	Injunctive Relief. The Parties hereby agree that, in the event of breach of this Agreement (including the documents attached hereto or referred to herein), damages would be difficult, if not impossible, to ascertain, that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to and without limiting any other remedy or right it may have, Canopy Sub and Canopy shall be entitled to an injunction or other equitable relief in any court of competent jurisdiction, without any necessity of proving damages or any requirement for the posting of a bond or other security, enjoining any such breach, and enforcing specifically the terms and provisions hereof. The Parties hereby waive any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

(m)	Costs and Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(n)	Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation” or “but not limited to”. Unless the context otherwise requires, references in this Agreement to Sections, Schedules and Exhibits shall be deemed references to Sections of, and Schedules and Exhibits to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. When calculating the period of time before which, within which or following which any act is to be done or any step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall not be calculated as the first day of such period of time. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. All monetary figures or references to “$” in this Agreement shall be U.S. dollars unless otherwise specified.

(o)	Waiver of Jury Trial. EACH OF THE PARTIES WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT (INCLUDING THE DOCUMENTS ATTACHED HERETO OR REFERRED TO HEREIN), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY CURRENT OR FUTURE AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(p)	Exclusive Venue. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING THE DOCUMENTS ATTACHED HERETO OR REFERRED TO HEREIN), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, MUST BE BROUGHT EXCLUSIVELY IN A FEDERAL DISTRICT COURT LOCATED IN THE DISTRICT OF DELAWARE OR THE DELAWARE CHANCERY COURT IN NEW CASTLE COUNTY, DELAWARE (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE. EACH OF THE PARTIES ALSO AGREES THAT DELIVERY OF ANY PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT TO A PARTY HEREOF IN COMPLIANCE WITH SECTION 4(e) OF THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN A DESIGNATED COURT WITH RESPECT TO ANY MATTERS TO WHICH THE PARTIES HAVE SUBMITTED TO JURISDICTION AS SET FORTH ABOVE.

(q)	Acknowledgement. Each of the Parties acknowledges and agrees on its own behalf and on behalf of any of its Affiliates, that the transactions contemplated by this Agreement do not violate public policy and agrees to waive on such Party’s own behalf and on behalf of any of such Party’s Affiliates illegality as a defense to contractual claims arising out of this Agreement or in any other document, instrument, or agreement entered into in connection the transactions contemplated hereby or thereby.

(r)	Control of the Business. Notwithstanding anything in this Agreement to the contrary, Canopy Sub and Canopy shall not have, nor shall be deemed to have control, or the right to direct, the Company or its operations during the Amended Interim Period.

(s)	Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting Party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

CANOPY USA, LLC		Address:

By:		35715 US Hwy 40, Ste D102
Name:	David Klein	Evergreen, CO
Title:	Manager	80439

		Attention:	Legal
		Email:	contracts@canopycannabis.com

11065220 CANADA INC.		Address:

By:		1 Hershey Drive
Name:	Jeridean Young	Smiths Falls, Ontario
Title:	Authorized Signatory	K7A 0A8

		Attention:	Legal
		Email:	contracts@canopygrowth.com

CANOPY GROWTH CORPORATION		Address:

By:		1 Hershey Drive
Name:	Christelle Gedeon	Smiths Falls, Ontario
Title:	Authorized Signatory	K7A 0A8

		Attention:	Christelle Gedeon
		Email:	christelle.gedeon@canopygrowth.com

[Signature Page – Second Amended and Restated Protection Agreement]

SCHEDULE A

MEMBERS SCHEDULE

As of April 30, 2024

Member Name	Type of Shares	Number of Shares	Capital Contribution (USD)
11065220 Canada Inc.	Exchangeable Shares	172,777,526	$172,777,526
Huneeus 2017 Irrevocable Trust	Class A Shares	28,571,429	$5,000,000

Exhibit 10.2

Canopy Growth Corporation

Exchange and Subscription Agreement

May 2, 2024

Table of Contents

Page

Section 1.	Definitions	1
Section 2.	Rules of Construction	10
Section 3.	The Transaction	10
(a)	Generally	10
(b)	The Closing	10
(c)	Transfer Restrictions	11
(d)	Maximum Percentage	13
Section 4.	Representations, Warranties and Covenants of the Company	13
(a)	Due Formation, Valid Existence and Good Standing; Power to Perform Obligations	14
(b)	Debentures	14
(c)	Debenture Certificates	14
(d)	Warrants	14
(e)	Warrant Certificates	15
(a)	No Cease Trade	15
(b)	Listing of Common Shares	15
(c)	Securities Act Matters	15
(d)	Non-Contravention	15
(e)	No Consents	15
(f)	Authorization, Execution, Delivery and Enforceability of This Agreement	15
(g)	Investment Company Act	16
(h)	Accuracy of Covered SEC Filings	16
Section 5.	Representations, Warranties and Covenants of the Investor and the Exchanging Investors	16
(a)	Power to Perform Obligations and Bind Accounts; Survival of Authority	16
(b)	Ownership of Existing Notes	16
(c)	Rule 144 Matters	16
(d)	Passage of Good Title; No Liens	16
(e)	Non-Contravention	17
(f)	Jurisdiction of Residence	17
(g)	Compliance with Certain Laws; No Consents	17
(h)	Acknowledgement of Risks; Investment Sophistication	17
(i)	No View to Distribution; No Registration	17
(j)	Information Provided	18
(k)	No Investment, Tax or Other Advice	18
(l)	Investment Decision Matters	18
(m)	Due Diligence	18
(n)	Excluded Information	19
(o)	No Regulatory Agency Recommendation or Approval	20
(p)	Qualified Institutional Buyer Status	20
(q)	Securities Laws	20
(r)	Mutual Negotiation	21

- i -

(s)	Source of Funds	21
(t)	Collection of Personal Information	21
(u)	Additional Documentation	21
(v)	Bring-Down of Representations and Warranties	21
(w)	Wall-Cross Matters	22
Section 6.	Conditions to Obligations of the Company, the Investor and the Exchanging Investors	22
(a)	Conditions to the Company’s Obligations	22
(b)	Conditions to the Investor’s Obligations	22
(c)	Acknowledgement	23
(d)	Claims	24
Section 7.	Additional Company Representations and Warranties	24
(a)	Organization; Powers	24
(b)	Governmental Entities	24
(c)	Public Disclosure Documents; Financial Statements	25
(d)	No Material Adverse Effect	25
(e)	Litigation; Compliance with Laws	25
(f)	Investment Company Act	26
(g)	Tax Status	26
(h)	Environmental Matters	27
(i)	No Undisclosed Events, Liabilities, Developments or Circumstances	27
(j)	Labor Matters	27
(k)	Insurance	28
(l)	USA PATRIOT Act; OFAC	28
(m)	Foreign Corrupt Practices Act	29
(n)	Illegal or Unauthorized Payments; Political Contributions	29
(o)	Reporting Issuer	29
(p)	Cannabis Activities	30
(q)	Compliance with Cannabis Laws	30
(r)	All Necessary Permits	31
(s)	Absence of Certain Changes	31
(t)	Conduct of Business; Regulatory Permits	31
(u)	Sarbanes-Oxley Act	32
(v)	Transactions with Affiliates	32
(w)	Indebtedness and Other Contracts	32
(x)	Capitalization and Voting Rights	32
(y)	Organizational Documents	33
(z)	Internal Accounting and Disclosure Controls	33
(aa)	Off Balance Sheet Arrangements	34
(bb)	Manipulation of Price	34
(cc)	Transfer Taxes	34
(dd)	Omnibus Plans	34
(ee)	No Additional Agreements	34
(ff)	Data Privacy	35
(gg)	Registration Rights	35

- ii -

Section 8.	Tax Matters	35
(a)	U.S. Persons	35
(b)	Excluded Obligation	36
(c)	Withholding Tax	36
Section 9.	Right of First Refusal	36
Section 10.	Miscellaneous	37
(a)	Waiver; Amendment	37
(b)	Assignability	37
(c)	Further Instruments and Acts	37
(d)	Expenses	37
(e)	Governing Law	37
(f)	Section and Other Headings	37
(g)	Counterparts	37
(h)	Notices	37
(i)	Binding Effect	38
(j)	Notification of Changes	38
(k)	Severability	38
(l)	Entire Agreement	38

Exhibits

Exhibit A: Exchanging Investor Information	A-1

Exhibit B: Debenture Certificate	B-1

Exhibit C: Warrant Certificate	C-1

Exhibit D: Registration Rights Agreement	D-1

Exhibit E: Tax Matters	E-1

- iii -

Exchange and Subscription Agreement

EXCHANGE AND SUBSCRIPTION AGREEMENT, dated as of May 2, 2024, between CANOPY GROWTH CORPORATION, a corporation organized and existing under the Canada Business Corporations Act (the “Company”), and the undersigned investor (the “Investor”), on its own behalf and on behalf of each of the beneficial owners listed on Exhibit A hereto (each, an “Account”) for whom the Investor holds contractual and investment authority (each Account, including the Investor if it is exchanging Existing Notes in the Transaction (each, as defined below) on its own behalf, an “Exchanging Investor”). If there is only one Account or Exchanging Investor, then each reference thereto in this Agreement will be deemed to refer to such Account or Exchanging Investor, as applicable, in the singular, mutatis mutandis.

WHEREAS, the Company and each Exchanging Investor desire to engage in the Transaction on the terms set forth in this Agreement.

THEREFORE, the Company, the Investor and each Exchanging Investor agree as follows.

Section 1.           Definitions.

“Account” has the meaning set forth in the first paragraph of this Agreement.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.

“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 7(m)(i).

“Anti-Money Laundering Laws” shall have the meaning assigned to such term in Section 7(l)(i).

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Closing Date, directly or indirectly managed or advised by the Investor’s or any Exchanging Investor’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Investor, an Exchanging Investor or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Investor, an Exchanging Investor or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Shares would or could be aggregated with the Investor’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject the Investor and all other Attribution Parties to the Maximum Percentage.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Cannabis” means any of the following: (i) any plant or seed, whether live or dead, from any species or subspecies of genus Cannabis, including Cannabis sativa, Cannabis indica and Cannabis ruderalis, Marijuana and any part, whether live or dead, of the plant or seed thereof, including any stalk, branch, root, leaf, flower, or trichome; (ii) any material obtained, extracted, isolated, or purified from the plant or seed or the parts contemplated by clause (i) of this definition, including any oil, cannabinoid, terpene, genetic material or any combination thereof; (iii) any organism engineered to biosynthetically produce the material contemplated by clause (ii) of this definition, including any micro-organism engineered for such purpose; (iv) any biologically or chemically synthesized version of the material contemplated by clause (ii) of this definition or any analog thereof, including any product made by any organism contemplated by clause (iii) of this definition; and any other meaning ascribed to the term “cannabis” under United States or Canadian Cannabis Laws.

“Cannabis Act” means the Cannabis Act, S.C. 2018 c. 16, an Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts as amended from time to time.

“Cannabis Activities” means any activities, including advertising or promotional activities, relating to or in connection with: (i) the possession, importation, exportation, cultivation, production, processing, packaging, purchase, testing, distribution or sale of Cannabis; (ii) the design and engineering of Cannabis facilities; or (iii) consulting activities relating to any of the foregoing.

“Cannabis Authorizations” shall have the meaning assigned to such term in Section 7(q).

“Cannabis Laws” means Requirements of Law with respect to Cannabis Activities (i.e. excluding Requirements of Law of general application), including the Cannabis Act, Cannabis Regulations, and the Controlled Substances Act (United States), but excluding requirements in the organizational documents of any Person.

“Cannabis Regulations” means the regulations promulgated under the Cannabis Act, as amended from time to time, and all other regulations made from time to time under any other applicable legislation in any applicable jurisdiction with respect to Cannabis Activities.

“Cash Amount” means, with respect to the Existing Notes of any Exchanging Investor to be exchanged in the Transaction, an amount equal to the accrued and unpaid interests owing under such Existing Notes.

“CDS” means CDS Clearing and Depository Services Inc.

“Claim” means any third-party (i) suit, action, proceeding, dispute, investigation, claim, arbitration, order, summons, citation, directive, charge, demand or prosecution, whether legal or administrative; or (ii) appeal or application for review; at law or in equity or by any Governmental Entity.

“Closing” has the meaning set forth in Section 3(b).

“Closing Date” means the later of (a) such date on which the conditions to the Closing set forth in Section 6 are satisfied or waived; and (b) such other date as the Company and the Investor may agree.

“Closing Time” means 9 a.m. (Toronto time) on the Closing Date or such other time as may be agreed in writing (including email) between the Company and the Investor in their absolute discretion.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares in the capital of the Company.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Company Affiliate” shall have the meaning assigned to such term in Section 7(m)(ii).

“Computershare” means Computershare Trust Company of Canada.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligor of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise, and “controlling” and “controlled” have corresponding meanings.

“Covered SEC Filings” means each of the following documents, in the form they were filed with the SEC and including any amendments thereto filed with the SEC: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023; and (b) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC after March 31, 2023.

“Debenture Certificates” means the debenture certificates to be issued on the Closing Date by the Company to the Investor in the form attached hereto as Exhibit B hereto.

“Debentures” means unsecured convertible debentures to be created and issued pursuant to the Debenture Certificates.

“EDGAR” means the SEC's Electronic Data Gathering Analysis and Retrieval system.

“Enforceability Exceptions” has the meaning set forth in Section 4(b).

“Environment” means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” means all applicable Laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Entity, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, transport, treatment, storage, disposal, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials).

“Environmental Permits” shall have the meaning assigned to such term in Section 7(h).

“Equity Awards” means all awards of Common Share purchase options, restricted share units, performance share units, deferred share units, stock appreciation rights, performance awards or other shares-based awards under the Omnibus Plans.

“Equity Interests” of any Person shall mean any and all shares, units, interests, rights to purchase or otherwise acquire, warrants, options, participations, or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred shares, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchangeable Shares” means the non-voting and non-participating shares in the capital of the Company.

“Exchanging Investor” has the meaning set forth in the first paragraph of this Agreement.

“Excluded Information” shall have the meaning assigned to such term in Section 5(n).

“Existing Accretion Notes” means the Senior Unsecured Non-Convertible Debentures due September 10, 2025 issued by Supreme pursuant to that certain indenture dated as of September 9, 2020 between Supreme and Computershare, as amended, modified, replaced or supplemented from time to time.

“Existing Convertible Notes” means the 8.00% Senior Unsecured Convertible Debentures due September 10, 2025 issued by Supreme pursuant to that certain indenture dated as of October 19, 2018, between Supreme and Computershare, as supplemented pursuant to that certain supplemental indenture dated as of September 9, 2020 between Supreme and Computershare, as the same may be further amended, modified, replaced or supplemented from time to time.

“Existing Notes” means, collectively, the (i) Existing Convertible Notes; and (ii) the Existing Accretion Notes.

“Financial Statements” shall have the meaning assigned to such term in Section 7(c).

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis.

“GDPR” shall have the meaning assigned to such term in Section 7(ff).

“Government Official” shall have the meaning assigned to such term in Section 7(m)(ii).

“Governmental Entity” means any domestic or foreign federal, provincial, territorial, regional, state, municipal or other government, governmental department, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including the Securities Regulators and stock exchanges.

“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per and polyfluoroalkyl substances, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Health Canada Licence” means any license issued by Health Canada to the Company, its Subsidiaries or any of their respective Affiliates in respect of their respective Cannabis Activities.

“HIPAA” shall have the meaning assigned to such term in Section 7(ff).

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company's and its Subsidiaries' assets is less than the amount required to pay the Company's and its Subsidiaries' total Indebtedness, (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company's or such Subsidiary's (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.

“Investor” has the meaning set forth in the first paragraph of this Agreement.

“IRS” means the Internal Revenue Service.

“Laws” means any and all federal, state, provincial, territorial, regional, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, proclamation, directive, code, edict, Order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Legacy Omnibus Plan” means the Company's amended and restated omnibus incentive plan last approved by the shareholders of the Company on September 21, 2020.

“Liens” has the meaning set forth in Section 5(d).

“Marijuana” means “marihuana” as defined in 21 U.S.C 802.

“Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or financial conditions of the Company and its Subsidiaries, taken as a whole, (ii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents, or (iii) the transactions contemplated hereby or in any of the Transaction Documents, or any other agreements or instruments to be entered into in connection herewith or therewith.

“Maximum Percentage” shall have the meaning assigned to such term in Section 3(d).

“Nasdaq” means the Nasdaq Global Select Market.

“New Omnibus Plan” means the Company's omnibus equity incentive plan last approved by the shareholders of the Company on September 25, 2023.

“OFAC” shall have the meaning assigned to such term in Section 7(l)(ii).

“Omnibus Plans” means the Legacy Omnibus Plan and the New Omnibus Plan;

“Order” means any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“PCMLTFA” shall have the meaning assigned to such term in Section 5(s).

“Permit” means, with respect to any person, any permit, approval, authorization, consent, license, registration, exemption, certificate, certification, clearance, approval, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Entity, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject, and any supplements or amendments with respect to the foregoing.

“Permitted Contingent Investment” means: (i) the Company's ownership interest in Canopy USA, LLC; and (ii) the acquisition of an option, warrant, right or other contingent agreement to make an investment in a Person that is not exercisable, convertible or exchangeable unless and until there are changes in the Cannabis Laws that are applicable to such Person.

“Person” means any individual, company, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, corporation, trust, bank, trust company, pension fund, business trust or other organization, whether or not a legal entity and any Governmental Entity.

“Personal Data” shall have the meaning assigned to such term in Section 7(ff).

“Policies” shall have the meaning assigned to such term in Section 7(ff).

“Privacy Laws” shall have the meaning assigned to such term in Section 7(ff).

“Proposed Private Placement” shall have the meaning assigned to such term in Section 9.

“Public Disclosure Documents” shall have the meaning assigned to such term in Section 7(c).

“Registration Rights Agreement” means the registration rights agreement to be entered into on the Closing Date between the Company and the Investor in the form attached hereto as Exhibit D.

“Registration Statement” means the registration statement of the Company to be filed with the SEC and used to register the resale of the Underlying Shares and Warrant Shares.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Released Party” has the meaning set forth in Section 5(n)(iii).

“Reporting Jurisdictions” means each of the provinces and territories of Canada. “Requirement of Law” means, as to any Person, any U.S., Canadian or foreign federal, provincial, territorial, state or local statute, law (including without limitation, common law), treaty or ordinance, or any judgment, decree, consent decree, settlement agreement, rule, regulation, order injunction or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Entity, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“ROFR Term” shall have the meaning assigned to such term in Section 9.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Sanctions” shall have the meaning assigned to such term in Section 7(l)(ii).

“Sanctions Laws” shall have the meaning assigned to such term in Section 7(l)(iii).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Regulators” means, collectively, the SEC and such other securities commissions or other securities regulatory authorities in the Reporting Jurisdictions.

“SEDAR+” means the System for Electronic Document Analysis and Retrieval + of the Canadian Securities Administrators.

“Subsidiaries” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which (i) the ordinary voting power of more than 50% of the Voting Shares is, at the time any determination is being made, owned or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (ii) a majority of the members of the board of directors (or equivalent governing body) have been appointed or designated for appointment (and actually elected by persons entitled to cast a vote in respect of, or otherwise approve, such appointment or designation) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, and each of the foregoing, is individually referred to herein as a “Subsidiary”.

“Tax Act” has the meaning set forth in Section 8(b).

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Third Party” means a person other than the Company, any of its Subsidiaries or any of their respective Affiliates.

“Transaction” has the meaning set forth in Section 3(a).

“Transaction Consideration” means, with respect to any Exchanging Investor, (a) the Debentures to be delivered pursuant to this Agreement; and (b) the Warrants to be issued pursuant to this Agreement.

“Transaction Documents” shall have the meaning assigned to such term in Section 7(a).

“Transfer Agent” means Odyssey Trust Company.

“TSX” means the Toronto Stock Exchange.

“Underlying Shares” has the meaning set forth in Section 4(b).

“United States” has that meaning ascribed to it in Regulation S.

“Voting Shares” shall mean, with respect to any Person, such person's Equity Interests having the right to vote for the election of directors (or the equivalent) of such Person under ordinary circumstances (or, in the case of a partnership, the general partnership interests).

“Warrant Certificates” means the warrant certificates to be issued on the Closing Date by the Company to the Investor in the form attached hereto as Exhibit C.

“Warrant Shares” has the meaning set forth in Section 4(d).

“Warrants” means warrants to be created and issued pursuant to the Warrant Certificates.

Section 2.          RULES OF CONSTRUCTION. For purposes of this Agreement:

(a)            “or” is not exclusive;

(b)            “including” means “including without limitation”;

(c)            “will” expresses a command;

(d)           words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e)            “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(f)            references to currency and to “US$” mean the lawful currency of the United States of America, and references to “C$” mean the lawful currency of Canada, unless the context requires otherwise; and

(g)            the exhibits to this Agreement are deemed to form part of this Agreement.

Section 3.           THE TRANSACTION.

(a)            Generally. Subject to the other terms of this Agreement, each of the Investor and each other Exchanging Investor, if any, agrees, on the Closing Date, to exchange, with the Company the aggregate principal amount of Existing Convertible Notes, CUSIP No. 138035AC4 and the aggregate principal amount of Existing Accretion Notes, CUSIP No. 86860JAE6, set forth in Exhibit A hereto that it beneficially owns, and to subscribe for and purchase from the Company, Debentures with an aggregate principal amount of C$96,358,375 and 3,350,430 Warrants (the “Transaction”).

(b)           The Closing.

(i)            Closing; Location. The Transaction will be settled on the Closing Date by (A) each Exchanging Investor delivering its Existing Notes to the Company, (B) the Investor delivering US$50,000,000 less the Cash Amount to the Company (or as directed by the Company) by wire transfer in immediately available funds or in any other manner agreed upon by the Company, and (C) the Company delivering (x) Debentures with an aggregate principal amount equal to C$96,358,375 to the Investor; and (y) 3,350,430 Warrants to the Investor (the “Closing”). Closing will take place at the offices of Cassels Brock & Blackwell LLP, Bay Adelaide Centre – North Tower, 40 Temperance Street, Suite 3200, Toronto, Ontario M5H 0B4, Canada, at 10:00 a.m., New York City time, on the Closing Date.

(ii)            Conveyance of Title; Release of Claims. Subject to the other terms and conditions of this Agreement, at the Closing, subject to satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Section 6, the Investor, for itself and on behalf of each Exchanging Investor, sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in such portion of the Existing Notes as indicated on Exhibit A hereto, and effective as of the Closing, waives any and all other rights with respect to such Existing Notes and releases and discharges the Company from any and all Claims, whether now known or unknown, the Investor and any other Exchanging Investor may now have, or may have in the future, arising out of, or related to, such Existing Notes, including any Claims arising from any existing or past defaults, or any Claims that the Investor or any Exchanging Investor is entitled to receive additional, special or default interest with respect to the Existing Notes. Subject to receiving the Transaction Consideration pursuant to this Agreement, the Investor agrees that the Investor shall not take any steps to enforce any of its rights with respect to the Existing Notes on or after the Closing Date.

(iii)           Delivery of Existing Notes and Transaction Consideration.

(1)            CDS Withdrawal. Subject to satisfaction of the applicable conditions precedent specified in this Agreement, as soon as reasonably possible following the execution of this Agreement, the Investor agrees to withdraw the Existing Notes from CDS through which each Exchanging Investor holds a beneficial interest in the Existing Notes for the aggregate principal amount of the Existing Notes to be exchanged by such Exchanging Investor pursuant to this Agreement.

(2)            Delivery of Transaction Consideration. The Transaction Consideration will not be paid or delivered, as applicable, until the Existing Notes are withdrawn from CDS and delivered to the Company and the Investor has paid, or caused to be paid, to the Company (or as directed by the Company) by wire transfer in immediately available funds or in any other manner agreed upon by the Company, US$50,000,000 less the Cash Amount. On the Closing Date, subject to satisfaction of the conditions precedent specified in this Agreement and the receipt by the Company of US$50,000,000 less the Cash Amount, the Company will deliver the Debentures and the Warrants to be issued to the Investor in the Transaction, with such Debentures to be governed by the Debenture Certificates in the form attached as Exhibit B hereto and the Warrants to be governed by the Warrant Certificates in the form attached as Exhibit C hereto, registered as set forth in Exhibit A hereto.

(iv)          Questions as to Form. All questions as to the form of all documents and the validity and acceptance of the Existing Notes will be determined by the Company, in its reasonable discretion, which determination will be final and binding.

(c)             Transfer Restrictions.

(i)             The Debentures, Warrants, Underlying Shares and Warrant Shares may only be disposed of in compliance with state and federal securities Laws. In connection with any transfer of Debentures, Warrants, Underlying Shares or Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Debentures, Warrants, Underlying Shares or Warrant Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement to be entered into between the Company and the Investor on the Closing Date and shall have the rights and obligations of the Investor hereunder and thereunder.

(ii)            The Investor and each Exchanging Investor agrees to the imprinting, so long as is required by this Section 3(c), of a legend on any of the Debentures, Warrants, Underlying Shares and Warrant Shares in the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO CANOPY GROWTH CORPORATION (THE “CORPORATION”) (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B), (C)(1), (C)(2) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION’S TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

The Company acknowledges and agrees that the Investor may from time to time, subject to applicable law, pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Debentures, Warrants, Underlying Shares or Warrant Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Debentures, Warrants, Underlying Shares or Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Debentures, Warrants, Underlying Shares or Warrant Shares may reasonably request in connection with a pledge or transfer of the Debentures, Warrants, Underlying Shares or Warrant Shares.

(iii)           Within 45 days of the Closing Date, the Company shall file a Registration Statement on Form S-3 to facilitate the resale of the Underlying Shares and the Warrant Shares. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act within 75 days of the Closing Date.

(iv)          In the event that the Registration Statement is not declared effective (or automatically effective in the case of a Form S-3ASR) within 75 days of the Closing Date, the Company shall, to the extent required by the terms of the Registration Rights Agreement, pay the Investor an amount in cash, as liquidated damages and not as a penalty, in the amounts set forth in the Registration Rights Agreement.

(v)           The Investor and each Exchanging Investor agrees with the Company that the Investor and each Exchanging Investor will sell any Debentures, Warrants, Underlying Shares and Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Underlying Shares or Warrant Shares are sold pursuant to the Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates or direct registration statements representing Underlying Shares or Warrant Shares is predicated upon the Company’s reliance upon this understanding.

(d)            Maximum Percentage. The Investor and each Exchanging Investor acknowledges that in accordance with and subject to the terms of the Debenture Certificates and Warrant Certificates, as applicable, in no event shall the Company issue, be required to issue or be deemed to have issued a number of Common Shares upon conversion or otherwise pursuant to the Debentures (including, for greater certainty on account of any principal, premium, if any, interest, if any) and/or upon exercise of the Warrants and the Investor and each Exchanging Investor shall not have the right to (i) convert any portion of any Debentures pursuant to the terms and conditions of the Debenture Certificates or (ii) exercise any portion of any Warrants pursuant to the terms and conditions of the Warrant Certificates and any such conversion or exercise, as applicable, shall be null and void and treated as if never made, to the extent that after giving effect to such conversion or exercise, as applicable, the Investor together with the other Attribution Parties collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such conversion.

Section 4.           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to the Exchanging Investors and covenants that:

(a)            Due Formation, Valid Existence and Good Standing; Power to Perform Obligations. The Company is duly formed, validly existing and in good standing under the Canada Business Corporations Act, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company has full power and authority to consummate the Transaction and to enter into this Agreement and perform all of its obligations hereunder.

(b)            Debentures. The Debentures have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Debenture Certificates, upon delivery to the Exchanging Investors in accordance with the terms of this Agreement will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Debenture Certificates, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The maximum number of Common Shares initially issuable upon conversion of the Debentures (assuming settlement solely in Common Shares) (the “Underlying Shares”) have been duly and validly authorized and reserved for by the Company (which total 6,700,860 Underlying Shares) and, when issued upon conversion of the Debentures in accordance with the terms of the Debenture Certificates, will be validly issued, fully paid and non-assessable, and the issuance of any Underlying Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights.

(c)            Debenture Certificates. The Company has all requisite corporate power and authority to perform its obligations under the Debenture Certificates. The Debenture Certificates have been duly authorized by the Company, and will have been duly executed and delivered by the Company on or prior to the Closing. The Debenture Certificates, upon execution and delivery thereof by the Company, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(d)            Warrants. The Warrants have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Warrant Certificates, upon delivery to the Exchanging Investors in accordance with the terms of this Agreement will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Warrant Certificates, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions. The maximum number of Common Shares initially issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly and validly authorized and reserved for by the Company (which total 3,350,430 Warrant Shares) and, when issued upon exercise of the Warrants in accordance with the terms of the Warrant Certificates, will be validly issued, fully paid and non- assessable, and the issuance of any Warrant Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights.

(e)            Warrant Certificates. The Company has all requisite corporate power and authority to perform its obligations under the Warrant Certificates. The Warrant Certificates have been duly authorized by the Company, and will have been duly executed and delivered by the Company on or prior to the Closing. The Warrant Certificates, upon execution and delivery thereof by the Company, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(a)            No Cease Trade. On each of the date hereof and on the Closing Date, no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Debentures or Warrants or the issue of the Underlying Shares issuable in accordance with the terms of the Debenture Certificates or the issue of the Warrant Shares issuable in accordance with the terms of the Warrant Certificates and no proceeding for such purpose being pending or, to the knowledge of the Company, threatened by any Governmental Entity or the TSX or Nasdaq.

(b)            Listing of Common Shares. At or before the Closing, the Company will have submitted to the Nasdaq an Application for Listing of Additional Shares with respect to the Underlying Shares and the Warrant Shares. At or before the Closing, the Company will have received conditional approval of the TSX for the listing of the Underlying Shares and the Warrant Shares, subject to satisfaction by the Company of the conditions set out therein.

(c)            Securities Act Matters. Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Exchanging Investors, the issuance of the Debentures and Warrants pursuant to this Agreement is exempt from the registration requirements of the Securities Act.

(d)            Non-Contravention. The Transaction and the other transactions contemplated hereby to be performed by the Company will not (i) contravene any law, rule or regulation binding on the Company or any Subsidiary thereof or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such Subsidiary; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound; or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company or any Subsidiary thereof, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)            No Consents. Other than the approval of the TSX, no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, except such as have been obtained or made (or will, at the Closing, have been obtained or made) by the Company.

(f)            Authorization, Execution, Delivery and Enforceability of This Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable by the Exchanging Investors in accordance with its terms.

(g)            Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(h)            Accuracy of Covered SEC Filings. The Covered SEC Filings, taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR AND THE EXCHANGING INVESTORS. The Investor, for itself and on behalf of each Exchanging Investor, represents and warrants to the Company and covenants that:

(a)            Power to Perform Obligations and Bind Accounts; Survival of Authority. The Investor, for itself and on behalf of each Exchanging Investor, has full power and authority to exchange, sell, assign and transfer the Existing Notes to be exchanged pursuant to, and to enter into, this Agreement and perform all obligations required to be performed by the Investor or such Exchanging Investor under this Agreement. If the Investor is exchanging any Existing Notes or acquiring any of the Transaction Consideration as a fiduciary or agent for one or more accounts (including any Accounts that are Exchanging Investors), it represents that it has (i) the requisite investment discretion with respect to each such account necessary to effect the Transaction; (ii) full power to make the representations, warranties and covenants set forth in this Section 5 on behalf of such account; and (iii) contractual authority with respect to each such account. All authority conferred in this Agreement will survive the dissolution of the Investor, and any representation, warranty, undertaking and obligation of the Investor under this Agreement will be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Investor.

(b)            Ownership of Existing Notes. Each of the Exchanging Investors is and, immediately before the Closing, will be the beneficial owner of the Existing Notes set forth on Exhibit A.

(c)            Rule 144 Matters. Neither the Investor nor any other Exchanging Investor acquired the Existing Notes, after the original issue date of such Existing Notes, from the Company or any “affiliate” (within the meaning of Rule 144(a) under the Securities Act) of the Company, and, to its knowledge, no “affiliate” of the Company beneficially owned any of the Existing Notes of the Investor or such Exchanging Investor, as applicable, at any time during the period of one year preceding the date of this Agreement or preceding the Closing Date. Neither the Investor nor any other Exchanging Investor is, as of the date of this Agreement, or, at the Closing, will be, and, at no time during the three months preceding the date of this Agreement or preceding the Closing, was or will any of them be, a “person” that is an “affiliate” of the Company (as such terms are defined in Rule 144 under the Securities Act).

(d)            Passage of Good Title; No Liens. Each of the Exchanging Investors is the beneficial owner of the Existing Notes with good, marketable and unencumbered title to the Existing Notes, free and clear of any mortgage, lien, defect, pledge, Claim, charge, hypothecs, deeds of trust, taxes, rights of first refusal, security interest, encumbrance, title retention agreement, option, equity or other adverse Claim thereto (collectively, “Liens”). When the Existing Notes are exchanged pursuant to this Agreement, the Company will acquire good, marketable and unencumbered title to the Existing Notes, free and clear of all Liens.

(e)            Non-Contravention. The Transaction and the other transactions contemplated hereby to be performed by the Investor or any Exchanging Investor will not (i) contravene any law, rule or regulation binding on the Investor or such Exchanging Investor or any investment guideline or restriction applicable to the Investor or such Exchanging Investor; or (ii) constitute a breach or violation or result in a default under the organizational documents of the Investor or such Exchanging Investor or any material loan agreement, mortgage, lease or other agreement or instrument to which the Investor or such Exchanging Investor is a party or by which it is bound.

(f)            Jurisdiction of Residence. The Investor and each Exchanging Investor is a resident of the jurisdiction set forth on Exhibit A attached to this Agreement.

(g)            Compliance with Certain Laws; No Consents. The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or any of the Exchanging Investors acquires any Debentures or Warrants pursuant to the Transaction and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or any of the Exchanging Investors is subject or in which the Investor or any Exchanging Investor acquires any Debentures or Warrants pursuant to the Transaction.

(h)            Acknowledgement of Risks; Investment Sophistication. The Investor and each Exchanging Investor understands and accepts that the Debentures and Warrants to be acquired in the Transaction involve risks. Each of the Investor and the Exchanging Investors has such knowledge, skill and experience in business, financial and investment matters that such person is capable of evaluating the merits and risks of the Transaction and an investment in the Debentures and Warrants. With the assistance of each Exchanging Investor’s own professional advisors, to the extent that the Exchanging Investor has deemed appropriate, each Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Debentures and Warrants and the consequences of the Transaction and this Agreement. Each Exchanging Investor has considered the suitability of the Debentures and Warrants as an investment in light of its own circumstances and financial condition, and each of the Investor and the Exchanging Investor is able to bear the risks associated with an investment in the Debentures and Warrants.

(i)            No View to Distribution; No Registration. The Investor and each Exchanging Investor is acquiring the Debentures and Warrants solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Debentures and Warrants in violation of the Securities Act. Each of the Investor and the Exchanging Investors understands that the offer and sale of the Debentures and Warrants have not been registered under the Securities Act or any state securities Laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the Exchanging Investors and the accuracy of the other representations made by the Investor, for itself and on behalf of each Exchanging Investor, in this Agreement. Each of the Investor and the Exchanging Investors understands that the Company and its affiliates are relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Transaction meets the requirements for such exemptions. Each of the Investor and the Exchanging Investors further acknowledges that (i) the Company is an issuer of the type referred to in Rule 144(i); (ii) the Debentures, the Warrants, the Underlying Shares and the Warrant Shares will not be eligible for resale pursuant to Rule 144 if, at the time of such resale, the Company has not filed all reports and other materials (other than Form 8-K reports) required to be filed by it pursuant to Section 13 or Section 15(d) of the Exchange Act, as applicable, during the preceding 12 months; and (iii) the Debentures, the Warrants, the Underlying Shares and the Warrant Shares, upon their initial issuance, will be “restricted securities” within the meaning of Rule 144 and, accordingly, will not be eligible to be delivered to close any physical short position established in connection with any public short sale of Common Shares (including, for the avoidance of doubt, any short sale effected on the Nasdaq Global Select Market).

(j)            Information Provided. The Investor and each Exchanging Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Transaction other than as contained in this Agreement and the Covered SEC Filings. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.

(k)            No Investment, Tax or Other Advice. The Investor confirms that it and each Exchanging Investor is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company or any of its affiliates as investment, tax or other advice or as a recommendation to participate in the Transaction, receive the Transaction Consideration or to exchange for Existing Notes. None of the Company or any of its affiliates is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding whether to participate in the Transaction, to exchange the Existing Notes or to receive the Transaction Consideration.

(l)            Investment Decision Matters. The Investor confirms that none of the Company or any of its affiliates have (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Debentures and Warrants; or (ii) made any representation to the Investor or any Exchanging Investor regarding the legality of an investment in the Debentures and Warrants under applicable investment guidelines, laws or regulations. In deciding to participate in the Transaction, each of the Investor and the Exchanging Investors is not relying on the advice or recommendations of the Company or its affiliates, and has made its own independent decision that the terms of the Transaction and the investment in the Debentures and Warrants are suitable and appropriate for it.

(m)           Due Diligence. Each of the Investor and the Exchanging Investors is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company and the Debentures and Warrants. Each of the Investor and the Exchanging Investors has had access to and reviewed the Covered SEC Filings and such other information concerning the Company and the Debentures and Warrants it deems necessary to enable it to make an informed investment decision concerning the Transaction. Each of the Investor and the Exchanging Investors has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Transaction.

(n)            Excluded Information. Notwithstanding anything to the contrary in this Agreement, each Investor and Exchanging Investor acknowledges that the Company has access to and is in possession of material nonpublic information regarding the Company and its Subsidiaries that is not known to the Investor or the Exchanging Investors (the “Excluded Information”). Each Investor and Exchanging Investor hereby assumes and accepts the risk that the Excluded Information will not be known to such Investor and Exchanging Investor before making a binding commitment to consummate the Transaction and of the impact of the Excluded Information on the value of the Existing Notes contemplated to be exchanged pursuant to this Agreement, the value of the Debentures and Warrants contemplated to be received pursuant to this Agreement or the Underlying Shares to be issued upon the conversion of the Debentures in accordance with the terms and conditions of the Debenture Certificates or the Warrant Shares to be issued upon the valid exercise of the Warrants in accordance with the terms and conditions of the Warrant Certificates, including payment of the exercise price therefor. Each Investor and Exchanging Investor acknowledges that it has been afforded the opportunity to receive information (including the Excluded Information) about the Company and its financial condition, results of operations, business, properties, management and prospects, and to ask such questions of, and to receive answers from, representatives of the Company concerning such information (including the Excluded Information), in each case sufficient to enable such Investor and Exchanging Investors to evaluate a decision to enter into this Agreement. Each Investor and Exchanging Investor hereby:

(i)            agrees that neither the Company nor its directors, officers, shareholders, investors, employees, attorneys, agents or representatives shall have any liability to any Investor or Exchanging Investor or any of their respective affiliates with respect to the existence, possession or non-disclosure of any Excluded Information, whether arising directly or indirectly, primarily or secondarily, by contract or operation of law or otherwise, including as a matter of contribution, indemnification, set-off, rescission, or reimbursement;

(ii)            waives any right, Claim or cause of action, at law or in equity, arising from or relating to, directly or indirectly, the existence, possession or non-disclosure of any Excluded Information, including without limitation pursuant to Section 10(b) and Section 20A of the Exchange Act, or the rules and regulations promulgated by the SEC under the Exchange Act, and relinquishes all rights and remedies accorded by applicable law to a buyer or seller of securities with respect to the Debentures and Warrants and the Existing Notes, as applicable, to the maximum extent permitted by law, as well as all rights to participate in any Claim, action or remedy others may now or hereafter have with respect to the foregoing;

(iii)           with respect to the purchase of the Debentures and Warrants and the sale of the Existing Notes, releases and discharges the Company and its directors, officers, shareholders, members, investors, employees, attorneys, agents or representatives and all successors and assigns thereto (each a “Released Party”) of and from any and all suits, demands, obligations, liabilities, Claims and causes of action, contingent or otherwise, of every kind and nature, at law and in equity, which the Investor or any Exchanging Investor and/or their respective affiliates, successors or assigns may have against any Released Party, to the extent arising from or in connection with the existence, possession or non- disclosure of any Excluded Information whether asserted, unasserted, absolute, contingent, known or unknown; and

(iv)           represents to each Released Party that: (A) it has not assigned any Claim or possible Claim against the Released Parties, (B) it fully intends to release all Claims against the Released Parties as set forth above, and (C) it has been advised by, and has consulted with, counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences of the waivers and releases set forth in this Section 5(n).

(o)            No Regulatory Agency Recommendation or Approval. Each of the Investor and the Exchanging Investors understands that no federal or state agency has passed upon the merits or risks of an investment in the Debentures and Warrants or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the Transaction or this Agreement.

(p)            Qualified Institutional Buyer Status. Each Exchanging Investor and each Account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Each of the Investor and the Exchanging Investors agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities Laws in connection with the Transaction.

(q)            Securities Laws. The Investor acknowledges and confirms:

(i)             that the Debentures, Warrants, Underlying Shares and Warrant Shares have not been qualified for distribution by prospectus in Canada;

(ii)           the Investor is not resident in Canada or subject to applicable Canadian securities Laws;

(iii)           the Investor is knowledgeable of, or has been independently advised as to, the applicable securities Laws of the Cayman Islands which would apply to this Agreement, if any;

(iv)          the applicable securities Laws of the Cayman Islands do not require the Company to file a prospectus, registration statement or similar document, to register the Debentures, Warrants, Underlying Shares or the Warrant Shares or to make any filings with or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the Cayman Islands;

(v)           the delivery of this Agreement, the acceptance of it by the Company and the issuance of the Debentures, Warrants, Underlying Shares or the Warrant Shares to the Investor complies with or will comply with, as applicable, all applicable laws of the Cayman Islands and will not cause the Company to become subject to or required to comply with any disclosure, prospectus or reporting requirements under the applicable securities Laws of the Cayman Islands;

(r)            Mutual Negotiation. The Investor acknowledges that the terms of the Transaction have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Transaction. The Investor had a sufficient amount of time to consider whether to participate in the Transaction, and neither the Company nor any of its affiliates or agents, has placed any pressure on the Investor to respond to the opportunity to participate in the Transaction. The Investor’s and each Exchanging Investor’s participation in the Transaction was not conditioned by the Company on the Investor or any Exchanging Investor’s exchange of a minimum principal amount of Existing Notes.

(s)           Source of Funds. The funds being advanced by the Investor in connection with the Transaction will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (for the purposes of this paragraph the “PCMLTFA”) and the Investor acknowledges that it understands that the Company may in the future be required by law to disclose the name of the Investor, other information relating to this Agreement, and the subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of the knowledge of the Investor, the Investor agrees that (a) none of the subscription proceeds (i) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or the international jurisdiction in which the Investor is resident, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Investor and, (b) the Investor agrees to promptly notify the Company if it discovers that any of such representations cease to be true, and to provide the Company with appropriate information in connection therewith.

(t)            Collection of Personal Information. The Investor and each Exchanging Investor (i) acknowledges and consents to the Company collecting and delivering to Governmental Entities in the United States or in any of the Reporting Jurisdictions any personal information provided by the Investor which is required to be provided in satisfaction of the Company's obligations pursuant to securities Laws; and (ii) acknowledges that its name and other specified information, including the number and/or principal amount of Debentures and Warrants, as applicable, subscribed for, may be disclosed to (A) Canadian Securities Regulators and may become available to the public in accordance with the requirements of applicable Laws and (B) authorities pursuant to the PCMLTFA. The Investor consents to the disclosure of that information.

(u)            Additional Documentation. The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents that the Company, Computershare may reasonably request to complete the Transaction.

(v)            Bring-Down of Representations and Warranties. The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties, on behalf of itself and each Exchanging Investor, contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor and each Exchanging Investor.

(w)           Wall-Cross Matters. The Investor acknowledges and agrees that it and each Exchanging Investor has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company with respect to the transactions contemplated by this Agreement until after the transactions contemplated by this Agreement have been publicly disclosed by press release. Solely for purposes of this Section 5(w), subject to the Investor’s compliance with its obligations under U.S. federal securities Laws and the Investor’s internal policies, (i) “Investor” will not include any employees or affiliates of the Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Investor’s legal or compliance department, and (ii) the foregoing representations and covenants of this Section 5(w) will not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account’s receipt of information regarding the transactions contemplated hereby provided by, the Investor.

Section 6.           CONDITIONS TO OBLIGATIONS OF THE COMPANY, THE INVESTOR AND THE EXCHANGING INVESTORS.

(a)            Conditions to the Company’s Obligations. The obligation of the Company to deliver the Transaction Consideration is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Investor, for itself and on behalf of the Exchanging Investors, in Section 5 hereof are true and correct as of such Closing in all respects with the same effect as though such representations and warranties had been made as of Closing; (ii) and all covenants of the Investor or any Exchanging Investor in Section 5 to be performed at or before Closing have been performed; and (iii) the conditions precedent set forth in Section 3(b)(iii)(2).

(b)           Conditions to the Investor’s Obligations. The obligations of the Investor, on behalf of the Exchanging Investors, are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent:

(i)             the representations, warranties and covenants of the Company in this Agreement are true and correct as of Closing in all respects with the same effect as though such representations and warranties had been made as of Closing;

(ii)            all covenants of the Company in this Agreement to be performed at or before Closing have been performed;

(iii)           the Investor shall have received a certificate dated as of the Closing Date, signed by the Chief Executive Officer or the Chief Financial Officer of the Company or any other senior officer of the Company as may be acceptable to the Investor, in form and content satisfactory to the Investor, acting reasonably, certifying for and on behalf of the Company and without any personal liability, (A) the articles and by laws of the Company; (B) the resolutions of the Company's board of directors relevant to the issue and sale of Debentures and Warrants to be issued and sold by the Company, the allotment and reservation of the Debentures, Warrants, Underlying Shares and Warrant Shares and the authorization for the Company to enter into this Agreement; and (C) the incumbency and signatures of signing officers of the Company;

(iv)          the Investor shall have received a certificate of status or the equivalent dated within one Business Day of the Closing Date, in respect of the Company;

(v)            the Investor shall have received a certificate dated as of the Closing Date, signed by the Chief Executive Officer or the Chief Financial Officer of the Company or any other senior officer of the Company as may be acceptable to the Investor, in form and content satisfactory to the Investor, acting reasonably, certifying for and on behalf of the Company and without any personal liability, after having made due enquiries, that: (A) no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Debentures or the Warrants or the issue of the Underlying Shares issuable in accordance with the terms of the Debenture Certificates or the issue of the Warrant Shares issuable in accordance with the terms of the Warrant Certificates by any Securities Regulators, the Nasdaq or the TSX and no proceeding for such purpose being pending or, to the knowledge of the Company, threatened by any Securities Regulators, the Nasdaq or the TSX; (B) except as disclosed in the Public Disclosure Documents, since April 1, 2023, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect; (C) the Company has compiled in all material respects with all of the covenants and satisfied in all material respect all of the terms and conditions of this Agreement on its part to be compiled with and is satisfied at or prior to the Closing Time; and (D) the representations and warranties of the Company contained in this this Agreement being true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) at and as of the Closing Time (except for such representations and warranties which refer to or are made as of another specified date, in which case, such representations and warranties will have been true and correct in all material respects as of that date);

(vi)           the Investor shall have received a certificate of the Transfer Agent certifying: (A) that it has been duly appointed as the transfer agent and registrar for the Common Shares; and (B) the number of issued and outstanding Common Shares as at the close of business on the Business Day prior to the Closing Date; and

(vii)          the Company and the investor shall have entered into the Registration Rights Agreement in the form attached hereto as Exhibit D.

(viii)         the Company having paid the reasonable fees and expenses of legal counsel retained by the Investor up to a maximum of $50,000 (excluding disbursements and applicable taxes).

(c)            Acknowledgement. The Company acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Company in this Agreement, including the exhibits hereto, are made with the intention that they may be relied upon by the Investor in deciding to purchase the Debentures and Warrants. The Company further agrees that by issuing and delivering the Debentures and Warrants to the Investor, the Company shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time on the Closing Date with the same force and effect for the benefit of the Investor as if they had been made by the Company at the Closing Time and that they shall survive the purchase by the Investor of the Debentures and Warrants and shall continue in full force and effect for the benefit of the Investor for so long as the Debentures remain outstanding notwithstanding any subsequent disposition by the Investor of any of the Debentures, Warrants, Underlying Shares or Warrant Shares.

(d)           Claims. If either party fails to fulfill the conditions set forth in this Section 6 on or prior to the Closing Date (and such failure to fulfill said conditions is not caused by an action or omission of the other party), the other party may terminate this Agreement, without prejudice to its right to seek indemnification for damages suffered by such party as a result of, or any other remedy such party may have in connection with, and default or non-compliance of the other party’s obligations hereunder prior to such termination

Section 7.           ADDITIONAL     COMPANY     REPRESENTATIONS     AND     WARRANTIES.     In consideration of the Investor entering into this Agreement, the Company hereby represents and warrants to the Investor, as of the date hereof and as of the Closing Date (except for such representations and warranties which refer to or are made as of another specified date, in which case, such representations and warranties will have been true and correct as of that date), and acknowledges and confirms that such Investor is relying upon such representations and warranties in entering into this Agreement:

(a)            Organization; Powers . Each of the Company and each of its Subsidiaries (a) is a partnership, limited partnership, limited liability company, corporation, company or other entity duly organized, validly existing and in good standing (or, if applicable in a jurisdiction outside of the United States of America and Canada, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America and Canada) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under this Agreement, the Debenture Certificates and the Warrant Certificates (collectively, the “Transaction Documents”) to which it is or will be a party and to issue and sell the Debenture and Warrants in accordance with the terms hereof and thereof.

(b)            Governmental Entities . No action, consent or approval of, registration or filing with or any other action by any Governmental Entity is or will be required for the execution, delivery or performance of each Transaction Document to which the Company is a party, except for (a) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect; (b) the filing with the SEC of (A) the Registration Statement and a related prospectus, if required and as may be supplemented or amended from time to time, (B) a Current Report on Form 8-K, (C) the Debenture Certificates and the Warrant Certificates (and/or any amendment or supplement thereto); (c) the filing of any applicable private placement form with the Ontario Securities Commission; (d) filing of a listing of additional shares notice with the Nasdaq and approval of the TSX; and (e) any other filings as may be required by any U.S. state securities agencies.

(c)            Public Disclosure Documents; Financial Statements. Since April 1, 2023, the Company has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to Section 13 of the Exchange Act and required to be filed on SEDAR+ pursuant to applicable securities Laws (all of the Company's filings with the SEC or on SEDAR+ since April 1, 2023, and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Public Disclosure Documents”). Except as disclosed in the Public Disclosure Documents, as of their respective dates, the Public Disclosure Documents complied in all material respects with the requirements of applicable securities Laws applicable to the Public Disclosure Documents, and none of the Public Disclosure Documents, at the time they were filed with the SEC or on SEDAR+, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the Public Disclosure Documents, as of their respective dates, the financial statements of the Company publicly filed on EDGAR and/or SEDAR+ since April 1, 2023, which are included in the Public Disclosure Documents (the “Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations promulgated under applicable securities Law with respect thereto as in effect as of the time of filing. Except as disclosed in the Public Disclosure Documents, such Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries, on a consolidated basis, as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject to adjustments which are not expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole). The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with GAAP and the rules and regulations of securities Laws. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(d)            No Material Adverse Effect. Except as disclosed in the Public Disclosure Documents, since April 1, 2023, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

(e)           Litigation; Compliance with Laws .

(i)             Except as disclosed in the Public Disclosure Documents, there is no Claim before or by any Governmental Entity, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Shares or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which could reasonably be expected to result in a Material Adverse Effect. No current director, officer or, to the Company's knowledge, employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Except as disclosed in the Public Disclosure Documents, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC or Canadian Securities Regulators involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act. The Company is not aware of any such action, suit, arbitration or to the knowledge of the Company any investigation, inquiry or other proceeding. Except as disclosed in the Public Disclosure Documents, neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ii)            Neither the Company nor any of its Subsidiaries is in violation of (nor will the continued operation of their respective property or businesses as currently conducted violate) any Requirement of Law (including any zoning, building, ordinance, code or approval or any building permit) or any restrictions of record or agreements affecting any of the Company's real property or is in default with respect to any Order applicable to it or any of its property where such violation or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(iii)           The Company and each of its Subsidiaries maintains in effect and enforces policies and procedures reasonably designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees, agents and representatives with applicable Anti-Corruption Laws, Sanctions Laws and Anti- Money Laundering Laws.

(f)            Investment Company Act. Neither the Company nor any of its Subsidiaries is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(g)           Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed all foreign, federal, provincial, and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code. Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, with respect to the Company and each of its Subsidiaries, there are no claims being asserted in writing to the Company with respect to any Taxes.

(h)            Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Company or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Company, threatened, which allege a violation of or liability under or related to any Environmental Laws, Environmental Permits or Hazardous Materials, in each case relating to the Company or any of its Subsidiaries or any of their respective predecessors, (ii) the Company and each of its Subsidiaries has all environmental permits, licenses and other approvals necessary for its facilities and operations to comply with all Environmental Laws (“Environmental Permits”) and is in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (iii) no Hazardous Material is located at, on or under any property currently or, to the knowledge of the Company, formerly owned, operated or leased by the Company or any of its Subsidiaries (or any of their respective predecessors) that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (iv) no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries (or any of their respective predecessors) under any Environmental Laws or Environmental Permits, (v) there are no agreements in which the Company or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other Person arising under or relating to Environmental Laws, Environmental Permits or Hazardous Materials, and (vi) there has been no written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to be material to the Company or any of its Subsidiaries) of any property currently or, to the knowledge of the Company, formerly owned or leased by the Company or any of its Subsidiaries that is in the possession or control of the Company.

(i)             No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the Public Disclosure Documents, no event, liability, development or circumstance has occurred with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, operations (including results thereof) or financial condition that (i) would be required to be disclosed by the Company under applicable securities Laws on a Form 8-K filed with the SEC which has not been publicly announced as of the date hereof, or (ii) would have a Material Adverse Effect.

(j)             Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries; (b) the hours worked and payments made to employees of the Company and its Subsidiaries have not been in violation of Laws respecting employment and applicable to the Company; and (c) all payments due from the Company or any of its Subsidiaries or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages, vacation pay, severance, commissions, premiums for unemployment insurance, pension plan premiums, and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Subsidiary to the extent required by GAAP. Except as disclosed in the Public Disclosure Documents, there are no material bonuses, distributions, termination payments, severance payments, or excess salary payments which will be payable to any officer, director, employee or consultant relating to their employment or services rendered to the Company or any of its Subsidiaries after the date hereof.

(k)            Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are currently engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(l)	USA PATRIOT Act; OFAC.

(i)             The Company and each of its Subsidiaries is in compliance in all material respects with the applicable material provisions of the USA PATRIOT Act, The Money Laundering Control Act of 1986, 18 USC sec 1956 and 1957, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Part XII.2 of the Criminal Code (Canada), and the regulations promulgated pursuant to the Special Economic Measures Act (Canada) and the United Nations Act (Canada) (the “Anti-Money Laundering Laws”).

(ii)            None of the Company or any of its Subsidiaries, their respective directors or officers, nor, to the knowledge of the Company, any agent, employee or Person in control of the Company or any of its Subsidiaries is (i) currently the subject of any sanctions administered by the U.S. government (including by the U.S. State Department and the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department), the Government of Canada, the European Union or any relevant member state, the United Nations Security Council or HM Majesty's Treasury of the United Kingdom (“Sanctions”), (ii) included on OFAC's List of Specially Designated Nationals and Blocked Persons, HM Majesty's Treasury's Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by any other relevant sanctions authority, or (iii) located, organized or resident in any country or territory to the extent that such country or territory itself is the subject of comprehensive, territorial Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

(iii)           The Company will not directly or knowingly indirectly use the proceeds from the sale of the Debentures and Warrants or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person that is currently the target of any Sanctions or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any country that is the target of the Sanctions, to the extent such activities, businesses or transaction would be prohibited by applicable sanctions laws and regulations administered by the United States of America, including OFAC and the U.S. State Department, the United Nations Security Council, the Government of Canada, HM Majesty's Treasury, the European Union or relevant Participating Member States of the European Union (collectively, the “Sanctions Laws”), or in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto.

(m)	Foreign Corrupt Practices Act.

(i)             The Company and its Subsidiaries, their respective directors and officers, and to the knowledge of the Company or any of its Subsidiaries, their agents or employees, are in compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or similar law of a jurisdiction in which the Company or any of its Subsidiaries conduct their business and to which they are lawfully subject (the “Anti-Corruption Laws”).

(ii)            Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors, employees, agents or other any other representatives acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”), has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(n)           Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(o)           Reporting Issuer. The Company is a reporting issuer in each of the Reporting Jurisdictions, is not in default under Canadian securities Laws of any of the Reporting Jurisdictions and is not on the list of defaulting issuers maintained by the applicable Canadian Securities Regulators in each of the Reporting Jurisdictions. At Closing, the Company will not be in default under Canadian securities Laws of any of the Reporting Jurisdictions and will not be on the list of defaulting issuers maintained by any Canadian Securities Regulators in such Reporting Jurisdictions.

(p)           Cannabis Activities. The Company and each of its Subsidiaries conducts and has conducted all Cannabis Activities in compliance in all material respects with all Cannabis Laws that are applicable to it, its property or its business. Neither the Company nor any of its Subsidiaries nor any director, officer, employee or any agent or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of the Company or any of its Subsidiaries, possessed, cultivated, produced, processed, imported, exported, distributed, purchased or sold, or has any current intention to possess, cultivate, produce, process, import, export, distribute, purchase or sell, any Cannabis or has otherwise engaged in any direct or indirect dealings or transactions, in each case, involving Cannabis in or to the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia or any other federal, provincial, state, municipal, local or foreign jurisdiction where such activity is unlawful. None of the Company or any of its Subsidiaries holds an investment, other than a Permitted Contingent Investment, in any Person who conducts any Cannabis Activities other than in a jurisdiction where such Cannabis Activities would not violate or result in a breach of any applicable Cannabis Law. The Company and its Subsidiaries have instituted and maintained policies and procedures reasonably designed to ensure that the Company and its Subsidiaries do not (and do not hold any investment, other than Permitted Contingent Investments, in any Person that does) carry on any activities in, or distribute any products to, any jurisdiction where such activities or products are not in material compliance with all applicable federal, state, provincial or municipal laws.

(q)           Compliance with Cannabis Laws. Each of the Company and each of its Subsidiaries and their respective directors, officers and employees: (A) is and at all times has been in compliance in all material respects with all applicable statutes, rules, regulations, ordinances, orders, decrees, guidances, including, without limitation, all Cannabis Laws; (B) has not received any correspondence or notice from any Governmental Entity alleging or asserting material noncompliance with any Cannabis Laws or any licences, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto (collectively, “Cannabis Authorizations”); (C) possesses all Cannabis Authorizations required for the conduct of its business and such Cannabis Authorizations are valid and in full force and effect, and the Company, its Subsidiaries and all directors, officers and employees of each are not in violation of any term of any such Cannabis Authorization; (D) has not received notice of any pending or threatened claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Entity or Third Party alleging that any operation or activity of the Company, its Subsidiaries or any of their directors, officers and/or employees is in violation of any Cannabis Laws or Cannabis Authorizations, and has no knowledge or reason to believe that any such Governmental Entity or Third Party is considering or would have reasonable grounds to consider any such claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action; and (E) has not received notice that any Governmental Entity has taken, is taking, or intends to take action to limit, suspend, modify or revoke any Health Canada Licence or other material Cannabis Authorizations and has no knowledge or reason to believe that any such Governmental Entity is considering taking or would have reasonable grounds to take such action. The execution, delivery and performance of the Transaction Documents and the transactions contemplated herein, will not have any material adverse impact on the Health Canada Licences or require the Company or any Subsidiaries to obtain any new licence or consent or approval under the Cannabis Laws.

(r)            All Necessary Permits. The Company and each of its Subsidiaries possesses all Permits and has made all declarations and filings with, all Governmental Entities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as currently conducted and all such Permits are in good standing, in each case except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Permits except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Permit except where such revocation or modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)            Absence of Certain Changes. Except as set forth in the Public Disclosure Documents since April 1, 2023, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof) or financial condition of the Company or any of its Subsidiaries. Neither the Company nor, except as set forth in the Public Disclosure Documents, any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the sale of the Debentures and Warrants, will not be Insolvent, except as set forth in the Public Disclosure Documents. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not imminently engaging in any business or in any transaction, for which the Company's or such Subsidiary's remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

(t)            Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its constating documents, any certificate of designation, or bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, articles of incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, except as could not, individually or in the aggregate, have a Material Adverse Effect, the Company is not in violation of any of the rules, regulations or requirements of the Nasdaq or the TSX. The Common Shares are listed and posted for trading on the TSX and the Nasdaq and no order ceasing or suspending trading in any securities of the Company or prohibiting the sale or issuance of the Common Shares or the trading of any of the Company's issued securities has been issued and, to the knowledge of the Company, no (formal or informal) proceedings for such purpose have been threatened or are pending. The Company is in material compliance with the policies and notices of the TSX and the Nasdaq. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(u)           Sarbanes-Oxley Act. The Company and each of its Subsidiaries is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective and applicable to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective and applicable to the Company as of the date hereof.

(v)           Transactions with Affiliates. Except as set forth in the Public Disclosure Documents, none of the current officers or directors of the Company and, to the knowledge of the Company, none of the Company's shareholders, the officers or directors of any shareholder of the Company, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction, in each case, that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(w)          Indebtedness and Other Contracts. Except as disclosed in the Public Disclosure Documents, neither the Company nor any of its Subsidiaries, (i) has any material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the Public Disclosure Documents which are not so disclosed in the Public Disclosure Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

(x)	Capitalization and Voting Rights.

(i)            The authorized share capital of the Company consists of an unlimited number of Common Shares and an unlimited number of Exchangeable Shares. As of April 30, 2024, the outstanding share capital of the Company consists of 73,965,576 Common Shares and 26,261,474 Exchangeable Shares.

(ii)           All of the Company's issued and outstanding Common Shares and Exchangeable Shares are duly authorized and have been validly issued as fully paid and non-assessable shares and were issued in compliance in all material respects with all securities Laws.

(iii)          Other than as disclosed in the Public Disclosure Documents, as at the date hereof, there are no contracts, commitments or agreements relating to voting or giving of written consents with respect to the Common Shares (i) between or among the Company and any of its shareholders; or (ii) to the knowledge of the Company, between or among any of the shareholders of the Company.

(iv)          No holder of Common Shares is entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Company as a result of the execution of the Transaction Documents or consummation of transactions contemplated thereby.

(v)          Other than for BioSteel Sports Nutrition Inc., neither the Company nor any Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

(vi)         Except as disclosed in the Public Disclosure Documents, as at the date hereof, there are no pre-emptive rights or similar rights to subscribe for any securities of the Company's Subsidiaries.

(y)          Organizational Documents. The Public Disclosure Documents include true, correct and complete copies of the Company's articles of amendment, as in effect on the date hereof, and the Company's bylaws, as in effect on the date hereof.

(z)           Internal Accounting and Disclosure Controls. Except as set forth in the Public Disclosure Documents, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act and in National Instrument 52-109 – Certification of Disclosure in Issuers' Annual and Interim Filings) that comply with the requirements of the Exchange Act and Canadian securities Laws and have been designed by, or under the supervision of, the Company's principal executive and principal financial officer, or Persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the Public Disclosure Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the applicable securities Laws) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the applicable securities Law is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the applicable securities Law, as applicable, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the applicable securities Laws is accumulated and communicated to the Company's management, including its principal/chief executive officer or officers and its principal/chief financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the Public Disclosure Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or Governmental Entity relating to any potential material weakness or significant deficiency in any part of the internal control over financial reporting of the Company or any of its Subsidiaries.

(aa) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its filings, if any, pursuant to securities Laws and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(bb) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Debentures or Warrants, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Debentures or Warrants, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(cc) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Debentures and Warrants to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with in all material respects.

(dd) Omnibus Plans. Each Equity Award granted by the Company under the Omnibus Plans, as applicable, was granted (i) in accordance with the terms of the applicable Omnibus Plan and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such Equity Award would be considered granted under GAAP and applicable Law. No Equity Award granted under the Omnibus Plans, as applicable, has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, Equity Awards prior to, or otherwise knowingly coordinate the grant of Equity Awards with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ee) No Additional Agreements. The Company does not have any agreement or understanding with the Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ff) Data Privacy. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable provincial, state and federal data privacy and security laws and regulations, including without limitation HIPAA and The Personal Information Protection and Electronic Documents Act, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with and currently are in compliance with, the GDPR (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. “Personal Data” means (i) a natural person's name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver's license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as "personally identifying information" under the Federal Trade Commission Act, as amended; (iii) "personal data" as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as "protected health information" under the Health Insurance Portability and Accountability Act and the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person's health or sexual orientation. To ensure material compliance with the Privacy Laws, the Company and its Subsidiaries have in place, materially comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable Laws, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable Laws in any material respect. The Company further represents that, except where such event would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(gg) Registration Rights. Except as disclosed in the Public Disclosure Documents, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the issuance of the Debentures or Warrants hereunder that could expose the Company to material liability or the Investor to any liability or that could impair the Company's ability to consummate the issuance and sale of the Debentures and Warrants in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

Section 8. tax matters.

(a)           U.S. Persons. The Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, the Company must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9, which is provided herein on Exhibit E attached to this Agreement. The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes, the Company must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Exchanging Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. Without limiting the generality of the foregoing, each Exchanging Investor hereby represents that it is able to receive any Transaction Consideration hereunder (including any amounts attributable to accrued and unpaid interest) without any U.S. withholding tax and is entitled to provide U.S. tax forms and required attachments indicating the same (including, where relevant, any certifications indicating that the Exchanging Investor fulfills the requirements of “portfolio interest exemption” as indicated in Exhibit E) and agrees to hold the Company and its agents harmless for the breach of such representation.

(b)           Excluded Obligation. For purposes of the Income Tax Act (Canada) (the “Tax Act”), and for greater certainty, the Existing Notes are an “excluded obligation” as defined in subsection 214(8) of the Tax Act.

(c)           Withholding Tax. The Company and each Exchanging Investor acknowledge that all payments or deliveries in connection with the Transaction made by or on behalf of the Company under or with respect to the Transaction Consideration are required to be made free and clear of and without withholding or deduction for or on account of any Taxes imposed or levied by or on behalf of the government of Canada, any province or territory of Canada or any political subdivision or any authority or agency therein or thereof having power to tax, unless such person is required to withhold or deduct Taxes by applicable law or by the interpretation or administration thereof. If any Taxes are required by applicable law to be deducted and withheld in connection with the Transaction Consideration hereunder, the Company shall within the time period for payment required by applicable law, pay to the appropriate governmental body the full amount of such Taxes, and make such reports and filings in connection therewith in the manner required. Where the Company deducts or withholds any amount of Taxes required to be deducted and withheld as contemplated herein, the Company shall be considered for all purposes hereof to have satisfied its obligation to make such amount of the payment and the amount so deducted or withheld shall be deemed to have been paid (or issued) to such Exchanging Investor hereunder, provided that the Company complies with its obligations to pay such amount to the applicable government authority within the time required.

Section 9. right of first refusal. From and after the Closing Date and for a period of four months thereafter (the “ROFR Term”), the Company hereby grants the Investor a right of first refusal to subscribe for, and to be issued, as the sole investor in any proposed non-brokered private placement that the Company wishes to complete during the ROFR Term (the “Proposed Private Placement”); provided, however, that the Investor shall subscribe for 100% of the Proposed Private Placement on the same terms and conditions contemplated in the Proposed Private Placement. The Investor shall exercise such right within two Business Days of the Investor’s receipt of notice from the Company of any Proposed Private Placement during the ROFR Term and the closing shall occur within five Business Days following the Investor’s receipt of notice from the Company of any Proposed Private Placement. For greater certainty, the rights set forth in this Section 9 do not apply to any at-the-market distribution.

Section 10. miscellaneous.

(a)           Waiver; Amendment. Neither this Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

(b)           Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or the Investor or any Exchanging Investor, on the other hand, without the prior written consent of the other party.

(c)           Further Instruments and Acts. Each of the parties to this Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Agreement.

(d)           Expenses. Each party shall be responsible for their own fees and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated herein, provided that the Company shall pay the Investor’s reasonable and documented out-of-pocket legal fees and expenses up to a maximum of C$50,000 (exclusive of taxes and disbursements).

(e)           Governing Law. This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

(f)            Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

(g)           Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.

(h)           Notices. All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company, Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8, Canada, Attention: Chief Legal Officer; and (ii) if to the Investor, the address provided on the signature page below.

(i)            Binding Effect. The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and the Exchanging Investors and their respective heirs, legal representatives, successors and permitted assigns.

(j)            Notification of Changes. The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to either Closing that would cause any representation, warranty, or covenant of the Investor, made on behalf of itself and each Exchanging Investor, contained in this Agreement to be false or incorrect.

(k)           Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(l)            Entire Agreement. This Agreement, including all exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

Investor:

MMCAP International Inc. SPC
Legal Name

By:	/s/ Matthew Macisaac
	Name:	Matthew Macisaac
	Title:	Secretary, MM Asset Management Inc. Investment Advisor to MMCAP International Inc. SPC

Investor Address:	Taxpayer Identification Number:

Mourant Governance Service(Cayman)	98-0524470

94 Solaris Ave Camana Bay Box 1348	Telephone Number:

Grand Cayman, Cayman Islands KYl-1108	416-408-0997

Country (and, if applicable, State) of Residence:

Cayman Islands

Aggregate Principal Amount of Existing Convertible Notes to be Exchanged by All Exchanging Investors:

C$ 22,267,470

Aggregate Principal Amount of Existing Accretion Notes to be Exchanged by All Exchanging Investors:

C$ 5,295,905

[Signature Page to Exchange and Subscription Agreement]

canopy growth corporation

By:	/s/ Judy Hong
	Name:	Judy Hong
	Title:	Chief Financial Officer

[Signature Page to Exchange and Subscription Agreement]

EXHIBIT A

E xchanging Investor Information

(Complete the Following Form for Each Exchanging Investor)

Legal Name of Exchanging Holder:	MMCAP International Inc. SPC

Aggregate principal amount of Existing Convertible Notes to be exchanged:	C$22,267,470

Exchanging Holder’s Address:	Mourant Governance Service (Cayman)

94 Solaris Ave Camana Bay Box 1348

Grand Cayman, Cayman Islands KY1-1108

Telephone:	416-408-0997

Country (and, if applicable, State) of Residence:	Cayman Islands

Taxpayer Identification Number:	98-0524470

Legal Name of Exchanging Holder:	MMCAP International Inc. SPC

Aggregate principal amount of Existing Accretion Notes to be exchanged:	C$5,295,905

Exchanging Holder’s Address:	Mourant Governance Service(Cayman)

94 Solaris Ave Camana Bay Box 1348

Grand Cayman, Cayman Islands KY1-1108

Telephone:	416-408-0997

Country (and, if applicable, State) of Residence:	Cayman Islands

Taxpayer Identification Number:	98-0524470

R egistration of Debentures and Warrants

Legal Name:	GUNDYCO ITF MMCAP International Inc. SPC Account: 515-0001427

Address:	199 Bay St. CCW B2 Level Toronto ON M5J 1G9

A-1

EXHIBIT B

Debenture Certificate

See attached.

B-1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

CANOPY GROWTH CORPORATION

SENIOR UNSECURED CONVERTIBLE DEBENTURE DUE MAY      , 2029

DEBENTURE

CERTIFICATE NUMBER: CD-____	PRINCIPAL AMOUNT: $96,358,375

CANOPY GROWTH CORPORATION, a company incorporated under the Canada Business Corporations Act and having its registered office at 1 Hershey Drive, Smiths Falls, ON, K7A 0A8, Canada (the “Borrower”), for value received, hereby acknowledges itself indebted and promises to pay to or to the order of Gundyco ITF MMCAP International Inc. SPC A/C 515-0001427, as nominee for MMCAP International Inc. SPC (hereinafter referred to as the “Lender” or the “Debentureholder”), the principal amount of $96,358,375 Canadian Dollars (the “Principal Amount”) in lawful money of Canada in the manner hereinafter provided at the foregoing address of the nominee, or at such other place or places as the Lender may designate by notice in writing to the Borrower, on May , 2029 (the “Maturity Date”), or such earlier date as the Principal Amount may become due and payable, and to pay interest to the Lender on the Principal Amount outstanding from time to time owing hereunder to the date of payment as hereinafter provided, both before and after maturity or demand, default and judgment.

Commencing on the Registration Effective Date (as defined herein), the Debentureholder has the right, from time to time and at any time prior to 5:00 p.m. (Eastern time) on the earlier of: (i) the third Business Day (as defined herein) immediately preceding the Maturity Date; (ii) the Business Day immediately preceding the Mandatory Conversion Date (as defined herein); and (iii) the Business Day prior to any repurchase of the Debenture in accordance with the terms hereof, to convert all or any portion of the outstanding Principal Amount into Shares (as defined herein), at a price equal to the Conversion Price (as defined herein), subject to adjustment in certain events.

Subject to the terms and conditions of this Debenture, unless the Lender exercises the Conversion Right (as defined herein), the Borrower exercises the Mandatory Conversion Right (as defined herein) attached to this Debenture or there is any repurchase of the Debenture in accordance with the terms hereof, the Principal Amount owing, or the portion of the Principal Amount which has yet to be converted, together with any accrued and unpaid interest owing thereon and all other amounts now or hereafter payable hereunder (collectively, the “Obligations”) shall be due and payable on the Maturity Date in accordance with the terms hereof. This Debenture is issued subject to the terms and conditions appended hereto as Schedule A.

(signature page follows)

IN WITNESS WHEREOF, the Borrower has caused this Debenture to be executed by a duly authorized officer and takes effect and is delivered on the date stated below.

DATED for reference this      day of May, 2024

CANOPY GROWTH CORPORATION

By:
Name: Judy Hong
Title: Chief Financial Officer Properly authorized representative

(See terms and conditions attached hereto)

Schedule A – Terms and Conditions for Senior Unsecured Convertible Debenture

ARTICLE 1 – INTERPRETATION

Section 1.1 Definitions

In this Debenture, the following terms shall have the following meanings:

(1)	“Additional Amounts” has the meaning attributed thereto in Section 9.1(b);

(2)           “Applicable Laws” means all applicable laws, rules, regulations, policies, statutes, ordinances, codes, orders, consents, decrees, judgments, decisions, rulings, awards of any governmental authority and the terms and conditions of any Authorizations, including any judicial or administrative interpretation thereof;

(3)           “Attribution Parties” means, collectively the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Closing Date, directly or indirectly managed or advised by the Debentureholder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the Debentureholder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Debentureholder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Borrower’s Shares would or could be aggregated with the Debentureholder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of this definition is to subject collectively the Debentureholder and all other Attribution Parties to the Maximum Percentage;

(4)           “Authorization” means any regulatory approval, licence, permit, approval, consent, certificate, registration, filing or other authorization of or issued by any governmental authority, including any material licenses required in respect of the operation of the Borrower and Subsidiaries’ business;

(5)	“Borrower” means Canopy Growth Corporation;

(6)           “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Canada are authorized by law to close;

(7)	“Capital Reorganization” has the meaning attributed thereto in Section 4.3(5);

(8)	“Change of Control” means:

(a)	any transaction (whether by purchase, merger or otherwise) whereby a Person or Persons acting jointly or in concert (within the meaning of Applicable Laws) directly or indirectly acquires the right to cast, at a general meeting of shareholders of the Borrower, more than 50% of the votes attached to the Shares that may be ordinarily cast at a general meeting;

(b)	the Borrower’s arrangement, amalgamation, consolidation or merger with or into any other Person, or any merger of another Person into the Borrower, unless the holders of voting securities of the Borrower immediately prior to such arrangement, amalgamation, consolidation or merger hold securities representing 50% or more of the voting control or direction in the Borrower or the successor entity upon completion of the arrangement, amalgamation, consolidation or merger; or

(c)	any conveyance, transfer, sale lease or other disposition of all or substantially all of the Borrower’s and the Borrower’s subsidiaries’ assets and properties, taken as a whole, to another arm’s length Person.

(9)	“Change of Control Notice” has the meaning attributed thereto in Section 3.4;

(10)	“Closing Date” has the meaning set forth in the Subscription Agreement;

(11)	“Conversion Price” means $14.38 per Share, subject to adjustment in accordance with the adjustment provisions of Article 4;

(12)	“Conversion Right” has the meaning attributed thereto in Section 4.1;

(13)	“Current Market Price” has the meaning attributed thereto in Section 4.3(2);

(14)	“Debentureholder” means MMCAP International Inc. SPC;

(15)          “Debentures” means the senior unsecured convertible Debenture issued by the Borrower with a $96,358,375 principal amount maturing on the Maturity Date;

(16)	“dividends paid in the ordinary course” has the meaning attributed thereto in Section 4.3(3);

(17)	“Event of Default” has the meaning attributed thereto in Section 7.1;

(18)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(19)	“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(20)	“Indebtedness” has the meaning attributed thereto in Section 7.1;

(21)	“Interest Payment Date” means June 30 and December 31 of each year;

(22)	“Issue Date” has the meaning attributed thereto in Section 4.2(1);

(23)	“Lender” means MMCAP International Inc. SPC;

(24)	“Mandatory Conversion Date” has the meaning given to such term in Section 3.6;

(25)	“Mandatory Conversion Notice” has the meaning given to such term in Section 3.6;

(26)          “Mandatory Conversion Right” means the right attached to this Debenture which permits the Borrower to convert the Principal Amount into Shares in accordance with Section 3.6;

(27)          “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or financial conditions of the Borrower and its Subsidiaries, taken as a whole, (ii) the authority or ability of the Borrower to perform any of its obligations hereunder, or (iii) the transactions contemplated hereby or any other agreements or instruments to be entered into in connection herewith or therewith;

(28)	“Maturity Date” means May , 2029;

(29)	“Maximum Percentage” has the meaning attributed thereto in Section 4.3;

(30)          “Merger” means any transaction (whether by way of consolidation, amalgamation, merger, transfer, sale or lease) whereby all or substantially all of the Borrower’s assets would become the property of any other Person, or, in the case of any such consolidation, amalgamation or merger, of the continuing corporation or other entity resulting therefrom;

(31)	“Minimum Share Payment Price” means USD$10.45;

(32)	“Per Share Cost” has the meaning attributed thereto in Section 4.3(2);

(33)          “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof;

(34)	“Proposed Financing” has the meaning attributed thereto in Section 9.13;

(35)          “Registration Effective Date” means date that the Registration Statement and any amendment is declared effective by the SEC registering the resale of the Shares issuable under the terms of the Debenture;

(36)          “Registration Statement” means a registration statement on Form S-3 to facilitate or register the resale of the Shares underlying this Debenture;

(37)	“Reported Outstanding Share Number” has the meaning ascribed thereto in Section 4.3;

(38)	“Rights Offering” has the meaning attributed thereto in Section 4.3(2);

(39)	“Rights Period” has the meaning attributed thereto in Section 4.3(2);

(40)	“ROFR Term” has the meaning attributed thereto in Section 9.13;

(41)	“SEC” means the United States Securities and Exchange Commission;

(42)          “Shares” means the common shares in the capital of the Borrower or the voting shares of the continuing corporation or other resulting issuer formed as a result of a Merger;

(43)          “Share Payment Price” means the VWAP for the trading day that is two (2) Business Days immediately prior to the applicable Interest Payment Date;

(44)	“Special Distribution” has the meaning attributed thereto in Section 4.3(3);

(45)          “Subscription Agreement” means the exchange and subscription agreement entered into between the Lender and Borrower dated May 2, 2024 in respect of the purchase and sale, among other things, of the Debentures;

(46)	“Subsidiary” has the meaning set forth in the Subscription Agreement;

(47)          “Taxes” means any present or future income and other taxes, levies, rates, royalties, deductions, withholdings, assessments, fees, dues, duties, imposts and other charges of any nature whatsoever, together with any interest and penalties, additions to tax and other additional amounts, levied, assessed or imposed by any governmental authority;

(48)          “trading day” means a day on which the TSX is open for trading (or if the Borrower’s Shares are not then listed on the TSX, such other recognized stock exchange or quotation system on which the Shares may trade or be quoted);

(49)	“TSX” means the Toronto Stock Exchange;

(50)	“USD$” means the lawful money of the United States of America;

(51)          “VWAP” means the per share volume weighted average trading price of the Shares for the applicable period (which must be calculated utilizing days in which the Shares actually trade) on the TSX (or if the Shares are no longer traded on the TSX, on such other exchange as the Shares are then traded); and

(52)	“$” means the lawful money of Canada.

Section 1.2 Headings

The inclusion of headings in this Debenture is for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 1.3 Currency

Unless otherwise indicated, all amounts in this Debenture are stated and shall be paid in currency of Canada.

Section 1.4 Number, Gender and Persons

Unless the context otherwise requires, words importing the singular in number only shall include the plural and vice versa, words importing the use of gender shall include the masculine, feminine and neuter genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

Section 1.5 Severability

If any provision of this Debenture is determined by a Court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each such provision shall be interpreted in such a manner as to render them valid, legal and enforceable to the greatest extent permitted by Applicable Laws. Each provision of this Debenture is declared to be separate, severable and distinct.

Section 1.6 Entire Agreement

This Debenture, including any schedules attached hereto, and the Subscription Agreement constitute the entire agreement between the Borrower and the Lender relating to the subject matter hereof, and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements, understandings, conditions or collateral agreements, whether oral or written, express or implied, with respect to the subject matter hereof.

ARTICLE 2 – PAYMENT OF PRINCIPAL, INTEREST AND OTHER CONSIDERATIONS

Section 2.1 Repayment of Principal

Subject to the terms and conditions hereof, the Principal Amount outstanding on this Debenture, together with any accrued and unpaid interest owing thereon, shall be repaid by the Borrower to the Lender on the Maturity Date in cash.

Section 2.2 Interest Payable

The Principal Amount shall bear interest from the Closing Date at the rate of 7.50% per annum (calculated on the basis of a 360 day year based on the actual number of days elapsed including the first day, but excluding the day on which such calculation or payment is being made), payable in equal, semi-annual payments in arrears on June 30 and December 31 in each year, the first such payment to fall due on June 30, 2024 and the last such payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date or the earlier date of conversion of this Debenture) to fall due on the Maturity Date or such earlier date of conversion, payable after as well as before maturity and after as well as before default, with interest on amounts in default or after maturity at the same rate, compounded semi-annually.

Notwithstanding the foregoing, after the Registration Effective Date, the Borrower may, at its option and upon notice to the Lender not less than five (5) Business Days prior to the applicable Interest Payment Date, elect to pay accrued and unpaid interest on the Principal Amount on any one or more of the first four Interest Payment Dates occurring after the Closing Date (being, for greater certainty, June 30, 2024, December 31, 2024, June 30, 2025 and December 31, 2025) by issuing and delivering to the Lender on the applicable Interest Payment Date that number of Shares obtained by dividing the accrued and unpaid interest amount to be paid as of the applicable Interest Payment Date by the applicable Share Payment Price (each such interest payment being a “Share Interest Payment”). Each Share Interest Payment shall be subject to (i) the approval of the TSX and (ii) the applicable Share Payment Price being greater than the Canadian Dollar equivalent of the Minimum Share Payment Price. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day. If any fractional interest in a Share would, except for the provisions of this Section 2.2, be deliverable in respect of any Share Interest Payment, the Borrower shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the Lender in an amount equal to the fractional interest which would have been issuable multiplied by the applicable Share Payment Price, provided, however, the Borrower shall not be required to make any payment of less than $1.00.

Section 2.3 Additional Interest Payable in Event of Default

If any Event of Default shall occur and be continuing for any reason, except for such Event of Default that can be cured by the Borrower within ten (10) Business Days from the date notice is provided to the Lender in accordance with Section 6.1(9) or as otherwise permitted by the Lender, additional interest on the Principal Amount outstanding under this Debenture and with respect to overdue principal and interest, shall be payable at the rate of two percent (2%) per annum, calculated and payable as aforesaid in Section 2.2 (or in advance at the option of the Borrower), from the date of the occurrence of an Event of Default, and shall be paid on the applicable Interest Payment Dates during the period that an Event of Default is continuing. Notwithstanding the foregoing, this Section 2.3 shall not apply to any Event of Default that has been cured or waived by the Lender.

Section 2.4 Rank

The Debenture will constitute direct unsecured obligations of the Borrower. Except as prescribed by law, this Debenture and all amounts owing hereunder rank pari passu with all other existing and future senior unsecured indebtedness of the Borrower and will be subordinate to all existing and future secured indebtedness of the Borrower.

ARTICLE 3 – REDEMPTION OR PURCHASE OF DEBENTURE

Section 3.1 Redemption by the Borrower

The Borrower shall not be permitted to redeem or repay this Debenture at any time prior to the Maturity Date without the prior written consent of the Debentureholder, in its sole and absolute discretion.

Section 3.2 Reserved.

Section 3.3 Redemption, Exchange or Conversion if Change of Control

The Borrower shall notify the Debentureholder of a Change of Control or Merger in accordance with Section 3.4, and the Debentureholder shall, in its sole discretion, have the right to require the Borrower to, either: (i) if following the Change of Control the Borrower or any new or successor issuer ceases to be a reporting issuer or its equivalent in any foreign jurisdiction, purchase the Debentures at a price equal to the outstanding Principal Amount together with accrued and unpaid interest payable in cash; or (ii) (A) if the Change of Control results in a new or successor issuer, or (B) if the company is acquired by a reporting issuer or its equivalent in any foreign jurisdiction, convert the Debenture into a replacement debenture of the new or successor issuer or the acquiring reporting issuer, as applicable, in the aggregate Principal Amount of the Debentures on substantially the same terms of this Debenture and the Conversion Price shall be adjusted to reflect the Change of Control; or (iii) convert the Debentures at the Conversion Price.

Section 3.4 Notice of Change of Control

Upon the occurrence of any event constituting a Change of Control or Merger, the Borrower shall give written notice to the Lender of such Change of Control or Merger as soon as reasonably possible prior to the effective date of any such Change of Control or Merger and in any event, not later than thirty (30) days after the consummation of a Change of Control or Merger (the “Change of Control Notice”).

Section 3.5 Purchases for Cancellation

The Borrower will have the right at any time and from time to time to purchase the Debenture in the market, by tender, or by private contract.

Section 3.6 Mandatory Conversion Right

(1)                     If, prior to the Maturity Date but only after the Registration Effective Date, the average closing price for the Shares for any consecutive ten trading day period is equal to or greater than 150% of the Conversion Price, as adjusted in accordance with this Debenture, the Borrower may force conversion, in whole or in part (at the sole and absolute discretion of the Borrower), of the Principal Amount outstanding (less any Taxes required by law to be deducted or withheld) under this Debenture at the Conversion Price, upon giving the Debentureholder thirty (30) days prior written notice (the “Mandatory Conversion Notice”). The Debentureholder may convert this Debenture in whole or in part into Shares at any time prior to 5:00 p.m. (Eastern Time) on the Business Day prior to the Mandatory Conversion Date.

(2)                     In the event that the Borrower exercises its right to mandatory conversion of all or a portion of the Principal Amount outstanding under this Debenture pursuant to Section 3.6(1), the effective date for the mandatory conversion (the “Mandatory Conversion Date”) shall be: (i) the date stipulated in the Mandatory Conversion Notice; or (ii) if no date is so stipulated in the Mandatory Conversion Notice, the date that is thirty (30) days following the date of such Mandatory Conversion Notice, and upon such Mandatory Conversion Date: (i) the Principal Amount stipulated to be converted in the Mandatory Conversion Notice (less any Taxes required by law to be deducted or withheld) shall be deemed to be converted into Shares at the then applicable Conversion Price; and (ii) the Debentureholder shall be entered in the books of the Borrower as at the Mandatory Conversion Date as the holder of such number of Shares. On the Mandatory Conversion Date, the Borrower shall pay the Debentureholder all applicable accrued and unpaid interest (less any tax required by law to be deducted or withheld) in cash.

ARTICLE 4 – CONVERSION

Section 4.1 Conversion Right.

(1)            Upon and subject to the terms and conditions hereinafter set forth, the Lender shall have the right (the “Conversion Right”), but not the obligation, at any time, and from time to time, up to and including earlier of: (a) the third Business Day immediately preceding the Maturity Date; (b) the Business Day immediately preceding the Mandatory Conversion Date; and (c) the Business Day prior to any repurchase of the Debenture in accordance with the terms hereof, to notify the Borrower that it wishes to (i) convert, for no additional consideration, all or any part of the Principal Amount of this Debenture (the “Converted Debenture Amount”) into that number of fully paid and non-assessable Shares that is equal to the Converted Debenture Amount divided by the Conversion Price in effect on the Issue Date (as hereinafter defined), provided that the Lender must convert the Principal Amount of this Debenture in a minimum amount of $50,000, unless the principal amount remaining is less than $50,000 in which case, the entire remaining amount shall be converted, and (ii) receive, in cash only, accrued and unpaid interest on the Principal Amount being converted. For greater certainty, if the Lender is electing to convert all or a portion of the Principal Amount, then the applicable amount of accrued and unpaid interest on the Principal Amount being converted must be paid by the Borrower up to, but excluding, the applicable date of conversion (the “Conversion Date”) in accordance with Article 2.

(2)            The Conversion Right shall extend only to the maximum number of whole Shares into which the Principal Amount of this Debenture or any part thereof may be converted in accordance with this Section 4.1. Fractional interests in Shares shall be adjusted in the manner provided in Section 4.5.

Section 4.2 Conversion Procedure

(1)            The Conversion Right may be exercised by the Lender by completing and signing the notice of conversion (the “Conversion Notice”) attached hereto as Schedule B and delivering the Conversion Notice and this Debenture to the Borrower. The Conversion Notice shall provide that the Conversion Right is being exercised, shall specify the Principal Amount being converted and shall set out the date (the “Issue Date”) on which Shares are to be issued upon the exercise of the Conversion Right (such date to be immediately after the Conversion Notice is issued and in any event within three (3) Business Days after the day the Conversion Notice is issued). The conversion shall be deemed to have been effected immediately prior to the close of business on the Issue Date and the Shares issuable upon conversion shall be deemed to be issued as fully paid and non-assessable at such time. On the Issue Date, the required number of Shares shall be issued and accrued and unpaid interest shall be paid to the Lender. If less than all of the Principal Amount of this Debenture is the subject of the Conversion Right, then on the Issue Date, the Borrower, if requested by the Lender, shall deliver to the Lender a replacement Debenture in the form hereof in the principal amount of the unconverted principal balance hereof, and this Debenture shall be cancelled. If the Conversion Right is being exercised in respect of the entire Principal Amount of this Debenture, this Debenture shall be cancelled and the Borrower will be released from all of its obligations and liabilities under this Debenture. With the Conversion Notice, the Lender shall provide the Borrower with its written calculation of the amount of accrued and unpaid interest on the Converted Debenture Amount pursuant to the Conversion Notice up to the date of that Conversion Notice and a per diem amount thereon.

Section 4.3 Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(1)	If and whenever at any time prior to the Maturity Date, the Borrower shall:

(a)	subdivide or re-divide the outstanding Shares into a greater number of Shares;

(b)	reduce, combine or consolidate the outstanding Shares into a smaller number of Shares;

(c)	issue Shares (or securities convertible into or exchangeable for Shares) to the holders of all or substantially all of the outstanding Shares by way of stock dividend; or

(d)	make a distribution on its outstanding Shares payable in Shares or securities exchangeable for or convertible into Shares,

the Conversion Price in effect on the effective date of such subdivision, re-division, reduction, combination or consolidation or on the record date for such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution, as the case may be, shall, in the case of the events referred to in Sections 4.3(1)(a), (c) and (d) above, be decreased in proportion to the increase in the number of outstanding Shares resulting from such subdivision, re-division or dividend (including, in the case where securities convertible into or exchangeable for Shares are issued, the number of Shares that would have been outstanding had such securities been converted into or exchanged for Shares on such effective or record date) or shall, in the case of the events referred to in Section 4.3(1)(b) above, be increased in proportion to the decrease in the number of outstanding Shares resulting from such reduction, combination or consolidation on such effective or record date. Such adjustment shall be made successively whenever any event referred to in this Section 4.3(1) shall occur. Any such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution shall be deemed to have been made on the record date for the stock dividend or other distribution for the purpose of calculating the number of outstanding Shares under Sections 4.3(2) and (3); to the extent that any such securities are not converted into or exchanged for Shares prior to the expiration of the conversion or exchange right, the Conversion Price shall be readjusted effective as at the date of such expiration to the Conversion Price which would then be in effect based upon the number of Shares actually issued on the exercise of such conversion or exchange right.

(2)            If and whenever at any time prior to the Maturity Date, the Borrower shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Shares entitling them, for a period expiring not more than forty-five (45) days after such date of issue (such period from the record date to the date of expiry being referred to in this Section 4.3(2) as the “Rights Period”), to subscribe for or purchase Shares (or securities convertible into or exchangeable for Shares) (such subscription price per Share (inclusive of any cost of acquisition of securities exchangeable for or convertible into Shares in addition to any direct cost of Shares) being referred to in this Section 4.3(2) as the “Per Share Cost”), the Borrower shall give written notice to the Lender with respect thereto (any of such events herein referred to as a “Rights Offering”), and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Debenture into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the record date for the issuance of such rights, options or warrants. If the Lender elects not to convert any of the Principal Amount of this Debenture, there shall continue to be an adjustment to the Conversion Price as a result of the issuance of such rights, options or warrants, in the manner hereinafter provided. The Conversion Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(a)	the numerator of which is the aggregate of:

(i)	the number of Shares outstanding as of the record date for the Rights Offering; and

(ii)	the number determined by dividing the product of the Per Share Cost and:

(A)	where the event giving rise to the application of this Section 4.3(2) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase additional Shares, the number of Shares so subscribed for or purchased during the Rights Period, or

(B)	where the event giving rise to the application of this Section 4.3(2) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Shares, the number of Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the Current Market Price (as hereinafter defined) of the Shares as of the record date for the Rights Offering; and

(b)	the denominator of which is

(i)	in the case described in subparagraph 4.3(2)(a)(ii)(A), the number of Shares outstanding, or

(ii)	in the case described in subparagraph 4.3(2)(a)(ii)(B), the number of Shares that would be outstanding if all the Shares described in subparagraph 4.3(2)(a)(ii)(B) had been issued,

as at the end of the Rights Period.

“Current Market Price” of the Shares at any date, means the VWAP at which the Shares have traded on the TSX or, if the Shares are not listed on any stock exchange, then on the over-the-counter market, for any twenty (20) consecutive trading days selected by the Borrower commencing not later than forty-five (45) trading days and ending no later than five (5) trading days before such date; provided, however, if such Shares are not traded during such forty-five (45) day period for at least twenty (20) consecutive trading days, the simple average of the following prices established for each of twenty (20) consecutive trading days selected by the Borrower commencing not later than forty-five (45) trading days before such date:

(a)	the average of the bid and ask prices for each day on which there was no trading, and

(b)	the closing price of the Shares for each day that there was trading,

or in the event that at any date the Shares are not listed on the TSX or on the over-the-counter market, the current market price shall be as determined by the directors of the Borrower or such firm of independent chartered accountants as may be selected by the directors of the Borrower, acting reasonably, and in good faith in their sole discretion.

Any Shares owned by or held for the account of the Borrower or its Subsidiaries or affiliate (as defined in the Securities Act (Ontario)) of the Borrower will be deemed not to be outstanding for the purpose of any such computation under this Section 4.3(2).

If by the terms of the rights, options or warrants referred to in this Section 4.3(2), there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of

(c)	the lowest purchase, conversion or exchange price per Share, as the case may be, if such price is applicable to all Shares which are subject to the rights, options or warrants, and

(d)	the average purchase, conversion or exchange price per Share, as the case may be, if the applicable price is determined by reference to the number of Shares acquired.

To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 4.3(2) as a result of the fixing by the Borrower of a record date for the distribution of rights, options or warrants referred to in this Section 4.3(2), the Conversion Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Conversion Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right.

If the Lender has exercised its Conversion Right in accordance herewith during the Rights Period, the Lender will, in addition to the Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Shares equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to, and the Conversion Price in effect immediately following the end of such Rights Offering pursuant to this Section 4.3(2), is multiplied by the number of Shares received upon the exercise of the Conversion Right during such period, and the resulting product is divided by the Conversion Price as adjusted for such Rights Offering pursuant to this Section 4.3(2); provided that no fractional Shares will be issued. Such additional Shares will be deemed to have been issued to the Lender immediately following the end of the Rights Period and a certificate for such additional Shares will be delivered to the Lender within ten (10) Business Days following the end of the Rights Period.

(3)            If and whenever at any time prior to the Maturity Date, the Borrower shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class other than Shares (or other than securities convertible into or exchangeable for Shares), or (ii) rights, options or warrants (other than rights, options or warrants referred to in Section 4.3(2)), or (iii) evidences of its indebtedness, or (iv) assets (other than dividends paid in the ordinary course) then, in each such case, the Borrower shall give written notice to the Lender with respect thereto, and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Debenture into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the record date for the making of such distribution. If the Lender elects not to convert any of the Principal Amount of this Debenture, there shall continue to be an adjustment to the Conversion Price as a result of the making of such distribution, (herein referred to as a “Special Distribution”) determined in the manner hereafter set out. In this Section 4.3(3) the term “dividends paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.

The Conversion Price will be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price in effect on such record date by a fraction:

(a)	the numerator of which is:

(i)	the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date; less

(ii)	the aggregate fair market value (as determined by action by the directors of the Borrower, acting reasonably) to the holders of the Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(b)	the denominator of which is the number of Shares outstanding on such record date multiplied by the Current Market Price of the Shares on such record date.

Any Shares owned by or held for the account of the Borrower or its Subsidiaries or affiliate of the Borrower will be deemed not to be outstanding for the purpose of any such computation.

(4)            In the case of any reclassification of, or other change in, the outstanding Shares pursuant to a Merger, if the Lender elects not to redeem this Debenture in accordance with Section 3.3, the Lender may elect, prior to the effective date of such Merger, to convert any or all of the Principal Amount of this Debenture into Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. To exercise such right the Lender must provide a notice in writing to the Borrower no later than seven (7) days prior to the effective date of such Merger, failing which the Lender’s right to convert this Debenture as a consequence of such Merger shall cease. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the effective date of such Merger. If the Lender elects not to convert any of the Principal Amount of this Debenture, the Conversion Price in effect after the effective date of such Merger shall be increased or decreased, as the case may be, in proportion to any decrease or increase in the number of outstanding Shares resulting from such Merger so that the Lender, upon exercising the Conversion Right after the effective date of such Merger, will be entitled to receive the aggregate number of Shares or other securities, if any, which the Lender would have been entitled to receive as a result of such Merger if, on the effective date thereof, the Lender had been the registered holder of the number of Shares to which the Lender was theretofore entitled upon exercise of the Conversion Right.

(5)            In the case of any reclassification of, or other change in, the outstanding Shares (other than a change referred to in Section 4.3(1), Section 4.3(2), Section 4.3(3) or 4.3(4) hereof), the Conversion Price shall be adjusted in such manner, if any, and at such time, as the Board of Directors of the Borrower determines to be appropriate on a basis consistent with the intent of this Section 4.3; provided that if at any time a dispute arises with respect to adjustments provided for in this Article 4, such dispute will be conclusively determined by the auditors of the Borrower or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Borrower, acting reasonably, and any such determination will be binding on the Borrower and the Lender. The Borrower will provide such auditors or accountants with access to all necessary records of the Borrower. If and whenever at any time after the date hereof there is a reclassification or redesignation of the Shares outstanding at any time or change of the Shares into other shares or into other securities (other than as set out in Section 4.3(1), (2), (3) or (4)), or a consolidation, amalgamation or merger of the Borrower with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other shares and other than as set forth in Section 4.3(4)), or a transfer of the undertaking or assets of the Borrower as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), the Lender, upon the exercising the Conversion Right, after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Shares to which the Lender was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, if any, which the Lender would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Lender had been the registered holder of the number of Shares to which such Lender was theretofore entitled upon exercise of the Conversion Right. If determined appropriate by action of the directors of the Borrower, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.3 with respect to the rights and interests thereafter of the Lender to the end that the provisions set forth in this Section 4.3 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Conversion Right. Any such adjustment must be made by and set forth in an amendment to this Debenture approved by action by the directors of the Borrower, acting reasonably, and will for all purposes be conclusively deemed to be an appropriate adjustment.

(6)            In any case in which this Section 4.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Borrower may defer, until the occurrence of such event, issuing to the Lender before the occurrence of such event, the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Borrower shall deliver to the Lender an appropriate instrument evidencing the Lender’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Issue Date or such later date as the Lender would, but for the provisions of this Section 4.3(6), have become the holder of such additional Shares pursuant to Section 4.3(2).

(7)           The adjustments provided for in this Section 4.3 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 4.3(7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

Section 4.4 Limitations on Conversions

Notwithstanding anything to the contrary in this Debenture, in no event (including, for greater certainty, on maturity) shall the Borrower issue, be required to issue or be deemed to have issued a number of Shares upon conversion, payment or otherwise pursuant to this Debenture (including, for greater certainty on account of any principal, interest, or any other amount, if any), and the Debentureholder shall not have the right to convert or receive payment (on maturity or otherwise) in respect of any portion of this Debenture pursuant to the terms and conditions this Debenture and any such conversion or payment shall be null and void and treated as if never made, in each case, to the extent that after giving effect to such conversion or payment, as the case may be, the Debentureholder together with the other Attribution Parties collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Shares outstanding immediately after giving effect to such conversion or payment, as the case may be. In the event that the issuance of Shares under this Debenture on the Maturity Date (and not prior to) would result in Debentureholder (collectively with any other Attribution Parties) beneficially owning or being able to exercise control or direction over, directly or indirectly, the Maximum Percentage of the Shares outstanding immediately after giving effect to such conversion or issuance, such number of Shares up to but not in excess of the Maximum Percentage shall be issued and after such number of Shares have been issued, this Debenture and any remaining amounts outstanding hereunder shall be automatically deemed to be surrendered and cancelled. For purposes of this paragraph, the aggregate number of Shares beneficially owned by the Debentureholder and the other Attribution Parties shall include the number of Shares held by the Debentureholder and all other Attribution Parties plus the number of Shares issuable upon conversion of this Debenture (or any payment made in Shares in connection with this Debenture) with respect to which the determination of such sentence is being made, but shall exclude Shares which would be issuable upon (a) conversion of the remaining, nonconverted portion of this Debenture beneficially owned by the Debentureholder or any of the other Attribution Parties and (b) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Borrower (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Debentureholder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Debenture, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding Shares the Debentureholder may acquire hereunder without exceeding the Maximum Percentage, the Debentureholder may rely on the number of outstanding Shares as reflected in the most recent of (x) the Borrower’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Borrower or (z) any other written notice by the Borrower or its transfer agent, if any, setting forth the number of Shares outstanding (the “Reported Outstanding Share Number”). If the Borrower receives a Conversion Notice from the Debentureholder at a time when the actual number of outstanding Shares is less than the Reported Outstanding Share Number, the Borrower shall notify the Debentureholder in writing of the number of Shares then outstanding and, to the extent that such conversion notice would otherwise cause the Debentureholder’s beneficial ownership to exceed the Maximum Percentage, Debentureholder must notify the Borrower of a reduced number of Shares to be converted pursuant to such conversion notice. For any reason at any time, upon the written or oral request of the Debentureholder, the Borrower shall within two Business Days confirm orally and in writing or by electronic mail to the Debentureholder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Borrower, including the Debenture, by the Debentureholder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Shares to the Debentureholder upon conversion of the Debenture or payment of interest in Shares results in the Debentureholder and the other Attribution Parties being deemed to beneficially own or exercise control or direction over, directly or indirectly, in the aggregate, more than the Maximum Percentage of the number of outstanding Shares (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Debentureholder and the other Attribution Parties’ aggregate beneficial ownership or control exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Debentureholder shall not have the power to vote or to transfer the Excess Shares. The provisions of this paragraph shall be construed and implemented in strict conformity with the terms of this Section 4.4 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4.4 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived whatsoever and shall apply to a successor holder of this Debenture.

Section 4.5 No Requirement to Issue Fractional Shares

The Borrower shall not be required to issue fractional Shares upon the conversion of this Debenture or any amounts owing hereunder. If any fractional interest in a Share, would, except for the provisions of this Section 4.5, be deliverable upon the conversion of any amount hereunder, the number of Shares to be issued shall be rounded down to the nearest whole Share and no consideration shall be payable for the fractional interest in a Share so reduced.

Section 4.6 Borrower to Have Shares Available

The Borrower covenants with the Lender that it will at all times reserve and keep available out of its authorized Shares, solely for the purpose of issue upon exercise of the Conversion Right, and have available to allot to the Lender, such number of Shares as shall then be issuable upon the conversion of this Debenture. The Borrower covenants with the Lender that all Shares which shall be so issuable in accordance with the terms of this Debenture shall be duly and validly issued as fully paid and non-assessable upon issuance.

Section 4.7 Certificate as to Adjustment

The Borrower shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.3, deliver an officer’s certificate to the Lender specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Subject to the dispute resolution procedure in Section 4.3(5), such certificate shall be binding and determinative of the adjustment to be made, absent manifest error.

Section 4.8 Shareholder of Record

For all purposes, on the Issue Date the Lender shall be deemed to have become the holder of record of the Shares into which the Converted Debenture Amount is converted in accordance with Section 4.2.

Section 4.9 Resale Restrictions, Legending and Disclosure

By its acceptance hereof the Lender acknowledges that this Debenture and the Shares issuable upon conversion hereof will be subject to certain resale restrictions under Applicable Laws, and the Lender agrees to comply with all such Applicable Laws. The Lender further acknowledges and agrees that all Share certificates will bear the legend substantially in the form set forth on the face page hereof and any other legends required by Applicable Laws and the TSX. The Lender acknowledges that the Borrower will be required to provide to the applicable securities regulatory authorities the identity and other personal information of the Lender and its principals and the Lender hereby agrees thereto.

ARTICLE 5 – RIGHTS OF DEBENTUREHOLDER

Section 5.1 Distribution on Dissolution, Etc.

Subject to Applicable Law and the rights of any holders of any secured debt ranking in priority to the Lender, upon any sale, in one transaction or a series of transactions, of all, or substantially all, of the assets of the Borrower or distribution of the assets of the Borrower upon any dissolution or winding-up or total liquidation of the Borrower, whether in bankruptcy, liquidation, re-organization, insolvency, receivership or other similar proceedings or upon an assignment to or for the benefit of creditors of the Borrower or otherwise any payment or distribution of assets of the Borrower, whether in cash, property or security, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee of or for the benefit of creditors or other liquidating agent of the Borrower making such payment or distribution, directly to the holder of the Debenture or its representatives, to the extent necessary, to pay all obligations pursuant to the Debenture in full.

Section 5.2 Certificate Regarding Creditors

Upon any payment or distribution of assets of the Borrower referred to in Section 5.1 above, the Debentureholder shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee of or for benefit of creditors, liquidator or other liquidating agent of the Borrower making such payment or distribution, delivered to the Debentureholder, for the purpose of ascertaining the persons entitled to participate in such distribution, and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.2.

Section 5.3 Rights of Debentureholder Reserved

Nothing contained in this Article 5 or elsewhere in this Debenture is intended to or shall impair, as between the Borrower and the Debentureholder, the obligation of the Borrower, which is absolute and unconditional, to pay to the Debentureholder the Principal Amount and interest thereon, as and when the same shall become due and payable in accordance with their terms, nor shall anything herein prevent the Debentureholder from exercising all remedies otherwise permitted by Applicable Law upon the occurrence and continuance of an Event of Default.

Section 5.4 Payment of Debenture Permitted

Nothing contained in this Debenture shall:

(a)	prevent the Borrower from making payments of the Principal Amount, interest and other amounts to the Debentureholder under this Debenture as herein provided;

(b)	prevent the conversion of this Debenture into Shares as herein provided or as otherwise permitted according to law, including in connection with a bankruptcy, reorganization, insolvency, or other arrangement with creditors, of the Borrower; and

(c)	prevent the redemption of this Debenture by the Borrower as herein provided or as otherwise permitted according to Applicable Law.

ARTICLE 6 – COVENANTS OF THE BORROWER

Section 6.1 Positive Covenants

The Borrower covenants and agrees that:

(1)            Maintain Corporate Existence. The Borrower shall maintain its corporate existence, and preserve its rights, powers, licenses and privileges which are necessary or material to the conduct of its business, and not materially change the nature of its business;

(2)           Compliance with Laws. Each of the Borrower and its Subsidiaries shall comply in all material respects with all Applicable Laws, except for such contraventions or violations that would not reasonably be expected to result in a Material Adverse Effect;

(3)           Maintain Books and Records. The Borrower shall, and shall cause each of its Subsidiaries to, keep adequate and accurate records and books of account in which complete entries will be made reflecting all financial transactions and prepare its financial statements in accordance with generally accepted accounting principles;

(4)           Payment of Taxes. Each of the Borrower and its Subsidiaries shall pay and discharge promptly all Taxes assessed or imposed upon it or its property as and when the same become due and payable save and except where (i) it contests in good faith the validity thereof by proper legal proceedings or (ii) the failure to make such payment would not reasonably be expected to result in a Material Adverse Effect;

(5)           Payment of Obligations. The Borrower shall pay all principal, interest and other amounts owing to the Lender hereunder promptly when due;

(6)           Performance of Covenants. The Borrower shall promptly perform and satisfy all covenants and obligations to be performed by it under this Debenture;

(7)           Insurance. Each of the Borrower and its Subsidiaries shall maintain in force insurance policies with reputable insurance companies with respect to its properties and business against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of similarly situated entities engaged in the same or a similar business operating in the same or similar locations;

(8)           Maintain Listing. The Borrower shall use reasonable commercial efforts to maintain the listing of the Shares on at least one recognized stock exchange and maintain the Borrower’s status as a reporting issuer or its equivalent in any foreign jurisdiction in accordance with the requirements of Applicable Laws; and

(9)           Notice of Event of Default. The Borrower shall promptly, and in any event within ten (10) Business Days after a responsible officer of the Borrower becoming aware, give notice to the Lender of the existence of any Event of Default that is continuing.

Section 6.2 Negative Covenants

The Borrower covenants and agrees that, without the prior written consent of the Debentureholder:

(1)           Distributions. The Borrower shall not declare, pay or make any dividend or other distribution on any shares in the capital of the Borrower or authorize the repurchase of any shares in the capital of the Borrower other than in connection with a normal course issuer bid conducted by the Borrower;

(2)           Related Party Transactions. The Borrower shall not enter into any contract or transaction with any related party except for (a) the purchase and/or sale of goods and/or services at fair market value or with Subsidiaries; (b) the issuance of securities of the Borrower; (c) amendments to the terms of previously issued securities that are approved by the TSX; (d) internal reorganizations that are not otherwise prohibited hereunder; (e) providing equity-based compensation to employees, officers or directors, or persons occupying similar roles; and (f) other transactions in the ordinary course of the business of the Borrower and/or its Subsidiaries; and

(3)           Mergers. The Borrower shall not enter into any Merger unless:

(a)	the continuing corporation or other entity formed by the applicable consolidation, amalgamation or merger, or the Person that acquires by transfer, sale or lease all or substantially all of the assets of the Borrower, as the case may be, executes and delivers to the Lender its assumption in writing of the due and punctual performance and observance of each covenant and condition of this Debenture; and

(b)	no Event of Default is continuing on the date of such transaction or would occur as a result of such transaction.

ARTICLE 7 – EVENTS OF DEFAULT

Section 7.1 Events of Default

(1)           Any of the following shall constitute an Event of Default under this Debenture (each an “Event of Default”):

(a)	the Principal Amount owing hereunder shall not be paid when due;

(b)	if the Borrower fails to pay when due any interest or other amount owing by the Borrower to the Lender within seven (7) days of being due;

(c)	if the Borrower breaches any representation contained herein, fails to make any payment or to observe, perform or comply with any term, covenant, condition or obligation of the Borrower contained herein or is otherwise in default of any of the provisions contained herein (other than referred in subparagraphs (a) and (b) of this Section 7.1) and such default, if capable of being remedied, is not remedied within thirty (30) Business Days after the Borrower receives written notice of such default from the Lender;

(d)	the Borrower defaults in the performance of or compliance with any covenant, condition or term in the Subscription Agreement and such default remains unremedied for a period of thirty (30) Business Days after Borrower receives written notice of such default from the Lender;

(e)	if any representation or warranty of the Borrower in the Subscription Agreement proves to be untrue in any material respect as at such time as such representation and warranty was made by the Borrower and such default remains unremedied for a period of thirty (30) Business Days after Borrower receives written notice of such default from the Lender;

(f)	if the Borrower shall generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due or if a decree or order of a court having jurisdiction is entered adjudging the Borrower a bankrupt or insolvent, and any such decree or order continues unstayed and in effect for a period of sixty (60) days;

(g)	if the Borrower shall apply for, consent to or acquiesce in the appointment of a trustee, receiver, or other custodian for the Borrower or for a substantial part of the property thereof, or make a general assignment for the benefit of creditors;

(h)	if the Borrower shall, in the absence of such application, consent or acquiescence in Section 7.1(1)(g), become subject to the appointment of a trustee, receiver, or other custodian for the Borrower or for a substantial part of the property thereof, or have a distress, execution, attachment, sequestration or other legal process levied or enforced on or against all or substantially all of the property of the Borrower;

(i)	if the Borrower shall permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower and, if any such case or proceeding is not commenced by the Borrower, such case or proceeding, if contested by the Borrower is not dismissed within one hundred and twenty (120) days;

(j)	any event occurs in relation to the Borrower which is similar or analogous to those set out in Section 7.1(1)(f) to Section 7.1(1)(i) under the laws of any applicable jurisdiction;

(k)	there is a disposition or expropriation of all or substantially all of the property of the Borrower;

(l)	the Borrower fails to pay one or more final and non-appealable judgments rendered against and aggregating in excess of USD$100,000,000 (to the extent not covered by insurance), which judgements are not discharged or effectively waived or stayed for a period of sixty (60) consecutive days; or

(m)	any notes, debenture, bonds or other indebtedness for money borrowed (excluding amounts outstanding under this Debenture) having an aggregate principal amount of at least USD$200,000,000 (or its equivalent in any other currency or currencies determined at the then current exchange rate) or more (hereinafter called “Indebtedness”) of the Borrower shall become prematurely repayable following default, or steps are taken to enforce any security therefor, or the Borrower defaults in the repayment of any such Indebtedness at the maturity thereof or (in the case of Indebtedness due on demand) on demand, or, in either case, at the expiration of any applicable grace period therefor, (if any) or any guarantee of or indemnity in respect of any Indebtedness of others given by the Borrower shall not be honored when due and called upon.

(2)           If an Event of Default described in Section 7.1(1)(f), Section 7.1(1)(g), Section 7.1(1)(h), Section 7.1(1)(i), or Section 7.1(1)(j) shall occur and be continuing, the entire unpaid Principal Amount of this Debenture, and all accrued and unpaid interest on this Debenture shall become immediately due and payable without any declaration or other act on the part of the Lender. Upon the occurrence and continuance of any Event of Default described in Section 7.1(1)(a), Section 7.1(1)(b), Section 7.1(1)(c), Section 7.1(1)(d), Section 7.1(1)(e), Section 7.1(1)(k), Section 7.1(1)(l) or Section 7.1(1)(m), the Lender, upon notice in writing to the Borrower, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Lender under this Debenture, at law or in equity.

Section 7.2 Waiver of Default

Upon the occurrence and continuance of any Event of Default hereunder the Lender shall have the power to waive any Event of Default and the Lender shall thereupon be deemed to have waived the Event of Default upon such terms and conditions as shall be prescribed in such waiver.

ARTICLE 8 – MUTILATION, LOSS, THEFT OR DESTRUCTION OF DEBENTURE CERTIFICATE

In case this Debenture certificate shall become mutilated or be lost, stolen or destroyed, the Borrower, shall issue and deliver, a new replacement Debenture certificate upon surrender and cancellation of the mutilated Debenture certificate or, in the case of a lost, stolen or destroyed Debenture certificate, in lieu of and in substitution for the same. In the case of loss, theft or destruction, the applicant for a substituted Debenture certificate shall furnish to the Borrower such evidence of the loss, theft or destruction of the Debenture certificate as shall be satisfactory to the Borrower in its discretion and shall also furnish an indemnity and surety bond satisfactory to the Borrower in its discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture certificate.

ARTICLE 9 – GENERAL

Section 9.1 Taxes, etc.

All payments made by the Borrower to the Lender under this Debenture shall be made free and clear of, and without deduction for or on account of, any Taxes now or hereafter imposed by any official body in any jurisdiction. If any Taxes are required to be withheld or deducted from any amounts payable by the Borrower to the Lender hereunder, the Borrower shall:

(a)	within the time period for payment permitted by Applicable Law, pay to the appropriate governmental body the full amount of such Taxes and any additional Taxes in respect of the payment required under Section 9.1(b) hereof and make such reports and filings in connection therewith in the manner required by Applicable Law; and

(b)	pay to the Lender an additional amount (“Additional Amounts”) which (after deduction of all Taxes incurred by reason of the payment or receipt of such Additional Amount) will be sufficient to yield to the Lender the full amount which would have been received by it had no deduction or withholding been made.

However, the foregoing obligations to pay Additional Amounts does not apply to:

(c)	any Canadian withholding Taxes imposed on a payment to a Lender or beneficial owner of the Debenture (or the right to receive interest payable on the Debenture) by reason of the Borrower not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with such Lender or beneficial owner of Debenture (or the right to receive interest payable on the Debenture) at the time of the payment;

(d)	any Canadian withholding Taxes imposed on a payment to a Lender or beneficial owner of Debenture by reason of such Lender or beneficial owner being a “specified shareholder” of the Borrower (as defined in subsection 18(5) of the Income Tax Act (Canada)) or by reason of such Lender or beneficial owner not dealing at arm’s length with a specified shareholder of the Borrower;

(e)	any withholding Taxes imposed on a payment to a Lender, former Lender or beneficial owner of Debenture by reason of such Lender’s, former Lender ’s or beneficial owner’s failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes; or

(f)	Taxes imposed on or measured by net income or net profits (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Lender being organized under the laws of, or having its principal office, or in the case of any Lender, its applicable lending office, located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax.

Upon the request of the Lender, the Borrower shall furnish to the Lender the original or a certified copy of a receipt for (or other satisfactory evidence as to) the payment of each of the Taxes (if any) payable in respect of such payment. If the Lender receives a refund of any Taxes with respect to which the Borrower has paid any additional amount under this Section 9.1, the Lender shall pay over such refund to the Borrower. For greater certainty, nothing herein is intended to require payment by the Borrower to or for the Lender in respect of any Taxes payable by the Lender in respect of Taxes on the Lenders’ own income, capital, capital gains, dividends, or other earnings realized pursuant to payments made pursuant to the terms of this Debenture.

Section 9.2 Notice

Any demand, notice, direction or other communication to be made or given hereunder (in each case, “Communication”) shall be in writing and shall be made or given by personal delivery, by courier or email transmission, or sent by registered mail, charges prepaid, addressed to the Borrower and the Lender respectively as follows:

(a)	if to the Borrower:

Canopy Growth Corporation 1 Hershey Drive

Smith Falls, ON, K7A 0A8

Attention: Christelle Gedeon

Email: contracts@canopygrowth.com

With a copy to (which shall not constitute notice)

Cassels Brock & Blackwell LLP

Suite 3200, Bay Adelaide Centre – North Tower

40 Temperance St.

Toronto, Ontario, M5h 0B4

Attention: Johnathan Sherman

Email: jsherman@cassels.com

(b)	if to the Lender:

MMCAP International Inc. SPC

c/o MM Asset Management Inc.

161 Bay St. Ste 2240 BOX 600 Toronto, On, M5J2S1

Email: matt@mmcap.ky

Attention: Matthew MacIsaac

or any substitute address or email address or department or officer as the Borrower or the Lender may notify to the other by not less than five (5) Business Days’ notice. Any such notice shall take effect, in the case of a letter, at the time of delivery, or in the case of email transmission, at the time of despatch (unless a delivery failure notification is received by the sender within twelve (12) hours of sending such Communication, in which case such notice shall be deemed not to have taken effect).

Section 9.3 Merger of Borrower

By its acceptance hereof, each of the Borrower and the Lender acknowledges and agrees that in the event a Merger occurs, then all references herein to the Borrower shall extend to and include the entity resulting therefrom or which thereafter will carry on the business of the Borrower.

Section 9.4 Set-off

All payments in respect of the obligations of the Borrower under this Debenture shall be paid by the Borrower in accordance with this Debenture without any deduction or withholding (whether in respect of any set-off, counterclaim or otherwise whatsoever) unless the deduction or withholding is required by law.

Section 9.5 Amendments

Except as otherwise provided herein, this Debenture may not be amended or otherwise modified except by an instrument in writing executed by the Borrower and the Lender. Any amendment or waiver effected in accordance with this Debenture will be binding on the Lender, each future holder of the Debenture and any Shares, and the Borrower.

Section 9.6 Waivers

The Lender shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and executed by an authorized officer of the Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

Section 9.7 Registration of Debenture

The Borrower shall cause to be kept a register in which shall be entered the name and latest known address of the Debentureholder. Such register shall at all reasonable times during regular business hours of the Borrower be open for inspection by the Debentureholder. The Borrower shall not be charged with notice of or be bound to see to the performance of any trust, whether express, implied, or constructive, in respect of this Debenture and may act on the direction of the Lender, whether named as trustee or otherwise, as though the Lender were the beneficial owner of this Debenture.

Section 9.8 Transfer of Debenture

No transfer of this Debenture shall be valid unless made in accordance with Applicable Laws and the terms of the Subscription Agreement. Neither the Borrower nor the Lender may assign, transfer or deliver all or any part of its rights or obligations hereunder without the prior written consent of the other.

Section 9.9 Release and Discharge

If the Lender exercises all Conversion Rights attached to this Debenture pursuant to Article 4 hereof or if the Borrower pays all of the Obligations in full to the Lender in cleared funds, the Lender shall release this Debenture and the Borrower shall be, and shall be deemed to have, discharged of all its obligations under this Debenture. The Lender shall then, at the request of the Borrower execute and deliver all such releases and further assurances as may be reasonably required in this regard.

Section 9.10 Successors and Assigns

This Debenture shall enure to the benefit of the Lender and its successors and assigns, and shall be binding upon the Borrower and its successors and permitted assigns.

Section 9.11 Time

Time shall be of the essence of this Debenture.

Section 9.12 Governing Law

This Debenture, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein. The courts of Ontario have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Debenture and any non-contractual obligations arising out of or in connection with it and accordingly any legal action or proceedings arising out of or in connection with this Debenture or any such obligations may be brought in such courts. The Borrower and the Lender irrevocably waive any objection which it might now or hereafter have to the courts of Ontario being nominated as the forum to hear and determine any such legal action or proceedings and agrees not to claim that any such court is not a convenient or appropriate forum.

Section 9.13 Right of First Refusal

From and after the Closing Date and for so long as the Principal Amount under this Debenture remains outstanding (the “ROFR Term”), the Borrower hereby grants the Lender a right of first refusal to subscribe for, and to be issued, as an investor in any debt or equity financing that the Borrower wishes to complete during the ROFR Term (the “Proposed Financing”); provided, however, that the Lender shall subscribe for 25% of the Proposed Financing on the same terms and conditions contemplated in the Proposed Financing. The Lender shall exercise such right within two (2) Business Days of the Lender’s receipt of notice from the Borrower of any Proposed Financing during the ROFR Term and the closing shall occur within five (5) Business Days following the Lender’s receipt of notice from the Borrower of any Proposed Financing. Notwithstanding the foregoing, the rights set forth in this Section 9.13 do not apply to any at-the-market distribution or financing.

Section 9.14 Further Assurances

The Borrower shall forthwith, at its own expense and from time to time, do or file, or cause to be done or filed, all such things and shall execute and deliver all such documents, agreements, opinions, certificates and instruments reasonably requested by the Lender or its counsel as may be necessary or desirable to complete the transactions contemplated by this Debenture and carry out its provisions and intention.

Schedule B – Conversion Notice

TO:         CANOPY GROWTH CORPORATION (the “Borrower”)

Pursuant to the Senior Unsecured Convertible Debenture (the “Debenture”) of the Borrower issued to the undersigned on May ____, 2024 the undersigned hereby notifies you that $___________________of the principal amount outstanding under the Debenture shall be converted into Shares of the Borrower and is hereby owing to the undersigned by the Borrower, all in accordance with the terms of the Debenture on_______________________, 20_.

The certificates representing the Shares to be issued shall be registered as follows:

Name	Address for Delivery	Number of Shares

Any capitalized term in this Conversion Notice that is not otherwise defined herein, shall have the meaning ascribed thereto in the Debenture.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

(A) the undersigned holder is the original purchaser of the Debenture and (a) purchased the Debenture directly from the Borrower pursuant to the terms and conditions of the Subscription Agreement; (b) is converting the Debenture (or a portion thereof) solely for its own account or for the account of the original beneficial owner, if any; (c) each of the undersigned and any beneficial owner is on the date of exercise of the Debenture, an “accredited investor” within the meaning of Rule 501(a) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”); and (d) all the representations, warranties and covenants agreed upon or made by the Lender during the purchase of the Debenture from the Borrower continue to be true and correct as if duly executed as of the date hereof; OR

(B) the undersigned holder is the original purchaser of the Debenture and (a) purchased the Debenture directly from the Borrower pursuant to the terms and conditions of the Subscription Agreement; (b) is converting the converting the Debenture (or a portion thereof) solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment discretion; (c) each of it and any beneficial owner was on the date the Debenture was purchased from the Borrower, and is on the date of conversion of the Debenture, a “qualified institutional buyer” (as that term is used in Rule 144A of the U.S. Securities Act and is also an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act); and (d) all the representations, warranties and covenants agreed upon or made by the Lender, or any beneficial purchaser, as the case may be during the purchase of the Debenture from the Borrower continue to be true and correct as if duly executed as of the date hereof; OR

(C) the undersigned holder is tendering with this exercise form a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Borrower to the effect that the issuance of the Shares to be delivered upon conversion of the Debenture have been registered under the U.S. Securities Act and all applicable state securities laws of the United States or such issuance is exempt from such registration requirements.

(Print name as name is to appear on Share Certificate)

The undersigned holder understands that a certificate or direct registration statement representing the Shares shall be issued bearing a legend restricting transfer under the United States Securities Act of 1933, as amended, and applicable state securities laws unless an exemption from registration is available (as described in the Debenture and the Subscription Agreement).

B - 1

The undersigned hereby acknowledges that the undersigned is aware that the Shares received on exercise shall be subject to restrictions on resale under applicable securities legislation. The undersigned hereby further acknowledges that the Borrower will rely upon the confirmations, acknowledgements and agreements set forth herein, and agrees to notify the Borrower promptly in writing if any of the representations or warranties herein ceases to be accurate or complete.

DATED this__________day of_______________________, 20_.

[NAME]

By:
Name:
Title:

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Schedule C – Form of Transfer

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

(Name)

(Address)

(the “Transferee”), of $_________________principal amount of Senior Unsecured Convertible Debenture of Canopy Growth Corporation issued on_______________________, 2024 registered in the name of the undersigned on the register of Debenture represented by the attached Debenture, and irrevocably appoints_________________________as the attorney of the undersigned to transfer to the Transferee the said principal amount of the Debenture on the books or register of transfer, with full power of substitution.

Any capitalized term in this Form of Transfer that is not otherwise defined herein, shall have the meaning ascribed thereto in the Debenture.

The undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A) the transfer is being made only to the Borrower;

☐	(B) the transfer is being made outside the United States in compliance with rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and in compliance with local laws and regulations and the undersigned has furnished to the Borrower and the Borrower’s transfer agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Borrower to such effect;

☐	(C) the transfer is being made in accordance with (1) Rule 144A under the U.S. Securities Act, or (2) Rule 144 under the U.S. Securities Act and, in each case, in compliance with applicable state securities laws and the undersigned has furnished to the Borrower and the Borrower’s transfer agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Borrower to such effect; or

☐	(D) the transfer is being made in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Borrower an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Borrower to such effect.

DATED the____________day of______________________,_______.

[NAME]

By:
Name:
Title:

Note to Debentureholder: In order to transfer the Debenture, this transfer form must be delivered to_________________________.

Note to Debentureholder: The signature on this transfer form must correspond with the name as recorded on the face of the Certificate in every particular without alteration or enlargement or any change whatsoever or this transfer form must be signed by a duly authorized trustee, executor, administrator, curator, guardian, attorney of the Debentureholder or a duly authorized signing officer in the case of a corporation. If this transfer form is signed by any of the foregoing, or any person acting in a fiduciary or representative capacity, the Certificate must be accompanied by evidence of authority to sign.

C - 1

EXHIBIT C

Warrant Certificate

See attached.

C - 1

THESE WARRANTS AND THE SECURITIES DELIVERABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO CANOPY GROWTH CORPORATION (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B), (C)(1), (C)(2) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION AND THE CORPORATION’S TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THE SECURITIES EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OR U.S. STATE SECURITIES LAWS. THESE WARRANTS MAY NOT BE EXERCISED UNLESS THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LEGISLATION OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

THE WARRANTS EVIDENCED HEREBY ARE IMMEDIATELY EXERCISABLE AT OR BEFORE 5:00 P.M. (TORONTO TIME) ON THE EXPIRY DATE (AS DEFINED HEREIN) AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

WARRANTS TO PURCHASE COMMON SHARES OF

Canopy Growth Corporation

(existing under the laws of Canada)

Warrant Certificate Number – 2024-05-01	Number of Warrants represented by this certificate: 3,350,430

THIS CERTIFIES that, for value received [GUNDYCO ITF MMCAP INTERNATIONAL INC. SPC A/C 515-0001427 as nominee for MMCAP INTERNATIONAL INC. SPC], [Holder Address] (the “Holder”), is the registered holder of 3,350,430 warrants (collectively, the “Warrants”; each a “Warrant”), each Warrant entitling the Holder, subject to the terms and conditions set forth in this Warrant Certificate (the “Certificate”), to purchase from Canopy Growth Corporation (the “Company”), one common share in the capital of the Company (a “Common Share”), on payment of a price per Common Share equal to CAD$16.18, subject to adjustment as set forth herein (the “Exercise Price”), at any time until 5:00 p.m. (Toronto time) on May [•], 2029 (the “Expiry Date”), at which time the Warrants evidenced by this Certificate shall become wholly void and the unexercised portion of the subscription right represented hereby will expire and terminate (the “Time of Expiry”). The number of Common Shares which the Holder is entitled to acquire upon exercise of the Warrants and the Exercise Price are subject to adjustment as hereinafter provided.

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The Holder shall be entitled to the rights evidenced by this Certificate free from all equities and rights of set-off or counterclaim between the Company and the original or any interim holder and all persons may act accordingly and the receipt by the Holder of the Common Shares issuable upon exercise hereof shall be a good discharge to the Company.

1.	Exercise of Warrants.

(a)	Election to Purchase. Subject to Section 1(e) hereof, the rights evidenced by this Certificate may be exercised by the Holder in whole or in part in accordance with the provisions hereof by delivery of an election to purchase in substantially the form attached hereto as Schedule 1 (the “Election to Purchase”), properly completed and executed, together with payment by wire transfer, certified cheque or bank draft of the Exercise Price for the number of Common Shares specified in the Election to Purchase, at the office of the Company at 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8 or such other address in Canada as may be notified in writing by the Company. No ink original Election to Purchase shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Election to Purchase form be required. In the event that the rights evidenced by this Certificate are exercised in part, the Company shall, contemporaneously with the issuance of the Common Shares issuable on the exercise of the Warrants so exercised, issue to the Holder a Warrant Certificate on identical terms in respect of that number of Common Shares in respect of which the Holder has not exercised the rights evidenced by this Certificate.

Exercise. Subject to the restrictions set out in Section 1(e), hereof, the Company shall, within two business days after the date that the Company received a duly executed Election to Purchase and the Exercise Price for the number of Common Shares specified in the Election to Purchase (the “Exercise Date”), issue that number of Common Shares specified in the Election to Purchase.

(b)	Certificates and Electronic Deposits. As promptly as practicable after the Exercise Date (but no later than two business days after the Exercise Date), the Company shall, as specified by the Holder in the Election to Purchase, issue and deliver to the Holder, registered in the name of the Holder, a certificate or direct registration statement for the number of Common Shares issuable on exercise of the Warrants so exercised and a Certificate representing the balance of any unexercised Warrants. To the extent permitted by law and subject to Section 1(e), such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrants which have been exercised as such shall cease, and the Common Shares and any unexercised Warrants shall then be issuable upon such exercise as outlined above and the Holder shall be deemed to have become the holder of record of the Common Shares and unexercised Warrants represented thereby. The Company shall pay any and all taxes and other expenses of the Company (including overnight delivery charges) that may be payable with respect to the issuance and delivery of Common Shares issuable upon exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Common Shares or Warrants in a name other than that of the Holder or an affiliate thereof.

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(c)	Legend. All certificates representing Common Shares issued pursuant to this Certificate shall bear the following legend:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO CANOPY GROWTH CORPORATION (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (B), (C)(1), (C)(2) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION AND THE CORPORATION’S TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

The Company acknowledges and agrees that the Holder may from time to time, subject to applicable law, pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Common Shares issued upon exercise of the Warrants to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the U.S. Securities Act and, if required under the terms of such arrangement, the Holder may transfer pledged or secured securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of securities may reasonably request in connection with a pledge or transfer of the securities, including, if the securities are subject to registration pursuant to the applicable registration rights agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the U.S. Securities Act or other applicable provision of the U.S. Securities Act to appropriately amend the list of Selling Securityholder (as defined in the registration rights agreement) thereunder. The Company shall cause its counsel to issue a legal opinion to the transfer agent or the Holder promptly after the effective date of the applicable registration statement if required by the transfer agent to effect the removal of the legend hereunder in connection with a sale in accordance with the Share Transfer Memo (as such term is defined in the registration rights agreement). Except as otherwise required by applicable law, the Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 1(c).

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(d)	Fractional Common Shares. No fractional Common Shares shall be issued upon exercise of the Warrants represented by this Certificate. Any fractional Common Shares to which a Holder would otherwise be entitled shall be rounded down to the nearest whole Common Share, and no cash or other consideration will be paid in lieu of fractional Common Shares.

(e)	Maximum Percentage. Notwithstanding anything to the contrary in this Certificate, in no event (including, for greater certainty, on expiry) shall the Company issue, be required to issue or be deemed to have issued a number of Common Shares upon exercise or otherwise pursuant to the Warrants, and the Holder shall not have the right to exercise any portion of the Warrants pursuant to the terms and conditions of this Certificate and any such exercise shall be null and void and treated as if never made, in each case, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties (as defined below) collectively would beneficially own or exercise control or direction over, directly or indirectly in excess of 4.99% (the “Maximum Percentage”) of the Common Shares outstanding immediately after giving effect to such exercise. Notwithstanding the foregoing, the Holder may, upon notice to the Company, increase or decrease the Maximum Percentage, provided that the Maximum Percentage in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of the Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 1(e) shall continue to apply; provided, further, any increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company. In the event that the issuance of Common Shares under this Certificate would result in the Holder (collectively with any other Attribution Parties) beneficially owning or being able to exercise control or direction over, directly or indirectly, Common Shares in excess of the Maximum Percentage of the Common Shares outstanding immediately after giving effect to such exercise or issuance, such number of Common Shares up to but not in excess of the Maximum Percentage shall be issued and after such number of Common Shares have been issued, the remaining issued and outstanding Warrants shall be automatically deemed to be unexercised. For purposes of this paragraph, the aggregate number of Common Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Common Shares held by the Holder and all other Attribution Parties plus the number of Common Shares issuable upon exercise of any Warrants with respect to which the determination of such calculation is being made, but shall exclude Common Shares which would be issuable upon (A) exercise of the remaining, outstanding Warrants beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible debentures, or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(e). For purposes of this Section 1(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “U.S. Securities Exchange Act”). For purposes of determining the number of outstanding Common Shares the Holder may acquire upon exercise of the Warrants without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Common Shares as reflected in the most recent of (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or its transfer agent, if any, setting forth the number of Common Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives an Election to Purchase from the Holder at a time when the actual number of outstanding Common Shares is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of Common Shares then outstanding and, to the extent that such Election to Purchase would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(e), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Common Shares to be exercised pursuant to such Election to Purchase. For any reason at any time, upon the written request of the Holder, the Company shall within one Business Day confirm orally and in writing or by electronic mail to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Shares to the Holder upon exercise of the Warrants results in the Holder and the other Attribution Parties being deemed to beneficially own or exercise control or direction over, directly or indirectly, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the U.S. Securities Exchange Act), the number of Common Shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership or control exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. The provisions of this paragraph shall be construed and implemented in strict conformity with the terms of this Section 1(e) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(e) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of any and all Warrants. For the purposes of this Section 1(e), “Attribution Parties” shall mean, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the Holder or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other persons whose beneficial ownership of the Common Shares would or could be aggregated with the Holders and the other Attribution Parties for purposes of Section 13(d) of the U.S. Securities Exchange Act; and “Group” shall mean a “group” as that term is used in Section 13(d) of the U.S. Securities Exchange Act and as defined in Rule 13d-5 thereunder. For clarity, the purpose of these definitions are to subject the Holder and all other Attribution Parties to the Maximum Percentage.

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(f)	Adjustments. The subscription rights in effect under the Warrants for Common Shares issuable upon the exercise of the Warrants shall be subject to adjustment from time to time as follows:

(i)	If, at any time from the date hereof until the Time of Expiry (the “Adjustment Period”), the Company shall:

(A)	subdivide, re-divide or change its outstanding Common Shares into a greater number of Common Shares;

(B)	reduce, combine or consolidate its outstanding Common Shares into a lesser number of Common Shares; or

(C)	issue Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or other distribution (other than, if applicable, a dividend paid in the ordinary course or a distribution of Common Shares upon the exercise of warrants, options, restricted share units or other exchangeable or convertible securities of the Company);

(any of such events in subsections 1(f)(i)(A), (B) or (C) being called a “Common Share Reorganization”) then, in each such event, the Exercise Price shall be adjusted as of the effective date or record date of such Common Share Reorganization, as the case may be, and shall, in the case of the events referred to in (A) or (C) above, be decreased in proportion to the increase in the number of outstanding Common Shares resulting from such subdivision, re-division, change or distribution, or shall, in the case of the events referred to in (B) above, be increased in proportion to the decrease in the number of outstanding Common Shares resulting from such reduction, combination or consolidation, in each case by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding as of the effective date or record date after giving effect to such Common Share Reorganization. Such adjustment shall be made successively whenever any event referred to in this subsection 1(f)(i) shall occur. Upon any adjustment of the Exercise Price pursuant to this subsection 1(f)(i), the Exchange Rate (as defined below) shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment. “Exchange Rate” means the number of Common Shares subject to the right of purchase under each Warrant, which, as of the date hereof, is one Common Share for one Warrant.

(ii)	If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the Current Market Price (as defined below) on the date of announcement of such issuance (a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that no such rights, options or warrants are exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or, if any such rights, options or warrants are exercised, to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be. Upon any adjustment of the Exercise Price pursuant to this subsection 1(f)(ii), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment.

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(iii)	If and whenever at any time during the Adjustment Period the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) securities of any class, whether of the Company or any other entity (other than Common Shares), (ii) rights, options or warrants to subscribe for or purchase Common Shares (or other securities convertible into or exchangeable for Common Shares), other than pursuant to a Rights Offering; (iii) evidences of its indebtedness or (iv) any cash, securities or other property or other assets (other than, if applicable, dividends paid in the ordinary course) and if such issue or distribution does not constitute a Common Share Reorganization, a Rights Offering or a distribution of Common Shares upon the exercise of Warrants or any outstanding options, then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by the directors of the Company, acting reasonably (whose determination shall be conclusive, subject to prior written consent of the TSX and any other applicable stock exchange approvals), of such cash, securities or other property or other assets so issued or distributed over the fair market value of any consideration received therefor by the Company from the holders of the Common Shares, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed. Upon any adjustment of the Exercise Price pursuant to this subsection 1(f)(iii), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment.

(iv)	If and whenever at any time during the Adjustment Period, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in subsection 1(f)(i) or a consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Holder that has not exercised its Warrants prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such Warrant thereafter, shall be entitled to receive upon payment of the Exercise Price and shall accept, in lieu of the number of Common Shares that prior to such effective date the Holder would have been entitled to receive the number of shares or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares to which prior to such effective date it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Company, relying on advice of legal counsel, to give effect to or to evidence the provisions of this subsection 1(f)(iv), the Company, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an agreement or certificate which shall provide, to the extent possible, for the application of the provisions set forth in this Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which the Holder is entitled on the exercise of its acquisition rights thereafter. Any agreement or certificate entered into between the Company, any successor to the Company or such purchasing body corporate, partnership, trust or other entity and the Holder shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subsection 1(f) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances arrangements.

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(v)	If and whenever at any time during the Adjustment Period the Company or a subsidiary of the Company shall make an issuer bid or a tender or exchange offer (other than an odd lot offer or a normal course issuer bid) to all or substantially all of the holders of Common Shares for all or any portion of the Common Shares where the cash and the value of any other consideration included in such payment per Common Share exceeds the Current Market Price on the business day immediately preceding the commencement of the issuer bid or tender or exchange offer (any such issuer bid or tender or exchange offer being called an “Issuer Bid”), the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect on the date of the completion of such Issuer Bid by a fraction, the numerator of which shall be the product of (A) the number of Common Shares outstanding immediately prior to the completion of the Issuer Bid (without giving effect to any reduction in respect of any tendered or exchanged shares) and (B) the Current Market Price on the trading day immediately preceding the commencement of the Issuer Bid, and the denominator of which shall be the sum of (A) the fair market value (determined by the board of directors of the Company, acting reasonably and in good faith) of the aggregate consideration paid by the Company or subsidiary to holders of Common Shares upon the completion of such Issuer Bid, and (B) the product of (I) the difference between the number of Common Shares outstanding immediately prior to the completion of the Issuer Bid (without giving effect to any reduction in respect of tendered or exchanged shares) and the number of Common Shares actually purchased by the Company or subsidiary pursuant to the Issuer Bid, and (II) the Current Market Price on the trading day immediately preceding the commencement of the Issuer Bid.

(vi)	In any case in which this subsection (iv)1(f) shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder of any Warrant exercised after the record date and prior to completion of such event the additional Common Shares issuable by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of exercise or such later date as the Holder would, but for the provisions of this subsection 1(f)(vi), have become the holder of record of such additional Common Shares pursuant to this subsection 1(f).

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(vii)	In any case in which subsection 1(f)(i)(C), subsection 1(f)(ii) or subsection 1(f)(iii) require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the Holder of the outstanding Warrants receives, subject to any required TSX approval or other stock exchange or regulatory approval, the rights or warrants referred to in subsection 1(f)(i)(C), subsection 1(f)(ii) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in subsection 1(f)(iii), as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrants having then been exercised into Common Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be.

(viii)	Each Common Share issued upon exercise of Warrants shall be entitled to receive, in addition to any Common Shares received in connection with such exercise, rights under the shareholder rights plan or equivalent plan, if any, and the certificates (if applicable) representing the Common Shares issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan or equivalent plan adopted by the Company, as the same may be amended from time to time, and the Exercise Price shall not be adjusted in connection therewith. If prior to any exercise of Warrants, however, such rights have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights agreement, the Exercise Price shall be adjusted at the time of separation as if the Company distributed to all holders of Common Shares, rights options or warrants as described in subsection 1(f)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(ix)	The adjustments provided for in this subsection 1(f) are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this subsection 1(f), provided that, notwithstanding any other provision of this Section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect or the number of Common Shares issuable upon the exercise of a Warrant by at least one one-hundredth of a Common Share; provided, however, that any adjustments which by reason of this subsection 1(f)(ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

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(x)	After any adjustment pursuant to this subsection 1(f), the term “Common Shares”, where used in this Certificate, shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this subsection 1(f), the Holder is entitled to receive upon the exercise of Warrants, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other property or securities the Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this subsection 1(f), upon the full exercise of a Warrant.

(xi)	All Common Shares or shares of any class or other securities, which the Holder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this subsection 1(f), shall, for the purposes of the interpretation of this Certificate, be deemed to be Common Shares which such Holder is entitled to acquire pursuant to such Warrant.

(xii)	Notwithstanding anything in this subsection 1(f), no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to this Certificate or in connection with (a) any share incentive plan or restricted share unit plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Company; or (b) the satisfaction of existing instruments issued as of the date hereof.

(xiii)	As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Company shall take any action which may, in the opinion of legal counsel, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Common Shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(xiv)	The Company shall from time to time promptly after the occurrence of any event which requires an adjustment or readjustment as provided in this subsection 1(f), deliver a certificate of the Company to the Holder specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

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(xv)	The Company covenants to and in favour of the Holder that so long as this Warrant remains outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in this subsection 1(f) whether or not such action would give rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Warrants, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

(xvi)	The Company covenants with the Holder that it will not close its transfer books or take any other corporate action which might deprive the Holder of the opportunity to exercise its right of acquisition hereunder during the period of 10 business days after the giving of the certificate set forth in subsection 1(f)(xiv).

(xvii)	If the Company, after the date hereof, shall take any action affecting the Common Shares other than action described in this subsection 1(f), which in the reasonable opinion of the directors of the Company would materially affect the rights of the Holder, the Exercise Price and/or the Exchange Rate, the number of Common Shares which may be acquired upon exercise of the Warrants shall be adjusted in such manner and at such time, by action of the directors, acting reasonably and in good faith, in their sole discretion as they may determine to be equitable to the Holder in the circumstances, provided that no such adjustment will be made unless any requisite prior approval of the TSX and any other stock exchange on which the Common Shares are listed for trading has been obtained, as applicable. No adjustments shall be made pursuant to this subsection 1(f)(xvii) if the Holder is entitled to participate in any event described in this subsection 1(f)(xvii) on the same terms, mutatis mutandis, as if the Holder had exercised their Warrants prior to, or on the effective date or record date (as applicable) of, such event.

(xviii)	If at any time a question or dispute arises with respect to adjustments provided for in this subsection 1(f), such question or dispute will be conclusively determined by the auditor of the Company or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors of the Company and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Company and the Holder. The Company will provide such auditor or chartered accountant with access to all necessary records of the Company.

(g)	Shares to be Reserved. The Company will at all times keep available and reserve out of its authorized Common Shares, solely for the purpose of issuing upon the exercise of the Warrants, such number of Common Shares as shall then be issuable upon the exercise of the Warrants. The Company covenants and agrees that all such Common Shares which shall be so issuable will, upon issuance and receipt of the Exercise Price therefore, be duly authorized and issued as fully paid and nonassessable. The Company will take all such actions as may be necessary to ensure that all such Common Shares may be so issued without violation of any applicable requirements of any exchange upon which the Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges. The Company will take all such actions as are within its power to ensure that all such Common Shares may be so issued without violation of any applicable law.

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(h)	Issue Tax. Upon the exercise of Warrants, the issuance of certificates, if any, for the Common Shares and the issuance of Certificates for any unexercised Warrants shall be made without charge to the Holder, including for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate(s) in a name other than that of the Holder.

(i)	Listing. The Company will, at its expense and as expeditiously as possible, use its commercially reasonable efforts to cause all Common Shares issuable upon the exercise of the Warrants to be duly listed on the TSX and/or any other stock exchange upon which the Common Shares may be then listed prior to the issuance of such Common Shares and the Company will provide notice to the Nasdaq Stock Market (the “NASDAQ”) with respect to the listing of all Common Shares issuable upon exercise of the Warrants.

(j)	Current Market Price. For the purposes of any computation hereunder, the “Current Market Price” at any date shall be the volume weighted average trading price (“VWAP”) per Common Share for the 20 consecutive trading days ending five trading days prior to the relevant date on the TSX or if on such date the Common Shares are not listed on the TSX, on the most senior stock exchange in Canada on which the Common Shares may then be listed and on which there is the greatest volume of trading of the Common Shares for such 20 day period, or, if the Common Shares or any other security in respect of which a determination of Current Market Price is being made are not listed on any stock exchange, which includes the TSX, the Current Market Price shall be determined in good faith by the directors of the Company, which determination shall be conclusive, absent fraud or manifest error. The VWAP shall be determined by dividing the aggregate sale price of all such Common Shares sold on the said exchange during the said 20 consecutive trading days by the total number of such Common Shares so sold.

2.	Transfer of Warrants. Subject to applicable securities laws, the Warrants represented by this Certificate are transferable by the Holder to any person, upon delivery to the Company of this Certificate and a duly executed transfer form in substantially the form attached hereto as Schedule 2 (the “Transfer Form”) or such other instrument of transfer in such form as the Company may from time to time prescribe. The Warrants may be offered, sold, pledged or otherwise transferred only: (a) to the Company (b) outside the United States in compliance with rule 904 of Regulation S under the U.S. Securities Act and in compliance with local laws and regulations, (c) in accordance with (1) Rule 144A Under the U.S. Securities Act, or (2) Rule 144 under the U.S. Securities Act and, in each case, in compliance with applicable state securities laws, or (d) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, provided that in the case of transfers pursuant to (b), (c)(1), (c)(2) or (d) above, a legal opinion reasonably satisfactory to the Company must first be provided to the Company’s transfer agent to the effect that such transfer is exempt from or not subject to registration under the U.S. Securities Act and applicable state securities laws. Subject to the foregoing, the Company shall issue and mail as soon as practicable, and in any event within five business days of such delivery, a new Certificate registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed. Upon the transfer of any Warrant in accordance with the terms hereof, the Company shall enter the name of the transferee in the register as the registered holder of such transferred Warrants.

3.	U.S. Securities Laws. The Warrants represented by this Certificate may only be exercised by or on behalf of a holder who, at the time of exercise, either:

(a)	is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Company pursuant to the terms and conditions of the exchange and subscription agreement between the Company and the Holder dated May [«], 2024 (the “Agreement”); (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any; (c) each of holder or any beneficial owner is on the date of exercise of the Warrants, an “accredited investor” within the meaning of Rule 501(a) under the U.S. Securities Act; and (d) all the representations, warranties and covenants agreed upon or made by the holder of the warrant (the “Warrantholder”) during the purchase of the Warrants from the Company continue to be true and correct on the date of exercise of the Warrants and it represents to the Company as such; or

(b)	is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Company pursuant to the terms and conditions of the Agreement; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment discretion; (c) each of it and any beneficial owner was on the date the Warrants were purchased from the Company, and is on the date of exercise of the Warrants, a “qualified institutional buyer” (as that term is used in Rule 144A of the U.S. Securities Act and is also an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act); and (d) all the representations, warranties and covenants agreed upon or made by the Warrantholder, or any beneficial purchaser, as the case may be during the purchase of the Warrants from the Company continue to be true and correct as of the date of exercise of the Warrants and it represents to the Company as such; or

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(c)	is tendering with the exercise form a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that the issuance of the Common Shares to be delivered upon exercise of the Warrants have been registered under the U.S. Securities Act and all applicable state securities laws of the United States or such issuance is exempt from such registration requirements.

4.	Replacement. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Certificate), the Company will issue to the Holder a replacement Certificate (containing the same terms and conditions as this Certificate), without expense to the Holder.

5.	Expiry Date. The Warrants represented by this Certificate shall expire and all rights to purchase Common Shares hereunder shall cease and become null and void at 5:00 p.m. (Toronto time) on the Expiry Date.

6.	Successor Companies.

(a)	The Company shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other company (herein called a “successor company”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor company shall have executed such instruments and done such things as the Company, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor company will have assumed all the covenants and obligations of the Company under this Certificate; and

(ii)	the Warrants and the terms set forth in this Certificate will be a valid and binding obligation of the successor company entitling the Holder, as against the successor company, to all the rights of the Holder under this Certificate.

(b)	Whenever the conditions of subsection 6(a) shall have been duly observed and performed, the successor company shall possess, and from time to time may exercise, each and every right and power of the Company under this Certificate in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor company.

7.	Covenants and Compliance Obligations. So long as any Warrants remain outstanding the Company covenants that:

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(a)	it shall do or cause to be done all things necessary to preserve and maintain its corporate existence; and

(b)	if the issuance of the Common Shares upon the exercise of the Warrants requires any filing or registration with or approval of any Canadian securities regulatory authority or other Canadian governmental authority or compliance with any other requirement under any Canadian law before such Common Shares may be validly issued, the Company agrees to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be.

8.	Governing Law. The laws of the Province of Ontario and the federal laws of Canada applicable therein shall govern the Warrants.

9.	Successors. This Certificate shall inure to the benefit of the Holder and its successors or assigns and shall be binding on the Company and its successors.

10.	General. All amounts of money referred to in this Certificate are expressed in lawful money of Canada.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by a duly authorized officer.

DATED as of May [•], 2024.

CANOPY GROWTH CORPORATION

Per:
Authorized Signing Officer

SCHEDULE 1

ELECTION TO PURCHASE

TO: Canopy Growth Corporation

The undersigned hereby irrevocably elects to exercise the number of Warrants of Canopy Growth Corporation for the number of Common Shares (or other property or securities subject thereto) as set forth below:

Payment of Exercise Price

(a)	Number of Warrants to be Exercised:	#

(b)	Number of Common Shares to be Acquired:	#

(c)	Exercise Price per Common Share:	$

(d)	Aggregate Purchase Price [(b) multiplied by (c)]	$

and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price, and directs such Common Shares to be registered and a certificate therefor, if applicable, to be issued as directed below.

Any capitalized term in this Election to Purchase that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Certificate.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

(A)	the undersigned holder is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Company pursuant to the terms and conditions of the Agreement; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any; (c) each of the undersigned and any beneficial owner is on the date of exercise of the Warrants, an “accredited investor” within the meaning of Rule 501(a) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”); and (d) all the representations, warranties and covenants agreed upon or made by the Warrantholder during the purchase of the Warrants from the Company continue to be true and correct as if duly executed as of the date hereof;

(B)	the undersigned holder is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Company pursuant to the terms and conditions of the Agreement; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment discretion; (c) each of it and any beneficial owner was on the date the Warrants were purchased from the Company, and is on the date of exercise of the Warrants, a “qualified institutional buyer” (as that term is used in Rule 144A of the U.S. Securities Act and is also an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act); and (d) all the representations, warranties and covenants agreed upon or made by the Warrantholder, or any beneficial purchaser, as the case may be during the purchase of the Warrants from the Company continue to be true and correct as if duly executed as of the date hereof; OR

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(C)	the undersigned holder is tendering with this exercise form a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that the issuance of the Common Shares to be delivered upon exercise of the Warrants have been registered under the U.S. Securities Act and all applicable state securities laws of the United States or such issuance is exempt from such registration requirements.

The undersigned holder understands that a certificate or direct registration statement representing the Common Shares shall be issued bearing a legend restricting transfer under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available (as described in the Certificate and the Agreement).

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise shall be subject to restrictions on resale under applicable securities legislation. The undersigned hereby further acknowledges that the Company will rely upon the confirmations, acknowledgements and agreements set forth herein, and agrees to notify the Company promptly in writing if any of the representations or warranties herein ceases to be accurate or complete.

[Remainder of page intentionally left blank. Signature page follows.]

DATED this              day of                          , 20 .

Per:	Address of Registered Holder

Name of Registered Holder:

SCHEDULE 2

TRANSFER FORM

TO:	Canopy Growth Corporation

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(Transferee)

(Address)

                    of the Warrants registered in the name of the undersigned transferor represented by the attached Warrant Certificate.

Any capitalized term in this Transfer Form that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Certificate.

The undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A) the transfer is being made only to the Company;

☐	(B) the transfer is being made outside the United States in compliance with rule 904 of Regulation S under the U.S. Securities Act and in compliance with local laws and regulations and the undersigned has furnished to the Company and the Company’s transfer agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect;

☐	(C) the transfer is being made in accordance with (1) Rule 144A under the U.S. Securities Act, or (2) Rule 144 under the U.S. Securities Act and, in each case, in compliance with applicable state securities laws and the undersigned has furnished to the Company and the Company’s transfer agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect; or

☐	(D) the transfer is being made in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect.

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DATED this                     day of                             ,           .

Signature of Registered Holder (Transferor)

Print name of Registered Holder

Address

NOTE: The signature on this transfer form must correspond with the name as recorded on the face of the Certificate in every particular without alteration or enlargement or any change whatsoever or this transfer form must be signed by a duly authorized trustee, executor, administrator, curator, guardian, attorney of the Holder or a duly authorized signing officer in the case of a corporation. If this transfer form is signed by any of the foregoing, or any person acting in a fiduciary or representative capacity, the Certificate must be accompanied by evidence of authority to sign.

EXHIBIT D

Registration Rights Agreement

See attached.

D-1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May [•], 2024, between Canopy Growth Corporation, a corporation governed by the federal laws of Canada (the “Company”), and [•], a [•] (the “Investor”).

This Agreement is made pursuant to the Exchange and Subscription Agreement, dated as of May [•], 2024, between the Company and the Investor (the “Exchange and Subscription Agreement”).

The Company and the Investors hereby agree as follows:

1.	Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Exchange and Subscription Agreement shall have the meanings given to such terms in the Exchange and Subscription Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(b).

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the Company shall cause the Initial Registration Statement to become effective under the 1933 Act within 75 days (the “Effectiveness Deadline”), and with respect to any additional Registration Statements which may be required pursuant to Section 2(c), the 5th Trading Day following the date the staff of the SEC informs the Company that it is not going to review the additional Registration Statement (or, in the event of a “full review” by the Commission, as soon as reasonably practicable after the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the staff of the SEC that one or more of the above Registration Statements is no longer subject to further review and comment by the staff of the SEC, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Filing Date” means, with respect to the Initial Registration Statement, as soon as reasonably practicable following the filing by the Company of its Annual Report on Form 10-K for the Company’s fiscal year ended March 31, 2024, but in no event later than forty- five (45) days after the Closing Date, and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c), the earliest practicable date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Liquidated Damages” shall have the meaning set forth in Section 2(f).

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the SEC pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all Underlying Shares issued and issuable, in each case, to the Investor upon the conversion of the Debentures issued on the Closing Date , (b) all Warrant Shares then issued and issuable to the Investor, in each case upon exercise of the Warrants issued on the Closing Date (the “Warrant Shares”), (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders, and the Company or counsel to the Company has provided an instruction letter/opinion to the Transfer Agent to remove all restrictive legends on all Registrable Securities and all such legends under the Securities Act have been removed. Notwithstanding the foregoing, each Investor acknowledges that the Company is an issuer described in Rule 144(i)(1)(ii) under the Securities Act, and the Registrable Securities will no longer be Registrable Securities if, in connection with the Company’s efforts to remove the legends from the Registrable Securities in accordance with the immediately preceding clause (c) of this definition of Registrable Securities, the Company provides the Investors with notice of its request that the Investors provide a duly executed Legend Removal Certificate in the form attached hereto as Annex A (a “Legend Removal Certificate”), and the Investors do not provide a duly executed Legend Removal Certificate within three Trading Days from receiving notice of such request.

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“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Selling Securityholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act.

2.	Shelf Registration.

(a)            On or prior to each Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3ASR (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3ASR, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(d)) and shall contain (unless otherwise directed by at least 85% in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex B and substantially the “Selling Securityholder” section attached hereto as Annex C, in each case, subject to any comments from the staff of the SEC requiring changes to the Plan of Distribution or Selling Securityholder section of the Prospectus; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to cause a Registration Statement filed under this Agreement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Deadline, and shall use commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities cease to be Registrable Securities (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 4:00 p.m. (New York City time) or as soon thereafter as is practicable on a Trading Day. The Company shall immediately notify the Holders via e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company is notified of such effectiveness by the staff of the SEC. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the SEC as required by Rule 424.

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(b)            Notwithstanding the registration obligations set forth in Section 2(a), if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(d); provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Securities Act Rules Compliance and Disclosure Interpretation 612.09.

(c)            Notwithstanding any other provision of this Agreement, if the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.	First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities;

b.	Second, the Company shall reduce Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders); and

c.	Third, the Company shall reduce Registrable Securities represented by Underlying Shares (applied, in the case that some Underlying Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Underlying Shares held by such Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least three (3) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its reasonable best efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

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(d)            If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall, to the extent permitted by SEC Guidance, maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(e)            Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as an “underwriter” without the prior written consent of such Holder; provided, however, the Company shall not be required to pay Liquidated Damages in the event the Initial Registration Statement is not effective because the a Holder refuses to be named as an “underwriter”.

(f)            In the event the Initial Registration Statement is not declared effective (or automatically effective in the case of a Form S-3ASR) by the Effectiveness Deadline, the Company shall pay the Investor an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1% of the aggregate principal amount of the Debentures. In addition, for each 30-day period after the Effectiveness Deadline that the Initial Registration Statement has not become effective, the Company shall pay the Investor an amount in cash, as Liquidated Damages, equal to 2% of the aggregate principal amount of the Debentures (pro-rated for any portion of such 30-day period). Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to file a Registration Statement and no Liquidated Damages shall accrue if the Company is not able to file a Registration Statement solely because of the Investor’s failure to provide the information required to be provided in the Selling Securityholder Questionnaire.

3.	Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)            Not less than forty-eight (48) hours prior to the filing of each Registration Statement and not less than twenty-four (24) hours prior to the filing of any related Prospectus or any amendment or supplement thereto (other than any prospectus supplement filed to update a Prospectus with filings the Company makes pursuant to Section 13 and 15(d) of the Exchange Act), the Company shall furnish to each Holder copies of all such documents proposed to be filed, which will be subject to the review of such Holders. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith (as determined in the sole discretion of the Company), provided that, the Company is notified of such objection in writing no later than twenty-four (24) hours after the Holders have been so furnished copies of a Registration Statement or one twenty-four (24) hours after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex D (a “Selling Securityholder Questionnaire”) on a date that is not less than one (1) Trading Day prior to the Filing Date.

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(b)            (i) Prepare and file with the SEC such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the SEC relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non- public information regarding the Company or any of its Subsidiaries or that does not relate to the offering or the Registrable Securities), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the 1934 Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement, as so amended, or in such Prospectus, as so supplemented.

(c)            Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries, and the Company agrees that the Holders shall not have any duty of confidentiality to the Company or any of its Subsidiaries and shall not have any duty to the Company or any of its Subsidiaries not to trade on the basis of such information.

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(d)            Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)            Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(f)            Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).

(g)            Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h)            If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent the Holder complies with the Share Transfer Memorandum attached hereto as Annex E (the “Share Transfer Memorandum”), of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

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(i)            Upon the occurrence of any event contemplated by Section 3(c)(iii)-(vi), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(j)            Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the 1934 Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(k)            The Company shall use its reasonable best efforts to become eligible to use Form S-3 (or any successor form thereto) and, if eligible to use Form S-3 (or any successor form thereto), the Company shall use its reasonable best efforts to maintain such eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(l)            The Company may require each selling Holder to furnish to the Company a certified statement as to the number of Common Shares beneficially owned by such Holder and, if required by the SEC, the natural persons thereof that have voting and dispositive control over the shares.

4.            Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any Trading Market on which the Common Shares are then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

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5.	Indemnification.

(a)            Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Shares), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the 1934 Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex B hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(b). The Company shall notify the Holders promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(e).

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(b)            Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the 1934 Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus, (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Securityholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex B hereto for this purpose), such Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)- (vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(b). In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)            Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it that such failure shall have materially and adversely prejudiced the Indemnifying Party.

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An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding, or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d)            Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.	Miscellaneous.

(a)            Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)            Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(c)            Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 50.1% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Warrants), provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(c). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

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(d)            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Exchange and Subscription Agreement.

(e)            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities.

(f)            No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(g)            Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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(h)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(i)            Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(j)            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)            Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l)            Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CANOPY GROWTH CORPORATION

By:
Name:
Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO CGC RRA]

Name of Holder: _____________________

Signature of Authorized Signatory of Holder: _____________________

Name of Authorized Signatory: _____________________

Title of Authorized Signatory: _____________________

[SIGNATURE PAGES CONTINUE]

Annex A

LEGEND REMOVAL CERTIFICATE

The undersigned shareholder (the “Shareholder”) of CANOPY GROWTH CORPORATION, a corporation organized and existing under the Canada Business Corporations Act (the “Company”), is delivering this certificate to the Company in connection with the Shareholder’s request to remove the transfer restriction legends under the Securities Act of 1933, as amended (the “Securities Act”), from certificates or book-entry notations issued in the Shareholder’s name with respect to the number of common shares, no par value, of the Company set forth on Schedule I hereto (the “Shares”).

A.	The Shareholder hereby represents and warrants to the Company that the Shareholder is not currently an affiliate of the Company, as that term is defined in paragraph (a)(1) of Rule 144 promulgated under the Securities Act (“Rule 144”), and has not been an affiliate of the Company for a period of three months prior to the date hereof.

B.	The Shareholder acquired and fully paid for the above securities at least one year ago, or acquired the securities from a non-affiliate of the Company, who acquired and fully paid for the securities at least one year ago, with such time periods being computed in accordance with paragraph (d) of Rule 144 and interpretations of the Division of Corporation Finance of the Securities and Exchange Commission thereunder.

C.	The Shareholder hereby represents and warrants to the Company that the Shareholder is sophisticated in financial matters and is familiar with the registration requirements under the Securities Act. If the Shareholder is an investment fund, the Shareholder’s chief compliance officer (or the chief compliance officer of the general partner, manager or other entity which manages the Shareholder) has reviewed this certificate and is aware that the Shareholder will be executing and delivering this certificate to the Company and undertaking the obligations set forth herein.

D.	The Shareholder acknowledges that the Company is formerly a “special purpose acquisition corporation” and therefore an issuer described in subsection (i)(1)(ii) of Rule 144.

E.	The Shareholder did not originally acquire the Shares with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

F.	If the Shareholder is an investment fund, the Shareholder has established and maintains adequate controls and procedures to ensure that the Shares are transferred and/or sold only pursuant to: (i) an effective resale registration statement under the Securities Act registering the Shareholder’s resale of the Shares, which includes a prospectus that is current, and in the manner contemplated by such registration statement, including the “Plan of Distribution” contained therein or (ii) an exemption from the registration requirements of the Securities Act. Such controls include, but are not limited to, procedures designed to identify, segregate, and control the Shares. Such controls and procedures are effective in all material respects to perform the functions for which they were established.

A-1

G.	The Shareholder hereby covenants that:

1.	The Shareholder will transfer the Shares only:

(a)	pursuant to an effective resale registration statement under the Securities Act registering the Shareholder’s resale of the Shares, which includes a prospectus that is current, and in the manner contemplated by such registration statement, including the “Plan of Distribution” contained therein, provided that the Shareholder has not received oral or written notice from the Company that use ofthe prospectus is suspended or that the prospectus otherwise may not, at such time, be used for transfers of the Shares; or

(b)	in accordance with Rule 144, including the requirement of subsection (i)(2) of Rule 144 that the Company: (i) be then subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) has filed all reports and other materials required to be filed by Section 13 or 15(d) of such Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; or

(c)	pursuant to another exemption from the registration requirementsof the Securities Act, provided that the Shareholder provides the Company with advance notice of such transfer and an opinion of counsel reasonably acceptable to the Company that the proposed transfer is exempt from the registration requirements of the Securities Act.

2.	The Shareholder acknowledges and agrees that the Company is under no obligation to provide oral or written notice to the Shareholder regarding the availability of an exemption from registration pursuant to Rule 144, and the Shareholder shall be responsible for ensuring that any proposed transfers of the Shares in reliance upon Rule 144 comply with Rule 144, including without limitation subsection (i)(2) thereof. The Shareholder further acknowledges and agrees that Rule 144 may not be available as an exemption from registrationfor future transfers of Shares.

3.	The Shareholder will provide the Company with any update to the Shareholder’s contact information set forth on the signature page hereof for purposes of any notification to be delivered to the Shareholder relating hereto.

A-2

H.	The Shareholder agrees that, in connection with the matters described above, the Company, Paul Hastings LLP, its legal counsel, and Odyssey Trust Company, its transfer agent, may rely upon the statements, representations and warranties made herein, as if this certificate had been addressed to them, (i) with respect to Paul Hastings LLP, for purposes of preparing and delivering any legal opinion(s) required in connection with the removal of the transfer restriction legends from the Shares, and, (ii) with respect to Odyssey Trust Company, in connection with the removal of the transfer restriction legends from the Shares.

[Signature page follows]

A-3

Very truly yours,

Name of Shareholder:

Signature:

Name of Signatory:

Title of Signatory:

Date:

Contact Name No. 1:

Phone Number:

Email:

Contact Name No. 2:

Phone Number:

Email:

A-4

Schedule I

Entity/Individual Legal Name	Registration Name	Tax Identification Number	Number of Shares	Share Certificate or Book Entry Information

A-5

Annex B

Plan of Distribution

We are registering the Shares to permit the resale of the Shares by the holder thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholder of the Shares. We will bear all costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus.

The Selling Securityholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of Shares. These sales may be effected in transactions, which may involve cross or block transactions. The Selling Securityholder may use one or more of the following methods when disposing of the Shares or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales;

•	through the distribution of the Shares by the Selling Securityholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	in sales pursuant to Rule 144 under the Securities Act;

•	whereby broker-dealers may agree with the Selling Securityholder to sell a specified number of such Shares at a stipulated price per share;

•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

B-1

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

If the Selling Securityholder effects such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Securityholder may also sell the Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed Common Shares in connection with such short sales. The Selling Securityholder may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.

The Selling Securityholder may pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act by amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as a Selling Securityholder under this prospectus. Each Selling Securityholder also may transfer and donate the Shares owned by it in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholder and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Securityholder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states of the United States, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states of the United States, the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

B-2

The aggregate proceeds to the Selling Securityholder from the sale of the Shares offered will be the purchase price of the Shares less discounts or commissions, if any. The Selling Securityholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. There can be no assurance that the Selling Securityholder will sell any or all of the Shares registered hereunder.

The Selling Securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

We will pay all expenses of the registration of the Shares pursuant to the Subscription Agreements, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the Selling Securityholder will pay all underwriting fees, discounts or commissions attributable to the sale of the Shares and any legal fees and expenses of counsel to the Selling Securityholder. We may be indemnified by the Selling Securityholder against certain liabilities, including certain liabilities under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by the Selling Securityholder specifically for use in this prospectus.

Once sold hereunder, the Shares will be freely tradable in the hands of persons, other than our affiliates.

B-3

Annex C

SELLING SECURITYHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Securityholder” includes the selling securityholder listed below and donees, pledgees, permitted transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling securityholder as a gift, pledge or other non-sale related transfer.

On May [•], 2024, we entered into an Exchange and Subscription Agreement (the “Exchange and Subscription Agreement”) with the Selling Securityholders. Pursuant to the Exchange and Subscription Agreement, the Company issued to the Selling Securityholder $[•] in principal amount of Debentures and Warrants to purchase [•] Shares in exchange for $[•] in principal amount of notes held by the Selling Securityholder and a cash payment to the Company by the Selling Securityholder of $[•] in a private placement (the “Private Placement”)]].

We have prepared this prospectus to allow the Selling Securityholder or its successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to [•] Shares. On May  [•], 2024, in connection with the Private Placement, we entered into a registration rights agreement with the Selling Securityholders, pursuant to which we agreed to register the resale of the Shares. The Debentures and Warrants , were issued by the Company in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.

The Shares to be offered by the Selling Securityholders pursuant to this prospectus are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Securityholders the opportunity to sell the Shares publicly. The registration of the Shares does not require that any of the Shares be offered or sold by the Selling Securityholders.

No estimate can be given as to the amount or percentage of Common Shares that will be held by the Selling Securityholders after any sales of Shares are made pursuant to this prospectus because the Selling Securityholders are not required to sell any of the Shares being registered hereunder. The table below assumes that the Selling Securityholders will sell all of the Shares listed in this prospectus and that they do not purchase additional Common Shares.

Unless otherwise indicated in the footnotes to the table below, the Selling Securityholders have not had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared the table below based on written representations and information furnished to us by or on behalf of the Selling Securityholders. Since the date on which the Selling Securityholders provided this information, the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of the Common Shares in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes to the table below, we believe that (1) the Selling Securityholders are not broker-dealers or affiliates of a broker-dealer, (2) the Selling Securityholders do not have direct or indirect agreements or understandings with any person to distribute its respective Shares, and (3) the Selling Securityholders have sole voting and investment power with respect to all Shares beneficially owned. To the extent any Selling Securityholder is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Securityholders may change over time. Any changed information will be set forth in amendments or supplements to this prospectus, if required.

C-1

Under the terms of the warrants, a Selling Securityholder may not exercise the warrants to the extent such exercise would cause such Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of Common Shares which would exceed 4.99% (the “Maximum Percentage”) of our then outstanding Common Shares following such exercise, excluding for purposes of such determination Common Shares issuable upon exercise of such warrants which have not been exercised. The number of Shares in the second and fourth columns do not reflect this limitation. The Selling Securityholders may sell all, some or none of their Shares in this offering. See “Plan of Distribution.”

The following table sets forth information with respect to the beneficial ownership of our Common Shares held, as of May [•], 2024, by the Selling Securityholders and the number of Shares being offered hereby and information with respect to Common Shares to be beneficially owned by the Selling Securityholders after completion of this offering. The percentages in the following table reflect the Common Shares beneficially owned by the Selling Securityholders as a percentage of the total number of Common Shares outstanding as of May [•], 2024. As of such date, [•] Common Shares were outstanding.

	Total Number of Common Shares Beneficially Owned Prior to the Offering(1)		Maximum Number of Common Shares that may be Offered Pursuant	Common Shares Beneficially Owned After this Offering(1)(2)
Name	Number	Percentage	to this Prospectus	Number	Percentage
[•](3)
[•](4)

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, Common Shares subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days (of May [•], 2024) are deemed outstanding. Common Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Assumes that the Selling Securityholders dispose of all of the Common Shares covered by this prospectus and do not acquire beneficial ownership of any additional Common Shares. The registration of these Common Shares does not necessarily mean that the Selling Securityholders will sell all or any portion of the Common Shares covered by this prospectus.
(3)	Consists of [•].
(4)	Consists of [•].

C-2

Annex D

CANOPY GROWTH CORPORATION

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common shares (the “Registrable Securities”) of Canopy Growth Corporation, a corporation governed by the federal laws of Canada (the “Company”), understands that the Company has filed or intends to file with the SEC a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is originally annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

D-1

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person(s) (which means a/the natural person(s) who directly or indirectly alone or with others has/have power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:

E-Mail:

Contact Person and Title:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐  No ☐

D-2

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐  No ☐

Note: If “no” to Section 3(b), the SEC’s staff has indicated that you should be identified as an “underwriter” in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐  No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐  No ☐

Note: If “no” to Section 3(d), the SEC’s staff has indicated that you should be identified as an “underwriter” in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Exchange and Subscription Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Securityholder:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

D-3

6.	Reliance on Responses. The undersigned acknowledges and agrees that the Company and its legal counsel shall be entitled to rely on its responses in this Questionnaire in all matters pertaining to the Registration Statement and the sale of any Registrable Securities pursuant to the Registration Statement.

The undersigned hereby acknowledges and is advised of the Securities Act Sections Compliance and Disclosure Interpretation 239.10 of the Division of Corporation Finance of the SEC regarding short selling:

An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock "against the box" and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

If the Company is required to file a new or additional registration statement to register Registrable Securities beneficially owned by the Selling Securityholder, the undersigned hereby agrees to complete and return to the Company, upon the request of the Company, a new Questionnaire (in a form substantially similar to this Questionnaire).

By signing below, the undersigned represents that the information provided herein is accurate and complete. The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or the undersigned’s affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

D-4

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

D-5

Annex E

To:	Persons Receiving Restricted Canopy Growth Corporation Common Shares Pursuant to the Conversion of Debentures and the Exercise of Warrants Issued Pursuant to the Exchange and Subscription Agreement Dated May [•], 2024

Re:	Process for Selling Restricted Common Shares

Date: May [•], 2024

This memorandum is being sent to certain persons (the “Sellers” or “you”) that received restricted Debentures convertible into common shares (the “Underlying Shares”) of Canopy Growth Corporation (“Canopy”) and warrants (the “Warrants”) to purchase restricted common shares (the “Warrant Shares” and, together with the Underlying Shares, the “Shares”) pursuant to that certain Exchange and Subscription Agreement, Dated May [•] 2024 (the “Agreement”).

In accordance with the Agreement and a related Registration Rights Agreement, dated May [•], 2024, between Canopy and each of the Sellers (the “Registration Rights Agreement”), Canopy will file with the Securities and Exchange Commission (the “SEC”) a registration statement registering the resale of all of the restricted Shares that will or may be received by the Sellers (the “Registration Statement”) and a related prospectus (the “Prospectus”).

This memorandum is intended to provide answers to questions about the process for (i) selling the restricted Shares pursuant to the Registration Statement and the Prospectus or (ii) an entity to make a pro rata in-kind distribution of Shares to its members, partners or other shareholders as described in the Plan of Distribution contained in the Prospectus (a “Pro-Rata Distribution”).

What evidence is there to indicate my ownership of my restricted Shares?

On or shortly after the issuance of Shares pursuant to the Debentures or the Warrants, Canopy’s transfer agent, Odyssey Trust Company (“Odyssey”), will issue an account statement to you, which will be sent to you via email. The account statement will include the legal name under which the restricted Shares were issued, your contact address, your account number at Odyssey and the number of restricted Shares issued to you in “book entry” (i.e., electronic) form on the books of Canopy at Odyssey. Although the restricted Shares will be held at Odyssey, you will be the legal and registered owner of such restricted Shares.

When you receive your account statement, please advise Canopy of any errors in the information included in your account statement so that a corrected statement can be generated for you.

Are my restricted Shares subject to a contractual “lock-up period” during which they cannot be sold?

No, your restricted Shares are not subject to contractual lock-up restrictions.

E-1

When may I sell or when may an entity make a Pro-Rata Distribution of my restricted Shares?

You may sell or an entity may make a Pro-Rata Distribution of restricted Shares pursuant to the Registration Statement and the Prospectus after the SEC declares the Registration Statement effective and Canopy files the final Prospectus with the SEC (provided the Registration Statement remains effective at the time of sale).

Can I transfer my restricted Shares to my brokerage account?

For a period of at least one year after the date of issuance of Shares pursuant to the Agreements (the “Issuance Date”), you will not be able to transfer your restricted Shares to your brokerage account or otherwise, other than in connection with a sale of such restricted Shares pursuant to the Prospectus or a sale pursuant to Rule 144 promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), see “How do I sell my restricted Shares held in book entry form at Odyssey?”

One year after the Issuance Date, assuming you are not an affiliate of Canopy and you provide Canopy with an executed Legend Removal Certificate (as such term is defined in the Registration Rights Agreement), Canopy will work with Odyssey to remove the restrictive legend from the Shares.

How do I sell my restricted Shares held in book entry form at Odyssey?

Once the SEC declares the Registration Statement effective and Canopy files the final Prospectus, assuming the use of the Registration Statement or the Prospectus has not been suspended pursuant to the terms of the Registration Rights Agreement, you may sell your restricted Shares at any time by completing the following steps (in order):

1.	Your broker executes a sale for the number of restricted Shares you wish to sell (which sale will be covered by unrestricted Shares obtained as set forth below); and

2.	Your broker delivers to Odyssey (i) an original signed representation letter from the broker stating which securities are being sold (an example of this letter is attached hereto as Exhibit A, although your broker may have its own form) and (ii) a DRS statement evidencing the Shares being sold by Seller.

Following receipt of the above documents properly completed and executed, Odyssey will remove the restriction from the Shares being sold and forward the DRS statement representing the unrestricted Shares to your broker. Your broker will then deposit these Shares electronically through the DTC/CDS system. In order for your broker to receive the unrestricted Shares in time to settle the sale of the Shares, the Broker should request the issuance of the Shares on a “rush” basis. Any rush fees shall be paid by Canopy.

E-2

How does an entity make a pro rata in-kind distribution of Shares to its members, partners or stockholders pursuant to the Registration Statement?

Once the SEC declares the Registration Statement effective and Canopy files the final Prospectus, assuming the use of the Registration Statement or the Prospectus has not been suspended pursuant to the terms of the Registration Rights Agreement, a Seller that is an entity may make a Pro-Rata Distribution by completing the following steps:

1.	The entity making the Pro-Rata Distribution shall deliver to Odyssey an original signed representation letter substantially in the form set forth in, and providing the information required by, the letter attached hereto as Exhibit B (the “Distribution Representation Letter”).

2.	The entity making the Pro-Rata Distribution shall deliver to Odyssey an original signed Securities Transfer Form attaching Schedule I to the Distribution Representation Letter to identify each person to whom such entity is distributing Shares (each a “Distributee”) signed by such entity with a medallion signature guarantee pursuant to which such entity making the Pro Rata Distribution transfers its Shares into the names of each Distributee (a form Securities Transfer Form is attached as Exhibit C hereto; please note page 2 of the Securities Transfer Form does not need to be completed).

Following receipt of the above documents properly completed and executed, Odyssey will transfer the Shares into accounts it will create for each Distributee and will email each Distributee an account statement evidencing the issuance of unrestricted Shares to such Distributee.

Are there any fees for selling pursuant to the Prospectus?

You are not subject to any fees for selling the Shares, other than any brokerage fees that may be charged by your broker for executing trades on your behalf and legend removal fees that may be invoiced to your broker by Odyssey. Canopy will pay any rush fees charged by Odyssey in connection with removal of legends in connection with a sale.

Who can I contact with questions about selling or distributing my Shares pursuant to the Prospectus?

Below is contact information for Odyssey in case you have questions about selling or distributing your Shares pursuant to the Prospectus.

Department:	Restrictions
Telephone:	1 (888) 290-1175 – Toll Free Line
Email:	restrictions@odysseytrust.com
Address:	Trader’s Bank Building 702, 67 Yonge Street, Toronto ON M5E 1J8

E-3

Exhibit A

Broker’s Representation Letter

[On Broker’s Letterhead]

[Date]

Odyssey Trust

Company Trader’s

Bank Building 702, 67

Yonge Street, Toronto

ON M5E 1J8

Re:         Canopy Growth Corporation

Ladies and Gentlemen:

In connection with the sale of                             common shares (the “Shares”) of Canopy Growth Corporation (the “Company”) for                             [print name of seller] (“Seller”) through us under the Company’s registration statement on Form S-1 (File No. 333-[•]) filed with the U.S. Securities and Exchange Commission (“SEC”) on [June [•], 2024]1 (the “Registration Statement”) and the related prospectus filed with the SEC pursuant to Rule 424(b)(3) on [June [•], 2024]2 (the “Prospectus”), we hereby advise you that:

3.	We sold the Shares in a brokerage transaction on on behalf of , our client.

4.	We have enclosed a DRS statement of [INSERT CLIENT’S NAME] evidencing the Shares that we sold.

5.	We complied with the delivery requirements in accordance with the provisions of the Registration Statement and the Prospectus.

6.	The Registration Statement was effective at the time of the sale(s).

7.	We would like the shares transferred to us on a [same day/24 hour] rush basis.

Please issue the unrestricted Shares in the name of [NAME OF BROKER OR SELLER] and send the DRS statement for the unrestricted Shares to us via email so the unrestricted Shares can be deposited electronically through the DTC/CDS system. Our email address is [•].

1 Replace with the date of any applicable additional registration statement filed pursuant to the Registration Rights Agreement.

2 Replace with the date of any applicable additional registration statement filed pursuant to the Registration Rights Agreement.

Sincerely,

(Print Name of Firm)

(Signature of Authorized Representative)

(Print Name and Capacity of Signer)

(Telephone Number)

Exhibit B

Distribution Representation Letter

Odyssey Trust Company

Trader’s Bank Building 702, 67

Yonge Street, Toronto

ON M5E 1J8

Re: Canopy Growth Corporation

Ladies and Gentlemen:

The undersigned entity (the “Entity”) is distributing an aggregate of _ common shares (the “Shares”) of Canopy Growth Corporation (the “Company”) to the persons set forth on Schedule I hereto (the “Distributees”) under the Company’s registration statement on Form S-1 (File No. 333- [•]) filed with the U.S. Securities and Exchange Commission (“SEC”) on [June [•], 2024]3 (the “Registration Statement”) and the related prospectus filed with the SEC pursuant to Rule 424(b)(3) on [June [•], 2024]4 (the “Distribution”). In connection with the Distribution, the Entity represents and warrants:

1.	The Entity is a [•][5] [•][6];

2.	There are no liens on any of the Shares;

3.	The Distribution is being made in-kind, on a pro rata basis to the Entity’s members, partners or stockholders and otherwise in accordance with the Plan of Distribution section set forth in the Registration Statement;

4.	The Distributees are not paying any consideration for the Shares;

5.	The Distribution is being made in accordance with the terms of the Entity’s [limited liability company agreement/limited partnership agreement/charter and bylaws]; and

6.	None of the Distributees are affiliates (as such term is defined in Rule 144(a) under the Securities Act of 1933, as amended) of the Company.

[Remainder of the page intentionally left blank.]

3 Replace with the date of any applicable additional registration statement filed pursuant to the Registration Rights Agreement.

4 Replace with the date of any applicable additional registration statement filed pursuant to the Registration Rights Agreement.

5 State jurisdiction of formation (e.g., Delaware, New York, Cayman Islands, etc.).

6 State the type of entity (e.g., limited liability company, limited partnership, corporation, etc.)

Sincerely,

(Print Name of Entity)

(Signature of Authorized Representative of Entity)

(Print Name and Capacity of Signer)

(Telephone Number)

Schedule I

Information Regarding Distributees

Name	Number of Shares	Address	Telephone Number	Email

Exhibit C

Securities Transfer Form

Clear Form Print

SECURITIES TRANSFER FORM

(IRREVOCABLE STOCK POWER OF ATTORNEY)

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

Name of Transferee (new Securityholder) * if multiple transferees, indicate see attached letter and provide instructions on a letter

Mailing Address of
Transferee

City, Prov/State, Postal Code, Country of Transferee	Email Address of Transferee*

registered in the names(s) of:
Number of Securities to be Transferred	Class or Type of Securities to be Transferred

Name of Transferor (Current Registration on Certificate or DRS)

on the books of

Name of Issuer (on
Certificate or DRS)

represented by		and hereby irrevocably
Certificate Number if applicable - otherwise leave blank

constitutes and appoints Odyssey Trust Company as the attorney of the undersigned to transfer the said securities with full power of substitution in this matter.

Dated:

Signature/Medallion Guaranteed by:	Signature(s) of securityholder(s):
Place Stamp in this Box

To verify the signature guarantee, please include the full name or a business card of the signatory from the Schedule I banking institution.

The signature of this assignment must correspond with the name as written upon the face of the attached securities certificate or DRS statement/advice in every particular without alteration or enlargement, or any change whatsoever, and must be signature guaranteed by a member of a recognized Medallion Signature Guarantee Program (STAMP, SEMP or MSP) or a Canadian Schedule I bank (BNS, RBC or TD only). Where the signature guarantee is from a Schedule I bank, if the securities are registered in the name of a corporation, limited company or sole proprietorship, a current resolution of the directors must be provided confirming the authorized signing officer(s); other legal entities must provide proof of authority to sign. To verify the signature guarantee, please include the full name or a business card of the signatory from the Schedule I banking institution.

PRIVACY NOTICE: At Odyssey Trust Company, we take your privacy seriously. When providing services to you, we receive non-public, personal information about you. We receive this information through transactions we perform for you or an issuer in which you hold securities, from enrolment forms and through other communications with you. We may also receive information about you by virtue of your transactions with affiliates of Odyssey Trust Company or other parties. This information may include your name, social insurance number, securities ownership information and other financial information. With respect to both current and former customers, Odyssey Trust Company does not share non-public personal information with any non-affiliated third party except as necessary to process a transaction, service your account or as permitted by law. Our affiliates and outside service providers with whom we share information are legally bound not to disclose the information in any manner, unless permitted by law or other governmental process. We strive to restrict access to your personal information to those employees who need to know the information to provide our services to you, and we maintain physical, electronic and procedural safeguards to protect your personal information. Odyssey Trust Company realizes that you entrust us with confidential personal and financial information and we take that trust very seriously. By providing your personal information to us and signing this form, we will assume, unless we hear from you to the contrary, that you have consented and are consenting to this use and disclosure. A complete copy of our Privacy Code may be accessed at www.odysseytrust.com, or you may request a copy in writing Attn: Chief Privacy Officer, Odyssey Trust Company at 350 – 409 Granville St, Vancouver, BC, V6C 1T2.

* By providing your email address you consent to the electronic delivery of future securityholder mailings from the Issuer. Should you wish to revoke this consent you can do so in writing at any time the address above.

Transfers to US Residents or US

Taxpayers Cost Basis

Information Required

If a securities transfer request involves a transfer to one or more US residents or US taxpayers, we require additional information about the transfer. Where no information is provided, we are required to treat the transfer as a gift and will reflect this information on the securities issued as at the date we receive the transfer request.

Please indicate the reason for the transfer below and provide the cost basis information that we are required to maintain in accordance with IRS Regulations. The completed form must be submitted with the transfer request:

☐    This transfer is a Gift.

Date of Gift
Fair Market Value	USD

☐    This transfer is an Inheritance due to the death of the registered owner.

Date of Death
Valuation of Shares	USD

☐    This transfer is a Private Sale.

Acquisition Date
Purchase Price	USD

Brokerage firms and other financial institutions that are submitting a request:

1.	To deposit securities of a US resident or US taxpayer are reminded to provide a Transfer Control Number and Holder Account Number that we can reference when providing the cost basis information for the securities being deposited within 15 days of the transfer; OR

2.	To withdraw securities are reminded to provide the cost basis information if the new securityholder is a US resident or US taxpayer so that we can maintain this information on our records and pass it on as required.

If transfer is no change in beneficial ownership, please certify as such, and cost basis will be handled accordingly.

EXHIBIT E

Tax Matters

Backup Withholding Tax

Under U.S. federal income tax law, an Exchanging Investor who exchanges Existing Notes generally must provide such Exchanging Investor’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or an Exchanging Investor’s employer identification number. If the correct TIN is not provided, the Exchanging Investor may be subject to a US$50 penalty imposed by the IRS. In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 24% of the payment). If an Exchanging Investor is required to provide a TIN but does not have the TIN, the Exchanging Investor should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. Non-U.S. Holders generally may establish their status as exempt recipients from backup withholding by submitting a properly completed applicable IRS Form W-8 (available from the Company or the IRS at www.irs.gov), signed, under penalties of perjury, attesting to such Exchanging Investor’s exempt foreign status. U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS. The Exchanging Investors are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

Portfolio Interest Exemption (for Exchanging Investors That Are Not U.S. Persons for U.S. Federal Income Tax Purposes)

Under U.S. federal income tax law, an Exchanging Investor that exchanges Existing Notes and is otherwise not eligible to provide an IRS Form W-9 must claim an exemption from U.S. withholding tax on payments or deliveries attributable to accrued and unpaid interest. Any Exchanging Investor that claims such an exemption under the so-called “portfolio interest exemption” is hereby deemed to represent and certify (along with the providing the applicable IRS Form W-8BEN or W-8BEN-E). However, if the Exchanging Investor is an intermediary, a foreign partnership or other flow-through entity, then the following adjustments will be made:

A.	The following representation will be provided as applied to the Exchanging Investor:

•	record ownership under Clause I.

B.	The following representations will be provided as applied to the partners, members or beneficial owners claiming the portfolio interest exemption:

•	beneficial ownership under Clause I,

•	the status in Clause III, and

E-1

•	the status in Clause IV.

C.	The following representation will be provided as applied to the Exchanging Investor as well as the partners, members:

I.	It is the sole record and beneficial owner of the Existing Notes in respect of which it is providing this certification.

II.	It is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code).

III.	It is not a “10-percent shareholder” of the Company (within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code).

IV.	It is not a “controlled foreign corporation” (as such term is defined in Section 881(c)(3)(C) of the Code) related to the Company (within the meaning of Section 864(d)(4) of the Code).

E-2

Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May [•], 2024, between Canopy Growth Corporation, a corporation governed by the federal laws of Canada (the “Company”), and [•], a [•] (the “Investor”).

This Agreement is made pursuant to the Exchange and Subscription Agreement, dated as of May [•], 2024, between the Company and the Investor (the “Exchange and Subscription Agreement”).

The Company and the Investors hereby agree as follows:

1.	Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Exchange and Subscription Agreement shall have the meanings given to such terms in the Exchange and Subscription Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(b).

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the Company shall cause the Initial Registration Statement to become effective under the 1933 Act within 75 days (the “Effectiveness Deadline”), and with respect to any additional Registration Statements which may be required pursuant to Section 2(c), the 5th Trading Day following the date the staff of the SEC informs the Company that it is not going to review the additional Registration Statement (or, in the event of a “full review” by the Commission, as soon as reasonably practicable after the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the staff of the SEC that one or more of the above Registration Statements is no longer subject to further review and comment by the staff of the SEC, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Filing Date” means, with respect to the Initial Registration Statement, as soon as reasonably practicable following the filing by the Company of its Annual Report on Form 10-K for the Company’s fiscal year ended March 31, 2024, but in no event later than forty- five (45) days after the Closing Date, and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c), the earliest practicable date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Liquidated Damages” shall have the meaning set forth in Section 2(f).

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the SEC pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all Underlying Shares issued and issuable, in each case, to the Investor upon the conversion of the Debentures issued on the Closing Date , (b) all Warrant Shares then issued and issuable to the Investor, in each case upon exercise of the Warrants issued on the Closing Date (the “Warrant Shares”), (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders, and the Company or counsel to the Company has provided an instruction letter/opinion to the Transfer Agent to remove all restrictive legends on all Registrable Securities and all such legends under the Securities Act have been removed. Notwithstanding the foregoing, each Investor acknowledges that the Company is an issuer described in Rule 144(i)(1)(ii) under the Securities Act, and the Registrable Securities will no longer be Registrable Securities if, in connection with the Company’s efforts to remove the legends from the Registrable Securities in accordance with the immediately preceding clause (c) of this definition of Registrable Securities, the Company provides the Investors with notice of its request that the Investors provide a duly executed Legend Removal Certificate in the form attached hereto as Annex A (a “Legend Removal Certificate”), and the Investors do not provide a duly executed Legend Removal Certificate within three Trading Days from receiving notice of such request.

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“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Selling Securityholder Questionnaire” shall have the meaning set forth in Section 3(a).

“SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act.

2.	Shelf Registration.

(a)            On or prior to each Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3ASR (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3ASR, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(d)) and shall contain (unless otherwise directed by at least 85% in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex B and substantially the “Selling Securityholder” section attached hereto as Annex C, in each case, subject to any comments from the staff of the SEC requiring changes to the Plan of Distribution or Selling Securityholder section of the Prospectus; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to cause a Registration Statement filed under this Agreement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Deadline, and shall use commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities cease to be Registrable Securities (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 4:00 p.m. (New York City time) or as soon thereafter as is practicable on a Trading Day. The Company shall immediately notify the Holders via e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company is notified of such effectiveness by the staff of the SEC. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the SEC as required by Rule 424.

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(b)            Notwithstanding the registration obligations set forth in Section 2(a), if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(d); provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Securities Act Rules Compliance and Disclosure Interpretation 612.09.

(c)            Notwithstanding any other provision of this Agreement, if the SEC or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.	First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities;

b.	Second, the Company shall reduce Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders); and

c.	Third, the Company shall reduce Registrable Securities represented by Underlying Shares (applied, in the case that some Underlying Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Underlying Shares held by such Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least three (3) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its reasonable best efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

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(d)            If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall, to the extent permitted by SEC Guidance, maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(e)            Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as an “underwriter” without the prior written consent of such Holder; provided, however, the Company shall not be required to pay Liquidated Damages in the event the Initial Registration Statement is not effective because the a Holder refuses to be named as an “underwriter”.

(f)             In the event the Initial Registration Statement is not declared effective (or automatically effective in the case of a Form S-3ASR) by the Effectiveness Deadline, the Company shall pay the Investor an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1% of the aggregate principal amount of the Debentures. In addition, for each 30-day period after the Effectiveness Deadline that the Initial Registration Statement has not become effective, the Company shall pay the Investor an amount in cash, as Liquidated Damages, equal to 2% of the aggregate principal amount of the Debentures (pro-rated for any portion of such 30-day period). Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to file a Registration Statement and no Liquidated Damages shall accrue if the Company is not able to file a Registration Statement solely because of the Investor’s failure to provide the information required to be provided in the Selling Securityholder Questionnaire.

3.	Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           Not less than forty-eight (48) hours prior to the filing of each Registration Statement and not less than twenty-four (24) hours prior to the filing of any related Prospectus or any amendment or supplement thereto (other than any prospectus supplement filed to update a Prospectus with filings the Company makes pursuant to Section 13 and 15(d) of the Exchange Act), the Company shall furnish to each Holder copies of all such documents proposed to be filed, which will be subject to the review of such Holders. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith (as determined in the sole discretion of the Company), provided that, the Company is notified of such objection in writing no later than twenty-four (24) hours after the Holders have been so furnished copies of a Registration Statement or one twenty-four (24) hours after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex D (a “Selling Securityholder Questionnaire”) on a date that is not less than one (1) Trading Day prior to the Filing Date.

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(b)            (i) Prepare and file with the SEC such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the SEC relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non- public information regarding the Company or any of its Subsidiaries or that does not relate to the offering or the Registrable Securities), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the 1934 Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement, as so amended, or in such Prospectus, as so supplemented.

(c)            Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries, and the Company agrees that the Holders shall not have any duty of confidentiality to the Company or any of its Subsidiaries and shall not have any duty to the Company or any of its Subsidiaries not to trade on the basis of such information.

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(d)            Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)            Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(f)            Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).

(g)            Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h)            If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent the Holder complies with the Share Transfer Memorandum attached hereto as Annex E (the “Share Transfer Memorandum”), of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

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(i)             Upon the occurrence of any event contemplated by Section 3(c)(iii)-(vi), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(j)             Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the 1934 Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(k)            The Company shall use its reasonable best efforts to become eligible to use Form S-3 (or any successor form thereto) and, if eligible to use Form S-3 (or any successor form thereto), the Company shall use its reasonable best efforts to maintain such eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(l)             The Company may require each selling Holder to furnish to the Company a certified statement as to the number of Common Shares beneficially owned by such Holder and, if required by the SEC, the natural persons thereof that have voting and dispositive control over the shares.

4.              Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any Trading Market on which the Common Shares are then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

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5.	Indemnification.

(a)            Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Shares), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the 1934 Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex B hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(b). The Company shall notify the Holders promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(e).

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(b)            Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the 1934 Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus, (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Securityholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex B hereto for this purpose), such Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)- (vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(b). In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)            Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it that such failure shall have materially and adversely prejudiced the Indemnifying Party.

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An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding, or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d)            Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.	Miscellaneous.

(a)            Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)            Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(c)            Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 50.1% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Warrants), provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(c). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

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(d)            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Exchange and Subscription Agreement.

(e)            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities.

(f)             No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(g)            Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(h)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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(i)             Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(j)             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)            Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l)             Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CANOPY GROWTH CORPORATION

By:
Name:
Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO CGC RRA]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

[SIGNATURE PAGES CONTINUE]

Annex A

LEGEND REMOVAL CERTIFICATE

The undersigned shareholder (the “Shareholder”) of CANOPY GROWTH CORPORATION, a corporation organized and existing under the Canada Business Corporations Act (the “Company”), is delivering this certificate to the Company in connection with the Shareholder’s request to remove the transfer restriction legends under the Securities Act of 1933, as amended (the “Securities Act”), from certificates or book-entry notations issued in the Shareholder’s name with respect to the number of common shares, no par value, of the Company set forth on Schedule I hereto (the “Shares”).

A.	The Shareholder hereby represents and warrants to the Company that the Shareholder is not currently an affiliate of the Company, as that term is defined in paragraph (a)(1) of Rule 144 promulgated under the Securities Act (“Rule 144”), and has not been an affiliate of the Company for a period of three months prior to the date hereof.

B.	The Shareholder acquired and fully paid for the above securities at least one year ago, or acquired the securities from a non-affiliate of the Company, who acquired and fully paid for the securities at least one year ago, with such time periods being computed in accordance with paragraph (d) of Rule 144 and interpretations of the Division of Corporation Finance of the Securities and Exchange Commission thereunder.

C.	The Shareholder hereby represents and warrants to the Company that the Shareholder is sophisticated in financial matters and is familiar with the registration requirements under the Securities Act. If the Shareholder is an investment fund, the Shareholder’s chief compliance officer (or the chief compliance officer of the general partner, manager or other entity which manages the Shareholder) has reviewed this certificate and is aware that the Shareholder will be executing and delivering this certificate to the Company and undertaking the obligations set forth herein.

D.	The Shareholder acknowledges that the Company is formerly a “special purpose acquisition corporation” and therefore an issuer described in subsection (i)(1)(ii) of Rule 144.

E.	The Shareholder did not originally acquire the Shares with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

F.	If the Shareholder is an investment fund, the Shareholder has established and maintains adequate controls and procedures to ensure that the Shares are transferred and/or sold only pursuant to: (i) an effective resale registration statement under the Securities Act registering the Shareholder’s resale of the Shares, which includes a prospectus that is current, and in the manner contemplated by such registration statement, including the “Plan of Distribution” contained therein or (ii) an exemption from the registration requirements of the Securities Act. Such controls include, but are not limited to, procedures designed to identify, segregate, and control the Shares. Such controls and procedures are effective in all material respects to perform the functions for which they were established.

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G.	The Shareholder hereby covenants that:

1.	The Shareholder will transfer the Shares only:

(a)	pursuant to an effective resale registration statement under the Securities Act registering the Shareholder’s resale of the Shares, which includes a prospectus that is current, and in the manner contemplated by such registration statement, including the “Plan of Distribution” contained therein, provided that the Shareholder has not received oral or written notice from the Company that use ofthe prospectus is suspended or that the prospectus otherwise may not, at such time, be used for transfers of the Shares; or

(b)	in accordance with Rule 144, including the requirement of subsection (i)(2) of Rule 144 that the Company: (i) be then subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) has filed all reports and other materials required to be filed by Section 13 or 15(d) of such Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; or

(c)	pursuant to another exemption from the registration requirementsof the Securities Act, provided that the Shareholder provides the Company with advance notice of such transfer and an opinion of counsel reasonably acceptable to the Company that the proposed transfer is exempt from the registration requirements of the Securities Act.

2.	The Shareholder acknowledges and agrees that the Company is under no obligation to provide oral or written notice to the Shareholder regarding the availability of an exemption from registration pursuant to Rule 144, and the Shareholder shall be responsible for ensuring that any proposed transfers of the Shares in reliance upon Rule 144 comply with Rule 144, including without limitation subsection (i)(2) thereof. The Shareholder further acknowledges and agrees that Rule 144 may not be available as an exemption from registrationfor future transfers of Shares.

3.	The Shareholder will provide the Company with any update to the Shareholder’s contact information set forth on the signature page hereof for purposes of any notification to be delivered to the Shareholder relating hereto.

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H.	The Shareholder agrees that, in connection with the matters described above, the Company, Paul Hastings LLP, its legal counsel, and Odyssey Trust Company, its transfer agent, may rely upon the statements, representations and warranties made herein, as if this certificate had been addressed to them, (i) with respect to Paul Hastings LLP, for purposes of preparing and delivering any legal opinion(s) required in connection with the removal of the transfer restriction legends from the Shares, and, (ii) with respect to Odyssey Trust Company, in connection with the removal of the transfer restriction legends from the Shares.

[Signature page follows]

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Very truly yours,

Name of Shareholder:

Signature:

Name of Signatory:

Title of Signatory:

Date:

Contact Name No. 1:

Phone Number:

Email:

Contact Name No. 2:

Phone Number:

Email:

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Schedule I

Entity/Individual Legal Name	Registration Name	Tax Identification Number	Number of Shares	Share Certificate or Book Entry Information

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Annex B

Plan of Distribution

We are registering the Shares to permit the resale of the Shares by the holder thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholder of the Shares. We will bear all costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus.

The Selling Securityholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of Shares. These sales may be effected in transactions, which may involve cross or block transactions. The Selling Securityholder may use one or more of the following methods when disposing of the Shares or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales;

•	through the distribution of the Shares by the Selling Securityholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	in sales pursuant to Rule 144 under the Securities Act;

•	whereby broker-dealers may agree with the Selling Securityholder to sell a specified number of such Shares at a stipulated price per share;

•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

If the Selling Securityholder effects such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Securityholder may also sell the Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed Common Shares in connection with such short sales. The Selling Securityholder may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.

The Selling Securityholder may pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act by amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as a Selling Securityholder under this prospectus. Each Selling Securityholder also may transfer and donate the Shares owned by it in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholder and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Securityholder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states of the United States, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states of the United States, the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The aggregate proceeds to the Selling Securityholder from the sale of the Shares offered will be the purchase price of the Shares less discounts or commissions, if any. The Selling Securityholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. There can be no assurance that the Selling Securityholder will sell any or all of the Shares registered hereunder.

The Selling Securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

We will pay all expenses of the registration of the Shares pursuant to the Subscription Agreements, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the Selling Securityholder will pay all underwriting fees, discounts or commissions attributable to the sale of the Shares and any legal fees and expenses of counsel to the Selling Securityholder. We may be indemnified by the Selling Securityholder against certain liabilities, including certain liabilities under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by the Selling Securityholder specifically for use in this prospectus.

Once sold hereunder, the Shares will be freely tradable in the hands of persons, other than our affiliates.

Annex C

SELLING SECURITYHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Securityholder” includes the selling securityholder listed below and donees, pledgees, permitted transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling securityholder as a gift, pledge or other non-sale related transfer.

On May [•], 2024, we entered into an Exchange and Subscription Agreement (the “Exchange and Subscription Agreement”) with the Selling Securityholders. Pursuant to the Exchange and Subscription Agreement, the Company issued to the Selling Securityholder $[•] in principal amount of Debentures and Warrants to purchase [•] Shares in exchange for $[•] in principal amount of notes held by the Selling Securityholder and a cash payment to the Company by the Selling Securityholder of $[•] in a private placement (the “Private Placement”).

We have prepared this prospectus to allow the Selling Securityholder or its successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to [•] Shares. On May  [•], 2024, in connection with the Private Placement, we entered into a registration rights agreement with the Selling Securityholders, pursuant to which we agreed to register the resale of the Shares. The Debentures and Warrants , were issued by the Company in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.

The Shares to be offered by the Selling Securityholders pursuant to this prospectus are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Securityholders the opportunity to sell the Shares publicly. The registration of the Shares does not require that any of the Shares be offered or sold by the Selling Securityholders.

No estimate can be given as to the amount or percentage of Common Shares that will be held by the Selling Securityholders after any sales of Shares are made pursuant to this prospectus because the Selling Securityholders are not required to sell any of the Shares being registered hereunder. The table below assumes that the Selling Securityholders will sell all of the Shares listed in this prospectus and that they do not purchase additional Common Shares.

Unless otherwise indicated in the footnotes to the table below, the Selling Securityholders have not had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared the table below based on written representations and information furnished to us by or on behalf of the Selling Securityholders. Since the date on which the Selling Securityholders provided this information, the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of the Common Shares in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes to the table below, we believe that (1) the Selling Securityholders are not broker-dealers or affiliates of a broker-dealer, (2) the Selling Securityholders do not have direct or indirect agreements or understandings with any person to distribute its respective Shares, and (3) the Selling Securityholders have sole voting and investment power with respect to all Shares beneficially owned. To the extent any Selling Securityholder is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Securityholders may change over time. Any changed information will be set forth in amendments or supplements to this prospectus, if required.

C-1

Under the terms of the warrants, a Selling Securityholder may not exercise the warrants to the extent such exercise would cause such Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of Common Shares which would exceed 4.99% (the “Maximum Percentage”) of our then outstanding Common Shares following such exercise, excluding for purposes of such determination Common Shares issuable upon exercise of such warrants which have not been exercised. The number of Shares in the second and fourth columns do not reflect this limitation. The Selling Securityholders may sell all, some or none of their Shares in this offering. See “Plan of Distribution.”

The following table sets forth information with respect to the beneficial ownership of our Common Shares held, as of May [•], 2024, by the Selling Securityholders and the number of Shares being offered hereby and information with respect to Common Shares to be beneficially owned by the Selling Securityholders after completion of this offering. The percentages in the following table reflect the Common Shares beneficially owned by the Selling Securityholders as a percentage of the total number of Common Shares outstanding as of May [•], 2024. As of such date, [•] Common Shares were outstanding.

	Total Number of Common Shares Beneficially Owned Prior to the Offering(1)		Maximum Number of Common Shares that may be Offered Pursuant	Common Shares Beneficially Owned After this Offering(1)(2)
Name	Number	Percentage	to this Prospectus	Number	Percentage
[•](3)
[•](4)

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, Common Shares subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days (of May [•], 2024) are deemed outstanding. Common Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Assumes that the Selling Securityholders dispose of all of the Common Shares covered by this prospectus and do not acquire beneficial ownership of any additional Common Shares. The registration of these Common Shares does not necessarily mean that the Selling Securityholders will sell all or any portion of the Common Shares covered by this prospectus.

(3)	Consists of [•].

(4)	Consists of [•].

C-2

Annex D

CANOPY GROWTH CORPORATION

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common shares (the “Registrable Securities”) of Canopy Growth Corporation, a corporation governed by the federal laws of Canada (the “Company”), understands that the Company has filed or intends to file with the SEC a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is originally annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person(s) (which means a/the natural person(s) who directly or indirectly alone or with others has/have power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:

E-Mail:

Contact Person and Title:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐  No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐  No ☐

Note: If “no” to Section 3(b), the SEC’s staff has indicated that you should be identified as an “underwriter” in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐  No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐  No ☐

Note: If “no” to Section 3(d), the SEC’s staff has indicated that you should be identified as an “underwriter” in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Exchange and Subscription Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Securityholder:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.	Reliance on Responses. The undersigned acknowledges and agrees that the Company and its legal counsel shall be entitled to rely on its responses in this Questionnaire in all matters pertaining to the Registration Statement and the sale of any Registrable Securities pursuant to the Registration Statement.

The undersigned hereby acknowledges and is advised of the Securities Act Sections Compliance and Disclosure Interpretation 239.10 of the Division of Corporation Finance of the SEC regarding short selling:

An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock "against the box" and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

If the Company is required to file a new or additional registration statement to register Registrable Securities beneficially owned by the Selling Securityholder, the undersigned hereby agrees to complete and return to the Company, upon the request of the Company, a new Questionnaire (in a form substantially similar to this Questionnaire).

By signing below, the undersigned represents that the information provided herein is accurate and complete. The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or the undersigned’s affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

Annex E

To:	Persons Receiving Restricted Canopy Growth Corporation Common Shares Pursuant to the Conversion of Debentures and the Exercise of Warrants Issued Pursuant to the Exchange and Subscription Agreement Dated May [•], 2024

Re:	Process for Selling Restricted Common Shares

Date: May [•], 2024

This memorandum is being sent to certain persons (the “Sellers” or “you”) that received restricted Debentures convertible into common shares (the “Underlying Shares”) of Canopy Growth Corporation (“Canopy”) and warrants (the “Warrants”) to purchase restricted common shares (the “Warrant Shares” and, together with the Underlying Shares, the “Shares”) pursuant to that certain Exchange and Subscription Agreement, Dated May [•] 2024 (the “Agreement”).

In accordance with the Agreement and a related Registration Rights Agreement, dated May [•], 2024, between Canopy and each of the Sellers (the “Registration Rights Agreement”), Canopy will file with the Securities and Exchange Commission (the “SEC”) a registration statement registering the resale of all of the restricted Shares that will or may be received by the Sellers (the “Registration Statement”) and a related prospectus (the “Prospectus”).

This memorandum is intended to provide answers to questions about the process for (i) selling the restricted Shares pursuant to the Registration Statement and the Prospectus or (ii) an entity to make a pro rata in-kind distribution of Shares to its members, partners or other shareholders as described in the Plan of Distribution contained in the Prospectus (a “Pro-Rata Distribution”).

What evidence is there to indicate my ownership of my restricted Shares?

On or shortly after the issuance of Shares pursuant to the Debentures or the Warrants, Canopy’s transfer agent, Odyssey Trust Company (“Odyssey”), will issue an account statement to you, which will be sent to you via email. The account statement will include the legal name under which the restricted Shares were issued, your contact address, your account number at Odyssey and the number of restricted Shares issued to you in “book entry” (i.e., electronic) form on the books of Canopy at Odyssey. Although the restricted Shares will be held at Odyssey, you will be the legal and registered owner of such restricted Shares.

When you receive your account statement, please advise Canopy of any errors in the information included in your account statement so that a corrected statement can be generated for you.

Are my restricted Shares subject to a contractual “lock-up period” during which they cannot be sold?

No, your restricted Shares are not subject to contractual lock-up restrictions.

When may I sell or when may an entity make a Pro-Rata Distribution of my restricted Shares?

You may sell or an entity may make a Pro-Rata Distribution of restricted Shares pursuant to the Registration Statement and the Prospectus after the SEC declares the Registration Statement effective and Canopy files the final Prospectus with the SEC (provided the Registration Statement remains effective at the time of sale).

Can I transfer my restricted Shares to my brokerage account?

For a period of at least one year after the date of issuance of Shares pursuant to the Agreements (the “Issuance Date”), you will not be able to transfer your restricted Shares to your brokerage account or otherwise, other than in connection with a sale of such restricted Shares pursuant to the Prospectus or a sale pursuant to Rule 144 promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), see “How do I sell my restricted Shares held in book entry form at Odyssey?”

One year after the Issuance Date, assuming you are not an affiliate of Canopy and you provide Canopy with an executed Legend Removal Certificate (as such term is defined in the Registration Rights Agreement), Canopy will work with Odyssey to remove the restrictive legend from the Shares.

How do I sell my restricted Shares held in book entry form at Odyssey?

Once the SEC declares the Registration Statement effective and Canopy files the final Prospectus, assuming the use of the Registration Statement or the Prospectus has not been suspended pursuant to the terms of the Registration Rights Agreement, you may sell your restricted Shares at any time by completing the following steps (in order):

1.	Your broker executes a sale for the number of restricted Shares you wish to sell (which sale will be covered by unrestricted Shares obtained as set forth below); and

2.	Your broker delivers to Odyssey (i) an original signed representation letter from the broker stating which securities are being sold (an example of this letter is attached hereto as Exhibit A, although your broker may have its own form) and (ii) a DRS statement evidencing the Shares being sold by Seller.

Following receipt of the above documents properly completed and executed, Odyssey will remove the restriction from the Shares being sold and forward the DRS statement representing the unrestricted Shares to your broker. Your broker will then deposit these Shares electronically through the DTC/CDS system. In order for your broker to receive the unrestricted Shares in time to settle the sale of the Shares, the Broker should request the issuance of the Shares on a “rush” basis. Any rush fees shall be paid by Canopy.

How does an entity make a pro rata in-kind distribution of Shares to its members, partners or stockholders pursuant to the Registration Statement?

Once the SEC declares the Registration Statement effective and Canopy files the final Prospectus, assuming the use of the Registration Statement or the Prospectus has not been suspended pursuant to the terms of the Registration Rights Agreement, a Seller that is an entity may make a Pro-Rata Distribution by completing the following steps:

1.	The entity making the Pro-Rata Distribution shall deliver to Odyssey an original signed representation letter substantially in the form set forth in, and providing the information required by, the letter attached hereto as Exhibit B (the “Distribution Representation Letter”).

2.	The entity making the Pro-Rata Distribution shall deliver to Odyssey an original signed Securities Transfer Form attaching Schedule I to the Distribution Representation Letter to identify each person to whom such entity is distributing Shares (each a “Distributee”) signed by such entity with a medallion signature guarantee pursuant to which such entity making the Pro Rata Distribution transfers its Shares into the names of each Distributee (a form Securities Transfer Form is attached as Exhibit C hereto; please note page 2 of the Securities Transfer Form does not need to be completed).

Following receipt of the above documents properly completed and executed, Odyssey will transfer the Shares into accounts it will create for each Distributee and will email each Distributee an account statement evidencing the issuance of unrestricted Shares to such Distributee.

Are there any fees for selling pursuant to the Prospectus?

You are not subject to any fees for selling the Shares, other than any brokerage fees that may be charged by your broker for executing trades on your behalf and legend removal fees that may be invoiced to your broker by Odyssey. Canopy will pay any rush fees charged by Odyssey in connection with removal of legends in connection with a sale.

Who can I contact with questions about selling or distributing my Shares pursuant to the Prospectus?

Below is contact information for Odyssey in case you have questions about selling or distributing your Shares pursuant to the Prospectus.

Department:	Restrictions
Telephone:	1 (888) 290-1175 – Toll Free Line
Email:	restrictions@odysseytrust.com
Address:	Trader’s Bank Building 702, 67 Yonge Street, Toronto ON M5E 1J8

Exhibit A

Broker’s Representation Letter

[On Broker’s Letterhead]

[Date]

Odyssey Trust

Company Trader’s

Bank Building 702, 67

Yonge Street, Toronto

ON M5E 1J8

Re:         Canopy Growth Corporation

Ladies and Gentlemen:

In connection with the sale of                             common shares (the “Shares”) of Canopy Growth Corporation (the “Company”) for                             [print name of seller] (“Seller”) through us under the Company’s registration statement on Form S-1 (File No. 333-[•]) filed with the U.S. Securities and Exchange Commission (“SEC”) on [June [•], 2024]1 (the “Registration Statement”) and the related prospectus filed with the SEC pursuant to Rule 424(b)(3) on [June [•], 2024]2 (the “Prospectus”), we hereby advise you that:

3.	We sold the Shares in a brokerage transaction on on behalf of , our client.

4.	We have enclosed a DRS statement of [INSERT CLIENT’S NAME] evidencing the Shares that we sold.

5.	We complied with the delivery requirements in accordance with the provisions of the Registration Statement and the Prospectus.

6.	The Registration Statement was effective at the time of the sale(s).

7.	We would like the shares transferred to us on a [same day/24 hour] rush basis.

Please issue the unrestricted Shares in the name of [NAME OF BROKER OR SELLER] and send the DRS statement for the unrestricted Shares to us via email so the unrestricted Shares can be deposited electronically through the DTC/CDS system. Our email address is [•].

1 Replace with the date of any applicable additional registration statement filed pursuant to the Registration Rights Agreement.

2 Replace with the date of any applicable additional registration statement filed pursuant to the Registration Rights Agreement.

Sincerely,

(Print Name of Firm)

(Signature of Authorized Representative)

(Print Name and Capacity of Signer)

(Telephone Number)

Exhibit B

Distribution Representation Letter

Odyssey Trust Company

Trader’s Bank Building 702, 67

Yonge Street, Toronto

ON M5E 1J8

Re: Canopy Growth Corporation

Ladies and Gentlemen:

The undersigned entity (the “Entity”) is distributing an aggregate of _ common shares (the “Shares”) of Canopy Growth Corporation (the “Company”) to the persons set forth on Schedule I hereto (the “Distributees”) under the Company’s registration statement on Form S-1 (File No. 333- [•]) filed with the U.S. Securities and Exchange Commission (“SEC”) on [June [•], 2024]3 (the “Registration Statement”) and the related prospectus filed with the SEC pursuant to Rule 424(b)(3) on [June [•], 2024]4 (the “Distribution”). In connection with the Distribution, the Entity represents and warrants:

1.	The Entity is a [•][5] [•][6];

2.	There are no liens on any of the Shares;

3.	The Distribution is being made in-kind, on a pro rata basis to the Entity’s members, partners or stockholders and otherwise in accordance with the Plan of Distribution section set forth in the Registration Statement;

4.	The Distributees are not paying any consideration for the Shares;

5.	The Distribution is being made in accordance with the terms of the Entity’s [limited liability company agreement/limited partnership agreement/charter and bylaws]; and

6.	None of the Distributees are affiliates (as such term is defined in Rule 144(a) under the Securities Act of 1933, as amended) of the Company.

[Remainder of the page intentionally left blank.]

3 Replace with the date of any applicable additional registration statement filed pursuant to the Registration Rights Agreement.

4 Replace with the date of any applicable additional registration statement filed pursuant to the Registration Rights Agreement.

5 State jurisdiction of formation (e.g., Delaware, New York, Cayman Islands, etc.).

6 State the type of entity (e.g., limited liability company, limited partnership, corporation, etc.)

Sincerely,

(Print Name of Entity)

(Signature of Authorized Representative of Entity)

(Print Name and Capacity of Signer)

(Telephone Number)

Schedule I

Information Regarding Distributees

Name	Number of Shares	Address	Telephone Number	Email

Exhibit C

Securities Transfer Form

Clear Form Print

SECURITIES TRANSFER FORM

(IRREVOCABLE STOCK POWER OF ATTORNEY)

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

Name of Transferee (new Securityholder) * if multiple transferees, indicate see attached letter and provide instructions on a letter

Mailing Address of
Transferee

City, Prov/State, Postal Code, Country of Transferee	Email Address of Transferee*

registered in the names(s) of:
Number of Securities to be Transferred	Class or Type of Securities to be Transferred

Name of Transferor (Current Registration on Certificate or DRS)

on the books of

Name of Issuer (on
Certificate or DRS)

represented by		and hereby irrevocably
Certificate Number if applicable - otherwise leave blank

constitutes and appoints Odyssey Trust Company as the attorney of the undersigned to transfer the said securities with full power of substitution in this matter.

Dated:

Signature/Medallion Guaranteed by:	Signature(s) of securityholder(s):
Place Stamp in this Box

To verify the signature guarantee, please include the full name or a business card of the signatory from the Schedule I banking institution.

The signature of this assignment must correspond with the name as written upon the face of the attached securities certificate or DRS statement/advice in every particular without alteration or enlargement, or any change whatsoever, and must be signature guaranteed by a member of a recognized Medallion Signature Guarantee Program (STAMP, SEMP or MSP) or a Canadian Schedule I bank (BNS, RBC or TD only). Where the signature guarantee is from a Schedule I bank, if the securities are registered in the name of a corporation, limited company or sole proprietorship, a current resolution of the directors must be provided confirming the authorized signing officer(s); other legal entities must provide proof of authority to sign. To verify the signature guarantee, please include the full name or a business card of the signatory from the Schedule I banking institution.

PRIVACY NOTICE: At Odyssey Trust Company, we take your privacy seriously. When providing services to you, we receive non-public, personal information about you. We receive this information through transactions we perform for you or an issuer in which you hold securities, from enrolment forms and through other communications with you. We may also receive information about you by virtue of your transactions with affiliates of Odyssey Trust Company or other parties. This information may include your name, social insurance number, securities ownership information and other financial information. With respect to both current and former customers, Odyssey Trust Company does not share non-public personal information with any non-affiliated third party except as necessary to process a transaction, service your account or as permitted by law. Our affiliates and outside service providers with whom we share information are legally bound not to disclose the information in any manner, unless permitted by law or other governmental process. We strive to restrict access to your personal information to those employees who need to know the information to provide our services to you, and we maintain physical, electronic and procedural safeguards to protect your personal information. Odyssey Trust Company realizes that you entrust us with confidential personal and financial information and we take that trust very seriously. By providing your personal information to us and signing this form, we will assume, unless we hear from you to the contrary, that you have consented and are consenting to this use and disclosure. A complete copy of our Privacy Code may be accessed at www.odysseytrust.com, or you may request a copy in writing Attn: Chief Privacy Officer, Odyssey Trust Company at 350 – 409 Granville St, Vancouver, BC, V6C 1T2.

* By providing your email address you consent to the electronic delivery of future securityholder mailings from the Issuer. Should you wish to revoke this consent you can do so in writing at any time the address above.

Transfers to US Residents or US

Taxpayers Cost Basis

Information Required

If a securities transfer request involves a transfer to one or more US residents or US taxpayers, we require additional information about the transfer. Where no information is provided, we are required to treat the transfer as a gift and will reflect this information on the securities issued as at the date we receive the transfer request.

Please indicate the reason for the transfer below and provide the cost basis information that we are required to maintain in accordance with IRS Regulations. The completed form must be submitted with the transfer request:

☐    This transfer is a Gift.

Date of Gift
Fair Market Value	USD

☐    This transfer is an Inheritance due to the death of the registered owner.

Date of Death
Valuation of Shares	USD

☐    This transfer is a Private Sale.

Acquisition Date
Purchase Price	USD

Brokerage firms and other financial institutions that are submitting a request:

1.	To deposit securities of a US resident or US taxpayer are reminded to provide a Transfer Control Number and Holder Account Number that we can reference when providing the cost basis information for the securities being deposited within 15 days of the transfer; OR

2.	To withdraw securities are reminded to provide the cost basis information if the new securityholder is a US resident or US taxpayer so that we can maintain this information on our records and pass it on as required.

If transfer is no change in beneficial ownership, please certify as such, and cost basis will be handled accordingly.

Exhibit 99.1

Canopy Growth Announces Financing to Further Strengthen Balance Sheet Including Approximately US$50 Million of New Gross Proceeds

C$27.5 Million of Debt Extended from 2025 to 2029 Providing Additional Balance Sheet Flexibility

SMITHS FALLS, ONTARIO (May 3, 2024) – Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX: WEED) (Nasdaq: CGC), today announced that on May 2, 2024, it entered into an exchange and subscription agreement (the “Agreement”) with a single institutional investor (the “Investor”) pursuant to which Canopy Growth is expected to receive gross proceeds of approximately US$50 million and exchange approximately C$27.5 million of existing debt maturing in September 2025 for a new senior unsecured convertible debenture of the Company (the “Convertible Debenture”) maturing five years from the date of issuance thereof (such issuance date being, the “Closing Date”).

Pursuant to the terms of the Agreement, on the Closing Date, the Investor will acquire a Convertible Debenture in an aggregate principal amount equal to C$96,358,375 and the Company will issue to the Investor an additional 3,350,430 common share purchase warrants of the Company (each, a “Warrant”). Each Warrant will entitle the holder to acquire one common share (each, a “Common Share”) of the Company at an exercise price equal to C$16.18 per Common Share for a period of five years from the Closing Date. The Convertible Debenture will bear interest at a rate of 7.50% per annum, payable in semi-annual payments in cash or, at the option of the Company, in Common Shares for the first four semi-annual interest payments after the Closing Date, subject to satisfaction of certain conditions, including the prior approval of the Toronto Stock Exchange (the “TSX”).

The Convertible Debenture will be convertible into Common Shares at the option of the Investor at a conversion price equal to C$14.38 per Common Share, being the Canadian dollar equivalent of the average Nasdaq Official Closing Price of the Common Shares for the five trading days immediately preceding the signing of the Agreement. The Convertible Debenture will be subject to a forced conversion feature upon notice from the Company in the event that the average closing trading price of the Common Shares on the TSX exceeds C$21.57 for a period of 10 consecutive trading days.

The Company does not plan to list the Convertible Debenture or the Warrants on the TSX, NASDAQ, or any other securities exchange or other trading system. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The closing of the offering pursuant to the Agreement is expected to occur during the week of May 6, 2024, subject to customary closing conditions. On the Closing Date, the Company will enter into a registration rights agreement with the Investor pursuant to which the Company will agree to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within 45 days of the Closing Date covering the resale of the Common Shares underlying the Convertible Debenture and the Warrants.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

More Information

Nik Schwenker

Vice President, Communications

media@canopygrowth.com

Investor Contact:

Tyler Burns

Director, Investor Relations

tyler.burns@canopygrowth.com

About Canopy Growth

Canopy Growth is a leading North American cannabis and consumer packaged goods (“CPG”) company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to our consumers, Canopy Growth delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space. Canopy Growth’s CPG portfolio features gourmet wellness products by Martha Stewart CBD, and category defining vaporizer technology made in Germany by Storz & Bickel.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through Canopy USA’s rights to Acreage Holdings, Inc., a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the Northeast, as well as Wana Brands, a leading cannabis edible brand in North America, and Jetty Extracts, a California-based producer of high- quality cannabis extracts and pioneer of clean vape technology.

Beyond its world-class products, Canopy Growth is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment – pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement.

For more information visit www.canopygrowth.com.

References to information included on, or accessible through, our website do not constitute incorporation by reference of the information contained at or available through our website, and you should not consider such information to be part of this news release.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Examples of such statements and uncertainties include statements with respect to the expected closing date of the transaction, including the satisfaction or waiver of the closing conditions set out in the Agreement; expectations regarding the use of proceeds; the expected timing for filing a registration statement with the SEC; and expectations for other economic, business, and/or competitive factors.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including negative operating cash flow; uncertainty of additional financing; use of proceeds; volatility in the price of the Common Shares; expectations regarding future investment, growth and expansion of operations; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets and the impacts of increased rates of inflation; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis; additional dilution; political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and with the SEC through EDGAR at www.sec.gov/edgar, including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended March 31, 2023 and its subsequently filed quarterly reports on Form 10-Q

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.